As filed with the Securities and Exchange Commission on August 22, 2017

Registration No. 333-199383

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Post-Effective Amendment No. 7 To

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMAGINE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	9995	20-2876380
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

136 Madison Avenue, 5th Floor

New York, New York 10016

(212) 563-4141

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Frank J. Drohan, Chief Executive Officer and Chief Financial Officer

Omagine, Inc.

136 Madison Avenue, 5th Floor

New York, New York 10016

(212) 563-4141

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael Ference, Esq.

David Manno, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

(212) 930-9700

(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the United States Securities & Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus (“Prospectus”) is not complete and may be changed. The Selling Stockholder may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED AUGUST 22, 2017

OMAGINE, INC.

3,085,822 Shares of Common Stock

This Prospectus relates to the public offering of up to 3,085,822 shares of Omagine, Inc.’s $0.001 par value per share common stock (the “Common Stock” or “Common Shares”) by YA II PN, Ltd. (p/k/a YA Global Master SPV Ltd.) (“YA”) or any of YA’s pledgees, assignees or successors-in-interest (each a “Selling Stockholder”). The United States Securities and Exchange Commission (“SEC”) may take the view that, under certain circumstances, any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. YA has informed us that it is an “underwriter” within the meaning of the Securities Act. The Selling Stockholder may sell Common Shares from time to time in the principal market on which the Registrant’s Common Stock is quoted and traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of those Common Shares being sold by the Selling Stockholder. We will pay the expenses of registering these Common Shares.

The Common Stock is quoted on the over-the-counter market on the OTCQB and trades under the symbol “OMAG”. The last reported sale price of the Common Stock on the OTCQB on June 30, 2017 was $0.1549 per Common Share.

The Selling Stockholder is offering these Common Shares. The Selling Stockholder may sell all or a portion of these Common Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Stockholder will receive all proceeds from such sales of the Common Shares. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Ignoring any caps on the number of Common Shares that the Selling Stockholder may own at any time and based on the $0.15 closing market price for a Common Share on August 18, 2017, the Selling Stockholder may sell 3,085,822 Common Shares offered under this Prospectus. We will file a new registration statement to cover the resale of any additional shares in the event that the number of shares actually sold to YA under the 2014 SEDA exceeds 3,085,822 shares.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 7.

The opinion of our independent auditors in our fiscal year 2015 audited financial statements does not contain any expression of concern about our ability to continue as a going concern. In their opinion on our fiscal year 2014 audited financial statements, our auditors expressed substantial doubt about our ability to continue as a going concern but beginning in our September 30, 2015 unaudited quarterly financial statements and continuing through all reporting periods up to and including our March 31, 2017 unaudited quarterly financial statements included in this Prospectus, that expression of concern has been removed.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August       , 2017.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this Prospectus or that we have referred you to via this Prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us except for the information contained in this Prospectus. The information contained in this Prospectus is complete and accurate only as of the date on the front cover page of this Prospectus regardless of when the time of delivery of this Prospectus or the sale of any Common Stock occurs. Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained herein this Prospectus by reference thereto is correct as of any time after its date.

The Selling Stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission (“Registration Statement”) is effective. This Prospectus is not an offer to sell nor is it a solicitation of an offer to buy Common Shares in any jurisdiction in which such offer or sale is not permitted.

 i

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus and in the documents incorporated by reference into this Prospectus. This summary does not contain all the information you should consider before investing in the Common Stock. Before making an investment decision, you should carefully read the entire Prospectus and the documents incorporated by reference into this Prospectus, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. As used throughout this Registration Statement and Prospectus, the term “Registrant” refers to Omagine, Inc. and the terms “Company”, “we,” “us,” or “our” refer to Omagine, Inc. and its consolidated subsidiaries unless the context otherwise requires.

General

Omagine, Inc. (“OMAG” or the “Registrant”) was incorporated in Delaware in October 2004 and is a holding company which conducts substantially all its operations through its majority owned subsidiary Omagine LLC, an Omani limited liability corporation (“LLC”) and its wholly-owned subsidiary Journey of Light, Inc., a New York corporation (“JOL”). The Registrant and JOL are sometimes collectively referred to herein as “OMAG” and the Registrant, JOL and LLC and are collectively referred to herein as the “Company”.

The Company is focused on entertainment, hospitality and real estate development opportunities in the Middle East and North Africa (the “MENA Region”) and on the design and development of distinctive tourism destinations. The Company presently concentrates the majority of its efforts on the business of LLC and specifically on the Omagine Project. Omagine, Inc. has 22,152,350 shares of its Common Stock issued and outstanding as of June 30, 2017.

In November 2009, OMAG organized LLC as a wholly owned subsidiary under the laws of the Sultanate of Oman (“Oman”) to design, develop, own and operate our initial project – a mixed-use tourism and real estate project named the “Omagine Project” (See “The Omagine Project” below). In October 2014, LLC and the Government of Oman (the “Government”) signed an agreement (the “Development Agreement” or “DA”) for the development in Oman by LLC of the Omagine Project (See: Exhibits 10.7 and 99.1 and “The Development Agreement and the Usufruct Agreement”, below). On July 2, 2015, after the Usufruct Agreement (“UA”) was registered by the Government legally perfecting LLC’s ownership of the Land Rights, the Government and LLC entered into an agreement (the “Operative Agreement”) making July 1, 2015 the “Operative Date” from which all time periods for the execution by LLC of various tasks enumerated in the DA are to be measured.

OMAG initially capitalized LLC at Omani Rials (“OMR”) 20,000 [$52,000] and in 2011 OMAG’s 100% ownership of LLC was reduced to 60% pursuant to a shareholders’ agreement (the “Shareholder Agreement”) signed in May 2011 by Omagine, JOL, the Office of Royal Court Affairs (“RCA”), an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and two subsidiaries of Consolidated Contractors International Company, SAL (“CCC”). The two CCC subsidiaries which are parties to the Shareholder Agreement as LLC shareholders are: “CCC-Panama” and “CCC-Oman” which are sometimes referred to collectively in this report together with their parent company as “CCC”. See: Exhibit 10.5 and “The Shareholder Agreement” below.

CCC has defaulted on its investment obligation under the Shareholder Agreement and as previously disclosed, OMAG exercised its options under the Shareholder Agreement (the “OMAG Options”) on April 3, 2017 to purchase all of the LLC shares owned by CCC. Subsequent to the closing of this transaction CCC will no longer be a shareholder of LLC and the LLC registered shareholders at the Ministry of Commerce & Industry will be so amended.

CCC’s default is a “CCC Event” as defined in the Shareholder Agreement and the RCA Subscription Agreement and as such on July 2, 2016 (one year after the Operative Date) it triggered the obligation of RCA to make its OR 7,640,625 [$19,865,625] Deferred Cash Investment into LLC on or before July 17, 2016. RCA has not yet made its Deferred Cash Investment into LLC which was due by July 17, 2016 and, pursuant to the Shareholder Agreement and the RCA Subscription Agreement, such non-payment by RCA has operated as a waiver of RCA’s right to receive the 663,750 LLC Shares RCA would otherwise be entitled to receive in exchange for its investment of the Land Rights into LLC.

As of the date hereof, OMAG has fulfilled all of its obligations under the Shareholder Agreement; CCC has defaulted on its obligation to make its $50 million USD Deferred Cash Investment into LLC; and RCA has not yet made its obligatory $20 million USD Deferred Cash Investment into LLC. In all likelihood OMAG and RCA will agree to an Amended & Restated Shareholder Agreement pursuant to which RCA will make its OR 7,640,625 [$19,865,625] Deferred Cash Investment into LLC and LLC will then issue all further LLC Shares to RCA as called for in the Shareholder Agreement.

As previously disclosed, all our prior efforts to conclude the CCC-Contract and CCC’s required investment under the Shareholder Agreement were unsuccessful. CCC is a Lebanese multi-national company headquartered in Athens, Greece having worldwide operating subsidiaries in among other places, every country in the MENA Region. In its fiscal years immediately prior to 2016, CCC had approximately five (5) billion U.S. dollars in annual revenue and one hundred thirty thousand (130,000) employees but management’s best information at this time is that both CCC’s revenue and number of employees have since been dramatically impacted and reduced as a result of adverse business conditions for CCC in the MENA Region (See: “Market Conditions” below).

1

LLC has been attempting to close an investment transaction with a new investor to replace the investment on which CCC has defaulted. As previously reported, management has a signed written agreement (an “Investment Agreement”) with one such investor. The Investment Agreement is for an amount in excess of the aggregate investment which was to be made by CCC-Oman and CCC-Panama. This binding Investment Agreement was signed by LLC and the investor in November 2016 and contemplated the funding of the investment in January 2017. Subsequent to entering into this Investment Agreement, the investor unfortunately and unexpectedly passed away.

The investor’s heirs have acknowledged the validity of the Investment Agreement and have agreed to fulfil their father’s commitment pursuant to it as soon as his estate (which we understand to be quite substantial and complicated) is settled. LLC management has been dealing with the investor’s heirs since December 2016 and our understanding from them is that their father’s estate will be settled “soon”. We have concluded that we can no longer rely on their assurances of an imminent conclusion as the heirs have frequently indicated to us that the estate settlement was imminent – but delays have continued to date. No assurance can be given to investors and shareholders that such investment transaction will actually occur until it actually does occur. Management has not abandoned its efforts to close the investment transaction memorialized by the Investment Agreement but we no longer believe it will occur within the time frame we or the Ministry of Tourism (“MOT”) require for the start of development. We are no longer relying on the prompt conclusion of the estate settlement. When the estate does settle, we will entertain an investment from the heirs.

Even before exercising the OMAG Options, we had, as previously disclosed, accelerated our efforts with several investment funds including two European investment funds with whom we are in final discussions. Several other European investment funds with whom we have been holding discussions in parallel have also now expressed interest but those discussions are at an early stage. We are no longer relying on the prompt conclusion of the estate settlement mentioned above and we are in final discussions with one of such two European investment funds and although we had expected to close an investment with this fund by the end of July that did not happen. Discussions continue with this fund and separately with RCA to close either the RCA $20 million equity investment obligation and/or the new investor to replace CCC.

LLC will not have the approximately $20 to $25 million of funding sufficient to begin the serious design, masterplanning and initial site & marketing activities on the Omagine Project until we close either the RCA $20 million equity investment obligation or an investment transaction with a replacement investor for CCC. These Soft Costs (as hereinafter defined) are typically paid for by the developer (LLC) out of equity as opposed to the much greater project finance costs which are typically paid for by the developer (LLC) via bank loans arranged by the developer. Management has also been conducting parallel project finance discussions with a bank and we expect a successful conclusion to that discussion but not until after we close the RCA $20 million equity investment or an equity investment with a new investor to replace CCC.

Shareholders and investors are again cautioned that until an equity investment transaction as generally described above actually closes LLC will not have the funding sufficient to begin design, masterplanning and initial site work on the Omagine Project and no assurance can be given at this time that any such investment transaction will be finally consummated.

As these matters unfold, management will report all material developments and agreements to its shareholders in a timely manner.

Although LLC is presently negotiating (i) with RCA with respect to its $20 million equity investment obligation which is past due pursuant to the provisions of the Shareholder Agreement, and (ii) with an investor to replace CCC as an LLC investor, there is no assurance that either of these investments will happen until they actually do happen. If agreement is not reached by LLC and/or RCA and/or the new investor on the matters presently under discussion, or if alternative financing is not obtained for both LLC and OMAG, LLC may not be able to complete the Omagine Project, the Company may not be able to continue operations, and LLC may not be able to recover the $718,614,000 value of the Land Rights included in the Registrant’s Consolidated Balance Sheet at June 30, 2017 and December 31, 2016. Management cautions that future events rarely develop exactly as forecast and the best estimates routinely require adjustment. Investors and shareholders are cautioned not to place undue reliance on any such forward-looking statement or forecast, which speaks only as of the date hereof.

The Shareholder Agreement

Upon organizing Omagine LLC in 2009, OMAG made an initial cash investment into LLC of OR 20,000 [$52,000] in consideration for the issuance to OMAG of 200,000 LLC Shares.

Pursuant to the Shareholder Agreement:

i.	Before the DA was signed and after the execution of the Shareholder Agreement, the LLC Shareholders purchased an aggregate of 1,300,000 LLC Shares for an aggregate cash investment of OR 130,000 [$338,000], as follows:

a)	OMAG purchased an additional 700,000 LLC Shares for OR 70,000 [$182,000] in cash, and

b)	RCA purchased 375,000 LLC Shares for OR 37,500 [$97,500] in cash, and

c)	CCC-Panama purchased 150,000 LLC Shares for OR 15,000 [$39,000] in cash, and CCC-Oman purchased 75,000 LLC Shares for OR 7,500 [$19,500] in cash (collectively, the “225,000 Initial CCC Shares”).

ii.	After the DA was signed on October 2, 2014, OMAG purchased an additional 2,100,000 LLC Shares for an additional investment by OMAG of OR 210,000 [$546,000] in cash, and

2

iii.

 On July 2, 2015, RCA made its OR 276,666,667 ($718,614,000) non-cash PIK Investment of the Land Rights into LLC but has not made its OR 7,640,625 [$19,865,625] Deferred Cash Investment into LLC as required by the Shareholder Agreement. In all likelihood OMAG and RCA will agree to an Amended & Restated Shareholder Agreement (including an Amended RCA Subscription Agreement) pursuant to which LLC will issue a further 663,750 LLC Shares to RCA in exchange for the Land Rights (which right to receive such 663,750 LLC Shares is waived by RCA pursuant to the present Shareholder Agreement because of RCA’s failure to make its OR 7,640,625 [$19,865,625] Deferred Cash Investment into LLC as required by the Shareholder Agreement.

As of the date hereof, CCC has defaulted on its obligation to make its Deferred Cash Investment into LLC and RCA has not yet made its Deferred Cash Investment into LLC but is expected to do so pursuant to an Amended & Restated Shareholder Agreement which will include an Amended & Restated RCA Subscription Agreement.

The construction contract with CCC-OMAN was not signed and the investments required pursuant to the Shareholder Agreement from CCC-Oman, CCC-Panama and RCA were not received by LLC. Pursuant to the terms and conditions of the Shareholder Agreement, Omagine, Inc. exercised the OMAG Options on April 3, 2017 to purchase the 225,000 Initial CCC Shares from CCC for 22,500 Omani Rials ($58,500). (See: the Shareholder Agreement attached hereto as Exhibit 10.6).

As of the date hereof the LLC shareholders have made cash investments into LLC as indicated in the following Table A:

Table A  -  LLC Shareholders’ Cash Equity Investments into Omagine LLC

	Omagine, Inc.		Royal Court Affairs			Consolidated Contractors
	OR	USD	OR		USD	OR		USD

Initial cash equity investment at inception	OR 20,000	$52,000		0	0		0	0

Additional cash equity investment at signing of Shareholder Agreement (the “SHA”)	OR 70,000	$182,000	OR	37,500	$97,500	OR	22,500	$58,500

Additional OMAG Deferred Cash Equity Investment due under the SHA before the first Financing Agreement Date **	OR 210,000	$546,000		0	0		0	0

Total Cash Equity Investments made by each of the LLC Shareholders into LLC as of June 30, 2017 and the date hereof.	OR 300,000	$780,000	OR	37,500	$97,500		OR 22,500	$58,500

As of the date hereof RCA has made a non-cash payment-in-kind investment into LLC as indicated in the following Table B:

Table B  -  RCA’s Non-Cash Equity Investment into Omagine LLC

	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	OR	USD	OR	USD	OR	USD

Additional non-cash equity investment of Land Rights on registration of the Usufruct Agreement*	0	0	OR 276,666,667	$718,614,000	0	0

3

As of the date hereof RCA is obligated to make an additional Deferred Cash Investment into LLC as indicated in the following Table C:

Table C  -  RCA Deferred Cash Equity Investment into Omagine LLC

	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	OR	USD	OR	USD	OR	USD

Additional RCA Deferred Cash Investment which is now due under the SHA	0	0	OR 7,640,625	$19,865,625	0	0

CCC was obligated to make additional Deferred Cash Investments into LLC as indicated in the following Table D, however that did not occur.

Table D  -  CCC Deferred Cash Equity Investments into Omagine LLC

	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	OR	USD	OR	USD	OR	USD

Additional Deferred Cash Investments which may be due under the SHA	0	0	0	0	OR 18,987,500	$49,367,500

*	All conversions of Omani Rials to U.S. Dollars in this Report are calculated at an exchange rate of one (1) Omani Rial being equivalent to $2.60 except for the land valuation which is calculated at an exchange rate of one (1) Omani Rial being equivalent to $2.5974. See: “The Land Rights” and “Critical Accounting Policies”, below.

In order to bring the Omagine Project to its present state, Omagine, Inc. (as of June 30, 2017), has:

(i)	invested 300,000 Omani Rials ($780,000) in cash into Omagine LLC, and

(ii)	expended $17.9 million of Pre-Development Expenses on behalf of the Omagine Project through the October 2, 2014 DA signing date consisting of both cash and non-cash expense items as Omagine, Inc. had promised to do pursuant to the SHA, and

(iii)	single-handedly kept the Omagine Project and Omagine LLC financially afloat after the October 2, 2014 DA signing date by expending an additional $12.6 million (as of June 30, 2017) on behalf of the Omagine Project via cash loans from Omagine, Inc. to Omagine LLC (“Loans”) and the direct payment by Omagine, Inc. of Omagine LLC liabilities and accounts payable (“Advances”) consisting of $5.2 million of cash items and $7.4 million of non-cash items, neither of which Loans nor Advances Omagine, Inc. had any obligation whatsoever to do pursuant to the SHA.

4

All $12.6 million of such Loans and Advances are liabilities of LLC to OMAG and are payable on demand. All $17.9 million of such Pre-Development Expenses will be liabilities of LLC to OMAG and reimbursable to Omagine, Inc. in accordance with the terms of the Shareholder Agreement (as may likely be amended; See: the following Table E - Pre-Development Expenses, Loans and Advances from OMAG to LLC as of June 30, 2017).

Table E - Pre-Development Expenses, Loans and Advances as of 6/30/2017

Pre-Development Expenses, Loans and Advances	Cash Items	Non-Cash Items (Depreciation; Amortization; Stock Option Expense)	Total
Pre-Development Expense Amount (incurred prior to the October 2, 2014 DA signing date)	$13,611,951	$4,308,163	$17,920,114

Loans & Advances as of 6/30/2017 (incurred on or after the October 2, 2014 DA signing date)	$5,244,542	$7,395,335	$12,639,877

Total - (Due to OMAG from LLC)	$18,856,493	$11,703,498	$30,559,991

The foregoing summary of some of the terms of the Shareholder Agreement and does not purport to be complete and it is qualified in its entirety by reference to the full text of the SHA. The full text of the SHA is attached hereto as Exhibit 10.6. RCA and Omagine, Inc. are presently in negotiations with investors which may lead to an Amended and Restated Shareholder Agreement.

The Standby Equity Distribution Agreement

The 2014 SEDA

On April 22, 2014, OMAG and YA entered into a new Standby Equity Distribution Agreement which was amended on October 10, 2014 and again amended on September 20, 2016 (the “2014 SEDA”). The 2014 SEDA is generally on the same terms as the 2011 SEDA. Unless earlier terminated in accordance with its terms, the 2014 SEDA shall automatically expire on the earlier of (i) February 1, 2019, or (ii) the date on which YA shall have made payment of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. In satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, OMAG issued 85,822 restricted Common Shares (the “Commitment Fee Shares”) in 2014 to YA Global II SPV, LLC which is an affiliate of YA (the “Affiliate”). In satisfaction of an additional $150,000 commitment fee due pursuant to the September 2016 extension of the 2014 SEDA, OMAG issued an additional 161,290 restricted Common Shares (the “Extension Shares”) to the Affiliate. (See: Exhibit 10.41, SEDA 2nd Amendment Agreement).

Pursuant to the terms of the 2014 SEDA, OMAG may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

OMAG is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from OMAG subject to certain conditions including (i) OMAG filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Registration Effective Date”), (iii) OMAG certifying to YA at the time of each Advance Notice that OMAG has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by OMAG in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the “Daily Value Traded” for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for Common Share on such Trading Day.

5

Pursuant to the 2014 SEDA in no event shall the number of Common Shares issuable to YA pursuant to an Advance cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), by YA and its affiliates to exceed 9.99% of the then outstanding common stock of the Company. In addition this 9.99% ownership cap may not be waived by YA or OMAG and since such ownership cap includes all Common Shares owned by any YA affiliate, such cap cannot be avoided by transferring Common Shares to an affiliate of YA.

In connection with the 2014 SEDA, on October 15, 2014 OMAG filed the Registration Statement on Form S-1 to register the 3,085,822 Common Shares covered by the 2014 SEDA and on January 8, 2015, OMAG filed an amendment to the Registration Statement and the Registration Statement was declared effective by the SEC on January 22, 2015. Post-Effective Amendment No. 1 was filed with the SEC on December 21, 2015 and subsequently declared effective by the SEC. Post-Effective Amendment No. 1 and No. 2 to the Registration Statement were filed with the SEC on December 21, 2015 and January 6, 2016, respectively, to maintain the effectiveness of the SEDA Registration. On January 13, 2016, the SEC declared the SEDA Registration effective and such effectiveness expired. Post-Effective Amendment No. 3, No. 4 and No. 5 to the SEDA Registration Statement were filed with the SEC on January 10, 2017, February 6, 2017 and February 13, 2017, respectively, to maintain the effectiveness of the SEDA Registration and as of February 13, 2017, the SEC declared the SEDA Registration effective. The Company is filing this Post-Effective Amendment No. 6 to maintain the effectiveness of the SEDA Registration. As of the date hereof, OMAG has issued and sold a total of 267,082 of the Resale Shares to YA, of which 85,822 Shares were the Commitment Fee Shares.

The foregoing summary of the terms of the 2014 SEDA does not purport to be complete and is qualified in its entirety by reference to the full texts of the 2014 SEDA and the amendments thereto, copies of which are attached hereto as Exhibits 10.14, 10.15 and 10.18.

Omagine intends to utilize the 2014 SEDA to fund its ongoing operations as and if necessary and as of the date of this Report, the Company has sold 181,260 shares of its Common Shares pursuant to the 2014 SEDA for proceeds of $100,000.

About This Offering

This Prospectus relates to a total of up to 3,085,822 Common Shares (the “Resale Shares”) which may be offered by the Selling Stockholder none of which Resale Shares are owned by the Selling Stockholder or its Affiliate as of the date hereof. As of the date hereof, 2,818,740  Resale Shares may be purchased by and issued to the Selling Stockholder under the terms of the 2014 SEDA.

Number of Shares Outstanding After This Offering

As of June 30, 2017, we had 22,152,350 Common Shares issued and outstanding. Assuming OMAG is able to sell all 2,818,740 Common Shares to YA under the 2014 SEDA, then the number of Common Shares outstanding after this offering is expected to be 24,971,090.

Summary of Offering

Common Shares outstanding prior to the offering	22,152,350 (as of June 30, 2017)

Resale Shares offered by the Selling Stockholder	Up to 2,818,740

Common Shares expected to be outstanding after the offering	24,971,090 *

Use of proceeds	We will not receive any proceeds from the resale by the Selling Stockholder of the Resale Shares hereunder. See “Use of Proceeds” for a complete description.

*	Assumes Omagine is able to sell all 2,818,740 Common Shares to YA under the 2014 SEDA.

6

RISK FACTORS

You should carefully consider the following risk factors and the other information included in this Prospectus as well as the information included in other reports and filings made with the SEC before investing in our common stock.   The following factors, as well as other factors affecting our operating results and financial condition, could cause our actual future results and financial condition to differ materially from those projected. The trading price of our common stock could decline due to any of these risks, should they materialize, and you may lose part or all of your investment.

Risk Factors Related to Our Company and Our Business

The failure of LLC’s other shareholders to meet their investment obligations under the Shareholder Agreement has caused serious financial and operational issues at Omagine LLC.

CCC has failed to invest the $50 million of equity into LLC as contemplated by the Shareholder Agreement and has been removed as a shareholder of LLC. Now that CCC has also failed to sign the construction contract, RCA is obliged to invest its $20 million of equity into LLC. Project development delays and related expenses continue to be encountered by LLC as a result of a lack of equity capital. Since the DA was signed in October 2014, LLC has relied exclusively on loans and advances from OMAG to carry on its limited operations and to remain financially afloat. Unless RCA now invests its $20 million of cash equity into LLC and/or LLC succeeds in closing a new investment to replace CCC’s defaulted upon investment, LLC may not be able to correct its missed milestones under the DA, finance the costs of masterplanning and initial development activities, and/or develop the Omagine Project.

To fully develop our business plan we will need additional financing including replacement equity investment (s) for CCC.

Omagine LLC will have to secure RCA’s $20 million equity investment which is due pursuant to the terms of the DA and also secure substantial further equity financing in order to replace the now defaulted CCC investment into LLC and carry out its plans for the phased development and construction of the Omagine Project and thereafter will have to secure approximately $350 million of Project Finance over time to finance the construction of the Omagine Project. As of the date hereof, none of these three issues has been resolved. Management is presently holding equity invest discussions with the estate of a deceased investor with whom LLC has a signed Investment Agreement; with several European investment funds; with RCA; and is presently holding Project Finance discussions with a large regional commercial bank. Bank liquidity and the availability of Project Finance in the GCC have been negatively affected by the dramatic drop in the price of crude oil during 2014 and 2015 which resulted in a dramatic drop in government deposits with local banks. This liquidity squeeze at the MENA Region Banks has been further exacerbated by greatly increased government borrowings from such banks in order to finance large and often unexpected government budget deficits. These increased government borrowing levels absorb large portions of the banks’ lending capacity; tending to crowd out lending for private companies that the banks might otherwise undertake. As governments and banks adjust to the new realities of lower priced oil, management expects to see an improvement in the liquidity levels of some banks. No assurance can be given at this time therefore that the LLC equity investment and/or project financing requirements can or will be arranged.

Although some of our Tempest Warrants (as hereinafter defined) have been exercised, it is impossible to predict if any of our remaining outstanding Common Stock purchase warrants (“Warrants”) will ever be exercised. In the near term, we expect to continue to rely principally upon financing received from proceeds of sales of Common Shares made pursuant to private placements, the 2014 SEDA and the possible exercise of Warrants. For the past several years we have relied on the proceeds from the YA Loans, other loans and from sales of Common Shares made pursuant to the “Prior SEDAs” (as those terms are hereinafter defined) as well as from sales of restricted Common Shares made pursuant to private placements and to the exercise of Tempest Warrants. We cannot guarantee the success of this plan. The failure to arrange the bridge financing necessary to sustain operations until an equity investment transaction is closed by LLC and a portion of the Loans & Advances are repaid to OMAG and/or the failure by LLC to ultimately secure project financing via the closing of a Financing Agreement would have a materially significant adverse effect on the Company’s ability to continue operations. (See: “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”).

We will have to obtain additional financing in order to conduct our business in a manner consistent with our proposed operations. There is no guaranty that additional funds will be available when, and if, needed. If we are unable to obtain financing, or if its terms are too costly, we may be forced to curtail expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our operations and our shareholders’ investment. It is impossible to predict if any more of our Warrants will ever be exercised. OMAG believes that there is virtually no probability that any “Strategic Warrants” (as hereinafter defined) will be exercised unless our Common Shares trade at a market price materially above the relevant exercise prices of the Strategic Warrants. (See: “Description of Preferred Stock”, “Warrants” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

7

We have no history of profitability from the development of real estate and we have incurred significant losses and delays including delays caused by CCC’s default and cannot assure you that we will be profitable in the near term or at all.

We have dedicated the vast majority of our financial resources over the past many years through October 2014 toward the effort to conclude the DA with the Government of Oman. The DA is now signed but we encountered numerous delays prior to and after its signing and as a result we have incurred significant losses over the past few years, including net losses of $2,930,574 for the fiscal year ended December 31, 2016; ; $5,673,293 for the fiscal year ended December 31, 2015 and $5,160,960 for the fiscal year ended December 31, 2014, primarily due to an absence of revenue due to delays during those periods in the start of development of the Omagine Project and to incurring other expenses associated with the design, development and promotion of the Omagine Project as well as significant non-cash expenses related to stock options. (See: “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations - Six Months Ended June 30, 2017 vs. Six Months Ended June 30, 2016 – Liquidity and Capital Resources”). Moreover additional delays (and related expenses) were encountered as a result of a lack of equity capital at LLC after the DA was signed and after CCC defaulted on its investment obligations under the Shareholder Agreement. We expect to continue to incur such losses and expenses and cash flow issues over the near term as a result of OMAG’s financing of LLC’s operations and until RCA pays LLC the $20 million investment obligation that RCA owes to LLC pursuant to the Shareholder Agreement or until LLC closes a transaction with one or more investors or banks. Although the MOT has been patient with LLC in the past with respect to missed deadlines and milestones under the DA, MOT is presently pressing LLC once again to perform and there is no assurance as to how much longer such patience will last. These further delays will adversely impact our overall financial performance and results of operations. The Omagine Project may never result in a profit to OMAG. Sales of our proposed real estate development properties, and income, if any, from the Omagine Project may never generate sufficient revenues to fund our continuing operations. We cannot assure you that we will be profitable in the near term or at all.

Because of our limited history and the potential for competition, an investment in our Company is inherently risky.

Because we are a company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. We expect the real estate development business to be highly competitive because many developers have access to the same market. Substantially all of them have greater financial resources and longer operating histories than we have and can be expected to compete within the business in which we engage and intend to engage. We cannot assure you that we will have the necessary resources to be competitive.

We may not be able to conduct successful operations in the future.

The results of our operations will depend, among other things, upon our ability to develop and market the Omagine Project. Furthermore, our proposed operations may not generate income sufficient to meet operating expenses or may generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain ourselves. Our operations may be affected by many factors, some known by us, some unknown, and some which are beyond our control. We have experienced significant delays in getting the project started and are unable to predict what, if any, actions the Government may take in the future in response to such delays. Any of these problems, or a combination thereof, could have a materially adverse effect on our viability as an ongoing enterprise and might cause the investment of our shareholders to be impaired or lost.

While our audited financial statements included in this prospectus assume we will continue our operations on a going concern basis, the opinion of our independent auditors in our 2014 financial statements contained an explanatory paragraph stating that there was substantial doubt about our ability to continue as a going concern.

The opinion of our independent auditors contained in our audited financial statements included in this Prospectus does not contain any expression of concern about our ability to continue as a going concern. The opinion of our independent auditors contained in our 2014 audited financial statements did contain a paragraph stating that as of the date of such opinion there was substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to such 2014 audited financial statements, OMAG’s then present financial situation raised substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter were also described in Note 2 and such 2014 audited financial statements were prepared under the assumption that we would continue our operations on a going concern basis, which contemplated the realization of assets and the discharge of liabilities in the normal course of business. Our 2014 audited financial statements did not include any adjustments that might have been necessary if we were unable to continue as a going concern. (See: “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview”). Beginning in our September 30, 2015 unaudited quarterly financial statements and continuing through all reporting periods up to and including our June 30, 2017 unaudited quarterly financial statements included in this Prospectus that expression of concern has been removed. Notwithstanding the foregoing, if we sustain unanticipated losses or are unable to raise the necessary capital for LLC and we cannot continue as a going concern, our shareholders may lose all of their investment in OMAG.

8

Even after entering into the 2014 SEDA, we lack capital.

Even with the 2014 SEDA, we will require additional funds to sustain our operations as presently contemplated. There can be no guaranty that such additional funds will be available in the future. If we or LLC are unable to obtain additional financing as required, or if its terms are too costly, we may be forced to curtail the expansion of our operations until such time as alternative financing may be arranged which could have a materially adverse impact on our operations and our shareholders’ investments. (See: “Financial Adviser”, below).

We may not have full access to or be able to fully utilize the 2014 SEDA.

Because the market for our Common Stock has historically exhibited low liquidity levels and has been limited, sporadic and often volatile, we may not be able to take full advantage of the 2014 SEDA. If the market for our Common Shares is exhibiting low liquidity levels at the time we give YA an Advance Notice (a “Put”) and if YA sells Common Shares into the public market during the five Trading Day Pricing Period subsequent to our Put (as is YA’s customary practice), it is likely that the price of our Common Shares will decline. Any such price decline will immediately increase the number of Common Shares we would otherwise be required absent such price decline to deliver to YA subsequent to the Pricing Period in satisfaction of such Put. If this pattern continued to happen with subsequent Puts by us, it is likely that we would issue and sell to YA the maximum 2,818,740 shares presently available to be sold to YA under the 2014 SEDA well before reaching the aggregate sales price of $5 million available under the 2014 SEDA.

Our ultimate success will be dependent upon management.

Our success is dependent upon the skill and decision making ability of our directors and executive officers, who are Frank J. Drohan, Charles P. Kuczynski, Louis J. Lombardo, Jack A. Smith, Alan M. Matus, William Hanley and Sam Hamdan. The loss of any or all of these individuals could have a material adverse impact on our operations. We do not presently have a written employment agreement with any of our officers or directors (See: “Executive Compensation – Employment Agreements”). We have not obtained key man life insurance on the lives of any of these individuals. Our success depends in large part on our ability to attract and retain key people and consultants. If we are not able to retain and recruit qualified personnel, which we require now and will require in the future to conduct our and LLC’s ongoing operations, our business and our ability to successfully implement our business plan could be adversely affected.

We will rely on dividends from LLC for most of our revenue.

Because we are a holding company with no significant operations other than the operations of our majority owned subsidiary, LLC, we will depend upon dividends from LLC for a substantial portion of our future revenues. LLC has generated no revenue to date and we do not anticipate that LLC will be in a position to pay dividends until after the development of the Omagine Project is well underway.

We are subject to risks associated with investments in real estate.

The value of our proposed properties and our projected income therefrom may decline due to developments that adversely affect real estate generally and those that are specific to our proposed properties. General factors that may adversely affect our potential real estate holdings include:

●	increases in interest rates;

●	adverse changes in foreign exchange rates;

●	a decline in prevailing rental rates for the properties we intend to own and lease;

9

●	a general tightening of the availability of credit and project financing facilities;

●	adverse political conditions in Oman or a decline in economic conditions in Oman;

●	an increase in competition for customers or a decrease in demand by customers for the residential and commercial properties we plan to develop and offer for sale;

●	a decline in prevailing sales prices for the properties we intend to develop and offer for sale;

●	an increase in supply in Oman of property types similar to those proposed to be developed by us;

●	declines in consumer spending during an economic recession or recovery from an economic recession that adversely affect our revenue; and

●	the adoption by the relevant government authorities in Oman of more restrictive laws and governmental regulations, including more restrictive zoning, labor, visa, licensing, land use, building or environmental regulations or increased real estate taxes.

Additional factors may adversely affect the value of our proposed properties and our projected income therefrom, including:

●	adverse changes in the perceptions of prospective purchasers or users of the attractiveness of the properties proposed to be developed by us;

●	opposition from local community or political groups with respect to development or construction at a particular site;

●	a change in existing comprehensive zoning plans or zoning or environmental or business licensing regulations that impose additional restrictions on use or requirements with respect to the properties proposed to be developed by us;

●	our inability to provide adequate management and maintenance or to obtain adequate insurance for the properties proposed to be developed by us;

●	an increase in operating costs;

●	new development of a competitor’s property in close proximity to the Omagine Project;

●	earthquakes, floods or underinsured or uninsured natural disasters; and

●	terrorism, political instability or civil unrest in Oman or the MENA Region.

The occurrence or existence of one or more of the events or circumstances described above could result in significant delays or unexpected expenses. If any of these events occur or circumstances come into existence, we may not achieve our projected returns on the Omagine Project and we could lose some or all of our investment in LLC and in the Omagine Project.

We are subject to risks associated with real estate development.

The Omagine Project is subject to significant risks relating to LLC’s ability to complete it on time and within budget. Factors that may result in the Omagine Project or any other development project we may undertake in Oman or elsewhere exceeding budget or being prevented from completion include:

●	an inability to obtain or delays in obtaining zoning, environmental, occupancy or other required governmental permits, approvals and authorizations;

10

●	an inability to secure sufficient financing on favorable terms, including an inability to obtain or refinance construction loans;

●	a general tightening of the availability of credit and project financing facilities;

●	the prices of housing and commercial properties in Oman and consumer and/or business confidence; any of which could affect LLC’s ability to construct and/or sell homes and to construct, sell and/or lease commercial properties and/or to secure financing;

●	construction delays or cost overruns, either of which may increase project development costs; and

●	an increase in commodity costs.

If any of the forgoing occurs or exists, we may not achieve our projected returns on the Omagine Project and we could lose some or all of our investment in LLC and in the Omagine Project or in other properties we may then have under development.

We are vulnerable to concentration risks because our operations are presently exclusively in Oman and our future operations are planned to be exclusively in Oman and the MENA Region market. Our real estate activities are presently concentrated exclusively on the Omagine Project to be located in Oman. Because of such geographic and project specific concentration, our operations are more vulnerable to Oman and MENA Region economic downturns and adverse project-specific events than those of larger, more diversified companies.

The performance of Oman’s economy will greatly affect the values of the properties proposed to be developed by us and consequently our prospects for sales and revenue growth. The Oman economy is heavily influenced by the prices of crude oil and natural gas which are Oman’s main export products and sources of revenue. Fluctuations in the international price of crude oil directly affect Oman’s revenue and budget considerations. The price of crude oil has fallen substantially since the last quarter of 2014 and through the date hereof (from over $100 per barrel to around $45 per barrel) and this has put significant pressure on Oman’s (and MENA Region countries’) budgetary and fiscal policies. A decrease in government supported projects and employment (which is presently occurring) because of government budget cuts or otherwise could adversely affect the economy in Oman.

Our results of operations and financial condition will be greatly affected by the performance of the real estate industry.

Our real estate activities are, and will continue to be, subject to numerous factors beyond our control, including local real estate market conditions in Oman and in areas where our potential customers reside, substantial existing and potential competition, general economic and political conditions in Oman, the MENA Region and internationally, decreases in the price of crude oil exports by Oman, fluctuations in interest rates and mortgage availability and changes in demographic conditions. Real estate markets have historically been subject to strong periodic cycles driven by numerous factors beyond the control of market participants.

Real estate investments often cannot easily be converted into cash and market values may be adversely affected by economic or political circumstances, market fundamentals, competition or demographic conditions. Because of the effect these factors may have on real estate values and because of the long length of the project development cycle, the future sales prices for our individual proposed properties or the future level of our sales revenue from the operation, sales and/or leasing of our various proposed properties, is impossible to predict with certainty and difficult to predict with accuracy.

Our real estate operations will also be dependent upon the availability and cost of mortgage financing for our potential customers to the extent they finance the purchase of the residences or commercial properties we intend to develop and offer for sale.

11

The real estate business is very competitive and many of our competitors are larger and financially stronger than we are.

The real estate business is highly competitive. We compete with a large number of companies and individuals, and most of them have significantly greater financial, managerial and other resources than we have. Our competitors include local developers who are committed primarily to the Oman market and also international developers who acquire properties throughout the MENA Region. Because we are a company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. We cannot assure that we will have the necessary resources to be competitive.

Our operations are subject to political risks.

The ongoing civil and political unrest in parts of the MENA Region, the military unrest and interventions in Iraq, Afghanistan, Libya, Syria and Yemen and the terrorist attacks in the U.S., Europe and the MENA Region, and the potential for additional future terrorist acts and civil and/or political or military unrest have created economic, political and social uncertainties that could materially and adversely affect our business. Further acts of civil and/or political unrest or terrorism could be directed against the U.S. or Oman either domestically or abroad. These acts could be directed against properties and personnel of American companies that work abroad, particularly companies such as ours that operate in the MENA Region. Civil and/or political unrest, terrorism, war, political considerations, and/or military developments may materially and adversely affect our business and profitability and the prices of our Common Stock in ways that we cannot predict at this time.

Our operations are subject to natural risks.

Our performance may be adversely affected by weather conditions that delay development or damage property.

We may have violated Section 5 of the Securities Act.

A sale under this registration statement for 31,289 shares of common stock occurred during a period when, based on interpretations of applicable Securities Act provisions by the staff of the SEC, the registration statement did not include a valid Section 10(a) prospectus, because the audited financial statements included therein were more than 16 months old, when the prospectus was used more than 9 months after the effective date. Accordingly, we may have violated Section 5 of the Securities Act, and as a result, we may be subject to an enforcement action by the SEC, or an action for rescission by the purchaser. If the SEC were to bring such an enforcement action against the Company, or if the purchaser were to bring such an action for rescission, it may have a material adverse effect on our financial position.

Risk Factors Related to Our Common Stock

Our stock price may be volatile and you may not be able to resell your Common Shares at or above your purchase price.

There has been and continues to be a limited public market for our Common Stock. Although our Common Stock trades on the OTCQB, an active trading market for our Common Shares has not developed and may never develop or be sustained. If you purchase Common Shares you may not be able to resell them at or above the price you paid. The market price of our Common Shares may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

●	the exercise of Warrants;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

●	changes in market valuations of other real estate companies, particularly those that sell products similar to ours;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic investors or partnerships, joint ventures or capital commitments;

●	delays to LLC’s ongoing operations by Government authorities; or

●	departure of key personnel.

Much of our issued and outstanding Common Stock is currently restricted. As restrictions on resale end, the market price of our Common Shares could drop significantly if the holders of restricted Common Shares sell them or are perceived by the market as intending to sell them. This could cause the market price of our Common Shares to drop significantly, even if our business is doing well.

12

Our Common Shares have a limited public trading market.

While our Common Stock currently trades on the OTCQB, the market for our Common Shares is limited and sporadic. We cannot assure that such market will improve in the future, even if our Common Stock is ever listed on a national stock exchange. We cannot assure that an investor will be able to liquidate his investment without considerable delay, if at all. If a more active market for our Common Stock does develop, the price may be highly volatile. The factors discussed herein, including the history of project delays, the sudden and sharp drop in crude oil prices and the unknown impact of MENA Region civil, political or military unrest may have a significant impact on the market price of our Common Shares. The relatively low price of our Common Shares may keep many brokerage firms from engaging in transactions in our Common Stock.

The over-the-counter market for stock such as ours has had extreme price and volume fluctuations.

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in our industry and in the investment markets generally, as well as economic conditions and annual variations in our operational results may have a negative effect on the market price of our Common Shares.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we will need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible into or exercisable for shares of capital stock, including preferred stock, options, warrants or convertible notes. The issuance of additional shares of capital stock for any of these reasons or pursuant to the exercise of Warrants may dilute the ownership of our current shareholders.

Our management collectively beneficially owns approximately 30.2% of our Common Stock and this concentration of ownership may have the effect of preventing a change in control.

Assuming their ownership of the Common Shares underlying unexercised Stock Options and Strategic Warrants, our officers and directors collectively beneficially own approximately thirty and two-tenths percent (30.2%) of our Common Shares, and if Common Shares underlying 1,440,000 Stock Appreciation Rights held by officers and directors were presently “in the money” and calculable, the officer and director collective beneficial ownership of our Common Shares would be greater than 30.2% (See: “Security Ownership of Certain Beneficial Owners and Management”). As a result, if our officers and directors act in concert, they will have the ability by virtue of their voting power to exercise substantial influence over our business with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of Common Share ownership may have the effect of discouraging, delaying or preventing a change in control of OMAG.

Our ability to issue preferred stock may adversely affect the rights of holders of our Common Stock and may make takeovers more difficult, possibly preventing you from obtaining the optimal Common Share price.

Our Certificate of Incorporation authorizes the issuance of shares of “blank check” preferred stock, which would have the designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Shares. The issuance of preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Omagine.

13

Our Common Stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for you to sell our Common Shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that:

●	the broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain the financial information and investment experience and objectives of the person; and

●	make a reasonable determination that (a) transactions in penny stocks are suitable for that person, and (b) the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The regulations applicable to penny stocks may severely affect the market liquidity for the Common Shares owned by you and could limit your ability to sell such Common Shares in the secondary market.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Other than the distribution of the rights and warrants in our 2012 rights offering and warrant distribution, we have not paid dividends in the past and do not expect to pay dividends in the future unless and until dividends are paid to OMAG by LLC. Any return on your investment may therefore be limited to the value of our Common Shares.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. Up until this time OMAG has utilized all cash reserves for the operation of its business and OMAG plans to continue this policy for the foreseeable future. Any future payment of dividends on our Common Stock will depend on the payment of dividends to OMAG by LLC and, as the Board of Directors may consider relevant, our earnings, financial condition and other business and economic factors at such time. If we do not pay cash dividends, our Common Stock may be less valuable because a return on your investment will only occur if the price of our Common Shares appreciates above the price you paid for it.

14

There are substantial risks associated with the 2014 SEDA with YA which could contribute to the decline of the price of our Common Shares and have a dilutive impact on our existing stockholders.

In order to obtain needed capital, we entered into the 2014 SEDA with YA. The sale of our Common Shares pursuant to the 2014 SEDA will have a dilutive impact on our stockholders. We believe YA intends to promptly re-sell the Common Shares that we sell to it under the 2014 SEDA. Such re-sales could cause the market price of our Common Shares to decline significantly. Any subsequent sales by us to YA under the 2014 SEDA may, to the extent of any such decline, require us to issue a greater number of Common Shares to YA in exchange for each dollar of such subsequent sale.  Under these circumstances our existing stockholders would experience greater dilution (See: “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). The sale of Common Shares under the 2014 SEDA could encourage short sales by third parties which could contribute to the further decline of the price of our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Prospectus that are not statements of historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. These forward-looking statements are based on current expectations and projections about future events. The words “estimates”, “projects”, “plans”, “believes”, “expects”, “anticipates”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions, or the negative or other variations thereof, as well as discussions of strategy that involve risks and uncertainties (such as the potential new investor or investors in LLC or the potential financing with MENA Region banks), are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to statements about or relating to: (i) future revenues, expenses, income or loss, cash flow, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items, (ii) plans, objectives and expectations of Omagine, Inc. or its management or Board of Directors, (iii) the Company’s business plans, products or services, (iv) future economic or financial performance, and (v) assumptions underlying such statements. We urge you to be cautious of the forward-looking statements and other similar forecasts and statements of expectations since such statements (i) reflect our current beliefs with respect to future events, (ii) involve, and are subject to, known and unknown risks, uncertainties and other factors affecting our operations and growth strategy, and (iii) could cause the Company’s actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. Forecasts, projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date of this Prospectus. All such forecasts, projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and no assurance can be given that such forecasts, projections or assumptions will be realized. No assurances can be given regarding the achievement of future results, as our actual results may differ materially from our projected future results as a result of the risks we face, and actual future events may differ from anticipated events because of the assumptions underlying the forward-looking statements that have been made regarding such anticipated future events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

●	the uncertainty associated with political events in the Middle East and North Africa (the “MENA Region”) in general, including the ongoing civil disorder and military activities in the MENA Region;

●	the success or failure of OMAG’s efforts to secure additional financing, including project financing for the Omagine Project;

●	oversupply of residential and/or commercial property inventory in the Oman real estate market or other adverse conditions in such market;

●	the impact of MENA Region or international economies and/or future events (including natural disasters) on the Oman economy, on OMAG’s business or operations, on tourism within or into Oman, on the oil and natural gas businesses in Oman and on other major industries operating within the Omani market;

●	deterioration or malaise in economic conditions, including the continuing destabilizing factors associated with recent rapid decline in the price of crude oil on international markets;

●	inflation, interest rates, movements in interest rates, securities market and monetary fluctuations;

●	threatened and ongoing acts of war, civil or political unrest, terrorism or political instability in the MENA Region; or

●	the ability to attract and retain skilled employees.

15

Potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. OMAG undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds resulting from the sale of the Resale Shares by the Selling Stockholder.

SELLING STOCKHOLDER

The following table sets forth the name of each person who is offering the sale of Resale Shares by this Prospectus, the number of Common Shares beneficially owned by each such person as of the date of this Prospectus, the number of Resale Shares that may be sold in this offering and the number of Common Shares each such person is expected to beneficially own after this offering, assuming they sell all of the Resale Shares offered. Neither the Selling Stockholder nor any of its affiliates have held any position or office with OMAG nor, other than the Prior SEDAs, the YA Loans and the 2014 SEDA, have any of them ever had any other material relationship with us or any of our predecessors or affiliates.

Name	Common Shares Owned Prior to the Offering (1)	Percentage of Ownership Before the Offering (1)	Number of Common Shares being Offered (4)	Common Shares Owned After the Offering (2)	Percentage of Ownership After the Offering (2)
YA II PN, Ltd. (p/k/a YA GLOBAL MASTER SPV LTD.) (3)	47,383	0.21%	2,818,740	0	0
YA Global II SPV, LLC (5)	161,290	0.73%		0	0
Total	208,673	0.95%	2,818,740	0	0

(1)	Applicable percentage ownership is based on 22,152,350 Common Shares issued and outstanding as of June 30, 2017 and on:

	a.	161,290 Shares owned of record by YA Global II SPV, LLC, an affiliate of YA, as of April 26, 2017, which are the Extension Shares and are “restricted securities” not included in this Prospectus or Registration Statement, plus

	b.	31,289 Common Shares owned of record by YA as of April 26, 2017 which have been included in this Prospectus and are registered securities under this Registration Statement, and 16,094 Common Shares with respect to which YA has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) and are unissued Common Shares underlying (i) 8,047 Strategic Warrants exercisable at $5.00 per Common Share and (ii) 8,047 Strategic Warrants exercisable at $10.00 per Common Share that are owned by YA as of April 26, 2017 and are currently exercisable.

YA acquired the Strategic Warrants in March 2012 pursuant to a “Rights Offering and Warrant Distribution” conducted by OMAG in February and March of 2012 (the “Warrant Distribution”). Pursuant to the Warrant Distribution OMAG distributed one-fourth (1/4) of a $5 Warrant and one-fourth (1/4) of a $10 Warrant to the Record Shareholders for each share of Common Stock held by them at the Record Time. Each Record Shareholder received, automatically and at no charge, one $5 Warrant and one $10 Warrant for each four Common Shares held by such Record Shareholder at the Record Time. If the foregoing calculation resulted in a fractional Strategic Warrant, the result was rounded up to the nearest whole Strategic Warrant. YA was a Record Shareholder of 64,376 Common Shares at the Record Time and as a result the aforementioned 16,094 Strategic Warrants were distributed to YA at such time. (See: “Results of Operations – Fiscal Year ended December 31, 2016 vs. Fiscal Year ended December 31, 2015 - Liquidity and Capital Resources – Rights Offering and Warrant Distribution” below).

16

Beneficial ownership and Common Shares outstanding are determined in accordance with Rule 13d-3(d)(1) under the Act and generally includes voting or investment power with respect to the relevant securities. For the purpose of computing YA’s percentage of ownership therefore: (a) the 161,290 Common Shares owned by YA’s Affiliate as of April 26, 2017 are deemed to be owned by YA as of such date, (b) the 31,289 Common Shares owned by YA are owned by YA as of such date, and (c) the 16,094 Common Shares underlying the 16,094 Strategic Warrants owned by YA are deemed to be outstanding and beneficially owned by YA.

(2)	Assumes (i) all Common Shares offered hereby are sold, (ii) the 161,290 Extension Shares are sold pursuant to Rule 144, (iii) the 31,289 registered Common Shares are sold, and (iv) the 16,094 Strategic Warrants either (a) expire unexercised, or (b) are exercised and the underlying Common Shares are sold.

(3)	YA is the investor under the 2014 SEDA. Yorkville Advisors Global, LP (“Yorkville LP”) is YA’s investment manager and Yorkville Advisors Global, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager. YA has informed us that it is an “underwriter” within the meaning of the Securities Act, and to the best of our knowledge no other underwriter or person has been engaged to facilitate the sale of Resale Shares in this offering.

(4)	The 2,818,740 Resale Shares included in this Prospectus represent the Common Shares remaining issuable as of the date hereof under the 2014 SEDA (See: “The Standby Equity Distribution Agreement”).

(5)	YA Global II SPV, LLC is an affiliate of YA. All investment decisions and control of for YA Global II SPV, LLC are made and held by its investment manager, Yorkville LP. Mr. Mark Angelo, the portfolio manager of Yorkville LP, makes the investment decisions on behalf of and controls Yorkville LP. The address of YA Global II SPV, LLC is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager.

PLAN OF DISTRIBUTION

A Selling Stockholder may, from time to time, sell any or all of their Resale Shares on the OTCQB or any other stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer will attempt to sell Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Resale Shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

17

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of Resale Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Resale Shares or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Common Shares in the course of hedging the positions they assume. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of Resale Shares offered by this Prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

YA is, and any other Selling Stockholder, broker-dealer or agent that is involved in selling the Resale Shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. Any commissions received by YA or such other Selling Stockholder, broker-dealer or agent, and any profit on the sale of the Resale Shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. YA has informed OMAG that it does not have any written or oral agreement or understanding, directly or indirectly, with any other Selling Stockholder or person to distribute Resale Shares. YA has informed OMAG that in no event shall any broker-dealer receive fees, commissions or markups which, in the aggregate, would exceed eight percent (8%) of the amount of the relevant sale.

OMAG is required to pay certain fees and expenses incurred by OMAG incident to the registration of the Resale Shares. OMAG has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because YA is and any other Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. YA has informed OMAG that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Resale Shares by the Selling Stockholders.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Resale Shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the Resale Shares have been resold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. YA has informed OMAG that the Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser of Resale Shares at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The obligations of the parties under the 2014 SEDA are not transferrable.

18

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

The following is a summary of the material provisions of our $0.001 par value Common Stock, restated Certificate of Incorporation and our By-Laws, all as in effect as of the date of this Prospectus. You should also refer to the full text of our restated Certificate of Incorporation and By-Laws which have been filed with the SEC as Exhibits 3(i) and 3(ii) to the Registration Statement of which this Prospectus forms a part. Our total authorized capital stock is 50,850,000 shares of which 50,000,000 shares are Common Shares.

The holders of our Common Shares are entitled to one vote per Common Share on all matters to be voted on by our stockholders including the election of directors. Our stockholders are not entitled to cumulative voting rights and, accordingly the holders of a majority of the Common Shares voting for the election of directors can elect the entire Board of Directors if they choose to do so and, in that event, the holders of the remaining Common Shares will not be able to elect any person to our Board of Directors.

The holders of Common Shares are entitled to receive ratably such dividends or distributions, if any, as may be declared from time to time by the Board of Directors in its discretion from funds or securities legally available therefor and subject to prior dividend rights of holders of any shares of our $.001 par value per share preferred stock (the “Preferred Stock” or “Preferred Shares”) which may be outstanding. Upon OMAG’s liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of Preferred Shares if any, the holders of our Common Shares are entitled to receive on a pro rata basis our remaining assets available for distribution (See: “Description of Preferred Stock and Warrants” below). Holders of Common Shares have no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to such Common Shares. All outstanding Common Shares are, and all Common Shares being offered by this Prospectus will be, fully paid and not liable to further calls or assessment by OMAG.

Dividends and Dividend Policy

The holders of our Common Stock share proportionately, on a per Common Share basis, in all dividends and other distributions declared by our Board of Directors. Other than a 2012 non-cash dividend distribution of rights and warrants to our shareholders, we have not declared any dividends on our Common Stock since inception and do not anticipate paying cash dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any future decisions as to payment of cash or non-cash dividends or distributions on our Common Stock will be at the discretion of the Board of Directors and will depend upon our earnings and financial position at such time and on such other factors as the Board of Directors may then deem relevant.

Transfer Agent

The transfer agent for our Common Shares is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

Outstanding Common Shares and Holders

At June 30, 2017 there were 22,152,350 Common Shares issued and outstanding and, based upon the number of record holders plus the number of individual participants in security position listings at such date, there were approximately 1,119 holders of Common Shares.

DESCRIPTION OF PREFERRED STOCK AND WARRANTS

The following is a summary of the material provisions of our Preferred Stock, our Warrants, restated Certificate of Incorporation and our By-Laws, all as in effect as of the date of this Prospectus. You should also refer to the full text of our restated Certificate of Incorporation and By-Laws which have been filed with the SEC as Exhibits 3(i) and 3(ii) to the Registration Statement of which this Prospectus forms a part. Our total authorized capital stock is 50,850,000 shares of which 850,000 are Preferred Shares.

19

Preferred Stock

As of June 30, 2017 there were no Preferred Shares issued or outstanding. Our Certificate of Incorporation authorizes the issuance of Preferred Shares in one or more series. Our Board of Directors has the authority, without any vote or action by the shareholders, to create one or more series of Preferred Shares up to the limit of our number of authorized but unissued Preferred Shares and to fix the number of Preferred Shares constituting such series and the designation of such series, the voting powers (if any) of the Preferred Shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the Board of Directors pursuant to a resolution or resolutions adopted by the Board of Directors and providing for the issuance of such series of Preferred Shares. The transfer agent for our Preferred Shares is OMAG.

Warrants

As of June 30, 2017, OMAG has 6,672,124 Warrants issued and outstanding, (a) 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 [the “$5 Warrants”]; (b) 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 [the “$10 Warrants”] (collectively (a) and (b) being, the “Strategic Warrants”) and (c) 250,000 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price equal to the greater of: (i) $0.50, or (ii) eighty percent (80%) of the Market Price on the Trading Day immediately preceding the relevant Exercise Date (the “Adjustable Warrants”).

As promptly as reasonably possible after each exercise of the purchase rights represented by a Warrant, OMAG shall deliver to the relevant holder thereof (each, a “Warrant Holder”) a certificate representing the Common Shares so purchased (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form) and, unless such Warrant has been fully exercised, expired or redeemed, a new Warrant Certificate (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form) representing the balance of the Common Shares subject to such Warrant. Warrant Holders do not have any voting or other rights as a stockholder of our Company by virtue of being a Warrant Holder. The person entitled to receive the Common Shares issuable upon any exercise of the purchase rights represented by the Warrants, shall be treated for all purposes as the holder of such Common Shares of record as of the close of business on the date of exercise. The Warrants may be exercised only for whole Common Shares.

The Warrants are transferrable and a Warrant Holder may transfer all or part of the Warrants (but no fractional Warrants) at any time on the books of OMAG upon surrender of the Warrant Certificate(s), properly endorsed. Upon such surrender, OMAG shall issue and deliver to the transferee a new Warrant Certificate representing the Warrants so transferred (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form). Upon any partial transfer, OMAG shall issue and deliver to the Warrant Holder a new Warrant Certificate representing the Warrants not so transferred.

During the period within which the Warrants may be exercised, OMAG shall at all times have authorized and reserved for issuance enough Common Shares for the full exercise of the purchase rights represented by the then unexercised Warrants. If OMAG dissolves, liquidates or winds up its business before the exercise, expiration or redemption of the Warrants, any Warrant Holder shall be entitled, upon exercising its Warrants, to receive in lieu of the Common Shares receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to such Warrant Holder upon any such dissolution, liquidation or winding up with respect to such Common Shares, had such Warrant Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. OMAG shall pay all issue and other taxes that may be payable in respect of any issue or delivery of Common Shares upon the exercise of Warrants. The Warrants are governed by and shall be construed and enforced in accordance with the laws of the State of New York in the United States of America.

Strategic Warrants

OMAG filed Post-Effective Amendment No. 1 to its registration statement on Form S-1 (Commission File No. 333-183852) whereby the Strategic Warrants and the 6,422,124 Common Shares underlying the Strategic Warrants were registered by OMAG (the “Warrant Registration”). Post-Effective Amendment No. 1 to the Warrant Registration was declared effective by the SEC and its effective status expired. OMAG filed Post-Effective Amendments No. 2 and No. 3 to the Warrant Registration with the SEC on January 28, 2015 and February 11, 2015, respectively, in order to further update the Warrant Registration and to re-instate its effective status. The SEC declared the Warrant Registration effective February 13, 2015 and its effective status expired. On January 14, 2016, OMAG filed a Post-Effective Amendment on Form S-1 to update the previous registration and to reinstate its effective status. The SEC declared the Warrant Registration effective January 25, 2016. The effective status of the Warrant Registration expired on October 21, 2016 and OMAG presently plans to file a further Post-Effective Amendment to the Warrant Registration to reinstate its effectiveness.

20

When originally issued in March 2012, the expiration date for all Strategic Warrants was December 31, 2012. Because of the extended delays encountered in signing the DA with the Government, the Board of Directors subsequently resolved on multiple occasions to extend the expiration date of the Strategic Warrants while keeping all other terms and conditions of the Strategic Warrants the same. The last such extension was made pursuant to a Board of Directors resolution dated December 9, 2016. All Strategic Warrants now expire on December 31, 2017 unless redeemed earlier by OMAG upon 30 days prior written notice to the Strategic Warrant holders.

The Strategic Warrants are redeemable at any time and at OMAG’s sole discretion at a price of $0.001 per Strategic Warrant (the “Redemption Price”). Upon thirty days prior written notice to the holders of such Strategic Warrants (the “Strategic Warrant Holders”) specifying the Strategic Warrants to be redeemed and the date at 5 p.m. Eastern Time in the United States for such redemption by OMAG (the “Redemption Time”), OMAG may redeem all or a portion of such Strategic Warrants remaining unexercised at the Redemption Time at a Strategic Warrant Redemption Price of $0.001 per Strategic Warrant. The Redemption Price shall be paid in cash by OMAG to the relevant Strategic Warrant Holders and such Strategic Warrants shall not be deemed to be outstanding for any purpose whatsoever after the Redemption Time. The Redemption Time shall be on a day at least thirty (30) days subsequent to the aforesaid written notice to Strategic Warrant Holders and it shall also be the time at which a Strategic Warrant Holder’s right to exercise such Strategic Warrants being redeemed shall terminate. The Strategic Warrants to be redeemed may be exercised by Strategic Warrant Holders at any time prior to the Redemption Time.

All Strategic Warrants expire at 5 p.m. Eastern Time in the United States on December 31, 2017 (the “Expiration Time”). The Strategic Warrants are exercisable at the option of the Strategic Warrant Holder at any time up to the earlier of the (a) Expiration Time, or (b) Redemption Time, provided that no person who owned (a) less than 4.99% or (b) between 4.99% and 9.99% of the Common Shares outstanding on February 24, 2012 (the “Issuance Date”), may exercise a number of Strategic Warrants which would thereby cause such person to acquire, together with its affiliates, beneficial ownership of, as the case may be, (a) 4.99% or more, or (b) 9.99% or more of the Common Shares outstanding immediately prior to the time of such exercise. A Strategic Warrant Holder may exercise the purchase rights represented by Strategic Warrants, in whole or in part, by surrendering the properly executed Strategic Warrant Certificate(s) at the transfer agent’s office in New York City, New York or at the principal office of OMAG in New York City, New York, and by paying OMAG, by certified or cashier’s check, an amount equal to the aggregate exercise price for the Common Shares proposed to be purchased (the “Warrant Payment”).

Notwithstanding the foregoing, no Strategic Warrants will be exercisable and we will not be obligated to issue any Common Shares issuable upon the exercise of such Strategic Warrants unless (i) at the time the Strategic Warrant Holder thereof seeks to exercise such Strategic Warrant, we have a registration statement under the Securities Act in effect covering the Common Shares issuable upon the exercise of such Strategic Warrant and a current prospectus relating to our Common Stock, and (ii) the Common Shares issuable upon such exercise have been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of such Strategic Warrant Holder. Furthermore, if a Strategic Warrant Holder, who on the Issuance Date owned (a) less than 4.99% or (b) between 4.99% and 9.99% of the Common Shares outstanding on the Issuance Date, seeks to exercise Strategic Warrants, and such proposed exercise would cause such Strategic Warrant Holder to acquire, together with its affiliates, beneficial ownership of, as the case may be, (a) 4.99% or more, or (b) 9.99% or more of the Common Shares outstanding immediately prior to the time of such exercise, then in such an event, such proposed exercise will be effected by Omagine for the maximum number of Strategic Warrants resulting in the beneficial ownership by such Strategic Warrant Holder of the maximum number of whole Common Shares which number fails to meet the above stated applicable limitation for such Strategic Warrant Holder and its affiliates, and any excess Warrant Payment will be returned to such Strategic Warrant Holder.

21

The Strategic Warrants do not contain any anti-dilution provisions and the exercise price and the number of Common Shares that OMAG must issue upon exercise of Strategic Warrants shall not be subject to adjustment for any reason, including but not limited to a stock split, combination or subdivision of the Common Stock or a dividend, reclassification, reorganization, or spinoff.

As of the date hereof there is no active trading market for the Strategic Warrants and OMAG does not presently expect an active trading market for the Strategic Warrants to develop in the near term. Our attempts to date to have the Strategic Warrants listed for quotation and trading on the OTCQB have not been successful. We hope to have the Strategic Warrants trade on the OTCQB under symbols to be assigned by FINRA and after the required application for such listing for quotation on the OTCQB is made by a market-maker on our behalf. We cannot, however, give any assurance that the Strategic Warrants will be quoted or traded on the OTCQB or on any securities exchange until such application is made on our behalf by a market-maker, such listing is approved and such symbols are assigned by FINRA. Furthermore, if such application is made on our behalf by a market-maker and the Strategic Warrants are approved by FINRA for listing and quotation on the OTCQB, we cannot give any assurance that a market for the Strategic Warrants will develop or, if such a market does develop, whether it will be sustainable throughout the period within which the Strategic Warrants are valid and transferable or at what prices such Strategic Warrants will trade. Strategic Warrant Holders may resell all or a portion of such Strategic Warrants from time to time in market transactions through any market on which the Strategic Warrants are then traded, in negotiated transactions or otherwise, and at prices and on terms determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

Tempest Warrants

On June 24, 2014, OMAG issued the 1,000,000 Tempest Warrants to an investor each of which were exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the Trading Day immediately preceding the relevant exercise date (See: Exhibit 4.4). Prior to their expiration date, a total of 650,603 Tempest Warrants were exercised for aggregate proceeds to OMAG of $916,540. The remaining 349,397 Tempest Warrants expired unexercised on June 23, 2016. As of the date of this report there were no Tempest Warrants issued or outstanding.

Adjustable Warrants

On October 14, 2016, in connection with a non-interest bearing $75,000 convertible promissory note in favor of Rural Concepts LLC, a British corporation (“Rural Concepts”), OMAG issued 150,000 Warrants to Rural Concepts, each of which was exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of (a) $0.50 per Common Share, or (b) 80% of the Market Price on the Trading Day immediately preceding the relevant Exercise Date (the “Adjustable Warrants”). On April 13, 2017, in connection with a non-interest bearing $100,000 convertible promissory note in favor of an accredited investor, OMAG issued 100,000 Adjustable Warrants to such accredited investor.

Transfer Agent for the Warrants

The transfer agent for our Strategic Warrants is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004. The transfer agent for the Adjustable Warrants is OMAG.

Outstanding Warrants

As of June 30, 2017 there were 6,422,124 Strategic Warrants issued and outstanding, 3,211,062 of which are $5 Warrants and 3,211,062 of which are $10 Warrants and there are approximately 1,122 holders of our Strategic Warrants. As of June 30, 2017 there were 250,000 Adjustable Warrants issued and outstanding and there are 2 holders of our Adjustable Warrants.

22

LEGAL MATTERS

The validity of our Common Shares offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our consolidated financial statements at December 31, 2016 and for the two years then ended appearing in this Prospectus have been audited by Michael T. Studer, CPA P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this Prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Summary

The development of the Omagine Project has been delayed. Neither we nor RCA expected that a $5 Billion company like CCC would default on their investment obligation – but they did. CCC has now been removed as an LLC shareholder and is being replaced by a new financial investor.

In addition to the written Investment Agreement from the estate of our proposed new local investor mentioned below, we have verbal commitments from two European investment funds and are expecting a letter of intent shortly from a third such fund which is active in real-estate investments in the MENA Region. LLC accelerated its efforts with non-GCC investors (who are value-oriented and less discount-oriented than local investors) and presently LLC is in final discussions with one of the two European investment funds.

During July and August 2017 and continuing up to the date hereof multifaceted discussions and correspondence between and among management, MOT and RCA occurred with respect to, among other things, the 13 month past due obligation of RCA to invest its $20 million equity investment into LLC (which was due & payable to LLC in July 2016), the status of the new investor to replace CCC, the timelines for completion of the Omagine Project and the possibility that the DA may be amended, replaced or terminated by MOT. These complex discussions continue as of the date hereof and involve at least two government ministries as well as other governmental entities and authorities. The outcome of these multifaceted discussions is not yet concluded but in all such similar prior events, RCA has fulfilled its obligations and MOT has granted the reasonable requests of the Company for the time extensions required to perform certain tasks such as the closing of either the past due RCA $20 million equity investment obligation and/or the new investor to replace CCC.

The OMAG Common Stock is, and always has been, a proxy for the performance of LLC and the project delays to date have put downward pressure on the OMAG Common Stock. When and if RCA fulfills is past due $20 million investment obligation or an investment transaction with one of LLC’s present investment prospects closes (which has not happened yet although we anticipated it would occur at the end of July 2017), LLC will begin the masterplanning and development of the Omagine Project. LLC management is presently in continuing intense discussions with:

i.	RCA about RCA’s long past due obligation to invest its $20 million equity investment into LLC, and
ii.	with one of the two European investment funds to replace CCC as an investor.

Management presently estimates that the total net positive cash flow from the development of the Omagine Project will be approximately $3 billion and the net present value of that cash flow is approximately $1.6 billion. A present estimate therefore of the portion of that projected cash flow allocable to OMAG would be in excess of $1 billion USD at OMAG’s present 60% to 75% ownership of LLC and this amount would be the approximate expected damages to OMAG in the event of any untoward circumstances (which no one presently expects to occur) arising from CCC’s default or from RCA’s failure to fulfill its past due $20 million investment obligation pursuant to the legally binding Shareholder Agreement to which it is a party.

The financing and execution framework for real estate development projects are usually quite similar. They generally move from concept design; to feasibility studies; to land acquisition; to masterplanning; to detailed design; to debt financing for construction; to construction; and then finally to revenue generating sales and/or operations.

The financial architecture of real estate projects generally requires that the developer (in our case, LLC) finance and pay for all organizational costs (legal, accounting, administrative, etc.), concept design, land acquisition (i.e. purchasing the land for the project), initial feasibility and market studies, masterplanning, detailed design, financial advisory fees and/or other engineering & development consultancy costs (collectively, the “Soft Costs”). The Soft Costs are all financed from the developer’s (in our case LLC’s) own cash resources provided by its shareholders (in our case OMAG, RCA and CCC). The cost of construction (the “Hard Costs”) are generally financed via bank loans (“Project Finance”).

Most Soft Costs are not capitalized as assets on the developer’s balance sheet but are written off as operating expenses. Land however (like buildings, machinery or equipment) is a long-lived asset that is capitalized as an asset on the developer’s balance sheet and recorded at the purchase price paid for it by the developer. Like any asset therefore, it becomes a component of the developer’s shareholder equity.

As specifically memorialized by the Shareholder Agreement, LLC did not purchase the land rights with cash – but with shares of LLC stock. Therefore the consideration paid by RCA for the purchase of such shares of LLC stock was the approximately $720 million value of the land (“Land Rights”) given in exchange for such stock. The acquisition of the land rights by LLC in exchange for LLC stock was negotiated by OMAG on behalf of LLC and resulted in a $720 million increase in LLC’s shareholder equity with no cash outlay by LLC.

After the Soft Costs have been incurred by the developer, a project’s construction is then generally financed via a combination of bank debt and the developer’s cash (from equity or property sales), Bank debt is typically restricted by the bank assuring itself that there is an acceptable ratio of debt to equity on the developer’s balance sheet (a typical ratio being 70% debt vs 30% equity) and requiring a portion of that equity to be cash equity.

23

For example using the 70/30 ratio, a developer wishing to construct a $330 million project (or a $330 million phase of a project) would need approximately $100 million of shareholder equity on its balance sheet in order to borrow the full $330 million. Such borrowings may of course be further supported or reduced by the developer utilizing the receipt of deposits, installment payments and final payments from property sales made by the developer during the construction of the project (or phase of the project) or by utilizing a portion of its own cash reserves.

One can readily see therefore the significant borrowing power advantage and financial leverage afforded to LLC by OMAG’s negotiating and arranging for the aforementioned $720 million of Land Rights to be added to LLC’s shareholder equity. Only after the developer (LLC) completes the land acquisition, the necessary engineering & development consultancy studies and the project masterplanning (all of which are Soft Cost tasks to be paid for by LLC), can LLC approach banks to arrange the debt facilities needed to finance the Hard Costs of construction. In the case of the Omagine Project, management estimates that such Soft Cost expenses will be approximately $25 million USD.

The 2011 LLC Shareholder Agreement among OMAG, RCA and CCC as well as OMAG’s 2012 Strategic Warrant distribution to its shareholders and other capital raising activities (including the SEDA with YA and other private placement stock sales) foresaw, foreshadowed and accommodated the various future Omagine Project’s development stages. Management had a clear-eyed pre-DA and Post-DA view of its multiple strategic objectives.

OMAG conceptualized the project and executed and financed all Pre-DA efforts including the following strategic objectives (i) signing a Shareholder Agreement that memorialized the land acquisition and assembled an unassailably credible and financially strong shareholder structure for LLC (RCA and CCC); (ii) arranging a world-class construction contractor with proven capability & financial capacity (CCC); (iii) demonstrating the project’s desirability and viability to the Government (getting the DA signed). Delays in signing the DA were much longer than expected but ultimately the foregoing Pre-DA strategic objectives - including the land acquisition - were achieved.

OMAG had financed its support of LLC and the Omagine Project during this Pre-DA time with private placement sales of its Common Stock, the YA SEDA and via a rights offering to its shareholders. Management viewed its Post-DA tasks as less complicated since the financial and operational roadmap had been put in place. The Shareholder Agreement was specifically structured to, among other things: (i) have LLC assume the ongoing financial burdens of carrying out the project in the Post-DA period, (ii) increase LLC’s shareholder equity by $700 million to $1 billion via the land rights thereby greatly supporting LLC’s Project Finance bank loan requirements, (iii) reimburse OMAG for its $18 million of Pre-DA expenses. Moreover, OMAG had put in place the 2012 Strategic Warrant distribution to its shareholders as a back-up capital raising measure on the theory that the OMAG Common Stock would be positively affected by success at LLC.

Per the Shareholder Agreement which was purposefully structured to align the financial needs of the project’s development with the financial resources required to execute it:

1)	Pre-DA, OMAG financed the $18 million of pre-development expenses;

2)	Pre-DA, the 3 shareholders made initial token investments totaling $390,000. ($234,000 by OMAG; $97,500 by RCA; $58,500 by CCC);

3)	Post-DA, OMAG invested an additional $546,000;

4)	Post-DA, RCA invested the land valued at $718 million;

5)	Post-DA and after the 1st Financing Agreement Date & signing of the construction contract, CCC was obligated to invest $50 million;

6)	Post-DA, RCA would also be obligated to invest an additional $20 million.

Up until the DA was signed all LLC expenses were paid via OMAG’s $18 million of pre-development expenses and the above $390,000 of LLC cash equity.

After the DA was signed, LLC’s shareholder equity was increased by OMAG’s additional investment of $546,000 and RCA’s additional non-cash land investment of $718 million.

After the 1st Financing Agreement Date and Contract Date, CCC would be obligated to invest $50 million and RCA would invest $20 million – which investments would more than suffice to cover the $25+ million of budgeted Soft Costs mentioned above, the completion of which were a necessary precondition to any serious construction activities.

Unfortunately CCC defaulted on its obligations under the Shareholder Agreement to invest its $50 million.

For the next 17 months (Dec 2015 thru April 2017) - and although the 1st Financing Agreement Date had occurred on November 29, 2015 - and although CCC and LLC had agreed on several iterations of the construction contract, - CCC essentially strung LLC along with multiple promises and agreements to invest and to sign the construction contract – all of which false promises and agreements were ultimately dishonored by CCC.

24

Fortunately, the Shareholder Agreement also granted OMAG an option to purchase CCC’s 15% ownership of LLC in the event of such a default by CCC. OMAG exercised this option in April 2017 and OMAG now owns 75% of LLC and RCA owns 25% of LLC. The foregoing described default by CCC (whether purposeful or otherwise) had several effects on LLC & OMAG:

1)	Valuable time was lost in beginning the project development because the critical Soft Cost tasks of masterplanning and engineering studies could not be undertaken absent funding for the approximately $25 million Soft Cost budget mentioned above;

2)	Someone had to continue to finance LLC’s and the Omagine Project’s existence Post-DA until either

a.	the CCC matter could be favorably resolved and CCC’s investment received, or

b.	until CCC was replaced with an alternate investor.

Only OMAG stepped forward to do this. OMAG has incurred approximately $13 million in such Post -DA expenses to date. Since the DA was signed, OMAG has in fact single-handedly kept LLC and the Omagine Project viable via its continued financing of LLC’s operations.

3)	The OMAG Common Stock is, and always has been, a proxy for the performance of OMAG’S subsidiary, LLC. The aforementioned delays and financial strains put downward pressure on the OMAG stock thus inhibiting management’s ability to utilize the SEDA or to arrange private placements of its Common Stock without unduly diluting its shareholders.

4)	OMAG’s continued financing of LLC’s Post-DA expenses severely strained OMAG’s resources and caused it to incur debt which management of OMAG previously had studiously avoided.

Nevertheless, now that the long drama / spectacle with CCC is over, the only matter preventing forward progress on the Omagine Project is closing an approximately $20 million equity investment in LLC.

A long past due $20 million RCA equity investment obligation is already in place. Pursuant to the Shareholder Agreement, approximately one year ago in July 2016, RCA became obligated to invest $20 million into LLC. LLC has in a timely manner given RCA frequent written and verbal notices of this obligation but as of the date hereof RCA has not fulfilled this investment obligation. LLC management is also attempting to close a new investor to replace the CCC investment.

This process has been ongoing now for many months and is well advanced. We expected to close a new LLC investment with a Swiss fund in July 2017 but that did not happen and discussions with that fund are presently ongoing. Management expects, but cannot guarantee, that its ongoing discussions with the Swiss Fund will be successfully concluded.

Discussions with RCA regarding its $20 million equity investment obligation which became due under the Shareholder Agreement in July 2016 are also ongoing and are bound up with the complex negotiations mentioned above between and among LLC, OMAG, RCA and MOT.

LLC has a signed written agreement (an “Investment Agreement”) with one such local investor. This binding Investment Agreement was signed by LLC and the investor in November 2016 and contemplated the funding of the investment in January 2017. Subsequent to entering into this Investment Agreement, the investor unexpectedly passed away. The investor’s heirs have acknowledged the validity of the Investment Agreement and we are awaiting the settlement of the investor’s estate (which we understand to be quite substantial and complicated).

LLC has accelerated its efforts with two European investment funds and presently is in final discussions with them.

Although often beset by byzantine delays, the present state of affairs with respect to the Omagine Project is quite straightforward. LLC will begin the masterplanning and development of the Omagine Project when either:

i.	RCA fulfills its obligation pursuant to the Shareholder Agreement to invest its $20 million equity investment into LLC, or
ii.	The closing of an equity investment with a new LLC investor to replace CCC occurs (which has not yet occurred although we previously expected it to occur by the end of July 2017).

Ongoing discussions and negotiations with the new investor and separately between and among the several parties involved (including RCA, MOT, OMAG and other relevant government officials) are expected to resolve the RCA investment impasse and the new investor closing but management is unable at this time to predict when this will occur. Notwithstanding the foregoing, shareholders and investors are again cautioned that until an equity investment transaction as generally described above actually closes LLC will not have the funding sufficient to begin design, masterplanning and initial site work on the Omagine Project and no assurance can be given at this time that any such investment transaction will be finally consummated. We have experienced considerable delays to date.

Overview

Omagine, Inc. (“OMAG” or the “Registrant”) was incorporated in Delaware in October 2004 and is a holding company which conducts substantially all its operations through its majority owned subsidiary Omagine LLC, an Omani limited liability corporation (“LLC”) and its wholly-owned subsidiary Journey of Light, Inc., a New York corporation (“JOL”). The Registrant and JOL are sometimes collectively referred to herein as “OMAG” and the Registrant, JOL and LLC are collectively referred to herein as the “Company”.

25

The Company is focused on entertainment, hospitality and real estate development opportunities in the Middle East and North Africa (the “MENA Region”) and on the design and development of distinctive tourism destinations. The Company presently concentrates the majority of its efforts on the business of LLC and specifically on the Omagine Project. OMAG has 22,152,350 shares of its Common Stock issued and outstanding as of June 30, 2017.

In November 2009, OMAG organized LLC as a wholly owned subsidiary under the laws of the Sultanate of Oman (“Oman”) to design, develop, own and operate our initial project – a mixed-use tourism and real estate project named the “Omagine Project” (See “The Omagine Project” below). OMAG originally capitalized LLC at Omani Rials (“OR”) 20,000 [$52,000]. In October 2014, LLC and the Government of Oman (the “Government”) signed an agreement (the “Development Agreement” or “DA”) for the development in Oman by LLC of the Omagine Project (See: Exhibits 10.7 and 99.1 and “The Development Agreement and the Usufruct Agreement”, below). On July 2, 2015, after the Usufruct Agreement (“UA”) was registered by the Government legally perfecting LLC’s ownership of the Land Rights, the Government and LLC agreed that July 1, 2015 (the “Operative Date”) was the date from which time periods for the execution by LLC of certain tasks enumerated in the DA were to be measured.

In 2011 OMAG’s 100% ownership of LLC was reduced to 60% pursuant to a shareholders’ agreement (the “Shareholder Agreement”) signed by OMAG, JOL and three new LLC minority investors (See: Exhibit 10.6 and “The Shareholder Agreement” below).

As of the date hereof, the shareholders of LLC as registered in Oman at the Ministry of Commerce & Industry (the “Registered Shareholders”) are:

i.	Omagine, Inc. and

ii.	Royal Court Affairs (“RCA”), an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and

iii.	Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”) which are:

a.	Consolidated Contracting Company S.A. (“CCC-Panama”), a wholly owned subsidiary of CCIC, and

b.	Consolidated Contractors Oman Company LLC (“CCC-Oman”), CCIC’s operating subsidiary in Oman.

CCIC is a 65 year old Lebanese multi-national company headquartered in Athens, Greece having worldwide and operating subsidiaries in among other places, every country in the MENA Region. In its fiscal years immediately prior to 2016, CCIC had approximately five (5) billion U.S. dollars in annual revenue and one hundred thirty thousand (130,000) employees but management’s best information at this time is that both CCIC’s revenue and number of employees have since been dramatically reduced as a result of adverse economic and business conditions for CCIC in the MENA Region (See: “Market Conditions” below). CCC-Panama and CCC-Oman are sometimes referred to collectively in this report as “CCC”.

As previously disclosed, all our prior efforts to conclude the CCC Contract and CCC’s required investment under the Shareholder Agreement were unsuccessful. On April 3, 2017 OMAG exercised its option to purchase all of the shares of LLC owned by CCC-Oman and CCC-Panama, thereby leaving OMAG and RCA as LLC’s two remaining shareholders. After the closing of the option purchase the Registered Shareholders at the Ministry of Commerce & Industry in Oman will be amended to reflect the fact that CCC is no longer an LLC shareholder.

As previously reported, management has a signed written agreement (an “Investment Agreement”) with one such investor.

The Investment Agreement is for an amount in excess of the aggregate investment which was to be made by CCC-Oman and CCC-Panama. This binding Investment Agreement was signed by LLC and the investor in November 2016 and contemplated the funding of the investment in January 2017. Subsequent to entering into this Investment Agreement, the investor unfortunately and unexpectedly passed away.

The investor’s heirs have acknowledged the validity of the Investment Agreement and have agreed to fulfil their father’s commitment pursuant to it as soon as his estate (which we understand to be quite substantial and complicated) is settled. LLC management has been dealing with the investor’s heirs since December 2016 and our understanding from them is that their father’s estate will be settled “soon”. We have concluded however that we can no longer rely on their assurances of an imminent conclusion as the heirs have frequently indicated to us that the estate settlement was imminent – but delays have continued to date.

Management has not abandoned its efforts to close the investment transaction memorialized by the Investment Agreement but we have lost much valuable time and no longer believe it will occur in the time frame we and the Ministry of Tourism require. No assurance can be given to investors and shareholders that such investment transaction will actually occur until it actually does occur.

Since exercising the OMAG Options, we have accelerated our efforts with the two European investment funds with whom we have, as previously disclosed, been holding discussions in parallel. We are no longer relying on the prompt conclusion of the estate settlement mentioned above and we are in final discussions with one of such two European investment funds and although we had expected to close an investment with this fund by the end of July that did not happen. Discussions continue with this fund and separately with RCA to close either the RCA $20 million equity investment obligation and/or the new investor to replace CCC. When the estate does settle, we will entertain an investment from the heirs.

LLC will not have the approximately $20 to $25 million of funding sufficient to begin the serious design, masterplanning and initial site activities on the Omagine Project until we close a transaction with a replacement investor for CCC. These Soft Costs are typically paid for by the developer (LLC) out of equity as opposed to the much greater project finance costs which are typically paid for by the developer (LLC) via bank loans arranged by the developer. Management has also been conducting parallel project finance discussions with a bank and we expect a successful conclusion to that discussion to occur soon after we close an equity investment with a new investor.

Notwithstanding the foregoing, shareholders and investors are again cautioned that until an equity investment transaction as generally described above actually closes LLC will not have the funding sufficient to begin design, masterplanning and initial site work on the Omagine Project and no assurance can be given at this time that any such investment transaction will be finally consummated.

26

We intend to amend the Shareholder Agreement as necessary to memorialize any such new investment by a new investor when and if it occurs (an “Amended and Restated Shareholder Agreement”). Serious design, development and construction activities on the Omagine Project can begin only after such investment transaction closes.

As these matters unfold, management will report all material developments and agreements to its shareholders in a timely manner.

Although LLC is presently negotiating (i) with RCA with respect to its $20 million equity investment obligation which is past due pursuant to the provisions of the Shareholder Agreement, and (ii) with an investor to replace CCC as an LLC investor, there is no assurance that either of these investments will happen until they actually do happen. If agreement is not reached by LLC and/or RCA and/or the new investor on the matters presently under discussion, or if alternative financing is not obtained for both LLC and OMAG, LLC may not be able to complete the Omagine Project, the Company may not be able to continue operations, and LLC may not be able to recover the $718,614,000 value of the Land Rights included in the Registrant’s Consolidated Balance Sheet at June 30, 2017 and December 31, 2016. Management cautions that future events rarely develop exactly as forecast and the best estimates routinely require adjustment. Investors and shareholders are cautioned not to place undue reliance on any forward-looking statement or forecast, which speaks only as of the date hereof.

The Shareholder Agreement

Upon organizing Omagine LLC in 2009, OMAG made an initial cash investment into LLC of OR 20,000 [$52,000] in consideration for the issuance to OMAG of 200,000 LLC Shares.

Pursuant to the Shareholder Agreement:

i.	Before the DA was signed and after the execution of the Shareholder Agreement, the LLC Shareholders purchased an aggregate of 1,300,000 LLC Shares for an aggregate cash investment of OR 130,000 [$338,000], as follows:

a)	OMAG purchased an additional 700,000 LLC Shares for OR 70,000 [$182,000] in cash, and

b)	RCA purchased 375,000 LLC Shares for OR 37,500 [$97,500] in cash, and

c)	CCC-Panama purchased 150,000 LLC Shares for OR 15,000 [$39,000] in cash, and CCC-Oman purchased 75,000 LLC Shares for OR 7,500 [$19,500] in cash (collectively, the “225,000 Initial CCC Shares”).

ii.	After the DA was signed on October 2, 2014, OMAG purchased an additional 2,100,000 LLC Shares for an additional investment by OMAG of OR 210,000 [$546,000] in cash, and

iii.	On July 2, 2015, RCA purchased an additional 663,750 LLC Shares in consideration for the non-cash investment by RCA of the Land Rights valued at OR 276,666,667 [$718,614,000].

The construction contract with CCC-OMAN was not signed and the investments required pursuant to the Shareholder Agreement from CCC-Oman, CCC-Panama and RCA were not received by LLC. Pursuant to the terms and conditions of the Shareholder Agreement, OMAG was granted the OMAG Options to purchase the 225,000 Initial CCC Shares from CCC for 22,500 Omani Rials ($58,500) in the event of a default by CCC. (See: the Shareholder Agreement attached hereto as Exhibit 10.6). On April 3, 2017 OMAG exercised the OMAG Options to purchase all of the shares of LLC owned by CCC.

As of June 30, 2017 and the date hereof the LLC shareholders have made cash investments into LLC as indicated in the following Table A:

Table A  -  LLC Shareholders’ Cash Equity Investments into Omagine LLC

	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	OR	USD	OR	USD	OR	USD

Initial cash equity investment at inception	OR 20,000	$52,000	0	0	0	0

Additional cash equity investment at signing of Shareholder Agreement (the “SHA”)	OR 70,000	$182,000	OR 37,500	$97,500	OR 22,500	$58,500

Additional OMAG Deferred Cash Equity Investment due under the SHA before the first Financing Agreement Date **	OR 210,000	$546,000	0	0	0	0

Total Cash Equity Investments made by each of the LLC Shareholders into LLC as of December 31, 2016 and the date hereof.	OR 300,000	$780,000	OR 37,500	$97,500	OR 22,500	$58,500

27

As of June 30, 2017 and the date hereof RCA has made a non-cash payment-in-kind investment into LLC as indicated in the following Table B:

Table B  -  RCA’s Non-Cash Equity Investment into Omagine LLC

	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	OR	USD	OR	USD	OR	USD

Additional non-cash equity investment of Land Rights on registration of the Usufruct Agreement	0	0	OR 276,666,667	$718,614,000	0	0

As of July 1, 2016 and the date hereof RCA is obligated to make an additional Deferred Cash Investment into LLC as indicated in the following Table C:

Table C  -  RCA Deferred Cash Equity Investment into Omagine LLC

	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	OR	USD	OR	USD	OR	USD

Additional RCA Deferred Cash Investment which is now due under the SHA	0	0	OR 7,640,625	$19,865,625	0	0

As of June 30, 2016 CCC was obligated to make additional Deferred Cash Investments into LLC as indicated in the following Table D, however that did not occur:

Table D  -  CCC Deferred Cash Equity Investments into Omagine LLC

	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	OR	USD	OR	USD	OR	USD

Additional Deferred Cash Investments which may be due under the SHA	0	0	0	0	OR 18,987,500	$49,367,500

*	All conversions of Omani Rials to U.S. Dollars in this Report are calculated at an exchange rate of one (1) Omani Rial being equivalent to $2.60 except for the land valuation which is calculated at an exchange rate of one (1) Omani Rial being equivalent to $2.5974. See: “The Land Rights” and “Critical Accounting Policies”, below.

In order to bring the Omagine Project to its present state, OMAG (as of June 30, 2017), has:

(i)	invested 300,000 Omani Rials ($780,000) in cash into LLC, and

(ii)	expended $17.9 million of Pre-Development Expenses on behalf of the Omagine Project through the October 2, 2014 DA signing date consisting of both cash and non-cash expense items as OMAG had promised to do pursuant to the SHA, and

28

(iii)	single-handedly kept the Omagine Project and Omagine LLC financially afloat after the October 2, 2014 DA signing date by expending an additional $12.6 million (as of June 30, 2017) on behalf of the Omagine Project via cash loans from Omagine, Inc. to Omagine LLC (“Loans”) and the direct payment by Omagine, Inc. of Omagine LLC liabilities and accounts payable (“Advances”) consisting of $5.2 million of cash items and $7.4 million of non-cash items, neither of which Loans nor Advances Omagine, Inc. had any obligation whatsoever to do pursuant to the SHA.

All $12.6 million of such Loans and Advances are liabilities of LLC to OMAG and due on demand. All $17.9 million of such Pre-Development Expenses will be liabilities of LLC, reimbursable to Omagine, Inc. in accordance with the terms of the Shareholder Agreement (as may be amended) See: the following Table E, and “Pre-Development Expenses and Loans and Advances to LLC” as of June 30, 2017, below.

Table E - Pre-Development Expenses, Loans and Advances

summary	Cash Items	Non-Cash Items (Depreciation; Amortization; Stock Option Expense)	Total
Pre-Development Expense Amount (incurred prior to the October 2, 2014 DA signing date)	$13,611,951	$4,308,163	$17,920,114

Loans & Advances as of 3/31/2017 (incurred on or after the October 2, 2014 DA signing date)	$5,244,542	$7,395,335	$12,639,877

Total - (Due to OMAG from LLC)	$18,856,493	$11,703,498	$30,559,991

The foregoing summary of some of the terms of the Shareholder Agreement and does not purport to be complete and it is qualified in its entirety by reference to the full text of the SHA. The full text of the SHA is attached hereto as Exhibit 10.6. RCA and OMAG are presently in negotiations with investors which may lead to an Amended and Restated Shareholder Agreement.

The Omagine Project

The Omagine Project is a mixed-use tourism and residential real estate project. Subject to normal and customary scheduling changes during its development and construction the Omagine Project is expected to take approximately five years from the start date to complete. Due to CCC’s default on its investment and construction contract obligations pursuant to the Shareholder Agreement and to RCA’s delay in making its $20 million investment into LLC as required by the Shareholder Agreement, the project’s start date has been significantly delayed and has not yet occurred. The Omagine Project is being developed on one million square meters (equal to 100 hectares or approximately 245 acres) of beachfront land (the “Existing Land”) facing the Gulf of Oman just west of Oman’s capital city of Muscat and approximately six miles from Muscat International Airport. Present development plans envision the creation of approximately a net additional 106,000 square meters of “Reclaimed Land” which together with the Existing Land will comprise approximately 1,106,000 square meters of land (the “Project Land”). The Omagine Project will require substantial Project Finance to complete (See: “The Shareholder Agreement”, above and “Financial Advisor”, below).

The Omagine Project is planned to be an elegant integration of cultural, scientific, heritage, entertainment and residential components, including seven pearl shaped (20 meter diameter) buildings (the “Pearls”) located along an open boardwalk with associated entertainment exhibitions; an amphitheater and stage; green landscaped spaces; a canal; an enclosed harbor and marina; boat slips and docking facilities; retail shops; a variety of restaurants, cafes and entertainment venues; a five-star resort hotel; a four-star hotel; and possibly an additional three or four-star hotel; shopping and retail establishments integrated with the hotels; commercial office buildings; and more than two thousand elegant residences to be developed for sale by LLC. The ethos of the project is elegant but relaxed entertainment and the Company expects that the Pearls will become “the Landmark” for the Sultanate of Oman.

29

Pursuant to Omani Law, non-Omani persons are not permitted to purchase land in Oman unless such land is located within an Integrated Tourism Project (“ITC”) such as the Omagine Project. The Government has designated the Omagine Project as an ITC and has issued a license to LLC (an “ITC License”) thereby permitting the sale by LLC of the freehold title to the Project Land and to properties developed on the Project Land to any person, including any non-Omani person. Since the Omagine Project will contain significant hospitality (hotels), retail, commercial, and entertainment elements, LLC’s business operations are expected over time to encompass real estate development, hospitality, entertainment and property management.

The Development Agreement and the Usufruct Agreement

OMAG’s majority owned subsidiary, LLC signed a Development Agreement (“DA”) with the Government of Oman in October 2014 for the development in Oman by LLC of the Omagine Project. The legal effectiveness of the DA was conditional upon its ratification by Oman’s Ministry of Finance which Ratification occurred in March 2015. On July 1, 2015, the Government and LLC entered into a Usufruct Agreement (“UA”) with respect to the Land Rights over the Existing Land and the DA and UA extend such Land Rights to all of the Project Land.

On July 2, 2015, after the UA was registered by the Government legally perfecting LLC’s ownership of the Land Rights, the Ministry of Tourism (“MOT”) of the Government and LLC agreed in writing that July 1, 2015 would be the “Operative Date” from which time periods for the execution by LLC of certain tasks enumerated in the DA are to be measured. The MOT states in relevant part in writing to LLC that: “We ask you to receive the land and begin procedures for executing the project as per the development agreement entered into with you, keeping in mind that the effective commencement date of the development agreement is 1 July 2015”. (See Exhibits 10.8 and 99.2). The MOT has not further extended the Operative Date but MOT has previously agreed that we should seek a new investor to replace CCC and then come back to MOT for the appropriate DA extensions as needed. Assuming LLC succeeds in closing the $20 million equity transaction with RCA specified in the Shareholder Agreement (or LLC replaces CCC with a new investor which was expected to happen in July but did not yet happen), we expect the Operative Date to be extended. No assurance however can be given that such an equity transaction will be closed or that the Operative Date will actually be extended until such events actually occur.

During July and August 2017 and continuing up to the date hereof multifaceted discussions and correspondence between and among MOT, RCA, LLC and OMAG occurred with respect to the obligation of RCA to invest its $20 million equity investment into LLC, the status of the new investor to replace CCC under separate discussion with LLC and the possibility that the DA might be amended, replaced or terminated by MOT. These complex discussions continue as of the date hereof and involve at least two government ministries as well as other governmental entities and authorities. The outcome of these multifaceted discussions is not yet clear to the several parties involved. This is not the first time such discussions have taken place and in all such similar prior events, the Government has granted the reasonable requests of the Company for extensions of the time required to perform certain tasks and/or to close either the RCA $20 million equity investment obligation and/or the new investor to replace CCC.

The DA and UA are the contracts that govern the design, development, construction, management and ownership of the Omagine Project, the use and sale by LLC of the Project Land, and the Government’s and LLC’s rights and obligations with respect to the Omagine Project. In the event of any conflict between the terms and conditions of the DA and the terms and conditions of the UA, the terms and conditions of the DA control (See Exhibits 10.7, 99.1, 10.8 and 99.2). The term of the DA is 20 years and the term of the UA is 50 years (renewable) commencing from the Operative Date. The UA and those DA provisions relevant to the UA survive the expiration of the term of the DA.

The Land Rights owned by LLC give it extensive rights over the Project Land including the right to sell such Project Land on a freehold basis. LLC may use, control, develop, retain, operate and/or sell the approximately 1.1 million square meters of Project Land to itself or to third parties. The DA obligates LLC to pay the Government twenty-five (25) Omani Rials ($65) for each square meter of Project Land purchased directly by LLC or sold by LLC to any third party (the “Land Price”). The average valuation for the Land Rights (net of such Land Price is OR 276,666,667 ($718,614,000) (See: “The Land Rights”, below).

The five year period commencing on the Operative Date is a rent free period (the “Rent Free Period”) and thereafter LLC will pay annual rent to the Government (the “Land Rent”) based on only the built but unsold commercial area (excluding the residential area) of the Omagine Project (approximately 150,000 sq. meters) or approximately OR 45,000 ($117,000) per year based on the current annual per square meter fee of OR 0.300 ($0.78). No Land Rent is due or owing during the Rent Free Period and no Land Rent is ever due or owing with respect to plots of Project Land (i) on which there is a residential building, or (ii) on which there is not a substantially completed non-residential building (i.e. Project Land that is open space, roads, non-residential building work-in-progress, etc. are rent-free).

The continued legal effectiveness of the DA subsequent to the Operative Date is dependent upon certain milestone dates being achieved (any or all of which may be extended or waived by the Government), including: (1) LLC’s delivery to the Government by June 30, 2016 of a term sheet with lenders for the financing of the first or any other phase of the Project, [this milestone date was achieved by the term sheet and financing agreement which LLC received from the Qatari Bank in November 2015], (2) LLC’s submission to the Ministry of Tourism of a social impact assessment by March 31, 2016 and the Government’s approval thereof by June 30, 2016, (3) the Government’s approval by June 30, 2016 of the development control plan for the Omagine Project, and (4) the transformation of LLC into a joint stock company by June 30, 2016 (these milestone dates 2, 3 and 4 are not yet achieved and are expected to be extended as mentioned above if and when the Operative Date is extended). LLC has suffered many delays as a result of the CCC default and RCA’s delay in making its required $20 million equity investment into LLC and we have been assured in the past by Government officials that the Operative Date will be extended by MOT provided we are able to close the RCA $20 million equity investment into LLC and/or the replacement investor for CCC in a timely fashion. We understand from these government officials that MOT is losing patience with LLC with regard to the continued delays and as a result the abovementioned complex discussions and negotiations between and among MOT, RCA, LLC and OMAG with respect to, among other things, the obligation of RCA to invest its $20 million equity investment into LLC are now taking place. No assurances can be given at this time however that LLC’s failure to meet certain milestone achievement dates will continue to be waived by MOT or that the Operative Date will be extended until these actions are actually done so in writing by MOT.

30

LLC management and RCA have met with and spoken to the staff at the Ministry of Tourism and with the Minister several times during the period from December 2016 to the date hereof in regard to CCC’s default, RCA’s investment obligation, our efforts to finalize the Amended and Restated Shareholder Agreement with the estate of our proposed new investor, our proposed European investment funds who may be replacement investors for CCC, as well as in regard to the delays encountered to date by LLC in meeting certain DA milestone dates as measured from the Operative Date. The MOT (and all Government Ministries) are also acutely aware of the unusual fiscal strains imposed on the present banking and economic environments in the region. While no conclusive extension of the Operative Date can be made until RCA invests its past due $20 million equity investment obligation into LLC or/and until we close an investment transaction with a replacement investor for CCC and/or with RCA, as noted above we understand from government officials that MOT is losing patience with LLC with regard to the continued delays and management is highly focused on convincing RCA to meet its $20 million investment obligation under the DA and on closing an equity investment for LLC with the new investor as soon as possible and then getting the Operative Date extended by MOT and the development of the Omagine Project started in earnest. No assurance can be given however to what extent, if any, that such an investment will be closed by LLC and RCA and/or an investor or that the Operative Date will in fact be extended by MOT.

Pursuant to the DA, LLC must substantially complete the construction of the seven Pearl buildings and one hotel (the “Minimum Build Obligation” or “MBO”) by June 30, 2020 (the “MBO Completion Date”), as such date may be amended or extended per the DA as indicated above. The DA imposes no performance timelines on LLC with respect to completing the development or construction of elements of the Omagine Project other than the MBO but the completion of the MBO will require LLC to obtain the necessary Project Finance to do so. Any material breach by LLC of its obligation to perform the MBO would constitute an event of default under the DA. The DA specifies that the principal construction contract should be executed by June 30, 2016. This (i.e. the CCC Contract) did not happen as indicated above. LLC is required to provide written notice to the Government in certain circumstances, such as LLC’s change in an anticipated milestone date that would result in a substantial achievement of work to occur later than 60 days after such milestone date. Such notice has been communicated both verbally and in writing to the appropriate government officials in recent communications with them. It will be necessary for MOT to extend the Operative Date (and in turn, the MBO Completion Date) as they have previously agreed to do subject to LLC securing the necessary equity investments outlined above in order for LLC to be able to meet the DA’s construction deadline for the Minimum Build Obligation.

OMAG undertook and financed many development activities on behalf of LLC subsequent to the DA signing (the “Initial Activities”) in an effort to fast-track the Omagine Project’s development. The fast-track advantages sought to be gained thereby however have not materialized due to CCC’s default which resulted in LLC’s failure to utilize the $25 million Al-Rayan Loan to finance the Initial Activities, and LLC’s ongoing operations in Oman (See: our previous disclosures in prior reports filed with the SEC). The cause of such failure to utilize the $25 million Al-Rayan Loan was CCC’s failure to make its Deferred Cash Investment into LLC as required after the November 2015 Financing Agreement Date after initially agreeing to do so and LLC’s extended and much drawn out and ultimately futile negotiations with CCC relevant to the CCC-Oman construction contract (to which CCC often initially agreed to various versions and later reneged on their prior agreements).

Because of these delays therefore, the more serious and substantial design, masterplanning and construction activities for the Omagine Project did not begin in December 2015 as planned and as required for the fast-track development strategy and as management had planned; and they did not begin in July 2016 as would have been possible had RCA met its obligation to invest its $20 million into LLC in July 2016; and they have not yet begun. (See: “Initial Activities” and “Pre-Development Expenses and Loans and Advances to LLC”, below). The design, development and construction of the Omagine Project may still benefit from these Initial Activities having been undertaken but certainly not to the extent envisioned by our planned fast-track development approach.

Non-Omani persons (such as expatriates living and working in Oman) are not permitted by Omani law to purchase land or residences in Oman outside of an ITC. The Government’s designation and licensing of the Omagine Project as an ITC therefore permits LLC to sell the freehold title to Project Land and properties which are developed on Project Land to any Omani or non-Omani individual or juristic person worldwide. Properties within an ITC enjoy a premium price relative to properties not in an ITC. Any Project Land or buildings remaining unsold at the expiration of the 50 year Usufruct Term will revert to the Government. LLC does not anticipate that there will be any such unsold properties at the expiration of the 50 year Usufruct Term.

The foregoing summary of some of the terms of the DA and of the UA does not purport to be complete and it is qualified in its entirety by reference to the full texts of such agreements. The full text of the Development Agreement is attached hereto as Exhibits 10.7 and 99.1. The full text of the Usufruct Agreement is attached hereto as Exhibits 10.8 and 99.2 and also contained in Schedule 2A of the Development Agreement.

31

The Land Rights

The value of the Project Land has been determined in 2015 by three highly experienced professional valuation firms in accordance with the requirements and procedures specified for such a valuation by (i) the Royal Institution of Chartered Surveyors (“RICS”) of London, England, and (ii) International Financial Reporting Standards (“IFRS”). Each of the three firms has a worldwide brand in the real estate valuation business.

●	In November 2014, LLC engaged the Oman office of Savills (http://www.savills.com/ (“Savills”) operating as Arabian Real Estate LLC (http://www.savills.om). Savills provides real estate services from over 600 offices worldwide, is listed on the London Stock Exchange, and is a FTSE 250 Index company.

●	In December 2014, LLC engaged DTZ International Ltd., a Dubai, UAE firm (now: Cushman & Wakefield International Limited) with extensive experience in Oman (http://www.cushmanwakefield.com) (“C&W”). C&W is one of the top global commercial real estate service companies.

●	In January 2015, LLC engaged Jones Lang LaSalle, UAE Limited, Dubai Branch (http://www.jll-mena.com/mena/en-gb/locations/Our-locations-in-MENA/dubai) (“JLL”). JLL has 53,000 employees operating across more than 230 offices in 80 countries.

The Savills and C&W final valuation reports were received by LLC in January 2015. The JLL final valuation report was received by LLC in July 2015. The Company is of the opinion that JLL’s valuation is flawed and most probably represents a statistical outlier. In an abundance of caution however, management has nevertheless determined to include the JLL valuation in its calculation of the average value of LLC’s Land Rights. The Land Rights valuations by the three aforementioned firms are summarized in the table below:

Land Rights Valuation
Valuation Firm	Omani Rials
Savills	OR 295,000,000
C&W	OR 385,000,000
JLL	OR 150,000,000

Average	OR 276,666,667

In view of the changing economic conditions in the MENA Region due to the fall in oil prices, LLC may commission an updated land valuation in the coming months.

The Accounting Treatment for the Land Rights

OMAG and JOL prepare their financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”) and the Company prepares its consolidated financial statements in accordance with US GAAP. LLC’s financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”).

LLC has land under development valued at 276,666,667 Omani Rials. Based on a $2.5974 per 1 Omani Rial exchange rate, the Company recorded this land under development in its financial statements at $718,614,000 and the Company has allocated this amount as follows: 188,963,334 Omani Rials ($490,813,363 based on a $2.5974 per 1 Omani Rial exchange rate) to inventory; and 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate) to property. This land under development was purchased by LLC on July 2, 2015 pursuant to the terms of the Shareholder Agreement whereby an LLC shareholder subscribed for 663,750 LLC Shares at a purchase price equal to the value of the Land Rights. Since the Land Rights represented a non-cash payment-in-kind for the LLC Shares, it was necessary to value the Land Rights.

32

Three expert real estate valuation companies were engaged by LLC to independently value the Land Rights in accordance with the professional standards specified by RICS and IFRS. The average of the three Land Rights valuations was OR 276,666,667. (See: “The Land Rights”, above and Exhibits 99.4, 99.5 and 99.6).

Since the 276,666,667 Omani Rial value of the Land Rights is substantial, LLC retained the services of PricewaterhouseCoopers LLP (“PwC”) to provide its written analysis and report to LLC with respect to the correct IFRS accounting method LLC should use to record the 276,666,667 Omani Rial Land Rights value in its IFRS compliant financial statements. PwC did not advise on the valuation of the Land Rights (as determined by Savills, C&W and JLL), but only on the correct accounting LLC should use to record such Land Rights valuation in LLC’s financial statements in accordance with IFRS. PwC’s written report was received by LLC in August 2015. Promptly thereafter, LLC consulted with its independent auditor, Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”) with respect to the matter, and Deloitte’s written technical analysis report (which agreed with PwC’s analysis) was received by LLC in November 2015.

The Land Rights over the Project Land are extensive, are closely akin to ownership rights and include the right to sell such land on a freehold basis. The Land Rights are virtually equivalent to ownership rights and like any asset, if its value were to become impaired for any reason (including any contractual reason pursuant to the DA requirements), a reserve for such impairment would need to be established at such time. Although it is not required to do so, in view of the unsettled economic environment in Oman and the greater MENA Region and because of the inordinate delays in resolving the CCC matters and obtaining a replacement investor for CCC, LLC plans to update its land valuation when it has the resources to do so to verify if any material changes in the value of the Project Land may have occurred since the above three valuation reports were completed. Consideration of the foregoing concerns may possibly require the establishment of such a reserve for impairment. Management’s decision as to whether or not to undertake such updated reports and/or whether or not to establish such a reserve will depend to a large extent upon management’s assessment at the time of the likelihood of (i) RCA fulfilling its $20 million equity investment obligation under the Shareholder Agreement, and (ii) securing a replacement investor for CCC and the economic conditions in Oman. As of the date hereof intense and multifaceted discussions and correspondence between and among management, MOT and RCA continue with respect to the obligation of RCA to invest its $20 million equity investment into LLC, the status of the new investor to replace CCC under separate discussion with LLC and the possibility that the DA might be amended, replaced or terminated by MOT. These complex discussions involve at least two government ministries as well as other governmental entities and authorities. If such discussions are not resolved favorably to LLC or if the Operative Date and DA timelines are not extended or if either the past due $20 million equity investment by RCA or the equity investment by the new investor is not soon received by LLC, then the Company may not be able to complete the Omagine Project or continue operations and may not be able to recover the $718,614,000 value of the Land Rights recorded in its financial statements. Both PwC and Deloitte independently concluded that the Land Rights should be recorded as capital and as tangible assets (work-in-process inventory and land) on LLC’s financial statements.

With respect to the Company’s consolidated financial statements, the Company’s independent auditor in the U.S. has likewise concurred that pursuant to US GAAP, the Land Rights should be recorded as capital, inventory and land. Also pursuant to US GAAP long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets such as the Land Rights to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and the estimated fair value.

In determining the proper amounts to be allocated to inventory and to land, LLC calculated the percentage (x) by dividing (y) the area of the land LLC presently plans definitively to sell, by (z) the total area of the Project Land, and then multiplying that percentage (x) by 276,666,667 Omani Rials to get the number (N) for inventory. The amount to be allocated to property was then calculated by subtracting N from 276,666,667 Omani Rials. Using its detailed internal financial model, management calculated (x) to be equal to 68.3%, thereby making the inventory number (N) equal to 188,963,334 Omani Rials ($490,813,363 based on a $2.5974 per 1 Omani Rial exchange rate) and the property number equal to 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate). In its consolidated financial statements therefore, the Company has allocated the value of the Land Rights between (i) land under development which is held for sale (inventory), and (ii) land under development which is held for investment (PP&E). As more precise land use percentages emerge during and after the masterplanning and construction of the Omagine Project, the percentage allocations for the value of the Land Rights may be reclassified to distinguish between the land underlying properties that we will own and operate and those which we will own and lease.

Pre-Development Expenses and Loans and Advances to LLC

Prior to the DA being signed, OMAG incurred significant costs related to marketing, planning, concept design, re-design, feasibility studies, engineering, financing, promotions, capital raising, travel, legal fees, consulting and professional fees, other general and administrative activities and similar such activities including preparing and making presentations to the Government and to potential investors and all other activities and matters associated with the negotiation and conclusion of the DA with the Government (collectively, the “Pre-Development Expenses”). The Shareholder Agreement defines the “Pre-Development Expense Amount” as the total amount of such Pre-Development Expenses incurred before the DA was signed by the Government and LLC on October 2, 2014.

OMAG expended $17,920,114 to pay for 100% of the Pre-Development Expense Amount.

33

Subsequent to the October 2, 2014 DA signing date OMAG has voluntarily - and without any obligation to do so - single-handedly kept LLC and the Omagine Project financially afloat by expending (as of June 30, 2017) an additional $12,639,877 million on behalf of LLC and the Omagine Project via Loans and Advances from OMAG to LLC.

A summary of the Pre-Development Expense Amount and of the Loans and Advances is detailed in the following table:

Pre-Development Expenses, Loans and Advances

	Cash Items	Non-Cash Items	Total
Pre-Development Expense Amount (incurred prior to the October 2, 2014 DA signing date)	$13,611,951	$4,308,163	$17,920,114

Loans & Advances (incurred on or after the October 2, 2014 DA signing date)	$5,244,542	$7,395,335	$12,639,877

Total Due to OMAG from LLC	$18,856,493	$11,703,498	$30,559,991

All $12,639,877 of such Loans and Advances are liabilities of LLC to OMAG and are payable on demand. All $17,920,114 of such Pre-Development Expenses will be liabilities of LLC to OMAG and reimbursable to OMAG in accordance with the terms of the Shareholder Agreement. The terms and conditions of an Amended and Restated Shareholder Agreement may change the presently existing terms and conditions of the existing Shareholder Agreement.

The Pre-Development Expense Amount

Pursuant to the Shareholder Agreement as presently in effect, the date subsequent to the first Financing Agreement Date when LLC draws down the first amount of debt financing is defined as the “Draw Date”.

The first Financing Agreement Date occurred on November 29, 2015 when LLC and Masraf Al Rayan signed a Financing Agreement. A Draw Date pursuant to that Financing Agreement never occurred however because CCC, after first agreeing in December 2015 to promptly (i) finalize the negotiation of the CCC-Oman construction contract (“CCC-Contract”) which in December 2015 was in an advanced stage of completion, (ii) sign the CCC-Contract, and (iii) invest their Deferred Cash Investments immediately after the CCC-Contract was signed – subsequently – and on several different occasions defaulted on all of these commitments and on its obligations under the Shareholder Agreement. Consequently, these matters were the subject matter of numerous and virtually continuous discussions, negotiations and agreed changes (subsequently defaulted on by CCC) from December 2015 through March 2017 with many and varied interim “agreed agreements”, all of which were “agreed” and then later forsaken by CCC. The CCC-Contract negotiations were ultimately abandoned by management (See: “The CCC-Contract”, below) and the OMAG Options were exercised by OMAG in April 2017.

Further pursuant to the Shareholder Agreement as presently in effect:

1)	the liability for the Pre-Development Expense Amount shall be recorded on LLC’s financial records on the Draw Date and in accordance with International Financial Reporting Standards (“IFRS”), and

2)	fifty percent (50%) of the Pre-Development Expense Amount will be paid to OMAG on or within ten (10) days after the Draw Date, and

3)	the remaining fifty percent (50%) of the Pre-Development Expense Amount will be paid to OMAG in five equal annual installments beginning on the first anniversary of the Draw Date.

34

The Loans and Advances to LLC

The $12,639,877 of Loans and Advances (as of June 30, 2017) are payable to Omagine, Inc. by LLC on demand (but as a practical matter, not until LLC has the financial capacity to do so and Omagine has no intention of demanding immediate payment of the Loans and Advances until LLC has such financial capacity).

The Success Fee

The Shareholder Agreement defines the Success Fee as being equal to ten (10) million dollars. Pursuant to the terms of the Shareholder Agreement as presently in effect:

1)	the liability for the Success Fee shall be recorded on LLC’s financial records on the Draw Date and in accordance with the IFRS, and

2)	the Success Fee will be paid to Omagine, Inc. in five annual two (2) million dollar installments beginning on or within ten (10) days after the Draw Date.

OMAG, may at its sole option, not enforce the aforementioned payment schedules for the Pre-Development Expense Amount and/or the Success Fee as agreed in the Shareholder Agreement and may agree to a different schedule for such payments and OMAG may likewise, at its sole option, refrain from demanding payment of the Loans and Advances until LLC is in a financial position to make such payment.

As of the date hereof, OMAG reluctantly continues to make Loans and Advances to and on behalf of LLC for the activities being undertaken by or on behalf of LLC for the Omagine Project and expects to do so for only a short time further or until the closing of an equity investment into LLC occurs.

In light of the First Financing Agreement Date having already occurred with no associated Draw Date, an Amended and Restated Shareholder Agreement (assuming it is agreed and executed) is expected among other things, to address, restate and formalize more precisely the terms of repayment by LLC to OMAG of the Pre-Development Expense Amount and the Success Fee but the manner, terms and conditions to be agreed relative thereto is uncertain at this time. As stated above however, the Loans and Advances are current liabilities of LLC and are payable by LLC to OMAG upon OMAG’s first simple demand. Management’s primary goal continues to be the launch of serious design and construction activities for the Omagine Project and management does not object to any reasonable resolution of these and other matters preventing that goal from being accomplished. Notwithstanding the foregoing, if and when LLC closes an equity investment as or similar to the equity investment mentioned above and herein with respect to the Investment Agreement or RCA or with one or both of the European investment funds (or other investor), it is OMAG management’s present intention to demand repayment from LLC of all or a large part of the Loans & Advances then due and owing from LLC to OMAG.

LLC Capital Structure

As of the date hereof the Registered Shareholders have made:

(i)	cash investments totaling OR 360,000 [$936,000] (of which OR 300,000 [$780,000] was invested by OMAG), and

(ii)	a non-cash investment of the Land Rights valued at OR 276,666,667 ($718,614,000), for a total investment to date of OR 277,026,667 ($720,269,334).

LLC is presently capitalized as follows:

Shareholder	Omani Rials	US Dollars
OMAG	OR 300,000	$780,000
RCA	OR 276,704,167	$718,711,500
CCC-Panama	OR 15,000	$39,000
CCC-Oman	OR 7,500	$19,500
Total	OR 77,026,667	$719,550,000

35

As of the date hereof, as a result of OMAG having made its OR 210,000 ($560,000) Deferred Cash Investment into LLC, LLC is presently obligated to issue and register a further 2,100,000 LLC Shares to OMAG.

RCA has made its OR 276,666,667 ($718,614,000) non-cash PIK Investment of the Land Rights into LLC but has not yet made its OR 7,640,625 [$19,865,625] Deferred Cash Investment into LLC in July 2016 as required by the Shareholder Agreement. In all likelihood OMAG and RCA will agree to an Amended & Restated Shareholder Agreement (including an Amended RCA Subscription Agreement) pursuant to which LLC will issue a further 663,750 LLC Shares to RCA in exchange for the Land Rights (which right to receive such 663,750 LLC Shares is waived by RCA pursuant to the present Shareholder Agreement because of RCA’s failure to make its OR 7,640,625 [$19,865,625] Deferred Cash Investment into LLC as required by the Shareholder Agreement.

As of the date hereof, CCC has defaulted on its obligation to make its Deferred Cash Investment into LLC and to negotiate in good faith and sign the CCC Contract and RCA has not yet made its Deferred Cash Investment into LLC in July 2016 as required by the Shareholder Agreement but is expected to do so pursuant to an Amended & Restated Shareholder Agreement which will include an Amended & Restated RCA Subscription Agreement.

As of the date hereof, the ownership percentages of LLC as registered at the Oman Ministry of Commerce & Industry are as follows:

LLC Shareholder	% Ownership
OMAG	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

On April 3, 2017 OMAG exercised the OMAG Options to purchase all of the shares of LLC owned by CCC-Oman and CCC-Panama. RCA continues to be obligated to make its further cash investment into LLC in the aggregate amount of OR 7,640,625 [$19,865,625] but, depending upon the outcome of currently ongoing discussions, the timing and payment of such RCA Deferred Cash Investment may or may not change from that memorialized in the Shareholder Agreement presently in effect to that which may be agreed in an Amended and Restated Shareholder Agreement. CCC has indicated to management that it will default and not make its Deferred Cash Investment into LLC in the aggregate amount of OR 18,987,500 [$49,367,500].

The Transformation

At some time subsequent to the execution of the Amended and Restated Shareholder Agreement, LLC intends to transform its corporate structure from a limited liability company into a joint-stock company (the “Transformation”).

The Shareholder Agreement also specifies, among other things, the corporate governance and management policies of LLC and it provides for the LLC shares presently owned by JOL to be transferred to OMAG subsequent to the signing of the DA. We presently expect this share transfer to occur at the time of the Transformation of LLC into a joint stock company or at the time of the execution of the Amended and Restated Shareholder Agreement.

The foregoing summary of the terms of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholder Agreement attached hereto as Exhibit 10.6.

Banks, Investors and Contractors

The Al Rayan Bank

As previously reported, on November 29, 2015, LLC executed a Murabaha Facility Agreement (the “Al Rayan Loan Agreement”) with Masraf Al Rayan Bank (Qatar) for a $25 million loan (the “Al Rayan Bank Loan”) to finance the first phase of the Omagine Project consisting of design, development and initial construction activities. The Al Rayan Bank Loan, which was subject to the satisfaction of certain conditions precedent to closing, would bear interest at an annual rate equal to the 12 month LIBOR rate plus 1% and would be payable one year from the closing date. One condition precedent to closing was that the loan be secured by a $25,000,000 cash deposit in an LLC account at Masraf Al Rayan Bank (Qatar). Such security deposit was expected (and agreed by CCC) to be provided by CCC pursuant to the terms of the Shareholder Agreement but CCC reneged on its agreement to do so and this did not occur. As a result, this Al Rayan Bank Loan facility was not and will not be utilized The Al Rayan Loan Agreement and the Al Rayan Bank Loan will not be utilized by LLC due to CCC’s default and its failure to make its required OR 18,987,500 [$49,367,500] Deferred Investment into LLC pursuant to the Shareholder Agreement.

36

Management remains optimistic that its ongoing discussions with an alternative bank can be concluded when and if our new investor to replace CCC becomes an LLC shareholder.

Other Investors and Contractors

During 2015, 2016 and to date, management has conducted a multitude of investor presentations across the MENA Region, Europe and Asia with potential LLC equity investors and high net-worth individuals. Several of these investors expressed interest in becoming shareholders of LLC and LLC management is presently focused on the estate of the abovementioned investor with whom it has a written Investment Agreement and on two European investment funds as investors. Since approximately one year ago, (July 2016) RCA remains obligated to invest its $20 million equity investment into LLC.

Given the present liquidity issues at local banks, the matter of construction debt financing (“Project Finance”) is an issue at the top of all developer’s and contractor’s agendas. As mentioned above, the required Project Finance for the Omagine Project – or any project – is not really needed until after the masterplanning and design phase is complete or near complete.

Design, Development & Construction:

The design, development and construction of the Omagine Project will be divided into various phases (each, a “Phase”). Since the CCC Contract has not and will not be signed, neither CCC nor any other contractor is presently expected to be the General Contractor for the entire Omagine Project. The various construction Phases are now expected to be put out to bid to various contractors and this competitive bidding process (especially given the present economic environment for contractors in the MENA Region) is expected to garner substantial cost savings for LLC.

Initial Activities

The Post-DA Period is the time period between the DA signing and the date hereof. The execution of many initial activities during this period by LLC required the parallel launching by LLC management of many diverse efforts and processes on multiple fronts immediately after the DA Execution Date of October 2, 2014 and continuing through the date hereof. This early initiative fast track strategy which was financed entirely by OMAG included:

1.	the DA was Ratified by the Government;

2.	the UA was signed and registered with the Government;

3.	the Operative Date of July 1, 2015 replaced both the Execution Date of October 2, 2014 and the Effective Date of March 11, 2015 referenced in the DA;

37

4.	three separate valuation studies and reports were commissioned and the valuation of the Land Rights was completed;

5.	expert accounting analyses and reports were received from PwC, Deloitte and the Company’s independent auditor regarding LLC’s purchase of the Land Rights and the recording thereof in LLC’s and the Company’s financial statements;

6.	LLC booked 276,666,667 Omani Rials of new equity which is also reflected in the Company’s consolidated financial statements;

7.	a cost accounting budgetary framework to be used during the development, construction and marketing of the Omagine Project was created by an independent accounting and finance consultant;

8.	an expert IT consultant was selected to architect and install the IT framework and solutions we intend to implement across LLC and the Company and across the Omagine Project’s “smart city” environment;

9.	an independent third party update to our feasibility study was commissioned and completed;

10.	an update of LLC’s internal financial model by specialist real estate investment bankers and advisers was commissioned and completed;

11.	confirmation from banks in Oman (but not from banks outside of Oman) that the value of the Land Rights can be used as collateral to support the Syndicated Bank Financing was received;

12.	the “Brand Identity” and associated brand pillar components and uniform brand messaging platform we intend to implement for Omagine, LLC and the Omagine Project were created;

13.	LLC’s strategic plan was completed;

14.	multiple meetings with, and multiple iterations of proposals and presentations from major mission-critical project consultants (architects, designers, master planners, engineers, program managers, quantity surveyors, real estate advisers, hospitality advisers, hotel management companies, financial advisers and others) have been received, reviewed and analyzed by management and selections of many consultants have been made by management;

15.	candidates for senior LLC executive positions have been recruited, interviewed and selected;

16.	extensive and multiple presentations and meetings with potential LLC equity investors in six MENA Region countries, Europe, Asia and the U.S. were conducted and while most offers were declined by LLC, negotiations with several selected strategic investors are still ongoing with a present focus on three such investors;

17.	extensive and multiple presentations and meetings with local, regional and international banks in Oman, the MENA Region and Europe with respect to the provision of Syndicated Bank Financing have occurred with a present focus on one such bank;

18.	Multiple drafts of the CCC Contract were created (most recently in May 2016) but the final attempt to close this transaction ended unsuccessfully after many delays, and

19.	several other initial drafts of contracts for mission-critical consultants were prepared,

38

The CCC Contract / The CCC Phases

The CCC-Contract was not and will not be signed with CCC-Oman. Management was previously optimistic and positively inclined to believe that a beneficial conclusion for all parties concerned would be forthcoming but no conclusion occurred and management concluded that no amount of further negotiations would result in a definitive conclusion of these matters with CCC.

The Omagine Project will however still be developed in Phases but the previously described and disclosed description of phases will be altered as we go forward. Discussions with CCC have ceased and OMAG has exercised its option to purchase all of the shares of LLC owned by CCC-Oman and CCC-Panama.

It is presently expected that several building contractors will be involved in the project as the various Phases of the work is designed and specified and then put out to bid by local contractors after the design is substantially completed. As part of the masterplanning, we will develop a phasing program for the entire project and as the design and/or specifications of any Phase is sufficiently completed such that LLC can tender it for competitive bidding it will do so. CCC-Oman will be welcome to bid on any such Phase if it so desires.

Any new construction contracts with potential contractors will be modeled after the early draft CCC-Contract as envisioned by LLC and will be based on internationally accepted contracting standards promulgated by the International Federation of Consulting Engineers (“FIDIC”) and will contain a set of industry standard performance parameters, incentives and penalties to ensure LLC’s interests are protected and that value is delivered.

LLC will manage the bidding and competitive process by which the various contractors will be chosen. There is an ample supply of qualified contractors in Oman and the MENA region.

The contractor will only commence construction activities on a Phase or section of a Phase after the design therefore is substantially completed and after the competitive bids therefore are examined and a contract award is made by LLC.

It is anticipated that several Phases will be under construction simultaneously in an overlapping manner as the various designs and specifications for the various Phases are sequentially completed. Construction on Phases will continue until the conclusion of all Permanent Works constituting the Omagine Project are completed.

LLC plans to maintain a robust control of the design of the entire project and of each Phase through to completion.

Development Phases / Construction Phases / Project Financing / Masterplanning

It is anticipated that the Omagine Project will be developed in several phases and each such phase will likely include one or more Sections of construction. It is expected therefore that several tranches of project financing from banks or other financial institutions will occur and several Financing Agreements will likely be executed during the course of the project’s phased development and construction. The first Financing Agreement Date occurred on November 29, 2015 with the signing of the Al Rayan Loan agreement but as stated above, because of CCC’s default, it was never utilized. LLC must now close an equity investment transaction with RCA or a new investor to replace CCC. Until other Financing Agreements are actually executed by the relevant parties however, no assurance can be given that they actually will be so executed or that Project Financing will be available to LLC. Each such further Financing Agreement, if any, is expected to coincide approximately with the beginning of a new development and construction phase, all of which phases will include design, marketing and one or more new Sections of construction activities. The closing of a tranche of Project Finance whether from banks, investors, financial institutions or from Syndicated Bank Financing will each be memorialized by a separate Financing Agreement.

The November 29, 2015 execution date of the first such Financing Agreement with Masraf Al Rayan is defined in the Shareholder Agreement as the “Financing Agreement Date”. The earlier that the Financing Agreement Date occurred, the better it was expected to be for LLC, the Omagine Project, and all concerned for a variety of reasons but this was ultimately complicated by the CCC-Contract delays described herein and in our prior quarterly and annual reports filed with the SEC. The present liquidity squeeze in GCC banks may continue to have a negative impact on our Project Finance efforts. Notwithstanding the foregoing sentence, the bank with which we are presently negotiating a project finance package does not have such liquidity issues.

39

No assurance however can be given at this time as to whether the Company will be successful in arranging either Equity Sales or Debt Facilities or in closing the financing facility for the Omagine Project until such events actually happen.

Any reference in this report to a term or condition of the Development Agreement, the Usufruct Agreement and/or the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of such agreements. The full text of the Development Agreement is attached hereto as Exhibits 10.7 and 99.1. The full text of the Usufruct Agreement is attached hereto as Exhibits 10.8 and 99.2. The full text of the Shareholder Agreement is attached hereto as Exhibit 10.6.

The masterplanning of the Omagine Project will not begin until RCA fulfills its $20 million investment obligation pursuant to the Shareholder Agreement or until a new investor to replace CCC is secured. No further feasibility study is presently required or planned for the project as our financial model adequately demonstrates the project’s financial feasibility. We may however commission a further feasibility study or an update to the present one depending on future circumstances and/or requirements of lenders. It is presently planned that in parallel with the masterplanning effort we will engage the hospitality, real estate, insurance and marketing consultants to execute various professional studies which will inform the masterplanning process and our business plan. These consultants and advisers all contribute to and inform the masterplanning and final design process for the Omagine Project.

The preliminary master plan along with the various studies and our fleshed-out business plan (which in turn is informed by our now completed Strategic Plan) is expected to be utilized by the financial adviser to drive the Syndicated Bank Financing effort.

During the masterplanning process, exact sizes, shapes and placement of the various project elements (residential, hotels, entertainment, landscape, etc.) are determined and as the master plan evolves and takes shape, the various follow-on Phases of development and construction will also naturally evolve. Simultaneously with these processes, the Financial Adviser will be updating the Omagine Project’s financial model to reflect the precise and final constituent project elements along with their projected costs and associated projected revenue streams. Finally, all of the foregoing data and other marketing, sales and strategic planning studies created by or on behalf of LLC are assembled into an “LLC Business Plan”. With the LLC Business Plan in hand and with the LLC Financial Adviser in the lead, LLC and the Financial Adviser and other select consultants set about the business of making final presentations to the various banks, with which we are now and will continue to be in touch, with the objective of arranging the Syndicated Bank Financing.

Notwithstanding anything contained in this report regarding possible, proposed or planned (i) sales of equity by OMAG and/or LLC (“Equity Sales”), or (ii) debt facilities with banks, financial institutions or other persons or sale of debt securities by LLC (collectively, “Debt Facilities”), or (iii) Syndicated Bank Financing or Project Finance, no assurance can be given at this time as to whether the Company or LLC will be able to obtain the significant amount of financing and Project Finance necessary over time to execute the development of the Omagine Project.

Over the past many months, we have conducted, and continue to conduct, numerous meetings:

i.	with respect to LLC Equity Sales, with several potential equity investors and developers interested in becoming shareholders of LLC, including investment funds, regional developers and high net-worth individuals from Europe and several MENA Region countries, and

ii.	with respect to OMAG Equity Sales, with investment funds and high net-worth investors in the U.S., Europe and the MENA Region interested in becoming shareholders of OMAG, and

iii.	with respect to Debt Facilities for LLC other than Syndicated Bank Financing, with several banks and other potential investors in the U.S., Europe, the GCC countries and Oman, and

iv.	with respect to major local, regional and international banks in Oman and the GCC there appeared to be a significant amount of banking liquidity in 2015, but presently the banking liquidity levels are modestly rebounding after being under severe pressure in 2016 primarily as a result of the worldwide drop in the price of crude oil and resulting decrease in deposits into these banks by governments. The large appetite we witnessed in 2015 at such banks for providing Syndicated Bank Financing and Debt Facilities to LLC cooled in 2016 but appear to be easing in 2017. Notwithstanding the foregoing, the bank with which we are presently negotiating a project finance package does not have such liquidity issues.

40

LLC management and financial executives have held numerous meetings and discussions over the past numerous months with many major local and international banks, the purpose of which, among other things, was to discuss the prospects for such banks providing the Syndicated Bank Financing which is expected to be composed primarily of debt financing from banks. This is a crucial matter to address and accomplish in order to make the Omagine Project a reality. Based on present assumptions, we estimate that LLC’s peak Syndicated Bank Financing requirements will be approximately $350 to $400 million during the multi-year development cycle of the Omagine Project.

The process of obtaining project financing is not a trivial exercise. It is a time-consuming and complicated process which, when successful, culminates in an event known as a “Financial Close” – usually several Financial Close events - as projects of the size and scope of the Omagine Project are almost always developed in phases. With respect to any proposed Syndicated Bank Financing requirements, the question of whether or not LLC’s Land Rights can or will be used by the various banks as collateral to support such Syndicated Bank Financing is therefore of considerable importance. At present LLC management is confident that banks within Oman will use LLC’s Land Rights as collateral for bank debt facilities for LLC but we are unclear as to the position of many of the regional and international banks outside of Oman in this regard. We will fully engage in this project financing process after the masterplanning effort is well underway.

The DA addresses this matter in considerable length and clearly contemplates that LLC - as the registered owner of the Land Rights will be granting a security interest in its Land Rights to banks and lenders to the project. The DA further obliges the Government - as the registered owner of the land - to consent to any such grant of a security interest by LLC. (See: Exhibits 10.7 and 99.1, and Clause 22 of the DA - Lenders Security Interests). The DA states in relevant part:

“… the Government shall enter into Direct Agreements with Lenders acknowledging their rights by way of Security Interests over certain assets of the Project Company including an assignment to the Lenders of the Development Agreement, the Usufruct Agreement, other related agreements, and the Project Assets …” (See: Exhibits 10.7 and 99.1, Schedule 20 to the DA - Principles of Direct Agreement).

The major Omani banks with which LLC management has met - and with whom we continue to meet and update - have indicated that LLC’s Land Rights will be considered by such Omani banks as collateral to support bank financing debt facilities for the Project Finance for the Omagine Project but other non-Omani regional and international banks (including their branches in Oman) have been less forthcoming with definitive answers until they see more details about the nature and extent of LLC’s Land Rights.

LLC management is presently confident that the OR 276,666,667 ($718,614,000) value of its Land Rights will be considered by the Omani banks as collateral for the Syndicated Bank Financing for the Omagine Project but it remains unclear at this stage whether or not banks other than Omani banks will do likewise. Notwithstanding the foregoing statement however, it is not possible at this time to predict with certainty what future events may alter LLC’s present assessment of its ability to use its Land Rights to collateralize any bank debt financing including any Syndicated Bank Financing.

Updated Studies

In addition to the valuation studies and reports with respect to the Land Rights (See: “The Land Rights”, above), management also commissioned:

(i)	an updated feasibility study of the Omagine Project by an independent third party which is a professional real estate, tourism and marketing consultant, and

(ii)	an updated LLC internal financial model for the Omagine Project by unaffiliated third parties who are expert financial, investment banking and real estate consultants.

41

Both the updated feasibility study and the financial model have been completed (and may be further updated as and if required) and they will be utilized by LLC to fine tune its development plans, and ultimately by LLC’s designated Financial Adviser for the balance of the project in arranging the Syndicated Bank Financing and other financing for LLC as may be required.

LLC’s internal financial model is updated, modified and adjusted from time to time in order to capture what management believes are the then present market realities and projected trends. The financial model is organized to show best case, worst case and probable case scenarios. The most recently updated probable case scenario forecasts substantial net positive cash flows for LLC over the seven year period subsequent to the signing of the DA and a net present value (“NPV”) of the Omagine Project of approximately $1.5 billion dollars. Management believes its financial model assumptions are reasonable but cautions that they may change as new facts and information become available, as the development program and design process unfolds and as market conditions require. It is virtually certain that the various components of the financial model - and therefore the estimates of total cash flow and NPV - will change from time to time in line with market fluctuations and as the project unfolds.

The sale of residential and commercial properties is a large revenue driver supporting LLC’s internal financial projections. The OR 276,666,667 average valuation of the Land Rights has had a positive effect on projected revenue at LLC.

Management cautions that investors should not place undue reliance on the aforementioned financial model projections or on estimates by market participants mentioned herein as all such projections, estimates and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and no assurance can be given that the projections will be realized or that the estimates or forecasts will prove to be accurate. Potential investors are cautioned not to place undue reliance on any such forward-looking statement or forecast, which, unless otherwise noted to the contrary, speaks only as of the date hereof.

Off Plan Sales and Land Price Payments

As is present practice in Oman, LLC anticipates that sales contracts with third party purchasers of residential or commercial properties that are purchased “off plan” (i.e. purchased before the construction thereof), will stipulate the payment to LLC by such purchasers of (i) a deposit on signing of such sales contract, and (ii) progress payments during the construction period of the relevant property covered by such sales contract. Since the aggregate of such deposit and progress payments before and during the construction of the relevant property is expected to be approximately 85% of the sales price of the relevant property stipulated in such sales contract, LLC anticipates that (i) the construction costs for properties that are sold “off plan” will be substantially “owner-financed” by the relevant purchaser, and (ii) it will likely be unnecessary therefore for LLC to utilize any or very much Syndicated Bank Financing in order to pay for the construction costs of properties which are sold pursuant to “off plan” sales contracts. Management expects that this commonly accepted sales contract and payment process will significantly benefit LLC by reducing its aggregate requirements for Syndicated Bank Financing from its banks. The consumer appetite for such “off plan” sales is less today than it was in recent years. (See “Market Conditions” below).

Furthermore, Land Price Payments to the Government are not due or owing from LLC until such time as LLC legally transfers the freehold title to land to a purchaser at the time of the closing of the sale of such land. Such closings will only occur after LLC has received final payment of the relevant sales contract amount from the purchaser. LLC’s financing profile is therefore further enhanced since it is not obligated to make any Land Price Payments to the Government until after it has already received 100% of the contracted sales price amount from the relevant purchaser at the closing when the freehold title to such land and property is transferred to the purchaser.

Consolidated Results

The financial results of LLC are included in the consolidated financial results of the Company in accordance with accounting principles generally accepted in the United States. The Company experienced a substantial increase in capital on July 2, 2015 when the Land Rights were registered in LLC’s name and later recorded in LLC’s and the Company’s financial statements. The Company will experience another substantial increase in capital, if and when further capital increases from RCA and a new investor occur at LLC and the then appropriate percentage representing OMAG’s ownership interest in LLC is recorded in the Company’s consolidated financial statements. LLC’s ongoing financial results will be included in the consolidated financial statements of the Company as appropriate for as long as OMAG remains a shareholder of LLC.

42

In addition to the activities mentioned above, the Company’s preparations for its future business activities also include, but are not limited to: (i) negotiating various agreements with other major vendors, contractors, consultants and employees proposed to be involved in the Omagine Project, (ii) arranging the appropriate and required legal, accounting, tax and other professional services both in Oman and the U.S., (iii) reviewing and complying (to the extent we are presently able) with the listing requirements of various stock exchanges so we may be prepared to apply for such listing(s) as soon as we are eligible, (iv) examining various other matters we believe will enhance shareholder value, and (v) examining other potential Company revenue streams which are ancillary to, and derivative of, the Omagine Project.

The Company plans to enter businesses other than real estate development - and ancillary to, and derivative of, the Omagine Project - and the Company presently expects to generate ongoing revenue streams from such businesses, but no projections of the amount of such revenue, if any, can be made at this time.

Although the Company had expected to generate revenue in the medium term as LLC (i) began reimbursing OMAG for its Pre-Development Expenses, and (ii) begins paying the Success Fee installments to OMAG, such reimbursements for its Pre-Development Expenses are now likely to be delayed and/or possibly altered by the terms of an Amended and Restated Shareholder Agreement (which will not affect the on-demand repayment terms of the Loans and Advances) [See: “Pre-Development Expenses and Loans and Advances to LLC” and “Success Fee” above]. The Company is not expected to generate revenue from sales or operations of properties within the Omagine Project until the development and construction of the Omagine Project is substantially underway. The masterplanning, development and construction of the Omagine Project is not expected to begin in earnest until the matter of a replacement investor for CCC is settled.

Financial Adviser

LLC’s financial adviser (“Financial Adviser”) for the Omagine Project is expected to be a bank or other professional financial consulting company. As such the Financial Adviser will arrange the syndication among several banks of the debt financing (“Syndicated Bank Financing”) for the Omagine Project.

We are presently in discussions with a bank which has already given LLC a “soft commitment” with respect to the provision by it of the debt financing required for the Omagine Project.

Importantly, given the present liquidity issues at local and MENA Region banks, the matter of Project Finance is an issue that has now moved to the forefront of LLC’s agenda. While the required Project Finance for the Omagine Project (estimated at approximately $400 million) – or any project – is not usually needed until after the masterplanning and design phase is complete or near complete, given present economic strains both developers and contractors are well advised to seek to lock up a Project Finance commitment early on rather than waiting to start a syndication at a later date.

LLC’s Financial Adviser will advise on capital structure and lead the arrangement and placement of the Syndicated Bank Financing. LLC will then work together with its Financial Advisor to appoint lead arrangers for such Syndicated Bank Financing which may include the Financial Advisor itself.

The amount of Syndicated Bank Financing owed at any one time by LLC to its Lenders is expected to fluctuate over the development and construction cycle of the Omagine Project and will be greatly influenced by (i) any additional Equity Sales at LLC, and (ii) the pace and tempo of LLC’s receipt of proceeds from its planned sales of real estate to third parties. The capital of LLC, proceeds from Equity Sales if any, Syndicated Bank Financing and the proceeds from sales of its residential and commercial properties, are expected to be utilized by LLC to develop the Omagine Project.

43

The maximum amount of such Syndicated Bank Financing presently expected to be outstanding at any one time during the development and construction cycle of the Omagine Project is presently estimated by management to be between $350 million and $400 million.

We have had extensive discussions with a number of MENA Region financial institutions with respect to such Syndicated Bank Financing and while they remain interested in discussing the Project Finance for the Omagine Project, almost all such banks confirmed the tightening of bank liquidity due to the current economic climate resulting from the sharply reduced price for crude oil. We are presently in discussions with a bank which is not experiencing such liquidity issues and which has already given LLC a “soft commitment” with respect to the provision by it of the debt financing required for the Omagine Project. With LLC’s Financial Adviser leading this effort, management remains hopeful with respect to LLC’s prospects for arranging the Syndicated Bank Financing for the Omagine Project but recognizes that given present economic and market conditions, it is not a trivial task and will be challenging. These discussions are ongoing and cannot be concluded until after the masterplanning of the Omagine Project is well underway and no assurances can be given at this time regarding the outcome, if any, from such discussions. The DA recognizes and addresses this issue when it states, in relevant part:

“The Government recognizes that the Project Company intends to raise limited recourse financing in relation to the Project and that Lenders may expect to be afforded certain rights in relation to it. Accordingly, the Project Company will by or before the completion of twelve (12) months from the Execution Date [now the Operative Date of July 1, 2015; see Exhibits 10.7, 99.1, 10.8 and 99.2] enter into a written term sheet with the Lenders for the financing of the First Phase, any other phase or all of the Project (a “Term Sheet”). If the Project Company has not delivered a copy of such Term Sheet to the Government by or before the expiry of the twelve (12) month period referred to above, this Development Agreement then shall have no further effect.” (See Exhibits 10.7 and 99.1).

The condition referred to above was fulfilled on November 9, 2015 when LLC entered into a written term sheet with Masraf Al Rayan with respect to the financing of the then planned first phase of the Omagine Project. Unfortunately due to CCC’s failure to fulfil its investment obligations under the Shareholder Agreement such financing was never utilized.

MENA Region banks and financial institutions continue to maintain adequate levels of liquidity but the rapid fall in world oil prices is a challenge to those banks whose liquidity relies to a great deal on government deposits resulting from the sale of crude oil. Such new and large government borrowings from commercial banking institutions tend to crowd out commercial borrowing capacity for private companies. The largest banks of course are weathering this storm more handily then the mid-size or smaller banks.

The project financing environment in Oman and the MENA Region continues to remain cautious after the rapid decline of worldwide oil prices which led to the rapid decline of bank deposits being received from governments. LLC management regularly meets with several internationally recognized Financial Advisers, all of whom have deep and wide-ranging expertise in the MENA Region project financing markets and as part of their normal business activities are in regular contact with MENA Region banks and international financial institutions regarding the status of and conditions prevailing in the project finance marketplace. The Company is now cautiously optimistic (but less confident then it had been before the 2015 sudden drop in oil prices) that LLC and its yet to be designated Financial Adviser will be able to arrange the necessary project financing for the Omagine Project. Management believes that all the Financial Advisers and banks with whom it has recently met concur that there is currently still a reasonable degree of liquidity and appetite among MENA Region banks and financial institutions for lending to, and investing in, sound development projects in the MENA Region. Most such persons and institutions however are more cautious than they were over a year ago because of the recent rapid fall in oil prices and the continuation of the unsettled military activities ongoing in Syria, Iraq, Yemen and Libya.

Notwithstanding the fact that LLC has already received a “soft commitment” with respect to the provision of the debt financing required for the Omagine Project from a bank without the aforementioned liquidity issues, no assurance can be given at this time that LLC will be able to obtain any, or a sufficient amount of, the project financing required to develop, build and complete the Omagine Project. If such a circumstance were to occur, it would have a material adverse effect on our business and operations.

44

Market Conditions

As previously disclosed and as has been and continues to be widely reported by local and international media and press, the worldwide price of crude oil fell very suddenly and dramatically in 2014 and 2015 (from over $100 per barrel to about $25/$30 per barrel) as robust production in the U.S. and elsewhere created a global glut of crude oil. Presently the price of crude oil is about $47/bbl. Almost all countries in the MENA Region are dependent on the sale of crude oil to support their economies and their government spending programs.

Although MENA Region governments had 100s of billions of dollars of savings in sovereign reserve funds, this oil price shock ushered in an extremely challenging environment for the MENA Region governments and for the companies of all types – including developers and contractors – operating in the MENA region. In reaction to the large, rapid and unexpected drop in crude oil prices, government budgets were slashed across the region; contractors’ payments were delayed; and many government sponsored projects were postponed, delayed or cancelled. Payment delays and stalled government projects off the back of the decline in oil prices have severely impacted the entire construction industry in the MENA Region – including in Oman. The Omagine Project however is not a government sponsored project and LLC is a private company.

Crude oil prices “seem” to have recently stabilized around the mid to high $40s per barrel price and a rebalancing of the market “seems to be” is in progress but the knock-on effects of the lower government spending and the delayed payments by MENA Region governments to contractors has had a severe economic impact on local economies and contractors.

Almost all local banking institutions in the MENA Region are dependent on large deposits from oil and gas sales by governments in order to provide the normally excess liquidity apparent in the local banking system prior to this recent dramatic worldwide drop in oil prices. With the sudden fall in deposits from oil sales, bank liquidity at local banking institutions in the GCC and wider MENA Region were under immense pressure as deposits fell dramatically while simultaneously governments became large borrowers where they were not before. Even now some of the largest contractors are experiencing difficulties.

We expect that this sudden business cycle change will eventually right itself as all market participants adapt to the new realities but we are of the present opinion, provided our Investment Agreement with our proposed new investor or with one of the European funds with which we are presently in discussions results in the closing of an investment transaction to replace CCC, that the Company will succeed in creatively making a path where none had apparently previously existed. Because of the significant delays in developing the Omagine Project to date however, tensions are high both in the local market and the Government and no assurance can presently be given that our present plans will succeed. Also, should the current negative economic conditions caused by the GCC-wide liquidity squeeze at banks continue unabated, a knock-on effect in the real estate markets resulting in slower or fewer sales and lower selling prices could occur.

The market intelligence garnered by management indicates that local bankers and market participants believe that both transaction volume and pricing in the Omani real estate market are stable and are expected to improve during 2017 relative to performance in 2015 and 2016. We are presently unsure what the impact on transaction volume and pricing will be from the fall in crude oil prices but we expect some softness in the market as all participants adjust to the “new normal” of $40 to $50 crude oil prices. From a timing perspective, LLC plans to now launch residential and commercial sales at the Omagine Project within the first 12 months after we close an investment transaction to replace CCC’s now defaulted investment.

Trends in the Omani market during the past few years have indicated a reduced presence of speculative buyers and a reduced consumer appetite for pre-sales of residence units (“off-plan” sales) as buyers now frequently demand a finished product before entering into sales contracts with developers. Although, many societal disorders, military activities and terrorism continue in other parts of the MENA Region, as long as the politically stable and quite safe conditions existing at present in Oman persist then, market conditions should favorably impact LLC’s future operations.

Nearby Dubai is experiencing softness in its residential sales and leasing market but in general Dubai’s economy (a regional barometer) remains relatively strong and, in certain areas, quite robust. Raw material and labor prices remain somewhat volatile in Oman having recently experienced both downward and upward swings over the past year – but overall construction costs are sharply down due to the severe competition presently in the market among building contractors.

45

In Iraq, Syria, Yemen and Libya, among other countries, daily violent military clashes and terrorism are now commonplace. Other Arab countries in the MENA Region have experienced and are experiencing demonstrations of discontent with the rule of their heads of state and in some cases these demonstrations are being met with violent pushback by some MENA Region governments but this was not and is not the case in politically and economically stable Oman. Anxiety over the health of His Majesty, the much beloved Sultan Qaboos, and what effect, if any, that will have on Oman’s political stability and leadership succession seems to have abated and His Majesty seen to be actively managing state affairs.

Construction material costs and property selling prices in Oman and the surrounding region remain somewhat volatile and undue reliance on present forecasts should be avoided. Management cautions that future events rarely develop exactly as forecast and the best estimates routinely require adjustment. Management fully expects that its cost estimates for the Omagine Project (and therefore, its financial model) will require adjustment – possibly significant adjustment – as future events unfold. Investors and shareholders are cautioned not to place undue reliance on any such forward-looking statement or forecast, which speaks only as of the date hereof.

Nearby Dubai leads the way for the Gulf tourism market and this is likely to be the case for the foreseeable future, given its existing visitor market, attractions, its impressive future capital development and marketing investment programs, and especially given its recent selection as the host for EXPO 2020 which is expected to attract over 25 million visitors.

Sales and Marketing

After RCA fulfills its past due $20 million investment obligation or after LLC closes an investment transaction to replace CCC as an investor and shareholder, LLC plans to undertake several wide ranging and continuous marketing, advertising, branding and public relations campaigns to establish its brand identity prior to LLC’s launch of residential and commercial properties for sale and to advertise and promote its forthcoming entertainment, hospitality and retail offerings.

As we move forward we plan to construct and operate a sales showroom at the Omagine Site. The sales office/showroom will be staffed with experienced real estate sales personnel and will contain large scale models of the Omagine Project and its various components as well as associated collateral sales and marketing materials.

The anticipated launch date for residential and commercial sales was previously planned to be in the first or second quarter of 2018 but the unexpected death of our proposed new investor in LLC has now delayed this launch date further and it is now contingent on the timing of the closing of the aforementioned investment transaction with RCA or the new investor (which management is unable to presently estimate). Management expects that the continuing stability of local real estate markets as well as the Government’s continuing improvements to Oman’s infrastructure (Muscat International Airport, roads, regional airports, etc.) will contribute positively to LLC’s future sales prospects. The impact of the recent fall in crude oil prices and the knock-on economic effects on consumers and government projects is unknown and difficult to predict at this time.

Management expects the Omagine Project to benefit from Dubai’s hosting of EXPO 2020, and similarly from nearby Qatar’s hosting of the World Cup Games in 2022. Both of these events are expected to attract a huge amount of visitors and tourists. The Omagine Project will be conveniently located one hour from Dubai and Qatar by air and is easily accessible by a fine roadway system in both Oman and the U.A.E. A visit to the Omagine Project will be a natural and logical addition to a Dubai or Qatar visit.

Sale prices and rental rates for housing in other integrated tourism projects in the Muscat area of Oman have remained relatively stable during 2016 and 2017 and as of the date of this report. The inventory of unsold housing in the secondary (re-sale) market (both outside of and within ITCs) has diminished due to recent, albeit quite price-sensitive, sales activity. New housing inventory, especially smaller apartments designed to hit perceived market price-points, has continued to come onto the local Muscat area market and the market absorption rates (number of market transactions) for such new residential housing is strong. The DA allows for sales and pre-sales of any of the residential or commercial buildings that will be developed and built on the Omagine Site.

The DA stipulates the obligation of the Government to issue such Licenses and Permits as may be required for the development of the Omagine Project, including but not limited to issuing an Integrated Tourism Complex License (“ITC License”) designating the Omagine Project as an ITC. On June 26, 2014, the Government issued an ITC License to LLC designating the Omagine Project as an ITC.

46

Non-Omani persons (including expatriates living and working in Oman) are forbidden by Omani law to purchase land, residences or commercial properties in Oman unless such land, residences or commercial properties are located within an ITC. Because it is now licensed as an ITC, the land, residences and commercial properties within the Omagine Project may be sold to any buyer worldwide - including any non-Omani buyer - and the freehold title to such land, residences and commercial properties may be transferred to such buyers. Residences in ITCs are viewed to be highly desirable by purchasers (by both investors and owner-occupiers) and ITC residences therefore enjoy a premium selling price relative to non-ITC residences. Purchasers of residences within the Omagine Project (or any ITC) are entitled by Omani Law to be issued a resident visa (for themselves and their immediate family).

The excellent location of the Omagine Site is recognized by local market participants and the significance of the provision of the Omagine Site to LLC is substantial. The increase in the value over the last several years of the land constituting the Omagine Site has had a positive effect on the valuation of the Land Rights and is expected to have a positive effect on LLC’s revenue from the sale of residential and commercial properties. The value of the land constituting the Omagine Site is expected to be a primary driver of future LLC and Company revenue and the benefits accruing to LLC and the Company pursuant to LLC’s Land Rights over the Project Land is expected to be material and significant.

Pursuant to the DA and UA, LLC will pay the Government OR 25 ($65) per square meter for the Project Land it sells to third party purchasers. The average valuation for the Land Rights (net of such Land Price) is OR 276,666,667 ($718,614,000) (See: “The Land Rights”, above).

Design, Engineering, Construction, Program Management, Content Development

The Company does not presently own or directly operate any design, engineering, content development or construction companies or facilities. With assistance from OMAG via the Loans and Advances, LLC has undertaken many critical tasks as indicated above, but for LLC to fully accomplish its objectives and undertake and finance the Omagine Project, it will have to close an Equity Sale transaction. The failure to date to accomplish these matters with CCC has delayed the Omagine Project and the masterplanning process.

Subject to the approval of its shareholders and to negotiating and agreeing to a contract, LLC intends to hire a design firm, an engineering firm, a program management firm, a construction management firm and a quantity surveying/cost consultant firm.

The interpretive design, entertainment content, and visitor experience design candidates to be hired by LLC have been narrowed to a short list of professional companies. One or more of such companies (“Content Developers”) will be engaged by LLC to design the transformation of the Omagine Project’s high level strategic vision for the content of the Pearl structures and surrounding areas into physical places offering emotional, intellectual and physical experiences and interactions. Each of the prospective Content Developers has serviced a diverse client base, including theme parks, museums, zoos, aquariums and other such complex entertainment centers around the world, including in the MENA Region, and each continues to regularly produce world class attractions globally of the size and scope of the Omagine Project.

47

LLC presently intends to hire various local Omani contractors for the construction of the Omagine Project.

To date, OMAG has generally conceived the development concepts and defined the “scope of work” and then, as required, contracted with various designers, architects, contractors and consultants in the United States, Europe and the Middle East to perform those tasks. LLC will engage various firms as its consultants (master planner, engineers, real estate and hospitality consultants, etc.) who will together with management finalize the design for the entire Omagine Project. There are many such consultants available with competitive pricing and the Company does not believe that the loss or inability to perform of any such consultant which it has selected would have a material, adverse impact on its business or operations. The Company believes it maintains a good working business relationship with its consultants. As presently planned, all copyrights to all material documents, designs and drawings executed by such independent designers, architects, contractors and consultants are, or will be, the property of either LLC or OMAG.

DESCRIPTION OF PROPERTY

OMAG maintains its corporate offices at 136 Madison Avenue, 5th Floor, New York, NY 10016. The premises are leased by OMAG under a month to month lease. LLC leases premises in Muscat, Oman from an unaffiliated third party under a one year lease which commenced in January 2017 which provides for an annual rental of $35,880.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings which would have a material adverse effect on it or its operations.

MARKET FOR COMMON SHARES AND RELATED STOCKHOLDER MATTERS

Common Stock

Although our Common Stock is quoted and traded on the OTCQB under the symbol “OMAG”, there is presently a limited amount of trading in our Common Stock and it is uncertain if such limited trading constitutes an “established public trading market”. The following table sets forth the high and low sales price quotations for our Common Shares as reported by the OTCQB on the quarterly ending dates indicated and as of the most recent practicable date. The table reflects inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions. The last reported sale price of our Common Stock on the OTCQB on June 30, 2017 was $0.1549 per Common Share.

Quarter Ended	High	Low
3/31/2014	$2.90	$0.61
6/30/2014	$2.25	$1.20
9/30/2014	$2.43	$1.20
12/31/2014	$3.94	$1.55

3/31/2015	$2.99	$1.65
6/30/2015	$2.50	$1.20
9/30/2015	$3.09	$1.45
12/31/2015	$1.88	$1.21

3/31/2016	$1.40	$0.95
6/30/2016	$1.28	$0.605
9/30/2016	$1.12	$0.85
12/30/2016	$0.95	$0.616
06/30/2017	$0.1549	$0.109

48

As of the date hereof OMAG has issued and outstanding:

i	3,107,000 Stock Options exercisable at various per Common Share exercise prices for the purchase of an aggregate of 3,107,000 Common Shares (See: “Executive Compensation - Equity Compensation Plan Information”), and

ii	1,455,000 Stock Appreciation Rights (“SARs”) with a grant price of $2.00, all vested on the grant date of August 31, 2015 and expiring on December 31, 2017, payable only in Common Shares (See: “Executive Compensation - Equity Compensation Plan Information”), and

iii	6,422,124 Strategic Warrants exercisable for the purchase of an aggregate of 6,422,124 Common Shares, 3,211,062 of which are $5 Warrants and the remaining 3,211,062 of which are $10 Warrants (See: “Description of Preferred Stock and Warrants – Strategic Warrants”), and

iv	250,000 Adjustable Warrants exercisable for the purchase of an aggregate of 250,000 Common Shares at an exercise price equal to the greater of (a) $0.50, or (b) 80% of the Market Price on the Trading Day immediately preceding the relevant Exercise Date (See: “Description of Preferred Stock and Warrants”), and

v	a convertible promissory note in the aggregate principal amount of $100,000 issued to a company controlled by two Independent Directors, which note and accrued interest in the aggregate amount of $104,260 (at June 30, 2017) is convertible at $0.75 per Common Share into approximately 139,013 Common Shares (See: “Certain Relationships and Related Transactions and Director Independence - Related Party Payables”), and

vi	two convertible promissory notes issued to an Independent Director in the aggregate principal amount of $150,000, with accrued interest thereon at June 30, 2017 of $101,206, which two notes and accrued interest in the aggregate amount of $251,206 (at June 30, 2017) are convertible at $2.50 per Common Share into approximately 100,482 Common Shares (See: “Certain Relationships and Related Transactions and Director Independence - Related Party Payables”), and

vii	a promissory note in the amount of $185,000 to an unaffiliated third party which, under certain circumstances may be convertible into Common Shares pursuant to a formula contained in the Note Purchase Agreement associated with such promissory note (See: “The St. George Investments LLC Loan Agreement”),

viii	a promissory note in the amount of $100,000 to an unaffiliated third party, which under certain circumstances may be convertible into Common Shares pursuant to a formula containing in the Note purchase Agreement associated with such promissory note (See: “The JSJ Loan Agreement”).

In addition, the Registration Statement of which this Prospectus forms a part, covers the registration by OMAG of up to 3,085,822 Common Shares of which up to 2,818,740 may be sold by the Selling Stockholder or its affiliate (See: “Selling Stockholder”).

At June 30, 2017, OMAG had 22,152,350 Common Shares issued and outstanding and based upon the number of record holders plus the number of individual participants in security position listings at such date, there were approximately 1,119 holders of such Common Shares.

Dividends and Dividend Policy

The holders of Common Stock share proportionately, on a per Common Share basis, in all dividends and other distributions declared by our Board of Directors. Other than a 2012 non-cash dividend distribution of rights and warrants to our shareholders, we have not declared any dividends on our Common Stock since inception and do not anticipate paying cash dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any future decisions as to payment of cash or non-cash dividends or distributions on our Common Stock will be at the discretion of the Board of Directors and will depend upon our earnings and financial position at such time and on such other factors as the Board of Directors may then deem relevant.

Performance graph

A performance graph is not required for OMAG since it is a smaller reporting company.

Selected Financial Data and Supplementary Financial Information

Selected financial data and supplementary financial information are not required for OMAG since it is a smaller reporting company.

49

FINANCIAL STATEMENTS

The response to this Item, commencing on Page F-1, is submitted as a separate section to this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights OMAG’s business activities during the three and six month periods ended June 30, 2017 and during its 2016 and 2015 fiscal years.

Overview

The Company is expected to generate revenue as LLC begins reimbursing OMAG for its Pre-Development Expenses and Loans and Advances and begins paying the Success Fee installments (See: “Pre-Development Expenses and Loans and Advances to LLC” and “The Success Fee”, above) but is not expected to generate revenue from operations in the near term until the development of the Omagine Project is substantially underway. The Company will need to generate sustainable operating revenue in order to attain its objectives and sustain its operations going forward.

As the development program for the Omagine Project becomes more detailed and as the planning and design processes progress, the estimates of construction and development costs have and will become proportionately more accurate. LLC presently expects, based on the current assumptions underlying its updated development program, that the development costs (including the costs for design, construction, program management and construction management) for the Omagine Project will be between $2.1 and $2.5 billion dollars.

The costs of labor and materials as well as the selling prices and market absorption rates of new residential and commercial properties remain somewhat volatile in Oman and accurate forecasts for such future costs, selling prices or market absorption rates cannot be made at this time. (See “Market Conditions” and “Sales and Marketing”, above).

LLC nevertheless presently expects, based on current assumptions and market activity that such residential selling prices during the Omagine Project’s planned multiple sales releases will be at least equal to the prices that are presently budgeted by LLC and that total construction costs will be somewhat lower.

Beginning in the Company’s September 30, 2015 consolidated financial statements and continuing to date, the Company’s consolidated financial statements reflect a substantial increase in capital resulting from the inclusion therein as of July 2, 2015 of the value of the Land Rights purchased by LLC. The opinion of our independent auditors in our fiscal year 2016 audited financial statements included in this Prospectus does not contain any expression of concern about our ability to continue as a going concern. In their opinion on our fiscal year 2014 audited financial statements, our auditors expressed substantial doubt about our ability to continue as a going concern but beginning in our September 30, 2015 unaudited quarterly financial statements and continuing through to our June 30, 2017 unaudited quarterly financial statements included in this Prospectus, that expression of concern has been removed.

In the first six months of 2017, OMAG sold (a) an aggregate of 639,948 restricted Common Shares to investors for aggregate proceeds to OMAG of $233,078 and (b) an aggregate of 330,190 restricted Common Shares to the Company’s president, vice president and three independent directors for aggregate proceeds to OMAG of $226,000. In November and December 2016, OMAG sold an aggregate of 370,000 restricted Common Shares to investors for aggregate proceeds to OMAG of $185,000.

50

The Development Agreement was signed by LLC and the Government of Oman on October 2, 2014. Thereafter the DA was ratified by the Government, the UA was signed by and registered with the Government and LLC’s Land Rights were valued by three outside independent experts at an average valuation of seven hundred eighteen million six hundred fourteen thousand dollars ($718,614,000).

LLC was organized in late 2009 for the sole purpose of developing the Omagine Project. By definition therefore, it was designed to be relatively inactive until the Development Agreement was signed and to become fully operational only after the DA was signed. At the time the Shareholder Agreement was signed in late 2011, the LLC Shareholders were expecting the imminent signing of the DA but as previously reported the DA signing was continually delayed (the Arab Spring; four different Ministers of Tourism; the worldwide financial crisis; etc.) for a variety of reasons. (See our previous SEC reports for a detailed narrative on these delays). The DA was ultimately signed on October 2, 2014.

LLC was initially capitalized by OMAG in 2009 at $52,000. Two years later pursuant to the Shareholder Agreement the LLC Shareholders made modest initial cash investments into LLC totaling $338,000 (of which OMAG invested 60% or $182,000) and simultaneously the LLC Shareholders obligated themselves to make further more substantial investments into LLC ($70 million plus Land Rights) after the DA was signed and the Financing Agreement Date was achieved. This structure of initial and deferred investment stages memorialized in the Shareholder Agreement was a cumbersome but eminently sensible arrangement given the numerous DA signing delays experienced (and continued to experience through October 2014). This investment structure had the added advantage of facilitating the low risk entry into LLC of our strategic partners RCA and CCC.

As previously reported it was also foreseeable, and foreseen by management, that this multi-stage investment structure had a built in disadvantage. It left a future financing gap to be addressed after the DA was signed, namely -- the time period between the DA signing and the first Financing Agreement Date (the “Immediate Post-DA Period”) would be a challenging period to finance.

A fast track development schedule during the Immediate Post-DA Period - followed by the First Phase was always planned and desirable. Since it was clear that such a fast track schedule would need significant financing, management planned accordingly and sought to address this predictable coming financing gap in a variety of ways, including the following: (i) we structured the Shareholder Agreement investments such that although the initial investments into LLC by RCA, CCC and OMAG were minimized, LLC would receive a $546,000 additional cash investment from OMAG promptly after the DA was signed; (ii) anticipating that the value of the Land Rights would be substantial (whether on balance sheet or off ), beginning in 2011 we expanded our investor outreach with respect to post-DA LLC equity sales; (iii) in our 2012 rights offering, we included 6,773,896 Strategic Warrants (3,211,062 of which are exercisable at $5.00 and 3,211,062 exercisable at $10) which we distributed to our shareholders as a dividend (See: “Strategic Warrants”, below); (iv) we registered both the Strategic Warrants and the Common Stock underlying the Strategic Warrants with the SEC in order to make them “freely trading”.

Management realized that financing for the Immediate Post-DA Period would be scarce because of the way the Shareholder Agreement was structured but we were hopeful that the aforesaid plans would yield the desired results. They didn’t. In order to sustain LLC during the pre-DA delays, OMAG had trickled out its additional $546,000 investment into LLC over time and mostly before the DA was signed. No post-DA “immediate $546,000 cash infusion into LLC” was therefore forthcoming; it was already mostly used up pre-DA.

Shortly after the DA was signed management undertook a series of MENA Region trips (many of which were arranged for us by CCC senior management) to make many investor presentations to wealthy investors and investment funds in the MENA Region – all were interested – some offered to invest – but none of the proposed investment offers were acceptable to LLC management.

As previously disclosed, we had planned to finance the activities required to be executed during the Immediate Post-DA Period via equity sales at LLC or debt financing (including possibly a loan from OMAG to LLC if the financial resources were available to OMAG at such time); which debt financing would also (assuming the CCC Contract was signed) be the first Financing Agreement Date; which in turn would satisfy the Conditions Precedent to RCA’s and CCC’s obligations pursuant to the Shareholder Agreement to make their Deferred Cash Investments into LLC in the aggregate amount of approximately $69 million; which in turn we planned to follow (at a later time) with additional sales of LLC equity at a stepped-up LLC valuation, followed next by the syndicated bank financing. The Immediate Post-DA Period activities, the First Phase, and all follow-on phases (and construction Sections) were planned therefore to be tracked in parallel with the appropriate and necessary financing phases. It was a reasonable plan but events didn’t evolve as expected and the plan didn’t work as intended.

51

It was fortunate that we (i) had developed a good working relationship with YA over the years and we had renewed the SEDA and also arranged several working capital loans from them over time (See: “Results of Operations - Standby Equity Distribution Agreements” and “The YA Loan Agreements”, below); (ii) had accelerated our outreach and relationship management with banks and financial institutions in Oman, the UAE and Qatar, and (iii) had made some significant private placement sales of our Common Stock. While judicious in our use of the foregoing financing mechanisms, in order to finance the pre-DA delays (and the Immediate Post-DA Period tasks and activities), the sale and issuance by the Company over the years of many additional shares of Common Stock was required. It is a mark of the Company’s judiciousness and frugality however that as of the date hereof we still have only approximately 22 million Common Shares outstanding. Absent the Pre-DA delays, much of even this dilution could have been avoided; but the alternative was not attractive.

The Immediate Post-DA Period consisted essentially of activities required prior to engaging the masterplanner, engineering and other consultants and in preparation for the start of construction and serious syndicated debt discussions with banks. These initial activities included: land valuation reports, updating of feasibility studies & financial models; strategic planning, marketing plans; construction planning; vendor identification and selection (master-planner, specialty architects [residential, landscape, hotels, lighting, IT]; engineers, and several specialty consultants, etc.), and initial financial, banking and investor activities. As we continued executing various tasks during the Immediate Post-DA Period, we also held discussions with senior CCC management regarding a short term loan to LLC from CCC to help finance the ongoing Immediate Post-DA Period activities required for our fast track development model, but these discussions became extended and were ultimately inconclusive. The Immediate Post-DA Period is now concluded and it was financed in its entirety on behalf of LLC by OMAG.

The first Phase of the development and construction of the Omagine Project was budgeted at approximately $24 million and such first Phase as contemplated consisted mainly of the execution over 10 to 12 months of the masterplanning, design, engineering and construction work necessary for vertical construction to begin and the administrative, financial and marketing activities necessary for the implementation of our business plan. This first Phase was planned to be financed via the Al-Rayan Bank loan and from the Deferred Cash Investments from CCC and RCA (which failed to occur).

LLC is attempting to arrange an equity investment into LLC to replace CCC as an investor followed by bank debt financing to finance masterplanning, design and engineering and development activities. Architectural, design and engineering activities are planned to continue over the next several years spanning many follow-on phases (the second, third, fourth, etc. phases) as the development and construction of the Omagine Project unfolds.

Before 2009 when LLC was organized, 100% of the Pre-Development Expenses associated with the Omagine Project were paid by OMAG. From its inception in 2009 through the date hereof approximately 3% of all expenses associated with the Omagine Project were paid by LLC and 97% of all such expenses continued to be paid by OMAG. LLC was capitalized at $390,000 pre-DA; 60% of which ($234,000) was invested by OMAG. Instead of making one lump sum investment of $546,000 after the DA was signed as the Shareholder Agreement had contemplated, OMAG made a series of earlier advance investments into LLC over the years totaling $546,000 both before and after the DA was signed.

As the DA negotiations and signing dragged on, LLC bled cash which OMAG financed. The ambitious vision and scope for the Omagine Project required substantial cash to sustain it and this very quickly exhausted LLC’s already meager initial capital from the LLC Shareholders’ $390,000 minimal initial investments. OMAG continued to solely finance and pay LLC’s ongoing expenses while simultaneously advancing cash directly into LLC to keep it viable and functioning. As of June 30, 2017 OMAG has incurred expenses totaling approximately $30.6 million to bring the Omagine Project and LLC to their present state (See: “Pre-Development Expenses and Loans and Advances to LLC). No one expected at the time that it would take an additional four years after the Shareholder Agreement was signed to get the DA signed. But it did. Ninety-seven percent (97%) of the financing for that four year effort and 99.2% of all financing of pre-development expenses for the Omagine Project to date on behalf of LLC, was financed by OMAG.

52

LLC has booked the 276,666,667 Omani Rials value of the Land Rights as capital and as hard assets (inventory & land) on its financial statements and the Company has likewise booked the appropriate consolidating entries (based on a $2.5974 per 1 Omani Rial exchange rate) for the Land Rights on its consolidated balance sheet included in its audited financial statements for the year ended December 31, 2015.

The Company is presently holding discussions with RCA with respect to its past due $20 million equity investment into LLC, with the estate of a deceased investor with whom LLC has a signed Investment Agreement, and with two European investment funds with respect to equity sales at LLC at equity valuations which management considers to be reasonable.

Investors and shareholders should be aware that the execution of the Omagine Project over the multi-year schedule contemplated by the Company will require significant amounts of project financing which is planned to be arranged in several tranches in parallel with the development cycles of the project and no assurance can be given that any or all of such required project financing, including the proposed debt financing with a regional bank, will be able to be obtained by LLC.

Forecasts, projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date hereof. All such forecasts, projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and no assurance can be given that such forecasts, projections or assumptions will be realized. No assurances can be given regarding the achievement of future results, as our actual results may differ materially from our projected future results as a result of the risks we face, and actual future events may differ from anticipated future events because of the assumptions underlying the statements that have been made regarding such anticipated events.

Warrant Distribution

In 2012 OMAG distributed 6,422,124 Strategic Warrants at no charge to its shareholders. All such Strategic Warrants presently expire on December 31, 2017.

Critical Accounting Policies

Our financial statements attached hereto have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The policies discussed below are considered by management to be critical to an understanding of our financial statements because their application places the most significant demands on management’s judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Actual results as determined at a later date could differ from those estimates. In recording 276,666,667 Omani Rials ($718,614,000 based on a $2.5974 per 1 Omani Rial exchange rate) in the Company’s consolidated financial statements as the non-cash value of Land Rights (as defined below) purchased by LLC from an LLC Shareholder in consideration for the issuance to such shareholder of 663,750 Omagine LLC shares (“LLC Shares”), management has relied to a great extent upon the written valuation reports of three expert land valuation firms engaged by LLC to value such Land Rights. Furthermore, in allocating such non-cash value to inventory and land under development, management has relied to a great extent upon the written report of an expert independent accounting firm engaged by LLC to advise it on the proper accounting to be used to record such non-cash value in LLC’s financial statements. Specific risks for these critical accounting policies are described in the following paragraphs. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

53

Land Rights - The Company’s consolidated 2015 and 2016 audited financial statements reflect 276,666,667 Omani Rials ($718,614,000 based on a $2.5974 per 1 Omani Rial exchange rate) of land under development which the Company has allocated as follows: 188,963,334 Omani Rials ($490,813,363 based on a $2.5974 per 1 Omani Rial exchange rate) to inventory; and 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate) to property. This land under development was purchased by LLC on July 2, 2015 pursuant to the terms of the Shareholder Agreement whereby an LLC shareholder subscribed for 663,750 LLC Shares at a purchase price equal to that amount of Omani Rials determined to be the value of the usufruct rights over one million square meters of beachfront land (the “Land Rights”). The Land Rights are extensive and they include the right to sell such land on a freehold basis (See: Exhibits 10.7 and 99.1). Since the Land Rights represented a non-cash payment-in-kind for the LLC Shares, it was necessary to value the Land Rights.

Three expert real estate valuation companies were engaged by LLC to independently value the Land Rights in accordance with the professional standards specified by the Royal Institution of Chartered Surveyors (“RICS”) and International Financial Reporting Standards (“IFRS”). The average of the three Land Rights valuations was OMR 276,666,667. See: Exhibits 99.4, 99.5 and 99.6.

LLC engaged the services of an expert IFRS accounting consultant, PricewaterhouseCoopers LLP (“PwC”), to definitively determine the correct method of recording the OMR 276,666,667 average value of its Land Rights in its IFRS compliant financial statements. After receiving PwC’s written report, LLC then consulted with its independent auditor, Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”) and received Deloitte’s written report agreeing with the PwC analysis. Both PwC and Deloitte have concluded that the Land Rights are to be recorded as capital, work-in-process (inventory) and land on LLC’s financial statements. The Company’s independent auditor in the U.S. has likewise concurred that with respect to the Company’s consolidated financial statements prepared pursuant to US GAAP, that the Land Rights should be recorded as capital, inventory and land.

In determining the proper amounts to be allocated to inventory and to land, LLC calculated the percentage (x) by dividing (y) the area of the land LLC presently plans definitively to sell, by (z) the total area of the Project Land, and then multiplying that percentage (x) by 276,666,667 Omani Rials to get the number (N) for inventory. The amount to be allocated to property was then calculated by subtracting N from 276,666,667 Omani Rials. Using its detailed internal financial model, management calculated (x) to be equal to 68.3%, thereby making the inventory number (N) equal to 188,963,334 Omani Rials ($490,813,363 based on based on a $2.5974 per 1 Omani Rial exchange rate) and the property number equal to 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate). In its consolidated financial statements therefore, the Company has allocated the value of the Land Rights between (i) land under development which is held for sale (inventory), and (ii) land under development which is held for investment (PP&E). As more precise land use percentages emerge during and after the masterplanning and construction of the Omagine Project, the percentage allocations for the value of the Land Rights may be reclassified to distinguish between the land underlying properties that we will own and operate and those which we will own and lease.

Inventory – Inventory is stated at cost. At June 30, 2016 and December 31, 2015, inventory consists of the land under development acquired on July 2, 2015 (valued using the fair value of the Land Rights at the date of acquisition). The Company’s consolidated financial statements for the year ended December 31, 2015 reflect an increase of $490,813,363 in inventory resulting from LLC’s July 2, 2015 acquisition of the Land Rights.

Property, Plant and Equipment – Property, plant and equipment (“PP&E”) are stated at cost. PP&E consists of land under development which is held for investment; furniture and fixtures; and office machinery and equipment. PP&E (including buildings and structures after they are completed and put into service) are depreciated on a straight-line basis over their respective useful service life. The Company’s consolidated financial statements for the year ended December 31, 2015 reflect an increase of $227,800,637 in PP&E resulting from LLC’s July 2, 2015 acquisition of the Land Rights.

54

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101,“Revenue Recognition in Financial Statements”. LLC will recognize revenue ratably over the development period of the Omagine Project measured by methods appropriate to the services or products provided.

Valuation Allowance for Deferred U.S. Tax Assets - The carrying value of deferred U.S. tax assets assumed that OMAG would not be able to generate sufficient future taxable income to realize the deferred tax assets, based on management’s prior estimates and assumptions. Now that LLC has signed the Development Agreement for the Omagine Project and has purchased the Land Rights, management expects to re-evaluate such estimates and assumptions within the Company’s next fiscal year.

Foreign Exchange Rates – The Omani Rial is pegged to the U.S. Dollar and as such its value relative to the U.S. Dollar normally exhibits very minimal fluctuation between approximately $2.597 and $2.60 U.S. Dollars to 1 Omani Rial. In its initial recording of the Land Rights in its September 30, 2015 consolidated financial statement, the Company utilized the exchange rate of $2.5974 U.S. Dollars to 1 Omani Rial which was based on the July 7, 2015 XE Currency Converter. For presentation purposes subsequent to September 30, 2015, the Company utilizes an exchange rate of $2.60 to 1 Omani Rial. Adjustments required, if any, will be reflected in the Company’s fiscal year-end audited financial statements.

The Company plans to continue its focus on real estate development, entertainment and hospitality ventures and on developing, building, owning and operating tourism and residential real estate development projects, primarily in the MENA Region. The Company presently concentrates the majority of its efforts on the tourism and real estate development business of LLC in Oman and in particular on the Omagine Project.

Results of Operations:

THREE MONTHS ENDED JUNE 30, 2017 vs.

THREE MONTHS ENDED JUNE 30, 2016

The Registrant did not generate any revenue or incur any cost of sales during the three month periods ended June 30, 2017 and 2016. The Registrant is relying on Omagine LLC’s operations for the Registrant’s future revenue generation. Management is presently examining other possible sources of revenue for the Registrant which may be added to the Registrant’s operations.

Total selling, marketing, general and administrative operating expenses (“SG&A Expenses”) were $325,942 during the three months ended June 30, 2017 compared to $730,860 during the three months ended June 30, 2016. This $404,918 (55%) decrease in SG&A Expenses was attributable to the following expense categories: consulting fees including stock-based compensation ($319,337), travel ($65,078), occupancy ($1,468) and other selling, general and administrative costs ($39,705) offset by increases in officers’ and directors’ compensation including stock-based compensation ($1,500), professional fees ($9,170) and commitment fees ($10,000).

The Registrant sustained a net loss of $369,378 for the three months ended June 30, 2017 compared to a net loss of $761,731 for the three months ended June 30, 2016. This $392,353 (52%) decrease in the Registrant's net loss for the three months ended June 30, 2017 compared to the prior period was principally attributable to the $404,918 decrease in SG&A Expenses mentioned above and an increase in amortization of debt discounts ($13,005), decrease in interest expense ($51) and an increase in net loss attributable to non-controlling interests in LLC ($389).

SIX MONTHS ENDED JUNE 30, 2017 vs.

SIX MONTHS ENDED JUNE 30, 2016

The Registrant did not generate any revenue or incur any cost of sales for the six month periods ended June 30, 2017 and 2016.

Total SG&A Expenses were $851,171 during the six month period ended June 30, 2017 compared to $1,437,414 for the six months ended June 30, 2016. This $586,243 (41%) decrease was attributable to the following expense categories: officers’ and directors’ compensation including stock-based compensation ($10,333), consulting fees including stock-based compensation ($370,422), professional fees ($31,861), travel ($138,926), occupancy ($1,578) and other selling, general and administrative costs ($43,123) offset by increase in commitment fees ($10,000).

The Registrant sustained a net loss of $958,580 for the six months ended June 30, 2017 compared to a net loss of $1,482,832 for the six months ended June 30, 2016. This $524,252 (35%) decrease in the Registrant's net loss for the six months ended June 30, 2017 compared to the prior period was principally attributable to the $586,243 decrease in SG&A Expenses mentioned above and increases in amortization of debt discounts ($35,571), increase in interest expense ($9,498) and a decrease in net loss attributable to non-controlling interests in LLC ($16,922).

55

Liquidity and Capital Resources

The Registrant incurred net losses of $958,580 and $1,482,832 during the six months ended June 30, 2017 and 2016, respectively. During the six months ended June 30, 2017, the Registrant had a decrease in cash of $217,489 resulting from the positive cash flow of $143,078 from financing activities offset by a negative cash flow of $360,567 from operating activities. Financing activities for the six months ended June 30, 2017 consisted of proceeds from the sale of Common Stock of $283,078, proceeds of $150,000 from convertible notes payable offset by payment of four monthly installments totaling $290,000 for the “December 2016 YA Loan”.

The Registrant had $0 in capital expenditures for the six months ended June 30, 2017.

At June 30, 2017, the Registrant had $490,898,602 in current assets, consisting of $490,813,363 of land under development held for sale (See Note 2 to the Registrant’s consolidated financial statements), $15,000 prepaid expenses and other current assets, $58,500 of 15% equity interest in Omagine LLC and $11,739 of cash. The Registrant's current liabilities at June 30, 2017 totaled $2,692,895 consisting of $891,413 of convertible notes payable and accrued interest, $437,965 of notes payable and accrued interest, $900,441 of accounts payable and accrued expenses and $463,076 of accrued officers’ payroll. At June 30, 2017, the Registrant had working capital of $488,205,707 compared to working capital of $488,376,460 at December 31, 2016. Thirty-one percent (31%) of the $2,692,895 of current liabilities at June 30, 2017 ($841,775) is due and owing to officers and or directors of the Registrant.

The $170,753 decrease in the Registrant's working capital at June 30, 2017 compared to December 31, 2016 is attributable to the increase in current liabilities ($24,905) and a decrease in cash ($217,489), offset by the increase in prepaid expenses and other current assets ($13,141) and 15% interest in Omagine LLC ($58,500). The Registrant’s liabilities at June 30, 2017 increased compared to December 31, 2016 due to increases in accounts payable, accrued expenses and other current liabilities ($27,336), increases in accrued officers’ payroll ($43,450) and convertible notes payable and accrued interest ($202,541, offset by decreases in notes payable and accrued interest ($248,422).

Warrants

As of June 30, 2017, OMAG has 6,672,124 Common Stock purchase warrants (“Warrants”) issued and outstanding, (a) 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 [the “$5 Warrants”]; (b) 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 [the “10 Warrants”] (collectively (a) and (b) being the “Strategic Warrants”) and (c) 250,000 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price equal to the greater of: (i) $0.50, or (ii) eighty percent (80%) of the Market Price on the Trading Day immediately preceding the relevant Exercise Date (“Adjustable Warrants”).

Management is hopeful that the 6,672,124 outstanding Warrants will eventually become “in the money” and will be exercised which will provide a future source of additional financing for OMAG.

56

Strategic Warrants

Of the 6,422,124 Strategic Warrants distributed, 3,211,062 are exercisable at $5 per Common Share and 3,211,062 are exercisable at $10 per Common Share. On January 14, 2016, OMAG filed a Post-Effective Amendment on Form S-1 (Commission File No. 333-183852) to update the previous registration of all 6,422,124 then issued and outstanding Strategic Warrants and the 6,422,124 Common Shares underlying such Strategic Warrants (the “Updated Warrant Registration”). The SEC declared the Updated Warrant Registration effective January 25, 2016. The effective status of the Updated Warrant Registration expired on October 21, 2016 and the Company intends to file an updated post-effective amendment to maintain the warrants effective status of such registration statement. Pursuant to a Board of Directors resolution dated August 12, 2015, the expiration date of all Strategic Warrants was extended from December 31, 2015 to December 31, 2016 and pursuant to a Board of Directors resolution dated December 9, 2016, the Strategic Warrants were again extended from December 31, 2016 to December 31, 2017. All other terms and conditions of the Strategic Warrants remained unchanged.

Tempest Warrants

On June 24, 2014, OMAG issued the 1,000,000 Tempest Warrants to an investor each of which were exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the Trading Day immediately preceding the relevant exercise date (See: Exhibit 4.4). Prior to their expiration date, a total of 650,603 Tempest Warrants were exercised for aggregate proceeds to OMAG of $916,540. The remaining 349,397 Tempest Warrants expired unexercised on June 23, 2016. As of the date hereof there were no Tempest Warrants issued or outstanding.

Adjustable Warrants

On October 14, 2016, in connection with a non-interest bearing $75,000 convertible promissory note in favor of Rural Concepts LLC, a British corporation (“Rural Concepts”), OMAG issued 150,000 Adjustable Warrants to Rural Concepts. On April 13, 2017, in connection with a non-interest bearing $100,000 convertible promissory note in favor of an accredited investor, OMAG issued 100,000 Adjustable Warrants to such accredited investor. The Adjustable Warrants expire on December 31, 2017.

JSJ Investments

On May 8, 2017, the Company entered into a Convertible Promissory Note with JSJ Investments, an accredited investor, for the principal amount of $100,000 with interest at 12% per annum, due February 7, 2018 and convertible into the Company’s Common Stock after 180 days from the Issuance Date at a conversion price equal to 60% of the lowest trading price of the Common Stock during the twenty day period prior to the conversion. The Company may prepay the Note in full together with any accrued interest before the Prepayment Date which occurs 180 days after the Issuance Date with a premium sliding cash redemption scale: the Company may prepay the Note in full until the 90th day after the Issuance Date at a cash redemption premium of 125% in addition to outstanding interest; from the 91st day to the 120th day after the Issuance Date, the prepayment premium is 135%, and from the 121st day to the Prepayment Date of November 7, 2017, the prepayment premium is 140%. (See: Exhibit 10.49, the Convertible Promissory Note).

Standby Equity Distribution Agreements

Between 2009 and 2011, OMAG had a Stand-By Equity Distribution Agreement with an affiliate of YA (the “2009 SEDA”). OMAG and YA were parties to a second Stand-By Equity Distribution Agreement (the “2011 SEDA”) which was terminated on July 21, 2014. The 2009 SEDA and the 2011 SEDA are collectively referred to herein as the “Prior SEDAs”.

On April 22, 2014, OMAG and YA entered into a new Standby Equity Distribution Agreement which was amended on October 10, 2014 (the “2014 SEDA”). The 2014 SEDA is generally on the same terms as the 2011 SEDA.

Any use by OMAG of the 2014 SEDA will be guided by several factors, including but not limited to: (i) the availability and cost of alternative financing, (ii) our ability to rapidly access required financing, (iii) the liquidity and market price of our Common Stock, (iv) the exercise, if any, of Warrants, (v) the likelihood (or actuality) of the success of our present efforts to arrange (a) new equity investments into OMAG and (b) new debt and/or equity investments into LLC, (vi) the likelihood (or actuality) of LLC having the financial capacity to pay OMAG the $10 million Success Fee and the Pre-Development Expense Amount and Loans and Advances in excess of $30 million. (See: “Financial Advisor”, and “The Shareholder Agreement”, “LLC Capital Structure”, “Pre-Development Expenses / Post-DA Pre-Development Expenses”, above), and (vii) our then current cash requirements.

Because the market for our Common Stock has historically exhibited low liquidity levels, we may not be able to take full advantage of the 2014 SEDA if such liquidity levels do not improve. If the market for our Common Shares is exhibiting low liquidity levels at the time we give YA an Advance Notice (a “Put”) and if YA sells Common Shares into the public market during the five Trading Day Pricing Period subsequent to our Put (as is YA’s customary practice), it is likely that the price of our Common Shares will decline. Any such price decline will immediately increase the number of Common Shares we would otherwise be required absent such price decline to deliver to YA subsequent to the Pricing Period in satisfaction of such Put. If this pattern continued to happen with subsequent Puts by us, it is likely that we would issue and sell to YA the maximum 3,000,000 shares available under the 2014 SEDA before reaching the aggregate sales price of $5 million available under the 2014 SEDA.

57

LLC is now obligated to design, develop and construct the $2.5 billion Omagine Project. Given the size and scope of the Omagine Project, it is expected that LLC will require a minimum of $300 million (possibly up to $500 million) of debt financing / project financing (including the Construction Financing) over various times during the next 4 to 5 years. This Construction Financing requirement will not be addressed by utilizing the 2014 SEDA. Notwithstanding that fact, the Company expects to have substantial and rapidly forthcoming working capital requirements other than the Construction Financing for a portion of which it plans to utilize the 2014 SEDA but no assurance can be given that the Company will be able to obtain the necessary working capital.

Given the considerable resources we will be required to bring to bear to execute the Omagine Project, we presently expect that we will fully utilize the entire $5 million amount available to us under the 2014 SEDA. Such use of the 2014 SEDA will of course be guided by the price, liquidity and volatility of our Common Stock as we move forward. We cannot presently predict what other future sources of financing might become available to us to cause us to utilize less than the full $5 million available under the 2014 SEDA and our present assessment is that, we will surely need the full $5 million available under the 2014 SEDA. The Prior SEDAs indisputably provided the Company the lifeline needed to achieve the DA signing and the 2014 SEDA will likely provide some of the supplementary working capital the Company will need going forward.

Prior SEDAs

The 2009 SEDA expired in 2011. The 2011 SEDA was due to expire on September 1, 2014 but was terminated on July 21, 2014 by the mutual consent of the parties (See: Exhibit 10.19).

In connection with the 2011 SEDA, OMAG filed with the SEC a registration statement (the “2011 SEDA Registration Statement”) on Form S-1 (Commission File No. 333-175168) pursuant to which 3,244,216 Common Shares were registered (including 244,216 Common Shares issued to YA in May and June 2011 in satisfaction of the $300,000 commitment fees due under the 2011 SEDA). Between August 24, 2011 and May 6, 2014, YA purchased 561,690 Common Shares from OMAG under the 2011 SEDA for an aggregate Purchase Price of $835,000 and YA did not thereafter purchase any Common Shares from OMAG under the 2011 SEDA. On July 21, 2014 OMAG filed a post-effective amendment to the 2011 SEDA Registration Statement de-registering the previously registered 2,438,310 Common Shares which were not issued or sold to YA pursuant to the 2011 SEDA. Such post-effective amendment to the 2011 SEDA Registration Statement was declared effective by the SEC on July 25, 2014.

The 2014 SEDA

On April 22, 2014, OMAG and YA entered into a new Standby Equity Distribution Agreement which was amended on October 10, 2014 and thereafter amended again on September 20, 2016 to extend the term of the SEDA (the “2014 SEDA”). The 2014 SEDA is generally on the same terms as the 2011 SEDA. Unless earlier terminated in accordance with its terms, the 2014 SEDA shall automatically expire on the earlier of (i) February 1, 2019, or (ii) the date on which YA shall have made payment of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. In satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, OMAG issued 85,822 restricted Common Shares (the “Commitment Fee Shares”) to YA Global II SPV, LLC which is an affiliate of YA (the “Affiliate”). In satisfaction of a $150,000 commitment fee pursuant to the “Second SEDA Amendment” in September 2016, the Company issued 161,290 restricted shares to the Affiliate.

Pursuant to the terms of the 2014 SEDA, OMAG may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

OMAG is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from OMAG subject to certain conditions including (i) OMAG filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Registration Effective Date”), (iii) OMAG certifying to YA at the time of each Advance Notice that OMAG has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by OMAG in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the “Daily Value Traded” for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for Common Share on such Trading Day.

58

Pursuant to the 2014 SEDA in no event shall the number of Common Shares issuable to YA pursuant to an Advance cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), by YA and its affiliates to exceed 9.99% of the then outstanding common stock of the Company. In addition this 9.99% ownership cap may not be waived by YA or OMAG and since such ownership cap includes all Common Shares owned by any YA affiliate, such cap cannot be avoided by transferring Common Shares to an affiliate of YA.

In connection with the 2014 SEDA, on October 15, 2014 OMAG filed the Registration Statement on Form S-1 to register the 3,085,822 Common Shares covered by the 2014 SEDA. On January 8, 2015, OMAG filed an amendment to that Registration Statement and such amendment to the 2014 SEDA Registration Statement was declared effective by the SEC on January 22, 2015. Post-Effective Amendments No. 1 and No. 2 to the SEDA Registration Statement were filed with the SEC on December 21, 2015 and January 6, 2016, respectively, to maintain the effectiveness of the SEDA Registration. On January 13, 2016, the SEC declared the SEDA Registration effective. The Company plans to file a post-effective amendment with the SEC to reinstate the effectiveness of the SEDA Registration which expired on October 9, 2016. Post-Effective Amendment No. 3, No. 4 and No. 5 to the SEDA Registration Statement were filed with the SEC on January 10, 2017, February 6, 2017 and February 13, 2017, respectively, to maintain the effectiveness of the SEDA Registration and as of February 13, 2017, the SEC declared the SEDA Registration effective and such effectiveness expired on April 30, 2017. The Company is filing this Post-Effective Amendment No. 6 to maintain the effectiveness of the SEDA Registration.

The foregoing summaries of the terms of the Prior SEDAs and of the 2014 SEDA do not purport to be complete and are qualified in their entirety by reference to the full texts of the Prior SEDAs and the 2014 SEDA, copies of which are attached hereto as Exhibits 10.14, 10.15 and 10.18.

Sales of Common Shares to YA pursuant to the Prior SEDAs totaled 561,690 Common Shares for an aggregate Purchase Price of $835,000. Management believes that it has been judicious and conservative in its use to date of the Prior SEDAs, but nonetheless our periodic sales of Common Shares to YA or its affiliate pursuant to the Prior SEDAs have been dilutive to all shareholders and the subsequent resales by YA of such Common Shares into the public market have from time to time inflicted downward pressure on our stock price. OMAG intends to utilize the 2014 SEDA to fund its ongoing operations as and if necessary and as of the date of this Report, the Company has sold 181,260 shares of its Common Shares pursuant to the 2014 SEDA for proceeds of $100,000.

The YA Loan Agreements

OMAG and YA, the investment fund which is a party with OMAG to the 2014 SEDA, entered into an unsecured loan agreement dated July 26, 2013 (the “2013 YA Loan Agreement”). Pursuant to the 2013 YA Loan Agreement, OMAG borrowed two hundred thousand dollars ($200,000) from YA (the “2013 YA Loan”) for a term of one year at an annual interest rate of 10%. The 2013 YA Loan Agreement called for a 10% monitoring and management fee equal to $20,000 to be escrowed and paid to Yorkville Advisors thereby making the net proceeds from the 2013 YA Loan to OMAG equal to $180,000. Such $180,000 of proceeds was received by OMAG on September 3, 2013. The 2013 YA Loan Agreement also extended the expiration date of the 2011 SEDA. The foregoing summary of the terms of the 2013 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 YA Loan Agreement attached hereto as Exhibit 10.21.

On April 22, 2014, OMAG and YA entered into another unsecured loan agreement (the “2014 YA Loan Agreement”) whereby OMAG borrowed five hundred thousand dollars ($500,000) from YA (the “2014 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the 2014 YA Loan Agreement, on April 22, 2014, through deduction from the $500,000 principal balance of the 2014 YA Loan, OMAG (i) paid the $110,680 balance then due under the 2013 YA Loan Agreement, (ii) paid a $39,000 commitment fee with respect to the 2014 YA Loan, and (iii) prepaid the $1,096 of interest due on the 2014 YA Loan for the period April 23, 2014 through April 30, 2014. The $349,224 net proceeds of the 2014 YA Loan was received by OMAG on April 23, 2014. The foregoing summary of the terms of the 2014 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.22; 10.23; and 10.24 respectively. OMAG repaid the 2014 YA Loan pursuant to its terms.

59

On May 20, 2015, the Company and YA entered into a third loan agreement (the “2015 YA Loan Agreement”). Pursuant to the 2015 YA Loan Agreement, the Company borrowed five hundred thousand dollars ($500,000) from YA (the “2015 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the 2015 YA Loan Agreement the Company agreed to pay a $50,000 commitment fee with respect to the 2015 YA Loan to YA Global II SPV LLC, an affiliate of YA (the “Affiliate”). The $500,000 proceeds of the 2015 YA Loan was received by the Company on May 21, 2015 and the $50,000 commitment fee was paid to the Affiliate. The foregoing summary of the terms of the 2015 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.25; 10.26; and 10.27 respectively.

In 2016, the Company and YA entered into two additional loans. On March 15, 2016, the Company and YA entered into a loan agreement (the “March 2016 YA Loan Agreement”). Pursuant to the March 2016 YA Loan Agreement, the Company borrowed six hundred thousand dollars ($600,000) from YA (now named YA II PN, Ltd.) (the “March 2016 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the March 2016 YA Loan Agreement the Company agreed to pay off the $150,575 balance due as of March 15, 2016 under the 2015 YA Loan Agreement and to pay a $60,000 commitment fee with respect to the March 2016 YA Loan to YA Global II SPV LLC, the Affiliate. At the closing on March 15, 2016 of the March 2016 YA Loan, the appropriate amounts representing the balance due under the 2015 YA Loan Agreement and the commitment fee for the March 2016 YA Loan were deducted from the $600,000 principal balance of the March 2016 YA Loan and paid to YA and the Affiliate. The $349,425 proceeds of the March 2016 YA Loan were received by the Company on March 15, 2016. The foregoing summary of the terms of the March 2016 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.28; 10.29; and 10.30 respectively.

On June 22, 2016, the Company and YA entered into another loan agreement (the “June 2016 YA Loan Agreement”). Pursuant to the June 2016 YA Loan Agreement, the Company borrowed four hundred thousand dollars ($400,000) from YA (the “June 2016 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the June 2016 YA Loan Agreement the Company agreed to pay a $40,000 commitment fee with respect to the June 2016 YA Loan to the Affiliate. At the closing on June 22, 2016 of the June 2016 YA Loan, the commitment fee for the June 2016 YA Loan was deducted from the $400,000 principal balance of the June 2016 YA Loan and paid to the Affiliate. The $360,000 proceeds of the June 2016 YA Loan was received by the Company on June 22, 2016. The foregoing summary of the terms of the June 2016 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.38; 10.39; and 10.40 respectively.

On December 7, 2016, the Company and YA entered into another loan agreement (the “December 2016 YA Loan Agreement”). Pursuant to the December 2016 YA Loan Agreement, the Company borrowed seven hundred fifty thousand dollars ($750,000) from YA (the “December 2016 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the December 2016 YA Loan Agreement the Company agreed to pay off the aggregate of the $432,710 balance due as of December 7, 2016 under the March 2016 Loan Agreement and the June 2016 Loan Agreement and to pay a $75,000 commitment fee with respect to the December 2016 YA Loan to YA Global II SPV LLC, an affiliate of YA (the “Affiliate”). At the closing on December 7, 2016 of the December 2016 YA Loan, the appropriate amounts representing the balances due under the March 2016 YA Loan and the June 2016 YA Loan and the commitment fee for the December 2016 YA Loan were deducted from the $750,000 principal balance of the December 2016 YA Loan and paid to YA and the Affiliate. The $242,290 proceeds of the December 2016 YA Loan were received by the Company on December 7, 2016.

The foregoing summary of the terms of the December 2016 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.45; 10.46; and 10.47 respectively. OMAG presently anticipates that the March 2016 YA Loan and the June 2016 YA Loan will be repaid from proceeds of sales of Common Shares made pursuant to (a) private placement transactions, (b) the exercise of Warrants, or (c) the 2014 SEDA, or a combination thereof.

There can be no assurance given that OMAG will be able to successfully utilize the Warrants or the 2014 SEDA to secure the interim financing necessary for it to execute its business plan as presently conceived or that we will be able to repay the December 2016 YA Loan.

The St. George Investments LLC Loan Agreement

On November 14, 2016, the Company entered into an interest free Convertible Promissory Note with St. George Investments LLC for the principal amount of $185,000 due on May 16, 2017, six months from the funding date of November 16, 2016, convertible into the Company’s Common Stock only in the case of non-payment or in the Event of Default at a Conversion Price equal to 60% of the three lowest daily Volume Weighted Average Prices for the Company’s Common Stock during the twenty trading days immediately preceding the Conversion. The Company may prepay the Note in whole or in part at any time without penalty. After deduction of a $30,000 original issue discount (OID) and legal fees of $5,000, the Company received net proceeds of $150,000 on November 16, 2016. (See: Exhibits 10.42 and 10.43, the Note Purchase Agreement and the Securities Purchase Agreement). On May 10, 2017, the Company and St. George Investments LLC executed an amendment to the $185,000 Convertible Promissory Note dated November 14, 2016 extending the May 16, 2017 Maturity Date to July 17, 2017. In consideration of the extension, the Company paid $10,000 to St. George Investments LLC. (See: Exhibit 10.50, Amendment to Convertible Promissory Note). In July 2017, the Company and St. George Investments LLC again extended the Maturity Date of the Note to August 17, 2017 and in August 2017, the Company and St. George Investments LLC again extended the Maturity Date of the Note to September 17, 2017. (See: Exhibits 10.52 and 10.53).

60

Omagine LLC

LLC presently has limited and strained resources.

OMAG invested the OMR 20,000 cash [$52,000] OMAG Initial Equity Investment into LLC upon its organization and pursuant to the Shareholder Agreement the following additional investments have been made to date into LLC:

i.	a further OMR 130,000 [$338,000] cash investment was made by the LLC Shareholders, and

ii.	a further OMR 210,000 [$546,000] cash investment was made by OMAG, and

iii.	a further OMR 276,666,667 [$718,614,000] non-cash investment was made by RCA.

LLC is presently capitalized at OMR 277,026,667 [$719,550,000]. Notwithstanding the foregoing, LLC presently has limited cash resources because expenses incurred to date have depleted LLC’s limited cash capital.

As of the date hereof OMAG has satisfied in full its obligation pursuant to the Shareholder Agreement.

RCA is presently obligated to make its Deferred Cash Investment into LLC in the aggregate amount of OR 7,640,625 [$19,865,625]. However it is possible that the Amended and Restated Shareholder Agreement will modify when such Deferred Cash Investment will be made by RCA.

The OMR 276,666,667 [$718,614,000] investment of the Land Rights into LLC by RCA was perfected on July 2, 2015 concurrent with the registration of the Usufruct Agreement with the Oman Ministry of Housing (See: “The Land Rights”, above).

The continuation of LLC’s business to date has been financed by OMAG.

LLC will have to arrange for the RCA and new investor equity investments mentioned above and for a significant amount of project financing, including most probably Syndicated Bank Financing, in order to execute its plan to develop the Omagine Project. Until Financing Agreements with respect to such additional financing are actually executed by the parties, no assurance can be given that they actually will be so executed or that such project financing will be available to LLC. (See “Financial Advisor”, above). The Company is relying for revenue growth upon the future business of LLC.

Omagine Inc.

In order to generate the cash needed to sustain the Company’s ongoing operations, OMAG has over the past many years relied on the proceeds from the YA Loans, other loans and from sales of Common Shares made pursuant to the Prior SEDAs and the 2012 rights offering as well as from sales of restricted Common Shares and notes made pursuant to private placements. Management is hopeful that the Warrants will provide a future source of additional financing but it is not possible to predict if any of our Warrants will ever be exercised.

Subject to the necessary financial resources being available to it, OMAG may make a secured loan to LLC in order to finance its operations. Such a loan from OMAG, if it were to be made, would be memorialized by a Financing Agreement like any other Debt Facility.

Investors and shareholders should be aware that we have had no revenue for the past several years and we do not expect to generate any revenue until after the development of the Omagine Project is well underway.

The failure to arrange the bridge financing necessary to sustain operations until an equity investment transaction is closed by LLC and a portion of the Loans & Advances are repaid to OMAG and/or the failure by LLC to ultimately secure project financing via the closing of a Financing Agreement would have a materially significant adverse effect on the Company’s ability to continue operations.

Capital Expenditures and Construction Financing

The Company did not incur any capital expenditures in the first three months of 2017. We expect, assuming we are able to close one or more of the debt or equity facilities we are presently working on, that in the near term (i) the Company will incur significant expenses related to capital expenditures, and (ii) LLC will incur substantial debt associated with project financing for the Omagine Project.

61

We presently expect that such capital expenditures will be largely concentrated at LLC and will largely comprise the purchase by LLC and OMAG of the quantities of office equipment, furniture, vehicles, computer hardware and software and telecommunications equipment which will be necessary to service the expanded staff and offices required at both LLC and OMAG to manage the ramping up of our business operations in Oman and the U.S.

We presently expect that such capital expenditures will be financed:

i.	at OMAG via the proceeds from sales of Common Shares via the 2014 SEDA, the exercise of Warrants, private placement sales of restricted Common Shares, and the payments received from LLC with respect to the Success Fee, the Pre-Development Expense Amount and the Advances and Loans, and

ii.	at LLC through a combination of invested capital, Equity Sales, bank loans and project finance Debt Facilities (See: “Business - The Shareholder Agreement / LLC Capital Structure,” and “Master planning/Equity Sales/Debt Facilities/Project Financing”).

No assurance can be given that such financing will be available to the Company at either OMAG or LLC.

We presently expect that any future project financing requirements (including any Syndicated Bank Financing) for LLC will be placed with regional and international banks as arranged by LLC with the assistance of its Financial Adviser. LLC’s requirement for project financing is expected to be reduced by its ability to pre-sell residence and commercial units by entering into sales contracts with third party purchasers and receiving deposits and progress payments during the construction of such units. Recent trends in the Omani market however have indicated a reduced consumer appetite for pre-sales of residence units as many more buyers are now demanding a finished product before entering into sales contracts with developers. (See: “Financial Advisor” and “Market Conditions” and “Sales & Marketing”).

Results of Operations:

YEAR ENDED DECEMBER 31, 2016 vs.

YEAR ENDED DECEMBER 31, 2015

The Company did not generate any revenue or incur any cost of sales during the years ended December 31, 2016 and 2015. The Company is relying on Omagine LLC’s operations for the Company’s future revenue generation. Management is presently examining other possible sources of revenue for the Company which may be added to the Company’s operations.

Total SG&A Expenses were $2,726,939 during the year ended December 31, 2016 compared to $5,768,201 for the year ended December 31, 2015. This $3,041,262 (53%) decrease was attributable to decreases in the following expense categories: officers and directors’ compensation including stock based compensation ($1,466,615), professional fees ($155,458), consulting fees including stock based compensation ($1.397,284), occupancy ($106,909) and other selling general and administrative costs ($101,232) offset by increases in Travel ($36,236) and commitment fees ($150,000).

The Company sustained a net loss of $2,930,574 for the year ended December 31, 2016 compared to a net loss of $5,673,293 for the year ended December 31, 2015. This $2,742,719 (48%) decrease in the Company’s net loss for the year ended December 31, 2016 compared to the prior year was principally attributable to the $3,041,262 decrease in SG&A Expenses mentioned above and an increase in amortization of debt discounts ($159,448), increase in interest expense ($23,879) and a decrease in net loss attributable to non-controlling interests in LLC ($115,216).

Liquidity and Capital Resources

The Company incurred net losses of $2,930,574 and $5,673,293 during the years ended December 31, 2016 and 2015, respectively. During the year ended December 31, 2016, the Company had a decrease in cash of $95,475 resulting from the positive cash flow of $1,425,700 from financing activities offset by a negative cash flow of $1,521,175 from operating activities. Financing activities for the year ended December 31, 2016 consisted of proceeds from the sale of Common Stock of $769,000, proceeds of $540,000 from a note payable to YA II PN, Ltd. (p/k/a YA Global Master SPV, Ltd.) (“YA”) (the March 2016 YA Loan), proceeds of $360,000 from a note payable to YA (the June 2016 YA Loan), proceeds of $675,000 from a note payable to YA (the December 2016 YA Loan), $1,700 from the exercise of stock options, proceeds of $150,000 from the issuance of two notes, a $100,000 convertible note payable to an entity owned by two Independent Directors of Omagine, Inc. and a $50,000 note payable to an accredited investor, and proceeds of $155,000 from a promissory note payable net of an original issue discount of $30,000 to an accredited investor offset by payment of five monthly installments totaling $225,000 for the 2015 YA Loan, full payment of $600,000 for the March 2016 YA Loan and full payment of $400,000 for the June 2016 YA Loan.

62

The Company had $0 in capital expenditures for the year ended December 31, 2016.

At December 31, 2016, the Company had $491,044,450 in current assets, consisting of $490,813,363 of land under development held for sale (See: Note 2 to the Company’s audited consolidated financial statements), $229,228 of cash and $1,859 in prepaid expenses and other current assets. The Company’s current liabilities at December 31, 2016 totaled $2,667,990 consisting of $526,372 of convertible notes payable and accrued interest, $686,387 of notes payable and accrued interest, $162,500 note payable net of unamortized original issue discount, $873,105 of accounts payable and accrued expenses and $419,626 of accrued officers’ payroll. At December 31, 2016, the Company had working capital of $488,376,460 compared to working capital of $489,652,283 at December 31, 2015. Thirty two percent (32%) of the $2,667,990 of current liabilities at December 31, 2016 ($861,921) is due and owing to officers and/or directors of Omagine.

The $1,275,823 decrease in the Company’s working capital at December 31, 2016 compared to December 31, 2015 is attributable to the increase in current liabilities ($1,180,440) and a decrease in cash ($95,475) offset by an increase in prepaid expenses and other current assets ($92). The Company’s liabilities at December 31, 2016 increased compared to December 31, 2015 due to increases in notes payable and accrued interest ($482,220), accounts payable, accrued expenses and other current liabilities ($377,485), note payable ($162,500), convertible notes payable and accrued interest ($128,443) and accrued officers’ payroll ($29,792).

Off-Balance Sheet Arrangements

We have not entered into and have no present intention of entering into any off-balance sheet financing arrangements. We have not formed and have no present intention of forming any special purpose entities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Information required under this caption is not required for OMAG since it is a smaller reporting company.

63

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. The directors and executive officers of the Registrant as of the date hereof are as follows:

Name	Age	Current Position
Frank J. Drohan	72	Chairman of the Board, President, Chief Executive and Financial Officer and Director
Charles P. Kuczynski	63	Vice President, Secretary and Director
Louis J. Lombardo (1) (2)	73	Director
Jack A. Smith (1) (2)	81	Director
Alan M. Matus (1) (2)	72	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

Directors

Frank J. Drohan has served as a director, Chairman of the Board of Directors, President and CEO of the Registrant since 1991. Mr. Drohan is also the Managing Director and Chief Executive Officer of LLC and he serves as a director and the chairman of JOL. He was chairman of the board of directors, president and sole shareholder of Rif International Corp., a privately held company active in the construction and real estate development business and which had extensive overseas activities in the MENA Region between 1977 and 1986 and which was acquired by OMAG in 1997. Mr. Drohan holds a Bachelor of Science degree in Economics and Political Science from Manhattan College in New York City. He has over 35 years of experience doing business across most of the MENA Region, has many long-standing business and personal relationships in the region and is familiar with the region’s cultural and business environment.

Charles P. Kuczynski has served as a director, Secretary and a Vice-President of the Registrant since 1996 and previously served as a director and Secretary of the Registrant from 1988 to 1993. Mr. Kuczynski is a director and the secretary of JOL. Prior to joining OMAG, Mr. Kuczynski was a sales executive with Hillenbrand Industries. Mr. Kuczynski holds a Bachelor of Arts degree from Merrimack College in Massachusetts. Mr. Kuczynski has over 30 years of diverse business experience in marketing, sales, public relations and administration.

Louis J. Lombardo has served as a non-employee independent director (“Independent Director”) of the Registrant since 2005. Mr. Lombardo retired after 35 years at American Express Company where he was Executive Vice President - Travel Related Services. In this capacity he led an organization of worldwide operating centers employing over 14,000 people and managed a $1.3 billion operating budget and a $600 million capital budget. Mr. Lombardo holds an MBA degree from New York University. Mr. Lombardo’s years of experience as a senior executive of American Express Company brings a unique perspective and added value to his role as an Independent Director on our Board of Directors. He lives in New York City where he owns and operates two privately held businesses and a consulting company.

Jack A. Smith has served as a non-employee Independent Director of OMAG since September 1, 2015. Mr. Smith founded and was the chief executive officer of a NYSE company - The Sports Authority, Inc. (“TSA”) - a national sporting goods chain. He was the Chairman of TSA until it was sold in 1999. Previously Mr. Smith served in executive management positions at W.R. Grace & Co. and with other major companies including Herman’s Sporting Goods, Sears & Roebuck and Montgomery Ward. In 2006 Mr. Smith joined the board of I-Trax, an AMEX listed health care provider and Carrols, Inc., a NASDAQ listed firm in the restaurant industry, whose public company spinoff, Fiesta, Inc., appointed him in 2012 as Non-Executive Chairman of the Board. Mr. Smith recently rotated off the Board of NYSE-listed Darden Restaurants after 15 years of service, last serving as chairman of the audit committee. Mr. Smith is a globally recognized and respected corporate and community leader. His lifetime experience in both financial and management roles for publicly traded companies and his experience in financing early stage companies (TSA was financed by Bain & Co., among others) will provide a wealth of knowledge, business acumen and public company experience to the Board’s deliberations.

Alan M. Matus has served as a non-employee Independent Director of OMAG since September 1, 2015. Mr. Matus has five decades of residential, hospitality and commercial real estate development experience. He is a seasoned real estate industry executive and owner who has personally directed the development, planning, architectural design, financing, construction and marketing of many public and private developments both internationally and in the U.S. Mr. Matus graduated as a Chartered Accountant (a CPA equivalency) from the University of Witwatersrand, Johannesburg, South Africa. Mr. Matus is an owner and operator of Acqualina Residences and Resort, a beachfront luxury resort near Miami, Florida which he developed and opened in 2006. Mr. Matus joined Williams Island as its President and CEO in the 1980’s to conceive, develop, build and manage this two billion dollar landmark residential and resort community in Aventura, Florida. This renowned 80-acre community has been heralded worldwide. Mr. Matus brings a highly diverse skill set to the Board and to our business with his development, ownership and operational expertise, finance experience and other relevant real estate development skills.

64

Directors are elected to serve for one-year terms or until their successors are duly elected and qualified. The Board of Directors is authorized to fill Board vacancies by appointment for a term lasting until OMAG’s next annual meeting of shareholders or until such appointed person’s successor has been duly elected and qualified. Directors who are Company employees receive no fees for acting as such. Independent Directors receive stock options, an annual cash stipend and are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending such meetings.

The Board of Directors filled the prior two board vacancies effective September 1, 2015 with the appointments of Jack A. Smith and Alan M. Matus as Independent Directors bringing the number of independent directors to a majority on the Board of Directors. As of the date hereof, OMAG has an Audit Committee and a Compensation Committee (which also recommends grants of stock options to officers, directors and consultants) each designated by the Board of Directors. There is no nominating committee but future nominations and related nomination activities will be made by a majority vote of the Independent Directors of the Board. The committees of the Board may, in their sole discretion, retain professional outside independent search and/or advisory firms if deemed advisable.

The Audit Committee has 3 members who are independent directors and is chaired by Mr. Matus who is the audit committee financial expert. The Compensation Committee which also has 3 members who are independent directors is chaired by Mr. Smith.

Officers

Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Mr. Drohan and Mr. Kuczynski are both officers of OMAG as described above. William Hanley has served as the Controller and Principal Accounting Officer of the Registrant since January 2008. Mr. Hanley served as the controller of Mittal Steel from 1986 to 2007 and as the Controller and Chief Financial Officer of Rif International Corp. from 1980 to 1986. From 1973 to 1980 he served as the controller at two Wall Street brokerage firms and from 1968 to 1972 as a senior accountant at the public accounting firm Main LaFrentz & Company. Mr. Hanley holds a Bachelor of Business Administration degree in Accounting from St. Francis College in New York.

Code of Ethics

OMAG has adopted and its Board of Directors has approved a Code of Ethics and Business Conduct (“Code”). The Code applies to all directors, officers and employees of OMAG. OMAG believes that the policies and procedures contained in the Code are consistent with the requirements for a Code of Ethics as required by the SEC. A copy of the Code is attached hereto as Exhibit 14 and is available on OMAG’s website, www.omagine.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Other than as disclosed below, and based solely on a review of the reports furnished to us or written representations from reporting persons that all reportable transaction were reported, we believe that our officers, directors and greater than ten percent stockholders timely filed all reports they were required to file under Section 16(a), other than as disclosed below.

65

William Hanley, our Controller, filed two late Form 4s: one reporting one transaction in 2014, and another reporting one other 2014 transaction.

Louis J. Lombardo, an independent director, filed two late Form 4s: one reporting two transactions in 2014, and another reporting one other 2014 transaction.

Charles P. Kuczynski, our Vice President and Secretary, filed two late Form 4s: one reporting two transactions in 2014, and another reporting one other 2014 transaction.

Frank J. Drohan, our President and CEO, filed two late Form 4s: one reporting two transactions in 2014, and another reporting one other 2014 transaction.

Jack A. Smith our independent director filed one late Form 4 reporting two transactions in 2017.

EXECUTIVE COMPENSATION

Officer Compensation

The following table sets forth information relating to the aggregate compensation received by the then current executive officers of the Company for services in all capacities during the Company’s last three fiscal years and for the first six months of 2017 as indicated for (i) OMAG’s Chief Executive and Financial Officer, and (ii) each then current executive officer of OMAG and/or LLC whose total compensation exceeded $100,000 (the foregoing (i) and (ii) being collectively, the “Named Executive Officers”).

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (1)	Option Awards (2)	All Other Comp.	Total
		($)	($)	($)	($)	($)	($)
Frank J. Drohan,	2017*	$62,500	$0	$31,194	$0	$0	$93,694
Chief Executive and	2016	$125,000	$0	$31,193	$120,050	$0	$276,243
Financial Officer	2015	$125,000	$0	$31,976	$1,401,817	$0	$1,558,793
	2014	$125,000	$0	$33,443	$1,495,595	$0	$1,654,038

Charles P. Kuczynski,	2017*	$50,000	$0	$32,348	$0	$0	$82,348
Vice-President and Secretary	2016	$100,000	$0	$32,348	$34,260	$0	$166,608
	2015	$100,000	$0	$33,205	$227,428	$0	$360,633
	2014	$100,000	$0	$34,781	$375,277	$0	$510,058

William Hanley,	2017*	$40,000	$0	$9,242	$0	$0	$49,242
Controller and	2016	$80,000	$0	$9,242	$10,232	$0	$99,474
Principal Accounting Officer	2015	$80,000	$0	$8,609	$73,496	$0	$162,105
	2014	$80,000	$0	$8,026	$146,937	$0	$234,963

Sam Hamdan,	2017*	$0	$0	$3,466	$0	$0	$3,466
Deputy Managing Director,	2016	$0	$0	$3,466	$104,350	$0	$107,816
Omagine LLC (3)	2015	$0	$0	$2,460	$1,259,392	$0	$1,261,852
	2014	$0	$0	$0	$1,159,445	$0	$1,159,445

*	for the period ended June 30, 2017

1.	Amounts included under Column (e) represent contributions of the Registrant’s Common Stock made in the year indicated to the 401(k) Plan account of the Named Executive Officer, valued at the closing market price of the Common Stock on the dates of such contributions.

66

2.	Amounts included under Column (f) represent the dollar amount recognized as compensation expense for financial statement reporting purposes for the year indicated under ASC 718 and not an amount paid to or realized by the Named Executive Officers. There can be no assurance that the amounts determined by ASC 718 will ever be realized. In December 2012, the Company extended the expiration date of all Strategic Options from December 31, 2012 to December 31, 2013 and the Company again extended the expiration date of such Strategic Options four more times, to December 31, 2014, to December 31, 2015, to December 31, 2016, and in December 2016 the Company last extended the expiration date of all such Strategic Options to December 31, 2017. Assumptions used in the calculation of the amounts specified in Column (f) for 2014 and 2015 are included in Note 1- STOCK-BASED COMPENSATION and Note 7 – STOCK OPTIONS to the Company’s audited financial statements for the fiscal year ended December 31, 2016. (Also see: “Equity Compensation Plan Information” below).

3.	In addition to the 750,000 Strategic Options exercisable at $1.70 per share awarded to Mr. Hamdan in 2012, the 250,000 Strategic Options exercisable at $2.55 awarded to him in 2014 and the 675,000 SARs with a grant price of $2.00 awarded to him in 2015.

Management has concluded that the aggregate amount of personal benefits does not exceed 10% of the total compensation reported in column (h) of the foregoing table for the year indicated as to any Named Executive Officer named in the above table.

Table of Accrued Unpaid Salary Used to Purchase Common Shares

The following table indicates the amounts of previously accrued but unpaid salary payable utilized in the year indicated by the Named Executive Officer to purchase Common Shares via a direct purchase from OMAG.

		December 31,
Name	June 30, 2017	2016	2015	2014
Frank J. Drohan (1)	$51,000	$50,400	$120,000	$0
Charles P. Kuczynski (2)	$25,000	$0	$0	$0

(1)	On February 1, 2017, $51,000 of unpaid salary owed to Mr. Drohan was offset and utilized by him for the purchase of 100,000 restricted Common Shares at $0.51 per share which is equal to the $0.62 January 31, 2017 closing sale price of the Common Shares less an 18% Finnerty restricted stock discount; on April 5, 2016, $50,400 of unpaid salary owed to Mr. Drohan was offset and utilized by him for the purchase of 56,000 restricted Common Shares at the market price of $0.90 per share. On May 16, 2015, $120,000 of unpaid salary owed to Mr. Drohan was offset and utilized by him for the purchase of 100,000 restricted Common Shares at the market price of $1.20 per share. At June 30, 2017, December 31, 2016, 2015 and 2014, unpaid salary payable due to Mr. Drohan was $99,905, $88,405, $115,131 and $310,464 respectively.

(2)	On February 2, 2017, $25,000 of unpaid salary owed to Mr. Kuczynski was offset and utilized by him for the purchase of 47,170 restricted Common Shares at $0.53 per share which is equal to the $0.64 February 1, 2017 closing sale price of the Common Shares less an 18% Finnerty restricted stock discount. At June 30, 2017, December 31, 2016, 2015 and 2014, unpaid salary payable due to Mr. Kuczynski was $146,072, $149,121, $137,905 and $171,575 respectively.

67

Director Compensation

Directors of OMAG who are employees of the Company do not receive additional compensation for their services as directors. Independent Directors are compensated for their services as directors of OMAG. The following table sets forth information relating to the aggregate compensation received by Independent Directors of the Registrant for services in all capacities during the Registrant’s fiscal year ended December 31, 2016 and for the period ended June 30, 2017.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)
Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards (1)($)	All Other Compensation ($)	Total ($)
Estate of Salvatore Bucchere (4)
December 31, 2016	$0	$0	$5,910	$0	$5,910
June 30, 2017	$0	$0	$0	$0	$0

Louis Lombardo (3)
December 31, 2016	$51,500	$50,000	$8,020	$0	$109,520
June 30, 2017	$25,000	$50,000	$270	$0	$75,270

Jack Smith (3)
December 31, 2016	$51,500	$50,000	$0	$0	$101,500
June 30, 2017	$25,000	$50,000	$0	$0	$75,000

Alan Matus (3)
December 31, 2016	$51,500	$50,000	$0	$0	$101,500
June 30, 2017	$25,000	$50,000	$0	$0	$75,000

(1)	Column (d) represents the dollar amount recognized as compensation expense for financial statement reporting purposes for the year indicated under ASC 718, and not an amount paid to or realized by the named director. There can be no assurance that the amounts determined by ASC 718 will ever be realized by the named director. Assumptions used in the calculation of the amounts specified in Column (d) are included in Note 1 – STOCK BASED COMPENSATION and Note 7 – STOCK OPTIONS to the Company’s unaudited financial statements for the period ended December 31, 2016.

(2)	Messrs. Lombardo, Smith and Matus each accrued quarterly director fees totaling $50,000 in 2016 ($12,500 accrued on January 1, 2016, April 1, 2016, July 1, 2016 and October 1, 2016). On April 6, 2016, each of them purchased 27,778 restricted shares of the Company’s Common Stock at the $0.90 per share closing price of the Company’s Common Stock on April 5, 2016 in exchange for $25,000 of accrued but unpaid director’s fees due to each of them from the Company. On February 2, 2017, each of Lombardo, Smith and Matus purchased 94,340 restricted shares of the Company’s Common Stock at the $0.6414 per share closing price of the Company’s Common Stock on February 1, 2017 less an 18% Finnerty discount for restricted shares for a $0.53 purchase price per share in exchange for accrued quarterly director fees of $50,000 ($12,500 accrued on July 1, 2016, October 1, 2016, January 1, 2017 and April 1, 2017),

(3)	In payment of the 50% non-cash payment of the $100,000 annual retainer paid to all independent directors, Messrs. Lombardo, Smith and Matus were each issued (a) 38,462 restricted shares of the Company’s Common Stock on January 15, 2016 valued at the last sale price of $1.30 of the Company’s Common Stock on December 31, 2015, the last trading day of the prior fiscal year, and (b) 81,169 restricted shares of the Company’s Common Stock on January 4, 2017 valued at the last sale price of $0.616 of the Company’s Common Stock on December 31, 2016, the last trading day of the prior fiscal year.

(4)	Mr. Bucchere died in April 2012.

68

Independent Directors are compensated for their services as directors as follows:

Effective September 1, 2015, two additional Independent Directors, Mr. Jack Smith and Mr. Alan Matus, were appointed to the Board of Directors. Mr. Smith and Mr. Matus were each issued 25,000 restricted Common Shares in compensation for their services as directors for the period beginning September 1, 2015 and ending December 31, 2015.

Pursuant to a resolution of the Board of Directors, effective January 1, 2016 Independent Directors will be reimbursed for their travel expenses associated with attendance at Board, Committee and Annual meetings and will be compensated on an annual basis for their services as directors as shown in the chart below:

69

Independent Director Annual Compensation and Fees

(Effective for annual periods beginning on January 1, 2016)

Compensation Item	Amount
Annual Retainer (1/2 cash - 1/2 Common Shares):
(i) Cash (1)	$50,000
(ii) Restricted Common Shares (2)	$50,000

Attendance Fees:
Annual Meeting in person	$750
Per Board Meeting (in person or via teleconference)	$500
Per Committee Meeting (in person or via teleconference)	$500

(1)	Payable quarterly; $12,500 on the first business day of each fiscal quarter.

(2)	Issued on the first business day of each fiscal year and valued at the last sale price of the Common Stock on the final trading day of the fiscal year immediately preceding issuance.

Compensation Discussion and Analysis

As previously disclosed, the Company plans to contract with a recognized executive compensation consulting firm (the “Compensation Consultant”) for the purpose of creating and implementing a comprehensive performance based compensation plan for its executives and senior staff. This compensation plan will be designed to align executive compensation with the achievement by the Company of its long-term goals and objectives.

Prior to the date hereof and in order to successfully implement its business plan, the Company sought to retain and strategically incentivize certain executives, directors and consultants (collectively, the “Company Executives”) on an ad hoc basis via the issuance to them of the Strategic Options and payment to them of a one-time cash bonus in compensation for the extraordinary efforts and personal and professional risks, both financial and otherwise, that they undertook for many years in order to pursue the Company’s then primary strategic objective of signing the DA with the Government.

The Board recognizes the extraordinary advances made in the Company’s prospects but at the same time is aware that the Company’s shareholders have not yet seen the benefit of any significant share price appreciation. In light of this and the continued delays in development of the Omagine Project, the Directors examined alternative ways to align the award of the previously proposed cash bonus payments more directly with the financial interests of its shareholders.

Such cash bonuses were only to be awarded if the DA was signed. The Board was and is of the opinion that such cash bonuses were well deserved but is also cognizant of the ongoing project delays. Alternative plans were explored to align such cash bonus awards not only with the Company Executives’ efforts through the DA signing date but also with the actual results of such efforts. The Board views the price of the Company’s publicly traded Common Shares as the most accurate indicator of such results. Moreover, the Directors believe that continuing efforts by such Company Executives are required to attain a share price that more closely aligns with the Board’s expectations.

The Board explored methodologies to structure such cash bonus payments in a manner more closely aligned with our shareholders’ interests so that the financial benefits from events at the Company are experienced not only by the Company Executives but by all our shareholders as well. Accordingly, pursuant to a resolution of the Board on August 31, 2015 an incentive compensation arrangement was implemented with respect to six Company Executives, not as fixed cash payments as previously contemplated, but in the form of stock appreciation rights (“Stock Appreciation Rights” or “SARs”) as outlined in the following grant schedule:

Stock Appreciation Rights (SARs)
Name	Number of SARs	Grant Price	Date of Grant	Expiration Date
Frank Drohan	675,000	$2.00	8/31/2015	12/31/2017
Charles Kuczynski	60,000	$2.00	8/31/2015	12/31/2017
Louis Lombardo	15,000	$2.00	8/31/2015	12/31/2017
William Hanley	15,000	$2.00	8/31/2015	12/31/2017
Agron Telaku	15,000	$2.00	8/31/2015	12/31/2017
Sam Hamdan	675,000	$2.00	8/31/2015	12/31/2017

70

SARs provide for financial gain to the holder derived from appreciation in the price of the Company’s Common Stock above the exercise price of the SAR from the date that SARs are granted until the date that SARs are exercised. All 1,455,000 SARs granted to six Company Executives in the above table (i) vested on the date of grant, (ii) holders are not required to be employees of or consultants to the Company at the time if exercise, (iii) have an exercise price of $2.00 per SAR (which was $0.40 greater than the closing stock price on the date of grant) and (iv) upon exercise SAR’s are payable only in the Company’s Common Shares. No cash settlement is permissible for these 1,455,000 SARs. SARs holders are not required to pay an exercise price. Upon exercise the holder receives an amount of Common Shares equivalent to the increase in the stock price of the Common Shares.

SARs may be exercised at any time prior to 5 P.M. Eastern Time in the United States on December 31, 2017 in whole or in part by the holder thereof by delivery of a written notice to OMAG (the “Notice of Exercise”) of such holder’s election to exercise such SARs, which Notice of Exercise shall:

1)	i. specify the number of SARs (in whole SARs only) to be exercised and the Grant Price,

ii. include the surrender of the relevant certificate representing such SARs (or an indemnification undertaking with respect to such SARs in the case of the loss, theft or destruction of such certificate).

Such documentation shall be delivered by such holder to a common carrier for overnight delivery to OMAG as soon as practicable following the date of such Notice of Exercise, but in no event later than December 30, 2017.

2)	By delivering a Notice of Exercise the holder is not required to pay any exercise price for the SARs and upon exercise will receive the “Net Number” of Common Shares determined according to the following formula:

Net Number of Common Shares = C * [(A-B)/A]

For purposes of the foregoing formula:

A = market price of Common Shares at exercise date

B = the Grant Price of $2.00

C = the number of SARs exercised at any one time

N = the number of Common Shares issuable upon any one exercise

Equity Compensation Plan Information

The 2003 Plan and the 2014 Plan

OMAG’s shareholders approved the reservation by OMAG of 2,500,000 Common Shares for issuance under the 2003 Omagine Inc. Stock Option Plan (the “2003 Plan”). The 2003 Plan expired on August 31, 2013. (See: Exhibit 10.19).

On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine Inc. Stock Option Plan (the “2014 Plan”). Pursuant to the 2014 Plan, 3,000,000 Common Shares were reserved for issuance (See: Exhibit 10.33). The 2014 Plan was amended to increase the reservation of 3,000,000 Common Shares for issuance to 5,000,000 Common Shares and to permit issuance of stock appreciation rights (“SARs”). The Amended Omagine, Inc. 2014 Stock Option Plan (“Amended 2014 Plan”) is attached as Exhibit 10.34. OMAG intends to seek its shareholders’ ratification of the adoption by OMAG of the Amended 2014 Plan.

Both the 2003 Plan and the 2014 Plan are designed to attract, retain and motivate employees, directors, consultants and other professional advisors of OMAG and its subsidiaries (collectively, the “Recipients”) by giving such Recipients the opportunity to acquire stock ownership in OMAG through the issuance of stock options (“Stock Options”) to purchase Common Shares.

71

OMAG has registered for resale the 2.5 million Common Shares reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8 (the “S-8 Registration”) and on September 12, 2012, OMAG filed a post-effective amendment to the S-8 Registration.

At June 30, 2017 there were 2,117,000 unexpired Stock Options issued and unexercised under the 2003 Plan and all such Stock Options remain valid until the earlier of their exercise or expiration date. Under the Amended 2014 Plan, there were 990,000 Stock Options of which 950,000 are Strategic Options and 1,455,000 SARs issued, outstanding and unexercised at June 30, 2017.

A total of 3,107,000 Stock Options were issued, outstanding and unexercised as of June 30, 2017 of which 2,915,000 are Strategic Options. A total of 1,455,000 SARs were issued, outstanding and unexercised at June 30, 2017 and as of the date hereof.

The Strategic Options

In January and April 2012, pursuant to the 2003 Plan and a resolution of the Board of Directors, fourteen individuals who were either employees, directors or consultants to OMAG at such time and whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s then primary strategic goal of signing the DA with the Government of Oman were granted an aggregate of 2,015,000 Strategic Options each of which is exercisable at $1.70 per Common Share. The subsequent resignation of a then independent director resulted in the cancellation of 50,000 of such Strategic Options.

On December 29, 2014, pursuant to the 2014 Plan and a resolution of the Board of Directors, six of the aforementioned fourteen individuals were granted an aggregate of 950,000 additional Strategic Options each of which is exercisable at $2.55 per Common Share.

To maintain the incentive for the retention and sustained service to the Company of its mission-critical employees and consultants in the face of the previously and presently reported continued delays, the Board of Directors authorized multiple extensions of the expiration date of the Strategic Options. All Strategic Options presently expire at 5 pm in New York on December 31, 2017.

1,965,000 Strategic Options are exercisable at $1.70 per Common Share and 950,000 Strategic Options are exercisable at $2.55 per Common Share (such exercise prices are collectively referred to herein as the “Exercise Price”). Of the 2,915,000 Strategic Options issued and outstanding as of the date hereof, an aggregate of 2,685,000 have been granted to OMAG and LLC officers and 125,000 have been granted to OMAG independent directors.

All Strategic Options are fully vested, provide for a cashless exercise feature, expire on December 31, 2017 and (except with respect to Strategic Options held by the estate of a deceased former director) require the holder thereof to be an employee or director of, or a consultant to, the Company at the time of exercise.

Strategic Options may be exercised at any time prior to 5 P.M. Eastern Time in the United States on December 31, 2017 by either: (1) paying the Exercise Price in cash to OMAG, or (2) electing to pay the Exercise Price via the cashless exercise feature of the Strategic Options, as follows:

1)	Strategic Options may be exercised in whole or in part by the holder thereof by delivery of a written notice to OMAG (the “Exercise Notice”), of such holder’s election to exercise such Strategic Options, which Exercise Notice shall:

i.	specify the number of Common Shares (“Option Shares”) to be purchased,

ii.	be accompanied by payment to OMAG of an amount equal to the Exercise Price multiplied by the number of Option Shares for which the Strategic Options are being exercised (the “Aggregate Option Exercise Price”) in cash or wire transfer of immediately available funds, and

72

iii.	include the surrender of the relevant certificate representing such Strategic Options (or an indemnification undertaking with respect to such Strategic Options in the case of the loss, theft or destruction of such certificate).

Such documentation and payment shall be delivered by such holder to a common carrier for overnight delivery to OMAG as soon as practicable following the date of such Exercise Notice, but in no event later than December 30, 2017 (“Cash Basis”),

or

2)	by delivering an Exercise Notice and in lieu of making payment of the Aggregate Option Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (the “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B

For purposes of the foregoing formula:

A =	the total number of Option Shares with respect to which the relevant Strategic Options are then being exercised.

B =	the closing bid price of a Common Share on the date of exercise of the relevant Strategic Options.

C =	the Exercise Price in United States currency.

On July 7, 2017 (the “Grant Date”), the Registrant granted an aggregate of 1,950,000 stock options (the “July Strategic Options”) to three officers, three independent directors and two consultants pursuant to a Board of Directors resolution. All such July Strategic Options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of fifteen cents ($0.15) per share in cash or via a “cashless exercise feature” which exercise price is in excess of 115% of the closing sale price for a share of OMAG’s Common Stock on the trading day immediately prior to the Grant Date. All July Strategic Options are fully vested and are exercisable as of the Grant Date and all shall expire at 5pm Eastern Time on June 30, 2018. The eight individuals receiving grants of the July Strategic Options are: Frank J. Drohan, President, 500,000; Charles P. Kuczynski, VP and Secretary, 200,000; William Hanley, Controller, 100,000; 50,000 to each of three independent directors, Louis J. Lombardo, Jack A. Smith, and Alan M. Matus; Sam Hamdan, Consultant and Deputy Managing Director of Omagine LLC, 500,000 and Agron Telaku, consultant, 500,000.

Stock Options Other Than Strategic Options

On April 13, 2012, pursuant to the 2003 Plan, an OMAG independent director was granted 2,000 Stock Options exercisable at $1.70 per Common Share and all 2,000 of such Stock Options expired unexercised on April 12, 2017.

On January 15, 2013, pursuant to the 2003 Plan, an OMAG independent director was granted 2,000 Stock Options exercisable at $1.38 per Common Share and expiring on January 14, 2018.

On April 8, 2013, the estate of a former OMAG director exercised 4,000 Stock Options; 2,000 at $0.51 per Common Share and 2,000 at $0.85 per Common Share.

On March 28, 2014, pursuant to the 2014 Plan, four persons were granted an aggregate of 40,000 Stock Options exercisable at $1.80 per Common Share and expiring on March 27, 2019. One such person is an OMAG independent director and one is an OMAG officer.

On June 30, 2015, a former OMAG director exercised 2,000 Stock Options at $0.51 per Common Share.

On May 16, 2016, an OMAG independent director exercised 2,000 Stock Options at $0.85 per Common Share.

On May 16, 2016, a former OMAG director had 2,000 unexercised Stock Options exercisable at $0.85 per Common Share expire.

73

Stock Options Granted to the Named Executive Officers

The following table shows the number of Common Shares covered by exercisable and un-exercisable Stock Options issued pursuant to the 2003 Plan and held by the Named Executive Officers on June 30, 2017. There can be no assurance that the Grant Date Fair Value of Stock Option awards will ever be realized by such Named Executive Officers.

(a)	(b)	(c)	(d)	(e)
Name	Number of Common Shares Underlying Unexercised Options (#) Exercisable	Number of Common Shares Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price	Option Expiration Date
Frank Drohan (1)	750,000	0	$1.70	December 31, 2017
	100,000	0	$2.60	September 22, 2018

Charles Kuczynski (2)	250,000	0	$1.70	December 31, 2017
	50,000	0	$2.60	September 22, 2018

William Hanley (3)	60,000	0	$1.70	December 31, 2017

Sam Hamdan (4)	750,000	0	$1.70	December 31, 2017

(1)	In September 2008, 100,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $2.60 per Common Share, were granted to OMAG’s President & Chief Executive Officer. In January and April of 2012, an aggregate of 750,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, now expiring on December 31, 2017 and exercisable at $1.70 per Common Share were granted to OMAG’s President & Chief Executive Officer. On December 30, 2014, 500,000 Strategic Options, vesting upon grant, now expiring on December 31, 2017 and exercisable at $2.55 per Common Share were granted to OMAG’s President & Chief Executive Officer.

(2)	In September 2008, 50,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $2.60 per Common Share, were granted to OMAG’s Vice-President & Secretary. In January 2012, 250,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, now expiring on December 31, 2017 and exercisable at $1.70 per Common Share were granted to OMAG’s Vice-President & Secretary. On December 30, 2014, 75,000 Strategic Options, vesting upon grant, now expiring on December 31, 2017 and exercisable at $2.55 per Common Share were granted to OMAG’s Vice-President & Secretary.

(3)	In January 2012, 60,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, now expiring on December 31, 2017 and exercisable at $1.70 per Common Share were granted to OMAG’s Controller & Principal Accounting Officer. On March 28, 2014, 10,000 Stock Options, vesting upon grant, expiring on March 27, 2019 and exercisable at $1.80 per Common Share, were granted to OMAG’s Controller & Principal Accounting Officer. On December 30, 2014, 50,000 Strategic Options, vesting upon grant, now expiring on December 31, 2017 and exercisable at $2.55 per Common Share were granted to OMAG’s Controller & Principal Accounting Officer.

(4)	In March 2007, 160,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $1.25 per Common Share, were granted to a consultant to OMAG who is also the Deputy Managing Director of LLC; all such 160,000 Stock Options expired unexercised on March 30, 2017. In January 2012, 750,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, now expiring on December 31, 2017 and exercisable at $1.70 per Common Share were granted to the Deputy Managing Director of LLC. On December 30, 2014, 250,000 Strategic Options, vesting upon grant, now expiring on December 31, 2017 and exercisable at $2.55 per Common Share were granted to the Deputy Managing Director of LLC.

74

The following table shows the number of Common Shares covered by unexpired non-qualified Stock Options issued to the Named Executive Officers under the 2003 Plan and the Amended 2014 Amended Plan and unexercised on June 30, 2017.

Name	Number of Options	Exercise Price	Date of Grant	Expiration Date

Frank Drohan	100,000	$2.60	9/23/2008	9/22/2018
Frank Drohan	739,000	$1.70	1/2/2012	12/31/2017
Frank Drohan	11,000	$1.70	4/13/2012	12/31/2017
Frank Drohan	500,000	$2.55	12/29/2014	12/31/2017

Charles Kuczynski	50,000	$2.60	9/23/2008	9/22/2018
Charles Kuczynski	250,000	$1.70	1/2/2012	12/31/2017
Charles Kuczynski	75,000	$2.55	12/30/2014	12/31/2017

William Hanley	60,000	$1.70	1/2/2012	12/31/2017
William Hanley	10,000	$1.80	3/28/2014	3/27/2019
William Hanley	50,000	$2.55	12/30/2014	12/31/2017

Sam Hamdan	750,000	$1.70	1/2/2012	12/31/2017
Sam Hamdan	250,000	$2.55	12/30/2014	12/31/2017

Stock Options Granted to Independent Directors

The following table shows the number of Common Shares covered by unexpired non-qualified Stock Options issued to Independent Directors of Omagine under the 2003 Plan and the Amended 2014 Plan and unexercised as of June 30, 2017.

Name	Number of Options	Exercise Price	Date of Grant	Expiration Date
Louis Lombardo	50,000	$1.70	1/2/2012	12/31/2017
Louis Lombardo	2,000	$1.38	1/15/2013	1/14/2018
Louis Lombardo	10,000	$1.80	3/28/2014	3/27/2019
Louis Lombardo	25,000	$2.55	12/30/2014	12/31/2017

Estate of Salvatore Bucchere	50,000	$1.70	1/2/2012	12/31/2017

On December 30, 2014, 25,000 Strategic Options, vesting upon grant, now expiring on December 31, 2017 and exercisable at $2.55 per Common Share were granted to Louis Lombardo.

Mr. Lombardo presently holds 87,000 fully vested Stock Options 2,000 exercisable at $1.38 expiring on January 14, 2018; 10,000 exercisable at $1.80 expiring on March 27, 2019; 50,000 Strategic Options exercisable at $1.70 expiring on December 31, 2017 and 25,000 Strategic Options exercisable at $2.55 expiring on December 31, 2017). Mr. Lombardo’s 2,000 Stock Options granted April 13, 2012 expired unexercised on April 12, 2017. Mr. Lombardo’s 75,000 Strategic Options require him to be a Director of OMAG at the time of the exercise of any Strategic Options.

Mr. Bucchere was an Independent Director at the time of his death on April 9, 2012. Pursuant to the 2003 Plan, all Stock Options then held by Mr. Bucchere immediately vested and were assigned an expiration date of April 8, 2013. Subsequently pursuant to resolutions of the Board of Directors, the expiration date for all Strategic Options (including the 50,000 Strategic Options held by the estate of Mr. Bucchere) was extended to December 31, 2017. Mr. Bucchere’s estate presently holds 50,000 fully vested Strategic Options exercisable at $1.70 per Common Share and expiring on December 31, 2017.

Report on the Re-pricing of Any Options or Stock Appreciation Rights

There was no re-pricing of any Stock Options or Stock Appreciation Rights during fiscal year 2016 or during any subsequent period through the date hereof. In December 2013, OMAG extended the expiration date of all Strategic Options from December 31, 2013 to December 31, 2014. (See: “Equity Compensation Plan Information – The Strategic Options” above and “Note 7 – Stock Options” to OMAG’s audited financial statements for the fiscal year ended December 31, 2016). In December 2014, OMAG extended the expiration date of all Strategic Options from December 31, 2014 to December 31, 2015 and again on August 12, 2015, OMAG extended the expiration date of all Strategic Options from December 31, 2015 to December 31, 2016 and again in December 2016, OMAG extended the expiration date of all Strategic Options from December 31, 2016 to December 31, 2017.

75

Employment Agreements

The Company presently has no employment agreements with any person.

Pursuant to a prior employment agreement with OMAG (the “Drohan Agreement”), OMAG was obligated to employ its President and Chief Executive Officer, Mr. Frank J. Drohan, at an annual base salary of $125,000 plus an additional amount based on a combination of OMAG’s net sales and earnings before taxes. By mutual agreement between OMAG and Mr. Drohan, the Drohan Agreement was modified to provide that OMAG could from time to time suspend salary payments to Mr. Drohan and Mr. Drohan would continue to provide services to OMAG pursuant to the Drohan Agreement and OMAG would accrue Mr. Drohan’s unpaid salary. OMAG has from time to time fully or partially suspended and accrued salary payments due to Mr. Drohan. For the years ended December 31, 2016 and 2015, OMAG had continued to accrue salary payable to its President on the basis of an annual salary of $125,000. On April 24, 2014, OMAG paid $187,691 of unpaid salary payable to Mr. Drohan. At December 31, 2016 December 31, 2015 and December 31, 2014, unpaid accrued officer’s compensation due to Mr. Drohan was $88,405, $115,131 and $310,464 respectively. On April 5, 2016, $50,400 of accrued but unpaid officer’s compensation due to Mr. Drohan by OMAG by the Company was offset and utilized by Mr. Drohan for the purchase of 56,000 restricted Common Shares at the then market price of $0.90. During 2015, $120,000 of accrued but unpaid officer’s compensation due to Mr. Drohan by OMAG was offset and utilized by Mr. Drohan for the purchase of 100,000 restricted Common Shares at the then market price of $1.20 per Common Share. OMAG has agreed to pay any remaining unpaid and accrued salary to Mr. Drohan without interest when and if OMAG has the financial resources to do so. On September 23, 2008 the Board of Directors granted 100,000 non-qualified Stock Options to Mr. Drohan which vested ratably over the five years after the grant date and which are exercisable at $2.60 per Common Share. All 100,000 of such Stock Options are fully vested as of the date hereof. Expiration of all such Stock Options is ten years from the date of grant. In January and April 2012 the Board of Directors authorized the grant to Mr. Drohan of an aggregate of 750,000 Strategic Options exercisable at $1.70 per Common Share. On December 30, 2014 pursuant to a resolution of the Board of Directors, OMAG granted Mr. Drohan an additional 500,000 Strategic Options exercisable at $2.55 per Common Share. Mr. Drohan’s Strategic Options are fully vested as of the date hereof and require him to be an employee of OMAG at the time of the exercise of any Strategic Options. All Strategic Options have a cashless exercise feature and may be exercised in whole or in part at any time before their expiry date of December 31, 2017. All unexercised Strategic Options will expire on December 31, 2017. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, OMAG would award a substantial cash bonus to Mr. Drohan. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and, in lieu of such cash bonus, the Board of Directors, in a resolution dated August 31, 2015, granted Mr. Drohan 675,000 Stock Appreciation Rights (“SARs”) at a grant price of $2.00 and all such SARs were fully vested as of the grant date. All SARs expire on December 31, 2017 and there is no requirement for Mr. Drohan to be an employee of OMAG at the time of exercise of any SARs. OMAG presently plans to enter into a new employment agreement with Mr. Drohan although the terms of such employment agreement have not yet been determined.

Pursuant to a prior employment agreement with OMAG (the “Kuczynski Agreement”), OMAG was obligated to employ its Vice-President & Secretary, Mr. Charles P. Kuczynski, at an annual base salary of $75,000, plus an additional bonus based on a combination of OMAG’s net sales and earnings before taxes. Mr. Kuczynski is presently employed by OMAG at an annual salary of $100,000 and OMAG has from time to time fully or partially suspended salary payments to Mr. Kuczynski and Mr. Kuczynski has continued to provide services to OMAG. For the years ended December 31, 2016 and 2015, OMAG partially paid and partially accrued officer’s compensation of $100,000 due in each such year to Mr. Kuczynski. At December 31, 2016, December 31, 2015 and December 31, 2014, unpaid accrued officer’s compensation due to Mr. Kuczynski was $149,121, 137,905 and $171,575 respectively. OMAG has agreed to pay any remaining unpaid and accrued salary to Mr. Kuczynski without interest when and if OMAG has the financial resources to do so. On September 23, 2008 the Board of Directors granted 50,000 non-qualified Stock Options to Mr. Kuczynski which vested ratably over the five years after the grant date and which are exercisable at $2.60 per Common Share. All 50,000 of such Stock Options are fully vested as of the date hereof. Expiration of all such Stock Options is ten years from the date of grant. Pursuant to a January 2012 resolution of the Board of Directors, OMAG granted 250,000 Strategic Options exercisable at $1.70 per Common Share to Mr. Kuczynski. On December 30, 2014 pursuant to a resolution of the Board of Directors, OMAG granted Mr. Kuczynski an additional 75,000 Strategic Options exercisable at $2.55 per Common Share. Mr. Kuczynski’s Strategic Options are fully vested as of the date hereof and require him to be an employee of OMAG at the time of the exercise of any Strategic Options. All Strategic Options have a cashless exercise feature and may be exercised in whole or in part at any time before their expiry date of December 31, 2017. All unexercised Strategic Options will expire on December 31, 2017. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, OMAG would award a substantial cash bonus to Mr. Kuczynski. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and, in lieu of such cash bonus, the Board of Directors, in a resolution dated August 31, 2015, granted Mr. Kuczynski 60,000 SARs at a grant price of $2.00 and all such SARs were fully vested as of the grant date. All SARs expire on December 31, 2017 and there is no requirement for Mr. Kuczynski to be an employee of OMAG at the time of exercise of any SARs. OMAG presently plans to enter into a new employment agreement with Mr. Kuczynski although the terms of such employment agreement have not yet been determined.

76

Employment Benefits

OMAG sponsors a 401(k) retirement plan for all eligible employees and provides and pays for group medical insurance for all employees choosing to participate in its group medical insurance plan.

The Registrant adopted the Omagine 401(k) Plan DTD 10-01-2008 (the “401(k) Plan”) which is qualified under Section 401(k) of the Internal Revenue Code as a pre-tax plan for eligible employees of OMAG. OMAG does not presently match any employee contributions made to the 401(k) Plan. The Registrant made the maximum allowable discretionary contribution to all eligible employees participating in the 401(k) Plan in 2016, 2015 and 2014 in the form of 61,001, 36,483 and 73,315 Common Shares respectively. Future discretionary contributions and/or matching of employee contributions by the Registrant, if any, will be made pursuant to the recommendation of OMAG’s Board of Directors.

OMAG entered into an annual consulting agreement in 2007 with Mr. Sam Hamdan originally set to expire on December 31, 2007 but which now expires on December 31, 2017 (the “Hamdan Agreement”) (See: Exhibit 10.48). Pursuant to the Hamdan Agreement: (i) Mr. Hamdan provides consulting services to OMAG, (ii) under certain circumstances and conditions precedent, Mr. Hamdan may become the President of OMAG, and (iii) OMAG issued Mr. Hamdan Stock Options to purchase up to 160,000 Common Shares at $1.25 per Common Share (the “Hamdan Options”). The Hamdan Options vested ratably over the 5 year period beginning on April 1, 2007 and they expired unexercised on March 30, 2017. The Hamdan Options were exercisable only if at the time of such exercise: (i) the Hamdan Agreement is in effect, or (ii) Mr. Hamdan is an employee of the Company. The Hamdan Agreement was annually renewed four times without further compensation to Mr. Hamdan. Upon the fifth annual renewal of the Hamdan Agreement in 2012 and pursuant to a resolution of the Board of Directors, Mr. Hamdan was granted 750,000 Strategic Options (See: Exhibit 10.3). Upon the eighth annual renewal of the Hamdan Agreement in 2015 and pursuant to a resolution of the Board of Directors, Mr. Hamdan was granted an additional 250,000 Strategic Options (See: Exhibit 10.4). Mr. Hamdan’s Strategic Options are fully vested and require him to be an employee of or a consultant to the Company at the time of the exercise of any of his Strategic Options. All unexercised Strategic Options will expire on December 31, 2017. Mr. Hamdan also serves without compensation as the Deputy Managing Director of the Company’s 60% owned subsidiary, Omagine LLC. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, OMAG would award a substantial cash bonus to Mr. Hamdan. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and the Board of Directors, in a resolution dated August 31, 2015, granted Mr. Hamdan 675,000 SARs at a grant price of $2.00 and all such SARs were fully vested as of the grant date. All SARs expire on December 31, 2017 and there is no requirement for Mr. Hamdan to be an employee or consultant of OMAG at the time of exercise of any SARs. As of the date hereof, Mr. Hamdan continues to serve without any cash compensation and is presently leading a crucial mission-critical assignment for LLC and the Company to finalize with the estate of a recently deceased investor the transaction memorialized in the Investment Agreement between LLC and such investor. The Board is considering further non-cash alternatives in order to retain and compensate Mr. Hamdan for his past and ongoing efforts.

In determining its compensation policies and decisions subsequent hereto, OMAG shall seek a shareholder advisory vote on its executive compensation policy as required by Section 14A of the Exchange Act.

77

Compensation Committee Interlocks and Insider Participation

No person who was a member of the compensation committee during 2016 and through the date hereof was an officer or employee of the Registrant or a former officer or employee of the Registrant. Other than the $150,000 loan to OMAG made by Mr. Lombardo and the $100,000 loan to OMAG made by an entity controlled by Mr. Smith and Mr. Matus, no person who was a member of the compensation committee during 2016 and through the date hereof is a party to any related party transaction with the Registrant (See: “Certain Relationships and Related Transactions and Director Independence”).

During the fiscal year ended December 31, 2016 and through the date hereof, no executive officer of the Registrant served as a:

i.	member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee or board of directors of the Registrant, or

ii.	director of another entity, one of whose executive officers served on the compensation committee of the Registrant, or

iii.	member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Registrant.

On September 1, 2015, the Board of Directors appointed Jack A. Smith and Alan M. Matus as Independent Directors. The current members of the Compensation Committee - Louis J. Lombardo, Alan M. Matus and Jack A. Smith – are all Independent Directors. Mr. Smith chairs the Compensation Committee.

Board leadership structure and role in risk oversight.

The Board of Directors filled board vacancies effective September 1, 2015 with the appointments of Jack A. Smith and Alan M. Matus as Independent Directors. Three of the five members of the Board are now independent directors. Mr. Smith is the lead Independent Director who serves as the non-exclusive intermediary between independent directors and management. Mr. Smith is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Matus is the Chairman of the Audit Committee and an audit committee financial expert. Mr. Kuczynski, an employee, director and Vice-President of OMAG, facilitates the internal communications between the Company’s President and CEO (who is often located overseas in Oman) and the three Independent Directors to keep them informed of current Company issues, events and risks. The Board continues as in the past to exercise its oversight function, including its risk oversight, on both a formal and informal basis between and among its directors. OMAG’s Board of Directors has determined that this board structure is appropriate and effective in carrying out its oversight tasks relevant to the Company’s activities and the risks it faces.

78

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 30, 2017: (i) the number of Common Shares beneficially owned by (a) owners of more than five percent of outstanding Common Shares who are known to OMAG, (b) the officers of OMAG and LLC individually, (c) the directors of OMAG individually, (d) the officers and directors of OMAG and LLC as a group, and (ii) the percentage ownership of the outstanding Common Shares represented by the foregoing.

(a)	(b)	(c)
Name and Address	Beneficial Ownership (1)(11)	Percent (1)
Frank J. Drohan (2)(4)	4,222,029	17.5%
Charles P. Kuczynski (2)(5)	1,113,847	4.9%
Louis J. Lombardo (2)(6)	526,748	2.4%
Jack A. Smith (2)	372,227	1.7%
Alan M. Matus (2)	336,256	1.5%
Mohammed K. Al-Sada (3)(7)	1,891,034	8.4%
William Hanley (3)(8)	307,551	1.4%
Sam Hamdan (3)(9)	1,009,576	4.4%
Roger Tempest (10)	1,729,578	7.8%

All officers and Directors as a Group of 7 Persons	7,888,234	30.2%

(1)

Applicable percentage ownership in column (c) is based on 22,152,350 Common Shares outstanding as of June 30, 2017 and on Common Shares owned by the named individual including Common Shares underlying Stock Options, Warrants, SARs and convertible notes owned by the named individual that are exercisable for Common Shares within 60 days of June 30, 2017. Beneficial ownership and Common Shares outstanding are determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Act”). Common Shares underlying Stock Options, Warrants or convertible notes that are currently exercisable or convertible or exercisable or convertible within 60 days of June 30, 2017 are deemed to be outstanding and beneficially owned by the person holding such Stock Options, Warrants, SARs or convertible notes for the purpose of computing the percentage of outstanding Common Shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of outstanding Common Shares owned by any other person.

(2)	The address for each of these individuals is c/o OMAG and each is a director of OMAG. Mr. Drohan and Mr. Kuczynski are officers of OMAG.
(3)	The address for each of these individuals is c/o OMAG. Mr. Hanley is an officer of OMAG and Mr. Hamdan is an officer of LLC.
(4)

Amount in column (b) for Mr. Drohan includes 2,226,569 Common Shares owned of record as of June 30, 2017 by Mr. Drohan plus 1,995,460 Common Shares with respect to which Mr. Drohan has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 100,000 Stock Options exercisable at $2.60 per Common Share, (ii) 750,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 500,000 Strategic Options exercisable at $2.55 per Common Share, (iv) 322,730 Strategic Warrants exercisable at $5.00 per Common Share, (v) 322,730 Strategic Warrants exercisable at $10.00 per Common Share, and (vi) excludes 675,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company’s closing stock price as of June 30, 2017.

(5)	Amount in column (b) for Mr. Kuczynski includes 637,907 Common Shares owned of record as of June 30, 2017 by Mr. Kuczynski plus 475,940 Common Shares with respect to which Mr. Kuczynski has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 50,000 Stock Options exercisable at $2.60 per Common Share, (ii) 250,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 75,000 Strategic Options exercisable at $2.55 per Common Share, (iv) 50,470 Strategic Warrants exercisable at $5.00 per Common Share, (v) 50,470 Strategic Warrants exercisable at $10.00 per Common Share, and (vi) excludes 60,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company’s closing stock price as of June 30, 2017.

79

(6)

Amount in column (b) for Mr. Lombardo includes 312,806 Common Shares owned of record as of June 30, 2017 by Mr. Lombardo plus 210,967 Common Shares with respect to which Mr. Lombardo has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 2,000 Stock Options exercisable at $1.38 per Common Share, (ii) 10,000 Stock Options exercisable at $1.80 per Common Share, (iii) 50,000 Strategic Options exercisable at $1.70 per Common Share, (iv) 25,000 Strategic Options exercisable at $2.55 per Common Share, (v) 13,230 Strategic Warrants exercisable at $5.00 per Common Share, (vi) 13,230 Strategic Warrants exercisable at $10.00 per Common Share, and (vii) a convertible promissory note in the principal amount of $150,000 which together with $93,768 of accrued interest thereon (as of December 31, 2016) which is convertible at $2.50 per share into 97,507 Common Shares, and (viii) excludes 15,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company’s closing stock price as of June 30, 2017.

(7)

Amount in column (b) for Mr. Al-Sada includes 1,436,134 Common Shares owned of record as of June 30, 2017 by Mr. Al-Sada plus 454,900 Common Shares with respect to which Mr. Al-Sada has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 227,450 Strategic Warrants exercisable at $5.00 per Common Share, and (ii) 227,450 Strategic Warrants exercisable at $10.00 per Common Share.

(8)

Amount in column (b) for Mr. Hanley includes 137,551 Common Shares owned of record as of June 30, 2017 by Mr. Hanley plus 170,000 Common Shares with respect to which Mr. Hanley has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 10,000 Stock Options exercisable at $1.80 per Common Share, (ii) 60,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 50,000 Strategic Options exercisable at $2.55 per Common Share, (iv) 25,000 Strategic Warrants exercisable at $5.00 per Common Share, (v) 25,000 Strategic Warrants exercisable at $10.00 per Common Share, and (vi) excludes 15,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company’s closing stock price as of June 30, 2017.

(9)

Amount in column (b) for Mr. Hamdan includes 9,576 Common Shares owned of record as of June 30, 2017 by Mr. Hamdan plus 1,000,000 Common Shares with respect to which Mr. Hamdan has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 750,000 Strategic Options exercisable at $1.70 per Common Share, (ii) 250,000 Strategic Options exercisable at $2.55 per Common Share, and (iii) excludes 675,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company’s closing stock price as of June 30, 2017.

(10)

Amount in column (b) for Mr. Tempest includes 1,579,578 Common Shares owned of record or beneficially as of June 30, 2017 by Mr. Tempest (of which 1,059,042 shares are owned of record by two affiliates of Mr. Tempest and deemed to be beneficially owned by Mr. Tempest).

(11)	Subject to community property laws where applicable, each beneficial owner named in column (a) has sole voting and investment power over the Common Shares beneficially owned by him listed in column (b).

Change in Control Arrangements

No change in control arrangements existed at June 30, 2017 or as of the date hereof.

80

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with related persons

There were no transactions during the Registrant’s 2016 or 2015 fiscal years or through the date hereof, nor is there any currently proposed transaction, in which the Registrant or any of its subsidiaries was or is to be a participant and in which any related person had or will have a direct or indirect material interest, except as follows:

Effective January 1, 2015 the son of OMAG’s President was hired as a full time Company employee for website design and similar technology consulting services which employment ended December 31, 2015.

Tranzishen LLC is an entity owned by Mr. Sam Hamdan who is a consultant to OMAG and the Deputy Managing Director of our 60% owned subsidiary Omagine LLC. In April 2016, the Company paid a $300,000 sponsorship fee to Tranzishen LLC for OMAG to serve as the Title Sponsor of the 2016 World Summit on Innovation and Entrepreneurship hosted by the United Nations at UN headquarters in New York City from May 19 to May 23, 2016.

Mr. Hamdan and Mr. Drohan intend to form a new corporation to be owned by them (“Newco”) which will not compete with OMAG.

Related Party Payables

At June 30, 2017, December 31, 2016, 2015 and 2014 OMAG has included $842,999, $861,922; $640,693 and $863,831 respectively of related party payables in its balance sheet. These amounts consisted of:

(i)	convertible notes payable (“Notes”) and accrued interest in the aggregate amounts of $355,466, $345,549; $228,726; and $213,726 respectively, and

(ii)	unpaid salary and unreimbursed expenses due to OMAG officers and directors in the aggregate amounts of $487,533, $516,373; $411,967; and $650,105 respectively.

The Notes are attached hereto as Exhibits 10.12, 10.13 and 10.44. Such Notes, unpaid salary and unreimbursed expenses are due and owing as follows:

Notes and accrued interest payable to officers and directors of OMAG:

	June 30,	December 31,
	2017	2016	2015	2014
Due to Louis J. Lombardo, a director of OMAG, interest at 10%, due on demand, convertible into common stock at a conversion price of $2.50 per share:
Principal	$150,000	$150,000	$150,000	$150,000
Accrued interest	101,206	93,768	78,726	63,726
Due to SMAT, Corp., a Florida corporation controlled by Jack A. Smith and Alan M. Matus, directors of OMAG, interest at 5%, due on demand, convertible into common stock at a conversion price of $0.75 per share:
Principal	100,000	100,000	0	0
Accrued Interest	4,260	1,781	0	0

Grand Total	$355,466	$345,549	$228,726	$213,726

81

Unpaid salary and unreimbursed expenses due to officers and directors of OMAG:

	June 30,	December 31,
	2017	2016	2015	2014
Due to Frank J. Drohan, President/CEO and director of OMAG	$105,561	$96,352	$125,132	$315,133

Due to Charles P. Kuczynski, VP, Secretary and director of OMAG	146,072	149,121	137,905	171,575

Due to William Hanley, Controller of OMAG	222,100	182,100	137,930	158,147

Due to Louis J. Lombardo, director of OMAG	9,300	34,300	9,500	5,250

Due to Alan M. Matus, director of OMAG	2,250	27,250	750	0

Due to Jack A. Smith, director of OMAG	2,250	27,250	750	0

Totals	$487,533	$516,373	$411,967	$650,105

Total Related Party Payables

	June 30,	December 31,
	2017	2016	2015	2014
Notes Payable	$355,466	$345,549	$228,726	$213,726
Salary & Expenses Payable	487,533	516,373	411,967	650,105
Totals	$842,999	$861,922	$640,693	$863,831

Director Independence

OMAG complies with the standards of “independence” under the NASDAQ Marketplace Rules. Accordingly, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship with our Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by OMAG or by any parent or subsidiary of OMAG, shall not be considered independent. Accordingly Louis J. Lombardo, Jack Smith and Alan Matus meet the definition of an “independent director” under NASDAQ Marketplace Rule 5605(a)(2). As of the date hereof three of the Registrant’s five directors, Mr. Lombardo, Mr. Smith and Mr. Matus are independent.

82

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Certificate of Incorporation, our directors will not be personally liable to us or to our shareholders for monetary damages for any breach of their fiduciary duty as a director, except liability for the following:

●	Any breach of their duty of loyalty to our Company or to our stockholders.

●	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

●	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

●	Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are filing with the SEC a Post-Effective Amendment No. 6 to a Registration Statement on Form S-1/A under the Securities Act, of which this Prospectus is a part, covering the securities being offered. As permitted by the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this Prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the operation of the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. Such periodic reports, proxy statements and other information are also available for inspection and copying at our Company website. The address of our website is www.omagine.com.

83

August___, 2017

OMAGINE, INC.

3,085,822 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein or the affairs of OMAG have not changed since the date of this Prospectus.

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$11,739	$229,228
Inventory (Note 2)
Land under development	490,813,363	490,813,363
Total inventory held for sale	490,813,363	490,813,363

Prepaid expenses and other current assets	15,000	1,859

15% equity interest in Omagine LLC to be acquired pursuant to April 3, 2017 exercise of OMAG Options (Notes 1 and 11)	58,500	-
Total Current Assets	490,898,602	491,044,450

PROPERTY AND EQUIPMENT:
Real estate held for investment (Note 2)
Total investment in real estate	227,800,637	227,800,637
Office and computer equipment	160,002	160,002
Less accumulated depreciation and amortization	(155,330)	(153,738)
Total Property and Equipment	227,805,309	227,806,901

OTHER ASSETS	4,057	4,057

TOTAL ASSETS	$718,707,968	$718,855,408

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Convertible notes payable and accrued interest (less unamortized discount of $0 and $13,904, respectively)	$604,736	$526,372
Note payable and accrued interest - YA II PN, Ltd. (less unamortized discount of $31,250 and $68,750, respectively)	437,965	686,387
Note payable - St. George Investments LLC (less unamortized Original Issue Discount of $0 and $22,500 respectively)	185,000	162,500
Note payable and accrued interest - JSJ Investments Inc.	101,677	-
Accounts payable	660,682	663,913
Accrued officers’ payroll	463,076	419,626
Accrued expenses and other current liabilities	181,259	209,192
Amount due to CCC-Panama and CCC-Oman pursuant to the April 3, 2017 exercise of OMAG Options (Notes 1 and 11)	58,500	-
Total Current Liabilities	2,692,895	2,667,990
Long Term Liabilities	-	-

TOTAL LIABILITIES	2,692,895	2,667,990

STOCKHOLDERS’ EQUITY

Preferred stock: $0.001 par value Authorized: 850,000 shares Issued and outstanding: - none	-	-

Common stock: $0.001 par value Authorized: 50,000,000 shares Issued and outstanding: 22,152,350 shares in 2017 and 20,432,648 in 2016	22,152	20,432
Capital in excess of par value	471,144,693	470,350,815
Deficit	(42,231,846)	(41,273,266)
Total Omagine, Inc. stockholders’ equity	428,934,999	429,097,981
Noncontrolling interests in Omagine LLC	287,080,074	287,089,437

Total Stockholders’ Equity	716,015,073	716,187,418

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$718,707,968	$718,855,408

See accompanying notes to consolidated financial statements.

F-1

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUE:
Total revenue	$-	$-	$-	$-

OPERATING EXPENSES:

Officers and directors compensation (including stock-based compensation of $37,635, $75,135, $301,520 and $301,520, respectively)	113,885	112,385	454,020	464,353
Professional fees	41,045	31,875	44,620	76,481
Consulting fees	40,620	359,957	67,371	437,793
Commitment fees	10,000	-	10,000	-
Travel	59,686	124,764	135,673	274,599
Occupancy	12,983	14,451	29,389	30,967
Other selling general and administrative (including stock-based compensation of $7,500, $0, $15,000 and $0 respectively)	47,723	87,428	110,098	153,221
Total Costs and Expenses	325,942	730,860	851,171	1,437,414

OPERATING LOSS	(325,942)	(730,860)	(851,171)	(1,437,414)

OTHER EXPENSE
Amortization of debt discounts	(28,005)	(15,000)	(73,904)	(38,333)
Interest expense	(19,658)	(19,709)	(42,868)	(33,370)
Total Other Expense	(47,663)	(34,709)	(116,772)	(71,703)

NET LOSS	(373,605)	(765,569)	(967,943)	(1,509,117)

Add net loss attributable to noncontrolling interests in Omagine LLC	4,227	3,838	9,363	26,285

NET LOSS ATTRIBUTABLE TO OMAGINE, INC.	$(369,378)	$(761,731)	(958,580)	$(1,482,832)

LOSS PER SHARE - BASIC AND DILUTED	$(0.02)	$(0.04)	$(0.04)	$(0.08)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	22,042,077	19,669,797	21,624,814	19,272,712

See accompanying notes to consolidated financial statements.

F-2

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock
	Issued and Outstanding		Capital in		Noncontrolling
		$0.001 Par	Excess of		Interests in
	Shares	Value	Par Value	Deficit	Omagine LLC	Total

Balances at December 31, 2014	16,878,119	$16,878	$32,252,954	$(32,669,399)	$(79,621)	$(479,188)

Issuance of Common Stock for 401(k) Plan contribution	36,483	37	76,213	-	-	76,250

Stock grant to consultant for services rendered	5,000	5	9,445	-	-	9,450

Issuance of Common Stock for cash	206,281	206	219,794	-	-	220,000

Issuance of Common Stock to an Executive Officer in payment of salaries payable	100,000	100	119,900	-	-	120,000

Stock Options exercised by former Director	2,000	2	1,018	-	-	1,020

Exercise of Tempest Warrants	160,603	161	252,879	-	-	253,040

Issuance of Common Stock for finders’ fees on restricted Common Stock sales	41,245	41	72,459	-	-	72,500

Issuance of Common Stock for Directors’ Compensation for services September 1, 2015 to December 31, 2015	50,000	50	99,950	-	-	100,000

Issuance of Common Stock under SEDA	17,696	18	24,982	-	-	25,000

Issuance of restricted Common Stock for cash	1,230,886	1,230	1,238,470	-	-	1,239,700

Stock Option expense	-	-	4,001	-	-	4,001
Stock Option expense - Extension of 1,965,000 Strategic Options to December 31, 2016	-	-	915,493	-	-	915,493
Stock Option expense - Extension of 950,000 Strategic Options to December 31, 2016	-	-	541,215	-	-	541,215
Stock Option expense - Stock Appreciation Rights (1,455,000 expiring December 31, 2017)	-	-	1,654,481	-	-	1,654,481

Payment-in-Kind capital contribution of land by noncontrolling interest in Omagine LLC	-	-	431,168,400	-	287,445,600	-718,614,000

Adjustments to noncontrolling interests in Omagine LLC	-	-	-	-	(195,879)	(195,879)

Net loss	-	-	-	(5,673,293)	-	(5,673,293)

Balances at December 31, 2015	18,728,313	18,728	468,651,654	(38,342,692)	287,170,100	717,497,790

Issuance of Common Stock for 401(k) Plan contribution	61,001	61	76,189	-	-	76,250

Issuance of Common Stock for Directors’ Stock Compensation for services January 1, 2016 to December 31, 2016	115,386	116	149,884	-	-	150,000

Stock Option expense	-	-	540	-	-	540

Issuance of Common Stock to an Executive Officer in payment of salaries payable	56,000	56	50,344	-	-	50,400

Issuance of Common Stock for Directors’ Cash Compensation for services January 1, 2016 to June 30, 2016	83,334	83	74,917	-	-	75,000

Issuance of restricted Common Stock for cash	1,139,488	1,140	742,860	-	-	744,000

Conversion of Convertible Note payable liability into Common Stock	24,207	24	30,960	-	-	30,984

Issuance of Common Stock to a Director for the exercise of Stock Options	2,000	2	1,698	-	-	1,700

Issuance of Common Stock under SEDA	31,289	31	24,969	-	-	25,000

Issuance of Common Stock to consultant for services	30,340	30	24,970	-	-	25,000

Issuance of Common Stock for SEDA commitment fees	161,290	161	149,839	-	-	150,000

Stock Option expense - Extension of 1,965,000 Strategic Options to December 31, 2017	-	-	232,263	-	-	232,263

Stock Option expense - Extension of 950,000 Strategic Options to December 31, 2017	-	-	59,660	-	-	59,660

Fair value of 150,000 warrants issued to lender in connection with $75,000 loan	-	-	61,530	-	-	61,530

Beneficial conversion feature of convertible note issued to lender in connection with $50,000 loan	-	-	18,538	-	-	18,538

Adjustments to noncontrolling interests in Omagine LLC	-	-	-	-	(80,663)	(80,663)

Net loss	-	-	-	(2,930,574)	-	(2,930,574)

Balances at December 31, 2016	20,432,648	20,432	470,350,815	(41,273,266)	287,089,437	716,187,418

Issuance of Common Stock for 401(k) Plan contribution	123,782	124	76,126	-	-	76,250

Issuance of Common Stock for Directors’ Stock Compensation for services January 1, 2017 to December 31, 2017	243,507	244	149,756	-	-	150,000

Issuance of restricted Common Stock for cash	639,948	640	232,438	-	-	233,078

Issuance of Common Stock to two Executive Officers in payment of salaries payable	147,170	147	75,853	-	-	76,000

Issuance of Common Stock for 3 Directors’ Cash Compensation for services July 1, 2016 to June 30, 2017	283,020	283	149,717	-	-	150,000

Issuance of Restricted Common Stock to Stockholder Relations Agent for Services rendered January 1, 2016 to March 31, 2017	93,750	94	37,406	-	-	37,500

Issuance of Restricted Common Stock to Stockholder Relations Agent in advance for services to be rendered April 1, 2017 to December 31, 2017	56,250	56	22,444	-	-	22,500

Issuance of Common Stock under SEDA	132,275	132	49,868	-	-	50,000

Stock Option expense	-	-	270	-	-	270

Adjustments to noncontrolling interests in Omagine LLC	-	-	-	-	(9,363)	(9,363)

Net loss	-	-	-	(958,580)	-	(958,580)

Balances at June 30, 2017 (Unaudited)	22,152,350	$22,152	$471,144,693	$(42,231,846)	$287,080,074	$716,015,073

See accompanying notes to consolidated financial statements.

F-3

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss attributable to Omagine, Inc.	$(958,580)	$(1,482,832)
Adjustments to reconcile net loss to net cash flows used by operating activities:
Net loss attributable to noncontrolling interests in Omagine LLC	(9,363)	(26,285)
Depreciation and amortization of property and equipment	1,592	2,422
Stock-based compensation related to stock options	270	270
Issuance of Common Stock for Stockholder Relations Agent	15,000	-
Issuance of Common Stock for 401(k) Plan contributions	76,250	76,250
Issuance of Common Stock for Directors’ fees	225,000	225,000
Amortization of debt discounts	73,904	38,333
Changes in operating assets and liabilities:
Prepaid expenses and other current assets and other assets	1,859	27,958
Accrued interest on notes payable	20,215	10,047
Accounts payable	101,769	140,272
Accrued officers’ payroll	119,450	(23,426)
Accrued expenses and other current liabilities	(27,933)	4,745
Net cash flows used by operating activities	(360,567)	(1,007,246)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	-
Net cash flows used by investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of Common Stock	283,078	529,000
Principal payments on 2015 note payable to YA II PN, Ltd.	-	(225,000)
Proceeds from exercise of stock options	-	1,700
Proceeds of issuance of March 2016 note payable to YA II PN, Ltd. net of $60,000 commitment fee	-	540,000
Principal payments on March 2016 $600,000 note payable to YA II PN, Ltd.	-	(170,000)
Proceeds of issuance of June 2016 note payable to YA II PN, Ltd. net of $40,000 commitment fee	-	360,000
Principal payments on December 2016 $750,000 note payable to YA II PN, Ltd.	(290,000)	-
Proceeds from the issuance of convertible Notes Payable	150,000	-
Net cash flows provided by (used by) financing activities	143,078	1,035,700

NET DECREASE IN CASH	(217,489)	28,454

CASH BEGINNING OF PERIOD	229,228	324,703

CASH END OF PERIOD	$11,739	$353,157

SUPPLEMENTAL CASH FLOW INFORMATION:

Income taxes paid	$1,260	$300

Interest paid	$22,653	$23,323

NON - CASH FINANCING ACTIVITIES:

Issuance of Common Stock to Executive Officers in payment of salaries payable	$76,000	$50,400

Issuance of Common Stock to Directors in payment of accounts payable ($75,000) and prepaid fees for services for the quarter ended June 30, 2017 ($37,500)	$112,500	$-

Issuance of Common Stock to Stockholders Relations Agent in payment of accounts payable ($30,000) and prepaid fees for the period April 1, 2017 to December 31, 2017 ($22,500)	$52,500	$-

Issuance of Common Stock in satisfaction of convertible note payable ($15,000) and accrued interest ($15,984)		$30,984

Amount due to CCC-Panama and CCC-Oman pursuant to April 3, 2017 exercise of OMAG Options for 15% equity interest in Omagine LLC to be acquired	$58,500	$-

See accompanying notes to consolidated financial statements.

F-4

OMAGINE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Omagine, Inc. (“OMAG” or the “Registrant”) is a holding company incorporated in Delaware in October 2004 which operates through its wholly owned subsidiary, Journey of Light, Inc., a New York corporation (“JOL”) and its majority owned subsidiary Omagine LLC, a limited liability company incorporated under the laws of the Sultanate of Oman (“LLC”). The Registrant and JOL are sometimes collectively referred to herein as “OMAG” and the Registrant, JOL and LLC are collectively referred to herein as the “Company”. JOL was acquired by OMAG in October 2005. LLC is the Omani real estate development company organized by OMAG to do business in Oman.

The Company is focused on entertainment, hospitality and real-estate development opportunities in the Middle East and North Africa (the “MENA Region”). On October 2, 2014, LLC signed a Development Agreement with the Government of Oman (the “Government”) for the development of the Omagine Project. On July 2, 2015, a usufruct over one million square meters of beachfront land (the “Land Rights”) was registered in LLC’s name with the Government. On November 29, 2015, LLC executed a Murabaha Facility Agreement with Masraf Al Rayan Bank (Qatar) for a $25 million loan (the “Al Rayan Bank Loan”) to finance the first phase of the Omagine Project consisting of design, development and initial construction activities. The Al Rayan Bank Loan, which was subject to the satisfaction of certain conditions precedent to closing, would bear interest at an annual rate equal to the 12 month LIBOR rate plus 1% and would be payable one year from the closing date. A condition precedent to closing the Al Rayan Bank Loan was that it be secured by a $25 million cash deposit in an LLC account at Masraf Al Rayan Bank. This $25 million cash deposit was to be provided pursuant to the terms of the Shareholder Agreement but upon CCC’s default thereunder, it did not occur and the Masraf Al Rayan Bank loan will not now be utilized by LLC. Contingent upon the closing of an investment into LLC to replace CCC, commencement of the Omagine Project’s first phase activities are expected to begin promptly thereafter. (See Note 11 – “Omagine Project”).

Interim Financial Statements

The consolidated balance sheet for the Company at the end of the preceding fiscal year has been derived from the audited balance sheet and notes thereto contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and is presented herein for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented, have been made. The results of operations for the interim periods presented are not necessarily indicative of the operating results for the respective full years.

Certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission (“SEC”). These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on April 14, 2017.

Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of OMAG, JOL and LLC. LLC is an Omani limited liability company organized under the laws of the Sultanate of Oman. All inter-company transactions have been eliminated in consolidation.

Financial Instruments - Financial instruments include cash, convertible notes payable and accrued interest, notes payable and accrued interest, accounts payable, accrued officers’ payroll and accrued expenses and other current liabilities. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Cash and Cash Equivalents – The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At June 30, 2017 and December 31, 2016, cash included approximately $400 and $2,100 respectively in an Oman bank account not covered by FDIC insurance.

Inventory – Inventory is stated at cost. At June 30, 2017 and December 31, 2016, inventory consists only of the land under development acquired on July 2, 2015 (which was costed at the fair value of the property at the date of acquisition). (See: Note 2 – “Inventory and Property”).

Property, Plant and Equipment - Property, plant and equipment (“PP&E”) are stated at cost. PP&E consists of land under development which is held for investment; furniture and fixtures; and office machinery and equipment. PP&E (including buildings and structures after they are completed and put into service) are depreciated on a straight-line basis over their respective useful service lives. (See: Note 2 – “Inventory and Property”).

F-5

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and the estimated fair value.

Stockholders’ Equity - Stockholders’ equity consists of common stock, capital in excess of par value, deficit, and non-controlling interests in LLC. The Company’s consolidated financial statements for the year ended December 31, 2015 reflect an increase of $718,614,000 in stockholders’ equity resulting from LLC’s July 2, 2015 acquisition of the Land Rights (a $431,168,400 increase in OMAG stockholders’ equity and a $287,445,600 increase in non-controlling interests in LLC). (See: Note 2 – “Inventory and Property”).

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results as determined at a later date could differ from those estimates. In recording $718,614,000 in the accompanying consolidated financial statements for the year ended December 31, 2015 as the value of the non-cash consideration received by LLC as Land Rights, management relied to a great extent upon the written opinions of three expert valuation firms engaged by LLC to value such Land Rights. Furthermore, in allocating such Land Value to inventory and land under development, management relied to a great extent upon the written opinion of an expert independent accounting firm engaged by LLC to advise it on the proper accounting to record the Land Value in LLC’s financial statements. Both LLC’s independent auditor and OMAG’s independent auditor are in agreement with and have consented to the accounting indicated in the consolidated financial statements for the year ended December 31, 2015. (See: Note 2 – “Inventory and Property”).

Revenue Recognition - The Registrant follows the guidelines of SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB101). LLC signed a development agreement for the Omagine Project with the Government of Oman in October 2014, and will recognize revenue ratably over the development period of the Omagine Project measured by methods appropriate to the services or products provided.

Income Taxes - OMAG and JOL are subject to United States (“U.S.”) income taxes at both the federal and state level and LLC is subject to income taxes in Oman. Separate state income tax returns are filed with each state in the U.S. in which OMAG or any subsidiary of OMAG is incorporated or qualified as a foreign corporation. LLC files an income tax return in Oman. Other than with respect to LLC, the Company is not presently subject to income taxes in any foreign country. The Registrant reports interest and penalties as income tax expense. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company establishes a provision for U.S. income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for the relevant period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based Compensation - Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation” (“ASC 718”). For stock options granted, OMAG has recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For such stock option awards, OMAG has recognized compensation expense using a straight-line amortization method over the requisite service period. ASC 718 requires that stock-based compensation expense be based on awards that are ultimately expected to vest. Stock option expense for the six months ended June 30, 2017 and 2016 were $270 and $270, respectively. (See Note 9).

Earnings (Loss) Per Share - Basic earnings (loss) per share of OMAG’s $0.001 par value common stock (“Common Stock”) is based upon the weighted-average number of shares of Common Stock (“Common Shares”) outstanding during the relevant period. Diluted earnings (loss) per share is based upon the weighted-average number of Common Shares and dilutive securities (stock options, warrants, stock appreciation rights and convertible notes) outstanding during the relevant period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

F-6

For the six month periods ended June 30, 2017 and 2016, the Common Shares underlying the following dilutive securities were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive:

	2017	2016

Convertible Notes	549,204	150,090
Stock Options	3,107,000	3,269,000
Stock Appreciation Rights	1,455,000	1,455,000
Warrants	6,672,124	6,422,124
Total Common Shares Issuable	11,783,328	11,296,214

Non-controlling Interests in Omagine LLC - As of the date of this report (and subject to the closing of the exercise of the OMAG Options) LLC is owned 75% by OMAG. In May 2011, OMAG’s 100% ownership of LLC was reduced to 60% pursuant to a shareholders’ agreement (the “Shareholder Agreement”) signed by OMAG, JOL, the Office of Royal Court Affairs, an Omani organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman (“RCA”), and two subsidiaries of Consolidated Contractors International Company, SAL: “CCC-Panama” and “CCC-Oman” (collectively, “CCC”).

CCC has defaulted on its investment obligation under the Shareholder Agreement and OMAG exercised its options under the Shareholder Agreement (the “OMAG Options”) on April 3, 2017 to purchase all of LLC shares owned by CCC. Subsequent to the closing of this transaction CCC will no longer be a shareholder of LLC and the registered LLC shareholders with the Government of Oman will be so amended. As of the date hereof, the ownership percentages of LLC as registered with the Government of Oman are as follows:

LLC Shareholder	Percent Ownership
OMAG	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

Recent Accounting Pronouncements

On August 27, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on determining when and how reporting entities must disclose going concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date of issuance of the entity’s financial statements (or within one year after the date on which the financial statements are available to be issued, when applicable). Further, an entity must provide certain disclosures if there is “substantial doubt about the entity’s ability to continue as a going concern.” The FASB believes that requiring management to perform the assessment will enhance the timeliness, clarity and consistency of related disclosures and improve convergence with IFRS (which emphasize management’s responsibility for performing the going concern assessment). However, the time horizon for the assessment (look-forward period) and the disclosure thresholds under U.S. GAAP and IFRS will continue to differ. This ASU 2014-15 is effective for annual periods ending after December 16, 2016, and interim periods thereafter. The Registrant does not believe that this pronouncement has had or will have a material impact on our financial statement disclosures.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

F-7

NOTE 2 – INVENTORY AND PROPERTY

The Company’s consolidated financial statements for the six months ended June 30, 2017 reflect $718,614,000 of land under development which the Company has allocated to inventory ($490,813,363) and property ($227,800,637). This $718,614,000 of land under development was purchased by LLC on July 2, 2015 pursuant to the terms of the Shareholder Agreement whereby an LLC shareholder agreed to transfer the Land Rights over one million square meters of beachfront land to LLC in exchange for the issuance to such shareholder of 663,750 Omagine LLC shares (the “LLC Shares”). Since the Land Rights represented a non-cash payment for the LLC Shares, it was necessary to value the Land Rights.

Three expert real estate valuation companies were engaged by LLC to independently value the Land Rights in accordance with the professional standards specified by the Royal Institution of Chartered Surveyors (“RICS”) and International Financial Reporting Standards (“IFRS”). The average of the three Land Rights valuations was 276,666,667 Omani Rials ($718,614,000).

LLC engaged the services of PricewaterhouseCoopers LLP (“PwC”) as its IFRS accounting consultant to definitively determine the correct method of recording the $718,614,000 average value of its Land Rights in its IFRS compliant financial statements. After receiving PwC’s written opinion, LLC then consulted with its independent auditor, Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”) with respect to the matter and received Deloitte’s written opinion agreeing with the PwC opinion. Both PwC and Deloitte independently concluded that the Land Rights should be recorded as capital, work-in-process (inventory) and land on LLC’s financial statements. With respect to the Company’s consolidated financial statements, OMAG’s independent auditor in the U.S. has likewise concurred that, pursuant to US GAAP, the Land Rights should also be recorded as capital, inventory and land.

In determining the allocations to inventory and to land, LLC followed the advice of Deloitte by computing the percentage (x) calculated by dividing (y) the area of the land LLC definitively knew it intended to sell, by (z) the total area of land constituting the Omagine Site, and then multiplying that percentage (x) by $718,614,000 to get the correct number (N) for inventory. The correct number for land was then calculated by subtracting N from $718,614,000. Using its detailed internal financial model, management calculated (x) to be equal to 68.3%, thereby making the inventory number $490,813,363 and the land number $227,800,637. In its consolidated financial statements therefore, the Company has divided the Land Rights between land under development which is held for sale (inventory) and land under development which is held for investment (PP&E). These percentage allocations may be modified over time as the more precise land uses become apparent during and after the master planning and construction processes.

As more fully described in Note 1 and in Note 11 (See: “the Omagine LLC Shareholder Agreement section of Note 11), financing for the Omagine Project has not yet been secured. If such financing is not obtained, LLC may not be able to complete the Omagine Project and may not be able to recover the $718,614,000 value of the land under development described above.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	June 30,	December 31,
	2017	2016

Prepaid rent (New York office)	$	$1,859

Common Stock issued to investor relations vendor for services to be rendered from July 1, 2017 to December 31, 2017	15,000	-

Total	$15,000	$1,859

F-8

NOTE 4 – CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST

Convertible notes payable and accrued interest thereon consist of:

	June 30,	December 31,
	2017	2016
Due to a director of Omagine, interest at 10% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:

Principal	$150,000	$150,000

Accrued Interest	101,206	93,768

Due to investors, interest at 15% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:

Principal	35,000	35,000

Accrued Interest	43,769	41,165

Due to investors, interest at 10% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:

Principal	50,000	50,000

Accrued Interest	20,501	18,021

Due to entity owned by two Directors of Omagine, interest at 5% per annum, due on December 24, 2016, convertible into Common Stock at a conversion price of $0.75 per Common Share:

Principal	100,000	100,000

Accrued Interest	4,260	1,781

Due to an investor, interest at 0% per annum, due on September 12, 2017, convertible into Common Stock at a conversion price of $0.40 per Common Share (as modified on April 13, 2017 from a $50,000 note payable bearing interest at 5% per annum due on April 13, 2017 and convertible at a conversion price of $0.65 per share):

Principal	100,000	50,000

Unamortized Debt Discount	-	(13,904)

Accrued Interest	-	541
Total	$604,736	$526,372

F-9

NOTE 5 – NOTES PAYABLE AND ACCRUED INTEREST – YA II PN, LTD. (p/k/a YA GLOBAL MASTER SPV, LTD.)

In July 2013, OMAG borrowed $200,000 from YA II PN, Ltd. (“YA”) (p/k/a YA Global Master SPV, Ltd.) via an unsecured loan (the “2013 YA Loan”) and on April 23, 2014 OMAG paid the 2013 YA Loan balance and accrued interest thereon due at April 23, 2014 in full and borrowed an additional $500,000 from YA via a second unsecured loan (the “2014 YA Loan”) and on April 22, 2015 OMAG paid the 2014 YA Loan balance and the accrued interest thereon in full. On May 20, 2015, OMAG borrowed an additional $500,000 from YA via a third unsecured loan (the “2015 YA Loan”). On March 15, 2016 OMAG paid the 2015 Loan balance and the accrued interest thereon in full and borrowed an additional $600,000 from YA via a fourth unsecured loan (the “March 2016 YA Loan”) and on June 22, 2016, OMAG borrowed an additional $400,000 from YA via a fifth unsecured loan (the “June 2016 YA Loan”). OMAG paid both the March 2016 Loan and the June 2016 Loan balances and accrued interest thereon in full. On December 7, 2016 OMAG borrowed an additional $750,000 from YA via a sixth unsecured loan (the “December 2016 YA Loan”).

Notes payable and accrued interest thereon due to YA consist of:

	June 30,	December 31,
	2017	2016

December 2016 YA Loan - interest at 10% per annum, due in 12 monthly installments of principal ($75,000 monthly January 2017 to March 2017, $65,000 monthly April to June 2017, $55,000 monthly July 2017 to October 2017, $50,000 in November 2017 and $60,000 in December 2017.)	460,000	750,000
Less: Unamortized debt discount at June 30, 2017 and December 31, 2016	(31,250)	(68,750)
Principal, net	428,750	681,250
Accrued interest	9,215	5,137
Total	$437,965	$686,387

NOTE 6 – NOTE PAYABLE – ST. GEORGE INVESTMENTS LLC

On November 14, 2016, the Registrant entered into an interest free six month Convertible Promissory Note with an accredited investor for the principal amount of $185,000 due on May 13, 2017, convertible into the Registrant’s Common Stock only in the case of an Event of Default at a Conversion Price equal to 60% of the three lowest daily Volume Weighted Average Prices for OMAG’s Common Stock during the twenty trading days immediately preceding the Conversion. OMAG may prepay the Note in whole or in part at any time without penalty. After deduction of a $30,000 original issue discount (OID) and legal fees of $5,000, the Registrant received net proceeds of $150,000 on November 16, 2016. On May 10, 2017 OMAG and St. George executed an Amendment to Convertible Promissory Note extending the maturity date to July 17, 2017 in consideration of a $10,000 extension fee paid to St. George. (See: Exhibits 10.42 and 10.43, the Note Purchase Agreement and the Securities Purchase Agreement and Exhibit 10.50, the Amendment to the Convertible Promissory Note). The maturity date of the Convertible Promissory Note was subsequently further extended to September 17, 2017 (See Note 13 – Subsequent Events).

NOTE 7 – NOTE PAYABLE - JSJ INVESTMENTS INC.

On May 8, 2017, the Registrant entered into a Convertible Promissory Note with JSJ Investments Inc., an accredited investor, for the principal amount of $100,000 with interest at 12% per annum, due February 7, 2018 and convertible into OMAG’s Common Stock after 180 days from the Issuance Date at a conversion price equal to 60% of the lowest trading price of the Common Stock during the twenty day period prior to the conversion. The Registrant may prepay the Note in full together with any accrued interest before the Prepayment Date which occurs 180 days after the Issuance Date with a cash redemption premium of 125% (in the case of prepayments within 90 days of the Issuance Date), 135% (in the case of prepayments 91 to 120 days after the Issuance Date) and 140% (in case of prepayments 121 to 180 days after the Issuance Date). (See: Exhibit 10.49, the Convertible Promissory Note).

NOTE 8 – COMMON STOCK

With respect to the issuances of the Common Shares listed below:

1.	see Note 11 under “Equity Finance Agreements” with respect to sales of Common Shares made to YA II PN, Ltd. (p/n/a YA Global Master SPV, Ltd.) (“YA”) pursuant to the Standby Equity Distribution Agreement (“2014 SEDA”).
2.	where issuances of restricted Common Shares occurred at non-discounted valuations, it is so noted and all such non-discounted valuations were based on the closing price of a Common Share on the relevant date.
3.	where issuances of restricted Common Shares occurred at discounted valuations, it is so noted and all such discounted valuations were calculated using the Finnerty Method based on the closing price of a Common Share on the relevant date less a restricted stock discount.
4.	where issuances of restricted Common Shares occurred at agreed upon negotiated prices, the sale proceeds or value of services rendered are so noted.

On January 4, 2017, OMAG contributed 123,782 restricted Common Shares at a non-discounted valuation of $76,250 to all eligible employees of Omagine Inc. 401(k) Plan.

On January 4, 2017, OMAG issued 81,169 restricted Common Shares at a non-discounted valuation of $50,000 to each of the Registrant’s three independent directors based on the $0.616 closing price of the Registrant’s Common Stock on December 30, 2016 for the 50% non-cash payment of the $100,000 annual retainer due them.

F-10

On January 13, 2017, OMAG sold 18,051 restricted Common Shares to an accredited investor for proceeds of $10,000.

On January 20, 2017, OMAG sold 25,000 restricted Common Shares to an accredited investor for proceeds of $12,500.

On January 25, 2017, OMAG sold 20,000 restricted Common Shares to an accredited investor for proceeds of $10,000.

On February 1, 2017, the President of the Registrant purchased 100,000 restricted Common Shares based on the $0.62 closing price of OMAG’s Common Stock on January 31, 2017 minus the Finnerty discount of 18% for proceeds of $51,000.

On February 2, 2017, the three independent OMAG directors each purchased 94,340 restricted Common Shares and OMAG’s Vice President purchased 47,170 restricted Common Shares based on the $0.6414 closing price of OMAG’s Common Shares on February 1, 2017 minus the Finnerty discount of 18% for aggregate proceeds of $175,000.

On February 21, 2017, OMAG sold 200,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $100,000.

On March 31, 2017, OMAG issued 93,750 restricted shares of Common Stock to its investor relations vendor as payment in full for $37,500 of services rendered for the period January 1, 2016 through March 31, 2017, and issued an additional 56,250 restricted shares of Common Stock to the same vendor as payment in full for $22,500 of services to be rendered for the period April 1, 2017 through December 31, 2017.

On April 4, 2017, OMAG sold 266,667 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $80,000.

On April 17, 2017, pursuant to the SEDA, OMAG sold 132,275 Common Shares to YA for proceeds of $50,000.

On May 30, 2017, OMAG sold 25,253 restricted Common Shares to an accredited investor for proceeds of $7,500.

On June 6, 2017, OMAG sold 64,977 restricted Common Shares to an accredited investor for proceeds of $10,000.

On June 7, 2017, OMAG sold 20,000 restricted Common Shares to an accredited investor for proceeds of $3,078.

On January 16, 2016, OMAG contributed an aggregate of 61,001 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On January 16, 2016, OMAG issued 38,462 restricted Common Shares to each of three independent directors for services to be rendered from January 1, 2016 to December 31, 2016 for an aggregate value of $150,000.

On April 5, 2016, the president of the Registrant purchased 56,000 restricted Common Shares based on the $0.90 closing price of OMAG’s Common Stock on such date of purchase. The total purchase price of $50,400 was paid to the Registrant by the $50,400 reduction in the accrued salary and expenses owed by the Registrant to its president.

On April 6, 2016, the three independent directors of the Registrant each purchased 27,778 restricted Common Shares based on the $0.90 closing price of OMAG’s Common Stock on April 5, 2016 for an aggregate of 83,334 Common Shares purchased. The aggregate purchase price of $75,000 was paid to OMAG by the $25,000 reduction in accrued director’s fees owed by the Registrant to each of the independent directors.

On April 12, 2016, OMAG sold 700,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $504,000.

On April 22, 2016, the holders of a Convertible Note converted $30,984 of principal and accrued interest into 24,207 shares of Common Stock.

On May 17, 2016, an Independent Director exercised Stock Options at $0.85 to purchase 2,000 shares of Common Stock.

On June 15, 2016, pursuant to the SEDA, OMAG sold 31,289 Common Shares to YA for proceeds of $25,000.

On July 29, 2016, OMAG sold 10,684 restricted Common shares to an accredited investor for proceeds of $10,000.

On August 19, 2016, OMAG sold 13,245 restricted Common Shares to an accredited investor for proceeds of $10,000.

On August 30, 2016, OMAG sold 11,312 restricted Common Shares to an accredited investor for proceeds of $10,000.

On September 16, 2016, OMAG sold 34,247 restricted Common Shares to an accredited investor for proceeds of $25,000.

F-11

On September 19, 2016 OMAG paid a consultant 30,340 restricted Common Shares at a value of $25,000.

On September 21, 2016, OMAG issued 161,290 restricted Common Shares to YA in satisfaction of a $150,000 commitment fee due in connection with the extension of the 2014 SEDA to February 1, 2019.

On October 14, 2016, the Registrant entered into a Convertible Promissory Note with an accredited investor for the principal amount of $50,000 with interest at 5% per annum, due on April 14, 2017 and convertible into the Registrant’s Common Stock at a conversion price of $0.65 per Common Share.

On October 17, 2016, the Registrant entered into an Interest Free Promissory Note with an accredited investor for the principal amount of $75,000, due on December 13, 2016, and in lieu of any interest due and payable on the principal amount of the Note, the Registrant issued to the Note Holder 150,000 Common Stock Purchase Warrants exercisable at the greater of (a) $0.50, or (b) 80% of the Market Price on the Trading Day immediately preceding the relevant Exercise Date. On December 5, 2016, the $75,000 note was satisfied (see sixth succeeding paragraph below).

On November 1, 2016, OMAG sold 20,000 restricted Common Shares to an accredited investor for proceeds of $10,000 and also sold 10,000 restricted Common Shares to an independent director who is also an accredited investor for proceeds of $5,000.

On November 4, 2016, OMAG sold 10,000 restricted Common Shares to an accredited investor for proceeds of $5,000.

On November 8, 2016, OMAG sold an aggregate of 20,000 restricted Common Shares to two accredited investors for aggregate proceeds of 10,000.

On November 14, 2016, OMAG sold 10,000 restricted Common Shares to an accredited investor for proceeds of $5,000.

On November 14, 2016, the Registrant entered into an interest free Convertible Promissory Note with St. George Investments LLC, an accredited investor, for the principal amount of $185,000 due on May 15, 2017, six months from the funding date of November 16, 2016, convertible into the Registrant’s Common Stock only in the case of non-payment or in the Event of Default at a Conversion Price equal to 60% of the three lowest daily Volume Weighted Average Prices for the Registrant’s Common Stock during the twenty trading days immediately preceding the Conversion. OMAG may prepay the Note in whole or in part at any time without penalty. After deduction of a $30,000 original issue discount (OID) and legal fees of $5,000, OMAG received net proceeds of $150,000 on November 16, 2016.

On December 5, 2016, OMAG sold 300,000 restricted Common Shares to an accredited investor for proceeds of $150,000 which was paid to OMAG by the cancellation and payment in full of the Registrant’s $75,000 Promissory Note dated October 17, 2016 (see sixth preceding paragraph above) and the remaining $75,000 of the purchase price was paid to OMAG in cash.

On January 5, 2015, OMAG contributed an aggregate of 36,483 restricted Common Shares at the discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 23, 2015, OMAG paid a consultant 5,000 restricted Common Shares at the discounted valuation of $9,450.

On March 26, 2015, OMAG sold 6,281 restricted Common Shares to an accredited investor for proceeds of $10,000.

On March 26, 2015, OMAG sold 200,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $210,000.

On May 16, 2015, OMAG sold 100,000 restricted Common Shares to an officer and director for proceeds of $120,000.

On June 29, 2015, the Non-US investor (described below in connection with a June 24, 2014 transaction) exercised 158,228 Tempest Warrants at an exercise price of $1.58 for proceeds of $250,000.

On June 29, 2015, OMAG paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 158,228 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,911 restricted Common Shares valued at $12,500.

On June 30, 2015, a former director exercised 2,000 stock options for proceeds of $1,020.

F-12

On September 1, 2015, two new Directors were each issued 25,000 restricted Common Shares at a value of $50,000 each for services to be rendered from September 1, 2015 to December 31, 2015.

On September 3, 2015, pursuant to the SEDA, OMAG sold 17,696 Common Shares to YA for proceeds of $25,000.

On September 14, 2015, OMAG sold 10,000 restricted Common Shares to an accredited investor for proceeds of $14,700.

On October 8, 2015, 2,375 Tempest Warrants were transferred to an affiliate of the Non-U.S. Investor, a “Non-U.S. Affiliate”. On October 8, 2015, such Non-U.S. Affiliate exercised such 2,375 Tempest Warrants at an exercise price of $1.28 per Common Share for proceeds to OMAG of $3,040.

On October 26, 2015, OMAG sold an aggregate of 1,200,000 restricted Common Shares to three non-U.S. persons who are accredited investors (500,000 restricted Common Shares each to two investors and 200,000 restricted Common Shares to one investor) for aggregate proceeds to OMAG of $1,200,000.

On November 16, 2015, OMAG paid a finder’s fee to a non-U.S. Finder in connection with the October 26, 2015 aforementioned sale of 1,200,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 33,334 restricted Common Shares valued at the discounted valuation of $60,000.

On November 16, 2015, OMAG sold 20,886 restricted Common Shares to an accredited investor for proceeds to OMAG of $25,000.

NOTE 9 – STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND WARRANTS

Stock Options/Stock Appreciation Rights

OMAG’s shareholders approved the reservation by OMAG of 2,500,000 Common Shares for issuance under the 2003 Omagine, Inc. Stock Option Plan (the “2003 Plan”). The 2003 Plan expired on August 31, 2013. On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine, Inc. Stock Option Plan (the “2014 Plan”).

Both the 2003 Plan and the 2014 Plan are designed to attract, retain and motivate employees, directors, consultants and other professional advisors of OMAG and its subsidiaries (collectively, the “Recipients”) by giving such Recipients the opportunity to acquire stock ownership in OMAG through the issuance of stock options (“Stock Options”) to purchase Common Shares.

OMAG has registered for resale the 2.5 million Common Shares reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8. At June 30, 2017, there were 2,117,000 unexpired Stock Options issued but unexercised under the 2003 Plan and all such Stock Options remain valid until the earlier of their exercise date or expiration date.

Pursuant to the 2014 Plan, 3,000,000 Common Shares were reserved for issuance. The 2014 Plan was amended to increase the reservation of 3,000,000 Common Shares for issuance to 5,000,000 Common Shares and to permit issuance of stock appreciation rights (“The Amended 2014 Plan”). OMAG intends to seek its shareholders’ ratification of the adoption by OMAG of the Amended 2014 Plan. At June 30, 2017, there were 990,000 unexpired Stock Options and 1,455,000 Stock Appreciation Rights (“SARs”) issued but unexercised under the Amended 2014 Plan.

F-13

A summary of Stock Option and SARs activity for the periods ended June 30, 2017 and 2016 pursuant to both the 2003 Plan and the Amended 2014 Plan is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2016	4,728,000	$1.98	1.41	$26,240
Exercised Q2 2016	(2,000)	$0.85
Expired Q2 2016	(2,000)	$0.85
Outstanding June 30, 2016	4,724,000	$1.98	0.91	-

Exercisable at June 30, 2016	4,724,000	$1.98	0.91	-

Outstanding at January 1, 2017	4,724,000	$1.98	1.02	-
Expired Q1 2017	(160,000)	$1.25	-	-
Expired Q2 2017	(2,000)	$1.70
Outstanding June 30, 2017	4,562,000	$2.00	0.55	-

Exercisable at June 30, 2017	4,562,000	$2.00	0.55	-

Of the 4,562,000 Stock Options and SARs outstanding at June 30, 2017, 2,915,000 of such Stock Options were issued by OMAG in January 2012 and December 2014 as “Strategic Options” to officers, directors and consultants of OMAG whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s then strategic goal of signing the Development Agreement (“DA”) with the Government of Oman and in recognition of those efforts during 2014 and beyond. The Strategic Options are fully vested, provide for a cashless exercise feature and currently expire on December 31, 2017; 1,965,000 of the Strategic Options are exercisable at $1.70 and 950,000 are exercisable at $2.55. To continue to incentivize the retention and sustained service to the Company of its mission-critical employees and consultants, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended by OMAG in December 2012 to December 31, 2013 (the “First Extension”) and in December 2013 to December 31, 2014 (the “Second Extension”) and in December 2014 to December 31, 2015 (the “Third Extension”) and on August 12, 2015 to December 31, 2016 (the “Fourth Extension”) and on December 9, 2016 to December 31, 2017 (the “Fifth Extension”). The December 31, 2015 expiration date of the 950,000 Strategic Options issued December 29, 2014 was extended on August 12, 2015 to December 31, 2016 (“First Extension”) and on December 9, 2016 to December 31, 2017 (the “Second Extension”).

Of the 2,915,000 Strategic Options, an aggregate of 1,685,000 were granted to OMAG’s three officers, an aggregate of 125,000 were granted to OMAG’s independent directors and 1,000,000 were granted to the Deputy Managing Director of LLC who, pursuant to a March 2007 consulting agreement expiring on December 31, 2017, is also a consultant to the Registrant. Of the 3,107,000 Stock Options outstanding at June 30, 2017, 192,000 of such Stock Options are not Strategic Options.

Of the 1,455,000 Stock Appreciation Rights, an aggregate of 750,000 were granted to three officers of OMAG, 15,000 were granted to one independent director and 675,000 were granted to the Deputy Managing Director of LLC.

On August 12, 2015, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended from December 31, 2015 to December 31, 2016 (the “Fourth Extension”). The $915,493 estimated fair value of the Fourth Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.91 share price, (ii) 507 day term, (iii) 147% expected volatility, (iv) 0.32% (507 day term) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

On August 12, 2015, the expiration date of the 950,000 Strategic Options issued in December of 2014 was extended from December 31, 2015 to December 31, 2016 (the “First Extension”). The $541,215 estimated fair value of the First Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.91 share price, (ii) 507 day term, (iii) 147% expected volatility, (iv) 0.32% (507 day term) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

On June 30, 2015, a former OMAG director exercised 2,000 stock options at $0.51 per share.

F-14

On August 31, 2015, OMAG granted an aggregate of 1,455,000 Stock Appreciation Rights (“SARs”) to six persons exercisable at $2.00 per share and expiring on December 31, 2017. Of the 1,455,000 SARs, an aggregate of 750,000 were granted to three officers of OMAG, 15,000 were granted to one OMAG independent director and 675,000 were granted to the Deputy Managing Director of LLC. The $1,654,481 estimated fair value of the SARs was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.60 share price, (ii) 854 day term, (iii) 147% expected volatility, (iv) 0.28% (854 day term) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

On December 9, 2016, the expiration date of the 1,965,000 Strategic Options issued in January of 2012 was extended from December 31, 2016 to December 31, 2017 (the “Fifth Extension”). The $232,263 estimated value of the Fifth Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $0.78 share price, (ii) 387 day term, (iii) 91.45% expected volatility, (iv) 0.85% (387 day term) risk free interest rate and was expensed in full in the quarterly period ended December 31, 2016.

On December 9, 2016, the expiration date of the 950,000 Strategic Options issued in December of 2014 was extended from December 31, 2016 to December 31, 2017 (the “Second Extension”). The $59,660 estimated value of the Second Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $0.78 share price, (ii) 387 day term, (iii) 91.45% expected volatility, (iv) 0.85% (387 day term) risk free interest rate and was expensed in full in the quarterly period ended December 31, 2016.

Issued and outstanding Stock Options and SAR’s (all non-qualified) as of June 30, 2017 are as follows:

Year Granted	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
2008	150,000	150,000	$2.60	September 23, 2018
2012	1,965,000	1,965,000	$1.70	December 31, 2017
2013	2,000	2,000	$1.38	January 14, 2018
2014	40,000	40,000	$1.80	March 27, 2019
2014	950,000	950,000	$2.55	December 31, 2017
2015	1,455,000	1,455,000	$2.00	December 31, 2017
Totals	4,562,000	4,562,000

A summary of information about Stock Options and SARs outstanding at June 30, 2017 is as follows:

	Stock Options Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Number of Shares	Weighted Average Exercise Price
$ 1.01 - $2.00	3,462,000	1.83	0.53	3,462,000	1.83
$ 2.01 - $3.00	1,100,000	2.56	0.61	1,100,000	2.56
Totals	4,562,000	$2.00	0.55	4,562,000	$2.00

As of June 30, 2017, there was $270 of unrecognized compensation costs relating to unexpired Stock Options, that is expected to be recognized in 2017.

F-15

Warrants

As of June 30, 2017, OMAG had 6,672,124 Common Stock purchase warrants (“Warrants”) issued and outstanding. The Warrants do not contain any price protection provisions that would require them to be classified as liabilities (subject to re-measurement at fair value each time a balance sheet is presented) rather than presented as a component of stockholders’ equity.

The Tempest Warrants

On June 24, 2014, in connection with the sale of 362,308 restricted Common Shares to an investor, OMAG issued 1,000,000 Warrants to such investor, each of which were exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”). Prior to their expiration, a total of 650,603 Tempest Warrants were exercised for aggregate proceeds to OMAG of $916,540. The remaining 349,397 Tempest Warrants expired unexercised on June 23, 2016. As of the date of this report there were no Tempest Warrants issued or outstanding.

Adjustable Warrants

On October 14, 2016, in connection with a non-interest bearing convertible promissory note in favor of Rural Concepts LLC, a British corporation (“Rural Concepts”), OMAG issued 150,000 Warrants to Rural Concepts, each of which is exercisable for the purchase of one restricted Common Share at a per Common Share purchase price equal to the greater of (a) $0.50 per Common Share, or (b) 80% of the Market Price on the Trading Day immediately preceding the relevant Exercise Date (the “Adjustable Warrants”). On April 13, 2017, the Registrant issued a non-interest bearing $100,000 convertible promissory note to an accredited investor due October 12, 2017. In connection with the six month Note the Registrant issued 100,000 Adjustable Warrants to the accredited investor. The Adjustable Warrants expire on December 31, 2017.

The Strategic Warrants

OMAG has 6,422,124 Warrants outstanding, 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 and 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 (collectively, the “Strategic Warrants”).

OMAG filed a post-effective amendment to its registration statement on Form S-1 (Commission File No. 333-183852) whereby the Strategic Warrants and the 6,422,124 Common Shares underlying the Strategic Warrants were registered by OMAG (the “Warrant Registration”). The Warrant Registration was declared effective by the SEC and its effective status expired. OMAG filed another post-effective amendment to the Warrant Registration on February 11, 2015 which was declared effective by the SEC on February 13, 2015 and its effective status expired. OMAG filed another post-effective amendment to the Warrant Registration on January 14, 2016 which was declared effective by the SEC on January 25, 2016 (the “Updated Warrant Registration”). As of the date hereof, the effective status of the Updated Warrant Registration expired and the Registrant intends to file a post-effective amendment to such Registration Statement with the SEC in order to again register the Common Shares issuable upon the exercise of the Strategic Warrants. Neither the exercise prices of the Strategic Warrants nor the number of Common Shares issuable upon exercise of the Strategic Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock, or a dividend, reclassification, reorganization, or spinoff.

On August 18, 2014, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a third time to June 30, 2015 and again on January 5, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended to December 31, 2015. On August 12, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was again extended to December 31, 2016 and on December 9, 2016, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was again extended to December 31, 2017. All other terms and conditions of the Strategic Warrants remained the same. All Strategic Warrants expire on December 31, 2017 unless redeemed earlier by OMAG upon 30 days prior written notice to the Strategic Warrant holders.

F-16

NOTE 10 – U.S. INCOME TAXES

Deferred U.S. tax assets are comprised of the following:

	June 30,	December 31,
	2017	2016

U.S. federal net operating loss carry forwards	$6,529,000	$6,333,000
U.S. state and city net operating loss carry forwards, net of U.S. federal tax benefit	2,073,000	2,011,000
	8,602,000	8,344,000
Less: Valuation allowance	(8,602,000)	(8,344,000)
Total	$-	$-

Management has determined, based on the Registrant’s current condition, that a full valuation allowance is appropriate at June 30, 2017. At June 30, 2017, the Registrant had U.S. federal net operating loss carry forwards of approximately $20,727,000 expiring in various amounts from fiscal year 2017 to fiscal year 2037.

Current U.S. income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

The Registrant believes that it has no uncertain tax positions and no unrecognized tax benefits at June 30, 2017 and December 31, 2016.

NOTE 11 – COMMITMENTS

Leases

OMAG maintains its corporate offices at 136 Madison Avenue, 5th Floor, New York, NY 10016. The premises are leased by OMAG under a month to month lease from an unaffiliated third party. LLC leases premises in Muscat, Oman from an unaffiliated third party under a one year lease which commenced in January 2017 which provides for an annual rental of $35,880. The Registrant’s rent expense for the six month periods ended June 30, 2017 and 2016 was $29,389 and $30,967, respectively.

Employment Agreements

The Registrant presently has no employment agreements with any person.

Pursuant to a prior employment agreement, OMAG was obligated to employ its President and Chief Executive Officer at an annual base salary of $125,000 plus an additional amount based on a combination of net sales and earnings before taxes. OMAG plans to enter into a new employment agreement with its President although the terms of such employment agreement have not yet been determined. OMAG has from time to time fully or partially suspended and accrued salary payments due to its President. For the years ended December 31, 2015 and 2016 the Registrant continued to accrue salary payable to Mr. Drohan on the basis of an annual salary of $125,000. On May 1, 2015 the Registrant paid its President $87,781 of accrued officer’s payroll and on May 16, 2015 the Registrant applied $120,000 of accrued officer’s payroll in exchange for the purchase of 100,000 restricted Common Shares of Omagine, Inc. stock at a purchase price of $1.20 per share. On April 5, 2016 the Registrant applied $50,400 of accrued officer’s payroll in exchange for the purchase of 56,000 restricted Common Shares of Omagine Inc. stock at a purchase price of $0.90 per share. On June 14, 2016 the Registrant paid its President $55,601 of accrued officer’s payroll. On February 1, 2017 the Registrant applied $51,000 of accrued officer’s payroll in exchange for the purchase of 100,000 restricted Common Shares of Omagine, Inc. stock at a purchase price of $0.51 per share. At June 30, 2017 and December 31, 2016, OMAG had unpaid accrued officer’s compensation due to its President of $99,905 and $88,405, respectively.

F-17

Pursuant to a prior employment agreement, OMAG was obligated to employ its Vice-President and Secretary at an annual base salary of $100,000. OMAG plans to enter into a new employment agreement with its Vice-President although the terms of such employment agreement have not yet been determined. OMAG has from time to time fully or partially suspended and accrued salary payments due to its Vice-President on the basis of an annual salary of $100,000. During 2015 the Registrant paid Mr. Kuczynski accrued officer’s payroll of $33,000 on March 26, $2,000 on September 9, $3,200 on October 2, and $2,500 on December 7, 2015. During 2016 the Registrant paid its Vice President accrued officer’s payroll of $32,000 on June 23, $2,700 on July 28, $1,000 on October 20, $6,000 on November 4, and $10,000 on December 9, 2016. On February 2, 2017 the Registrant applied $25,000 of accrued officer’s payroll in exchange for the purchase of 47,170 restricted Common Shares of Omagine, Inc. stock at a purchase price of $0.53 per share. At June 30, 2017 and December 31, 2016, OMAG had unpaid accrued officer’s compensation due to its Vice-President of $141,072 and $149,121, respectively.

OMAG has from time to time fully or partially suspended and accrued salary payments due to its Controller on the basis of an annual salary of $80,000. On January 14, 2015 the Registrant paid its Controller $25,000 of accrued officer’s payroll. On December 9, 2016 the Registrant paid the Controller $7,500 of accrued officer’s payroll. At June 30, 2017 and December 31, 2016, OMAG had unpaid accrued officer’s compensation due to its Controller of $222,100 and $182,100, respectively.

Equity Financing Agreements

Omagine, Inc. and YA were parties to a Stand-By Equity Distribution Agreement (the “2011 SEDA”) which was due to expire on September 1, 2014. On July 21, 2014, the 2011 SEDA was terminated by the mutual consent of OMAG and YA.

On April 22, 2014, OMAG and YA entered into a new Standby Equity Distribution Agreement on generally the same terms and conditions as the 2011 SEDA (the “2014 SEDA”). Unless earlier terminated in accordance with its terms, the 2014 SEDA was to terminate automatically on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Effective Date” (as hereinafter defined) (i.e. February 1, 2017), or (ii) the date on which YA shall have made payment to OMAG of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. On September 20, 2016, the Registrant and YA entered into an agreement amending the SEDA extending the term of the 2014 SEDA to February 1, 2019 or to such date on which YA shall have made payment to OMAG of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000 (the “Second SEDA Amendment”). On April 22, 2014, in satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, OMAG issued 85,822 restricted Common Shares to YA Global II SPV, LLC, which is an affiliate of YA (the “Affiliate”). On September 21, 2016 in satisfaction of a $150,000 commitment fee due pursuant to the Second SEDA Amendment, OMAG issued 161,290 restricted Common shares to the YA Affiliate. (See Note 8).

Pursuant to the terms of the 2014 SEDA, OMAG may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

OMAG is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from OMAG subject to certain conditions including (i) OMAG filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Effective Date”), (iii) OMAG certifying to YA at the time of each Advance Notice that OMAG has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by OMAG in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the “Daily Value Traded” for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice, where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for a Common Share on such Trading Day.

F-18

Omagine Project

The Omagine Project is planned to be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and nearby Muscat International Airport (the “Omagine Site”). LLC has signed a Development Agreement (“DA”) and a Usufruct Agreement (“UA”) for the Omagine Project with the Government of Oman. (See “Development Agreement and Usufruct Agreement” below). The Omagine Project is planned to be an integration of cultural, heritage, entertainment and residential components including a high-culture theme park and associated buildings, shopping and retail establishments, restaurants and approximately 2,100 residences.

Development Agreement and Usufruct Agreement

OMAG’s majority owned subsidiary, LLC, signed a DA with the Government of Oman in October 2014 for the development in Oman by LLC of the Omagine Project. The legal effectiveness of the DA was conditional upon its ratification by Oman’s Ministry of Finance, which Ratification occurred in March 2015. On July 1, 2015 (the “Operative Date”), the Government and LLC entered into the UA with respect to the land constituting the Omagine Site.

The Land Rights give LLC extensive rights over the land constituting the Omagine Site including the right to sell such land on a freehold basis. On July 2, 2015, the UA was registered by the Government and a Land Rights registration fee of 20,250 Omani Rials ($52,650) was paid by LLC to the Government (and expensed in the consolidated statements of operations for the three months ended September 30, 2015), which registration legally perfected LLC’s ownership of the Land Rights.

The five year period commencing on the Operative Date is a rent free period and thereafter LLC will pay annual rent to the Government based on only the built but unsold commercial area of the Omagine Project (approximately 150,000 square meters) or approximately 45,000 Omani Rials ($117,000) per year based on the current annual per square meter fee of 0.300 Omani Rials ($0.78). The term of the DA is 20 years and the term of the UA is 50 years (renewable) commencing from the Operative Date. The UA and the DA provisions relevant to the UA survive the expiration of the term of the DA.

The Operative Date of July 1, 2015 is the date from which all time periods for the execution by LLC of various tasks enumerated in the DA are to be measured. The continued legal effectiveness of the DA subsequent to the Operative Date is dependent upon the following milestone dates being achieved (any or all of which may be extended or waived by the Government): (1) LLC’s delivery to the Government within twelve months from the Operative Date of a term sheet with lenders for the financing of the first phase, any other phase or all of the Project, (2) LLC’s submission to the Ministry of Tourism of a social impact assessment within 8 months of the Operative Date and the Government’s approval thereof within 12 months of the Operative Date, (3) the Government’s approval within 12 months of the Operative Date of the development control plan for the Omagine Project, and (4) the transformation of LLC into a joint stock company within 12 months of the Operative Date. The Ministry of Tourism has not further extended the Operative Date. Company management has had informal discussions with the concerned government officials and assuming LLC succeeds in closing an equity transaction with RCA per the Shareholder Agreement or to replace CCC as an LLC investor, management expects LLC will be granted an extension of time on many of such due dates similar to the extension of the Operative Date to July 1. 2015 already previously granted by the Government.

Pursuant to the DA, LLC must substantially complete the construction of the seven Pearl buildings and one hotel (the “Minimum Build Obligation” or “MBO”) within 5 years of the Operative Date. Any material breach by LLC of its obligation to perform the MBO would constitute an event of default under the DA. The DA specifies that the principal construction contracts should be executed within one year of the Operative Date. LLC is required to provide written notice to the Government in certain circumstances, such as LLC’s change in an anticipated milestone date that would result in a substantial achievement of work to occur later than 60 days after such milestone date. The DA provides that the Government is required to grant reasonable requests for the extension of the terms of the DA in such circumstances.

The foregoing discussion of the terms of the DA and UA is not meant to be definitive or complete and is qualified in its entirety by reference to the complete texts of the DA and UA as filed by the Registrant with the SEC.

F-19

Omagine LLC Shareholder Agreement

OMAG and JOL organized LLC in Oman and capitalized it with an initial investment of twenty thousand (20,000) Omani Rials ($52,000). On April 20, 2011, OMAG, JOL, RCA and CCC entered into a shareholder agreement relating to LLC (the “Shareholder Agreement”).

Pursuant to the Shareholder Agreement, OMAG invested an additional 70,000 Omani Rials ($182,000) into LLC and agreed to make a further additional investment into LLC of 210,000 Omani Rials ($546,000) after the execution of the DA (the “OMAG Final Equity Investment”). As of June 30, 2017, OMAG had invested 300,000 Omani Rials ($780,000) into LLC. Pursuant to the Shareholder Agreement, RCA invested the value of the Land Rights as a non-cash “payment-in-kind” capital contribution to LLC on July 2, 2015.

Further pursuant to the Shareholder Agreement, RCA and CCC invested an aggregate of 60,000 Omani Rials ($156,000) into LLC and agreed, subject to certain conditions precedent, to make further additional investments into LLC in the aggregate amount of 26,628,125 Omani Rials ($69,233,125). As of the date hereof, CCC has defaulted on its obligation to make its Deferred Cash Investment into LLC and OMAG has exercised the OMAG Options to purchase all of the LLC shares owned by CCC. RCA has not yet made its Deferred Cash Investment into LLC which was due by July 17, 2016. OMAG and RCA anticipate agreement to an “Amended and Restated Shareholder Agreement” pursuant to which RCA will make its OR 7,640,625 [$19,865,625] Deferred Cash Investment. (See: Note 1).

The CCC Deferred Investment Obligation and the OMAG Options

The conditions precedent to CCC and RCA being required to make their agreed $69,233,125 aggregate additional investments (their “Deferred Equity Investments”) into LLC include (1) the execution of a construction contract on or before July 1, 2016 between LLC and CCC-Oman (the “CCC-Contract”) and (2) execution of a legally binding agreement between LLC and a lender pursuant to which such lender agrees to provide Debt Financing for the first phase or any or all phases of the Omagine Project in an amount sufficient to finance the first phase of the Omagine Project’s construction plus the installment payments due to OMAG for its Success Fee and Pre-Development Expense Amount (the “First Financing Agreement Date”).

The First Financing Agreement Date occurred on November 29, 2015 but the CCC-Contract was not executed on or before July 1, 2016 nor will it be executed and RCA and OMAG are presently in negotiations with investors which may lead to an “Amended and Restated Shareholder Agreement”.

The failure to execute the CCC-Contract by July 1, 2016 does not relieve RCA of its continuing obligation under the Shareholder Agreement (irrespective of such CCC-Contract failure) to make RCA’s approximately $20 million Deferred Investment into LLC; but it may (under certain conditions) relieve CCC of its obligation under the Shareholder Agreement to make its approximately $49 million Deferred Investment into LLC.

Additionally pursuant to the Shareholder Agreement, such failure of the CCC-Contract to occur on or before July 1, 2016 automatically and without any further action required by any party, triggered and activated on July 2, 2016 an option in favor of Omagine, Inc. (the “OMAG Option”) to purchase all LLC Shares presently owned by CCC at any time of OMAG’s choosing prior to July 1, 2017 at a price equal to CCC’s original purchase price of 22,500 Omani Rials ($58,500). Furthermore pursuant to the Shareholder Agreement, neither CCC-Oman nor CCC-Panama is permitted to sell any of such LLC Shares presently owned by them prior to July 2, 2017 to any Person other than Omagine, Inc., or to a purchaser designated by Omagine, Inc., in a sale made pursuant to the exercise of the OMAG Option. On April 3, 2017 OMAG exercised its option to purchase all of the shares of LLC owned by CCC-Oman and CCC-Panama. After the closing of the option purchase LLC will then have only two shareholders – OMAG and RCA.

Although RCA and OMAG are presently negotiating with an investor to replace CCC as an LLC investor, there is no assurance that it will happen. If agreement is not reached by RCA and OMAG on the matters presently under discussion with such investor, or if alternative financing is not obtained, or if alternative shareholder arrangements are not agreed, LLC may not be able to complete the Omagine Project and may not be able to recover the $718,614,000 value of the Land Rights included in the Registrant’s Consolidated Balance Sheet at June 30, 2017 and December 31, 2016 (See Note 2).

Further pursuant to the Shareholder Agreement, LLC is required to pay OMAG a Success Fee of $10,000,000 in five equal annual installments beginning on or within 10 days after the Draw Date and a Pre-Development Expense Amount to be determined (presently estimated at $17,920,114) payable 50% on or within 10 days after the Draw Date and 50% in five equal annual installments beginning on the first anniversary of the Draw Date. The Draw Date is defined as “the date upon which LLC draws and receives the first amount of Debt Financing pursuant to a Financing Agreement”. It is possible that the payment terms for the Pre-Development Expense Amount and the Success Fee may be modified.

F-20

NOTE 12 – RELATED PARTY TRANSACTIONS

At June 30, 2017 and December 31, 2016, respectively, OMAG’s accounts payable included $17,576 and $88,800 due to its officers and directors.

For the six months ended June 30, 2017 and 2016, OMAG expensed a total of $5,000 and $84,000, respectively, for consulting fees paid to an entity controlled by the Deputy Managing Director of LLC.

In April 2016, OMAG paid a $300,000 sponsorship fee to the same such entity controlled by the Deputy Managing Director of Omagine LLC for the Registrant to serve as the Title Sponsor Partner of the 2016 World Summit on Innovation and Entrepreneurship hosted by the United Nations at UN headquarters in New York City from May 19, 2016 to May 23, 2016.

NOTE 13 – SUBSEQUENT EVENTS

On July 3, 2017, the Registrant issued a non-interest bearing $25,000 convertible promissory note to an accredited investor due January 2, 2018. The Conversion Price of the convertible promissory note is $0.15 per Common Share. On August 14, 2017, the note holder invested an additional $10,000 increasing the July 3, 2017 convertible promissory note to $35,000 according to the terms of the original note.

On July 7, 2017 (the “Grant Date”), the Registrant granted the aggregate of 1,950,000 stock options (the “July Strategic Options”) to three officers, three independent directors and two consultants pursuant to a Board of Directors resolution. All such July Strategic Options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of fifteen cents ($0.15) per share in cash or via a “cashless exercise feature” which exercise price is in excess of 115% of the closing sale price for a share of OMAG’s Common Stock on the trading day immediately prior to the Grant Date. All July Strategic Options are fully vested and are exercisable as of the Grant Date and all shall expire at 5pm Eastern Time on June 30, 2018. The eight individuals receiving grants of the July Strategic Options are: Frank J. Drohan, President, 500,000; Charles P. Kuczynski, VP and Secretary, 200,000; William Hanley, Controller, 100,000; 50,000 to each of three independent directors, Louis J. Lombardo, Jack A. Smith, and Alan M. Matus; Sam Hamdan, Consultant and Deputy Managing Director of Omagine LLC, 500,000 and Agron Telaku, consultant, 500,000.

On July 12, 2017, the Registrant and St. George Investments LLC executed a second amendment to the $185,000 Convertible Promissory Note dated November 14, 2016 extending the Maturity Date to August 17, 2017. In consideration of the extension, the Registrant paid $8,000 to St. George Investments LLC. On August 14, 2017, the Registrant and St. George Investments LLC executed a third amendment extending the Maturity Date to September 17, 2017. In consideration of the third extension, the Registrant paid $8,000 to St. George Investments LLC.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Omagine, Inc.

I have audited the accompanying consolidated balance sheets of Omagine, Inc. and subsidiaries (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omagine, Inc. and subsidiaries as of December 31, 2016 and 2015 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Michael T. Studer CPA P.C.
April 14, 2017 Freeport, New York

F-22

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015

ASSETS

CURRENT ASSETS:
Cash	$229,228	$324,703
Inventory (Note 2)
Land under development	490,813,363	490,813,363
Total inventory held for sale	490,813,363	490,813,363
Prepaid expenses and other current assets	1,859	1,767

Total Current Assets	491,044,450	491,139,833

PROPERTY AND EQUIPMENT:
Real estate held for investment (Note 2)
Total investment in real estate	227,800,637	227,800,637
Office and computer equipment	160,002	160,002
Less accumulated depreciation and amortization	(153,738)	(148,894)
Total Property and Equipment	227,806,901	227,811,745

OTHER ASSETS	4,057	33,762

TOTAL ASSETS	$718,855,408	$718,985,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Convertible notes payable and accrued interest (less unamortized discount of $13,904 and $0, respectively)	$526,372	$397,929
Note payable and accrued interest - YA II PN, Ltd. (less unamortized discount of $68,750 and $20,833, respectively)	686,387	204,167
Note payable - St. George Investments LLC (less unamortized Original Issue Discount of $22,500)	162,500	-
Accounts payable	663,913	340,290
Accrued officers payroll	419,626	389,834
Accrued expenses and other current liabilities	209,192	155,330
Total Current Liabilities	2,667,990	1,487,550
Long Term Liabilities	-	-

TOTAL LIABILITIES	2,667,990	1,487,550

STOCKHOLDERS’ EQUITY ( DEFICIT)

Preferred stock:
$0.001 par value
Authorized: 850,000 shares
Issued and outstanding: - none	-	-

Common stock:
$0.001 par value
Authorized: 50,000,000 shares
Issued and outstanding:
20,432,648 shares in 2016 and 18,728,313 in 2015	20,432	18,728
Capital in excess of par value	470,350,815	468,651,654
Deficit	(41,273,266)	(38,342,692)
Total Omagine, Inc. stockholders’ equity	429,097,981	430,327,690
Noncontrolling interests in Omagine LLC	287,089,437	287,170,100

Total Stockholders’ Equity	716,187,418	717,497,790

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$718,855,408	$718,985,340

See accompanying notes to consolidated financial statements.

F-23

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2016	2015
REVENUE:
Total revenue	$-	$-

OPERATING EXPENSES:

Officers and directors compensation (including stock-based compensation of $479,722 and $1,957,420, respectively)	870,055	2,336,670
Professional fees	200,358	355,816
Consulting fees (including stock-based compensation of $138,991 and $1,415,971, respectively)	627,269	2,024,553
Commitment fees ( all stock-based compensation)	150,000	-
Travel	562,316	526,080
Occupancy	60,204	167,113
Other selling general and administrative	256,737	357,969
Total Costs and Expenses	2,726,939	5,768,201

OPERATING LOSS	(2,726,939)	(5,768,201)

OTHER EXPENSE
Amortization of debt discounts	(200,748)	(41,300)
Interest expense	(83,550)	(59,671)
Total Other Expense	(284,298)	(100,971)

NET LOSS	(3,011,237)	(5,869,172)

Add net loss attributable to noncontrolling interests in Omagine LLC	80,663	195,879

NET LOSS ATTRIBUTABLE TO OMAGINE, INC.	$(2,930,574)	$(5,673,293)

LOSS PER SHARE - BASIC AND DILUTED	$(0.15)	$(0.32)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	19,649,219	17,485,927

See accompanying notes to consolidated financial statements.

F-24

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock
	Issued and Outstanding		Capital in		Noncontrolling
		$0.001 Par	Excess of		Interests in
	Shares	Value	Par Value	Deficit	Omagine LLC	Total

Balances at December 31, 2014	16,878,119	$16,878	$32,252,954	$(32,669,399)	$(79,621)	$(479,188)
Issuance of Common Stock for 401(k) Plan contribution	36,483	37	76,213	-	-	76,250
Stock grant to consultant for services rendered	5,000	5	9,445	-	-	9,450
Issuance of Common Stock for cash	206,281	206	219,794	-	-	220,000
Issuance of Common Stock to an Executive Officer in payment of salaries payable	100,000	100	119,900	-	-	120,000
Stock Options exercised by former Director	2,000	2	1,018	-	-	1,020
Exercise of Tempest Warrants	160,603	161	252,879	-	-	253,040
Issuance of Common Stock for finders’ fees on restricted Common Stock sales	41,245	41	72,459	-	-	72,500
Issuance of Common Stock for Directors’ Compensation for services September 1, 2015 to December 31, 2015	50,000	50	99,950	-	-	100,000
Issuance of Common Stock under SEDA	17,696	18	24,982	-	-	25,000
Issuance of restricted Common Stock for cash	1,230,886	1,230	1,238,470	-	-	1,239,700
Stock Option expense	-	-	4,001	-	-	4,001
Stock Option expense - Extension of 1,965,000 Strategic Options to December 31, 2016	-	-	915,493	-	-	915,493
Stock Option expense - Extension of 950,000 Strategic Options to December 31, 2016	-	-	541,215	-	-	541,215
Stock Option expense - Stock Appreciation Rights (1,455,000 expiring December 31, 2017)	-	-	1,654,481	-	-	1,654,481
Payment-in-Kind capital contribution of land by noncontrolling interest - in Omagine LLC	-	-	431,168,400	-	287,445,600	718,614,000
Adjustments to noncontrolling interests in Omagine LLC	-	-	-	-	(195,879)	(195,879)
Net loss	-	-	-	(5,673,293)	-	(5,673,293)
Balances at December 31, 2015	18,728,313	18,728	468,651,654	(38,342,692)	287,170,100	717,497,790
Issuance of Common Stock for 401(k) Plan contribution	61,001	61	76,189	-	-	76,250
Issuance of Common Stock for Directors’ Stock Compensation for services January 1, 2016 to December 31, 2016	115,386	116	149,884	-	-	150,000
Stock Option expense	-	-	540	-	-	540
Issuance of Common Stock to an Executive Officer in payment of salaries payable	56,000	56	50,344	-	-	50,400
Issuance of Common Stock for Directors’ Cash Compensation for services January 1 2016 to June 30, 2016	83,334	83	74,917	-	-	75,000
Issuance of restricted Common Stock for cash	1,139,488	1,140	742,860	-	-	744,000
Conversion of Convertible Note payable liability into Common Stock	24,207	24	30,960	-	-	30,984
Issuance of Common Stock to a Director for the exercise of Stock Options	2,000	2	1,698	-	-	1,700
Issuance of Common Stock under SEDA	31,289	31	24,969	-	-	25,000
Issuance of Common Stock to consultant for services	30,340	30	24,970	-	-	25,000
Issuance of Common Stock for SEDA commitment fees	161,290	161	149,839	-	-	150,000
Stock Option expense - Extension of 1,965,000 Strategic Options to December 31, 2017	-	-	232,263	-	-	232,263
Stock Option expense - Extension of 950,000 Strategic Options to December 31, 2017	-	-	59,660	-	-	59,660
Fair value of 150,000 warrants issued to lender in connection with $75,000 loan	-	-	61,530	-	-	61,530
Beneficial conversion feature of convertible note issued to lender in connection with $50,000 loan	-	-	18,538	-	-	18,538
Adjustments to noncontrolling interests in Omagine LLC	-	-	-	-	(80,663)	(80,663)
Net loss	-	-	-	(2,930,574)	-	(2,930,574)
Balances at December 31, 2016	20,432,648	$20,432	$470,350,815	$(41,273,266)	$287,089,437	$716,187,418

See accompanying notes to consolidated financial statements.

F-25

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss attributable to Omagine, Inc.	$(2,930,574)	$(5,673,293)
Adjustments to reconcile net loss to net cash flows used by operating activities:
Net loss attributable to noncontrolling interests in Omagine LLC	(80,663)	(195,879)
Depreciation and amortization of property and equipment	4,844	4,858
Stock-based compensation related to stock options	292,463	3,115,190
Issuance of Common Stock for finders’ fees on restricted Common Stock sales	-	72,500
Issuance of Common Stock for consulting fees	25,000	9,450
Issuance of Common Stock for 401(k) Plan contributions	76,250	76,250
Issuance of Common Stock in satisfaction of SEDA commitment fees	150,000	-
Issuance of Common Stock for Directors’ fees	225,000	100,000
Amortization of debt discounts	200,748	41,300
Changes in operating assets and liabilities:
Prepaid expenses and other current assets and other assets	29,613	2,233
Accrued interest on notes payable	28,467	25,589
Accounts payable	323,623	82,554
Accrued officers’ payroll	80,192	(128,088)
Accrued expenses and other current liabilities	53,862	(4,002)
Net cash flows used by operating activities	(1,521,175)	(2,471,338)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(6,398)
Net cash flows used by investing activities	-	(6,398)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on 2014 note payable to YA II PN, Ltd. (f/n/a YA Global Master SPV, Ltd.)	-	(225,000)
Proceeds from the sale of Common Stock	769,000	1,484,700
Proceeds of issuance of 2015 note payable to YA II PN, Ltd. net of $50,000 commitment fee	-	450,000
Proceeds from exercise of stock options	1,700	1,020
Principal payments on 2015 note payable to YA II PN, Ltd.	(225,000)	(275,000)
Proceeds from the exercise of Common Stock Warrants	-	253,040
Proceeds of issuance of 2016 note payable to YA II PN, Ltd. net of $60,000 commitment fee	540,000	-
Principal payments on 2016 $600,000 note payable to YA II PN, Ltd.	(600,000)	-
Proceeds of issuance of an additional 2016 note payable to YA II PN, Ltd. net of $40,000 commitment fee	360,000	-
Principal payments on 2016 $400,000 note payable to YA II PN, Ltd.	(400,000)	-
Proceeds from the issuance of convertible notes payable	150,000	-
Proceeds of issuance of 2016 $185,000 note payable to St. George Investments LLC less an original issue discount of $30,000	155,000	-
Proceeds on 2016 $750,000 note payable to YA II PN, Ltd. net of $75,000 commitment fee	675,000	-
Net cash flows provided by financing activities	1,425,700	1,688,760

NET DECREASE IN CASH	(95,475)	(788,976)

CASH BEGINNING OF PERIOD	324,703	1,113,679

CASH END OF PERIOD	$229,228	$324,703

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$600	$2,197
Interest paid	$63,093	$29,565

NON - CASH FINANCING ACTIVITIES:

Issuance of Common stock to an Executive Officer in payment of salaries payable	$50,400	$120,000

Issuance of Common Stock in satisfaction of convertible note payable ($15,000) and accrued interest ($15,984)	$30,984	$-

Payment-in-Kind capital contribution of land by noncontrolling interest in Omagine LLC pursuant to Omagine LLC Stockholder Agreement	$-	$718,614,000

See accompanying notes to consolidated financial statements.

F-26

OMAGINE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Omagine, Inc. (“Omagine”) is a holding company incorporated in Delaware in October 2004 which operates through its wholly owned subsidiary, Journey of Light, Inc., a New York corporation (“JOL”) and its 60% owned subsidiary Omagine LLC, a limited liability company incorporated under the laws of the Sultanate of Oman (“LLC”). Omagine, JOL and LLC are collectively referred to herein as the “Company”. JOL was acquired by Omagine in October 2005. LLC is the Omani real estate development company organized by Omagine to do business in Oman.

The Company is focused on entertainment, hospitality and real-estate development opportunities in the Middle East and North Africa (the “MENA Region”). On October 2, 2014, LLC signed a Development Agreement with the Government of Oman (the “Government”) for the development of the Omagine Project. On July 2, 2015, a usufruct over one million square meters of beachfront land (the “Land Rights”) was registered in LLC’s name with the Government. On November 29, 2015, LLC executed a Murabaha Facility Agreement with Masraf Al Rayan Bank (Qatar) for a $25 million loan to finance the first phase of the Omagine Project consisting of design, development and initial construction activities. The loan, which is subject to satisfaction of certain conditions precedent to closing, would bear interest at an annual rate equal to the 12 month LIBOR rate plus 1% and would be payable one year from the closing date. One condition precedent to closing is that the loan be secured by a $25,000,000 cash deposit in an LLC account at the Qatari bank. Contingent upon the closing of such loan and/or contingent upon the conclusion of final discussions with several potential LLC investors, including one such investor with whom LLC has a preliminary written investment agreement, commencement of these first phase activities is expected to begin promptly thereafter. (See Note 9 – “Omagine Project”).

Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of Omagine, JOL and LLC. LLC is an Omani limited liability company organized under the laws of the Sultanate of Oman. All inter-company transactions have been eliminated in consolidation.

Financial Instruments - Financial instruments include cash, convertible notes payable and accrued interest, notes payable and accrued interest, accounts payable, accrued officers’ payroll and accrued expenses and other current liabilities. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At December 31, 2016 and 2015, cash included approximately $2,100 and $36,000 respectively in an Oman bank account not covered by FDIC insurance.

Inventory - Inventory is stated at cost. At December 31, 2016 and 2015, inventory consists only of the land under development acquired on July 2, 2015 (which was costed at the fair value of the property at the date of acquisition). (See: Note 2 – “Inventory and Property”).

Property, Plant and Equipment - Property, plant and equipment (“PP&E”) are stated at cost. PP&E consists of land under development which is held for investment; furniture and fixtures; and office machinery and equipment. PP&E (including buildings and structures after they are completed and put into service) are depreciated on a straight-line basis over their respective useful service lives. . (See: Note 2 – “Inventory and Property”).

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and the estimated fair value.

Stockholders’ Equity - Stockholders’ equity consists of common stock, capital in excess of par value, deficit, and non-controlling interests in LLC. The Company’s consolidated financial statements for the year ended December 31, 2015 reflect an increase of $718,614,000 in stockholders’ equity resulting from LLC’s July 2, 2015 acquisition of the Land Rights (a $431,168,400 increase in Omagine stockholders’ equity and a $287,445,600 increase in non-controlling interests in LLC). (See: Note 2 – “Inventory and Property”).

F-27

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results as determined at a later date could differ from those estimates. In recording $718,614,000 in the accompanying consolidated financial statements for the year ended December 31, 2015 as the value of the non-cash consideration received by LLC as Land Rights, management relied to a great extent upon the written opinions of three expert valuation firms engaged by LLC to value such Land Rights. Furthermore, in allocating such Land Value to inventory and land under development, management relied to a great extent upon the written opinion of an expert independent accounting firm engaged by LLC to advise it on the proper accounting to record the Land Value in LLC’s financial statements. Both LLC’s independent auditor and the Company’s independent auditor are in agreement with and have consented to the accounting indicated in the accompanying consolidated financial statements for the year ended December 31, 2015. (See: Note 2 – “Inventory and Property”).

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB101). LLC signed a development agreement for the Omagine Project with the Government of Oman in October 2014, and will recognize revenue ratably over the development period of the Omagine Project measured by methods appropriate to the services or products provided.

Income Taxes - Omagine and JOL are subject to United States (“U.S.”) income taxes at both the federal and state level and LLC is subject to income taxes in Oman. Separate state income tax returns are filed with each state in the U.S. in which Omagine or any subsidiary of Omagine is incorporated or qualified as a foreign corporation. LLC files an income tax return in Oman. Other than with respect to LLC, the Company is not presently subject to income taxes in any foreign country. The Company reports interest and penalties as income tax expense. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company establishes a provision for U.S. income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for the relevant period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based Compensation - Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation” (“ASC 718”). For stock options granted, Omagine has recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For such stock option awards, Omagine has recognized compensation expense using a straight-line amortization method over the requisite service period. ASC 718 requires that stock-based compensation expense be based on awards that are ultimately expected to vest. Stock option expense for the years ended December 31, 2016 and 2015 were $292,463 and $3,115,190, respectively. (See Note 7).

Earnings (Loss) Per Share - Basic earnings (loss) per share of Omagine’s $0.001 par value common stock (“Common Stock”) is based upon the weighted-average number of shares of Common Stock (“Common Shares”) outstanding during the relevant period. Diluted earnings (loss) per share is based upon the weighted-average number of Common Shares and dilutive securities (stock options, warrants, stock appreciation rights and convertible notes) outstanding during the relevant period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

For the years ended December 31, 2016 and 2015, the Common Shares underlying the following dilutive securities were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive:

	2016	2015
Convertible Notes	368,645	159,171
Stock Options	3,269,000	3,273,000
Stock Appreciation Rights	1,455,000	1,455,000
Warrants	6,572,124	6,771,521
Total Common Shares Issuable	11,664,769	11,658,692

Non-controlling Interests in Omagine LLC - As of the date of this report LLC is owned 60% by Omagine. In May 2011, Omagine, JOL and three new investors (the “New Investors”) entered into a shareholders’ agreement (the “Shareholder Agreement”) pursuant to which Omagine’s 100% ownership of LLC was reduced to 60%.

The New Investors are:

i.	The Office of Royal Court Affairs (“RCA”), an Omani organization, and

ii.	Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”). CCIC is a 65 year old Lebanese multi-national company headquartered in Athens, Greece having worldwide, and operating subsidiaries in among other places, every country in the Middle East. The two CCIC subsidiaries which are LLC shareholders are:

1.	Consolidated Contracting Company S.A. (“CCC-Panama”), a wholly owned subsidiary of CCIC and is its investment arm, and

2.	Consolidated Contractors (Oman) Company LLC, CCIC’s operating subsidiary in Oman which is a construction company with approximately 13,000 employees.

F-28

As of the date hereof, the shareholders of LLC and their associated ownership percentages as registered with the Government of Oman are as follows:

LLC Shareholder	Percent Ownership
Omagine	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

Recent Accounting Pronouncements

On August 27, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on determining when and how reporting entities must disclose going concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date of issuance of the entity’s financial statements (or within one year after the date on which the financial statements are available to be issued, when applicable). Further, an entity must provide certain disclosures if there is “substantial doubt about the entity’s ability to continue as a going concern.” The FASB believes that requiring management to perform the assessment will enhance the timeliness, clarity and consistency of related disclosures and improve convergence with IFRS (which emphasize management’s responsibility for performing the going concern assessment). However, the time horizon for the assessment (look-forward period) and the disclosure thresholds under U.S. GAAP and IFRS will continue to differ. This ASU 2014-15 is effective for annual periods ending after December 16, 2016, and interim periods thereafter; early adoption is permitted. The Company does not believe that this pronouncement has had or will have a material impact on our financial statement disclosures.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

NOTE 2 – INVENTORY AND PROPERTY

The Company’s consolidated financial statements for the year ended December 31, 2016 reflect $718,614,000 of land under development which the Company has allocated to inventory ($490,813,363) and property ($227,800,637). This $718,614,000 of land under development was purchased by LLC on July 2, 2015 pursuant to the terms of the Shareholder Agreement whereby an LLC shareholder agreed to transfer the Land Rights over one million square meters of beachfront land to LLC in exchange for the issuance to such shareholder of 663,750 Omagine LLC shares (the “LLC Shares”). Since the Land Rights represented a non-cash payment for the LLC Shares, it was necessary to value the Land Rights.

Three expert real estate valuation companies were engaged by LLC to independently value the Land Rights in accordance with the professional standards specified by the Royal Institution of Chartered Surveyors (“RICS”) and International Financial Reporting Standards (“IFRS”). The average of the three Land Rights valuations was 276,666,667 Omani Rials ($718,614,000).

LLC engaged the services of PricewaterhouseCoopers LLP (“PwC”) as its IFRS accounting consultant to definitively determine the correct method of recording the $718,614,000 average value of its Land Rights in its IFRS compliant financial statements. After receiving PwC’s written opinion, LLC then consulted with its independent auditor, Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”) with respect to the matter and received Deloitte’s written opinion agreeing with the PwC opinion. Both PwC and Deloitte independently concluded that the Land Rights should be recorded as capital, work-in-process (inventory) and land on LLC’s financial statements. With respect to the Company’s consolidated financial statements, the Company’s independent auditor in the U.S. has likewise concurred that, pursuant to US GAAP, the Land Rights should also be recorded as capital, inventory and land.

In determining the allocations to inventory and to land, LLC followed the advice of Deloitte by computing the percentage (x) calculated by dividing (y) the area of the land LLC definitively knew it intended to sell, by (z) the total area of land constituting the Omagine Site, and then multiplying that percentage (x) by $718,614,000 to get the correct number (N) for inventory. The correct number for land was then calculated by subtracting N from $718,614,000. Using its detailed internal financial model, management calculated (x) to be equal to 68.3%, thereby making the inventory number $490,813,363 and the land number $227,800,637. In its consolidated financial statements therefore, the Company has divided the Land Rights between land under development which is held for sale (inventory) and land under development which is held for investment (PP&E). These percentage allocations may be modified over time as the more precise land uses become apparent during and after the master planning and construction processes.

As more fully described in Note 1 and in Note 9 (See: “the Omagine LLC Shareholder Agreement section of Note 9), financing for the Omagine Project has not yet been secured. If such financing is not obtained, LLC may not be able to complete the Omagine Project and may not be able to recover the $718,614,000 value of the land under development described above.

F-29

NOTE 3 – CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST

Convertible notes payable and accrued interest thereon consist of:

	December 31,	December 31,
	2016	2015

Due to a director of Omagine, interest at 10% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:

Principal	$150,000	$150,000

Accrued Interest	93,768	78,727

Due to investors, interest at 15% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:

Principal	35,000	50,000

Accrued Interest	41,165	51,195

Due to investors, interest at 10% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:

Principal	50,000	50,000

Accrued Interest	18,021	18,007

Due to entity owned by two Directors of Omagine, interest at 5% per annum, due on December 24, 2016, convertible into Common Stock at a conversion price of $0.75 per Common Share:

Principal	100,000	-

Accrued Interest	1,781	-

Due to an investor, interest at 5% per annum, due on April 13, 2017, convertible into Common Stock at a conversion price of $0.65 per Common Share:

Principal	50,000	-

Unamortized Debt Discount	(13,904)

Accrued Interest	541	-
Total	$526,372	$397,929

F-30

NOTE 4 – NOTES PAYABLE AND ACCRUED INTEREST – YA II PN, LTD. (p/k/a YA GLOBAL MASTER SPV, LTD.)

In July 2013, Omagine borrowed $200,000 from YA II PN, Ltd. (“YA”) (p/k/a YA Global Master SPV, Ltd.) via an unsecured loan (the “2013 YA Loan”) and on April 23, 2014 Omagine paid the 2013 YA Loan balance and accrued interest thereon due at April 23, 2014 in full and borrowed an additional $500,000 from YA via a second unsecured loan (the “2014 YA Loan”) and on April 22, 2015 Omagine paid the 2014 YA Loan balance and the accrued interest thereon in full. On May 20, 2015, Omagine borrowed an additional $500,000 from YA via a third unsecured loan (the “2015 YA Loan”). On March 15, 2016 Omagine paid the 2015 Loan balance and the accrued interest thereon in full and borrowed an additional $600,000 from YA via a fourth unsecured loan (the “March 2016 YA Loan”) and on June 22, 2016, Omagine borrowed an additional $400,000 from YA via a fifth unsecured loan (the “June 2016 YA Loan”). Omagine paid both the March 2016 Loan and the June 2016 Loan balances and accrued interest thereon in full. On December 7, 2016 Omagine borrowed an additional $750,000 from YA via a sixth unsecured loan (the “December 2016 YA Loan”).

Notes payable and accrued interest thereon due to YA consist of:

	December 31,	December 31,
	2016	2015

2015 YA Loan - interest at 10% per annum, due in 12 monthly installments of principal ($50,000 in July 2015, $40,000 monthly August 2015 to October 2015, $35,000 monthly November 2015 to February 2016, $40,000 monthly March 2016 to May 2016 and $70,000 on June 1, 2016)	$-	$225,000

December 2016 YA Loan - interest at 10% per annum, due in 12 monthly installments of principal ($75,000 in January 2017 to March 2017, $65,000 monthly April to June 2017, $55,000 monthly July 2017 to October 2017, $50,000 in November 2017 and $60,000 in December 2017.)	750,000	-
Less: Unamortized debt discount at December 31, 2016 and December 31, 2015	(68,750)	(20,833)
Principal, net	681,250	204,167
Accrued interest	5,137	-
Total	$686,387	$204,167

NOTE 5 – NOTE PAYABLE – ST. GEORGE INVESTMENTS LLC

On November 14, 2016, the Company entered into an interest free Convertible Promissory Note with an accredited investor for the principal amount of $185,000 due on May 15, 2017, six months from the funding date of November 16, 2016, convertible into the Company’s Common Stock only in the case of an Event of Default at a Conversion Price equal to 60% of the three lowest daily Volume Weighted Average Prices for the Company’s Common Stock during the twenty trading days immediately preceding the Conversion. The Company may prepay the Note in whole or in part at any time without penalty. After deduction of a $30,000 original issue discount (OID) and legal fees of $5,000, the Company received net proceeds of $150,000 on November 16, 2016. (See: Exhibits 10.42 and 10.43, the Note Purchase Agreement and the Securities Purchase Agreement).

F-31

NOTE 6 – COMMON STOCK

With respect to the issuances of the Common Shares listed below:

1.	see Note 9 under “Equity Finance Agreements” with respect to sales of Common Shares made to YA II PN, Ltd. (p/n/a YA Global Master SPV, Ltd.) (“YA”) pursuant to the Standby Equity Distribution Agreement (“2014 SEDA”).

2.	where issuances of restricted Common Shares occurred at non-discounted valuations, it is so noted and all such non-discounted valuations were based on the closing price of a Common Share on the relevant date.

3.	where issuances of restricted Common Shares occurred at discounted valuations, it is so noted and all such discounted valuations were calculated using the Finnerty Method based on the closing price of a Common Share on the relevant date less a restricted stock discount.

4.	where issuances of restricted Common Shares occurred at agreed upon negotiated prices, the sale proceeds or value of services rendered are so noted.

On January 16, 2016, Omagine contributed an aggregate of 61,001 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On January 16, 2016, Omagine issued 38,462 restricted Common Shares to each of three independent directors for services to be rendered from January 1, 2016 to December 31, 2016 for an aggregate value of $150,000.

On April 5, 2016, the president of the Company purchased 56,000 restricted Common Shares based on the $0.90 closing price of Omagine’s Common Stock on such date of purchase. The total purchase price of $50,400 was paid to the Company by the $50,400 reduction in the accrued salary and expenses owed by the Company to the president.

On April 6, 2016, the three independent directors of the Company each purchased 27,778 restricted Common Shares based on the $0.90 closing price of Omagine’s Common Stock on April 5, 2016 for an aggregate of 83,334 Common Shares purchased. The aggregate purchase price of $75,000 was paid to the Company by the $25,000 reduction in accrued director’s fees owed by the Company to each of the independent directors.

On April 12, 2016, the Company sold 700,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $504,000.

On April 22, 2016, the holders of a Convertible Note converted $30,984 of principal and accrued interest into 24,207 shares of Common Stock.

On May 17, 2016, an Independent Director exercised Stock Options at $0.85 to purchase 2,000 shares of Common Stock.

On June 15, 2016, pursuant to the SEDA, Omagine sold 31,289 Common Shares to YA for proceeds of $25,000.

On July 29, 2016, Omagine sold 10,684 restricted Common shares to an accredited investor for proceeds of $10,000.

On August 19, 2016, Omagine sold 13,245 restricted Common Shares to an accredited investor for proceeds of $10,000.

On August 30, 2016, Omagine sold 11,312 restricted Common Shares to an accredited investor for proceeds of $10,000.

On September 16, 2016, Omagine sold 34,247 restricted Common Shares to an accredited investor for proceeds of $25,000.

On September 19, 2016 Omagine paid a consultant 30,340 restricted Common Shares at a value of $25,000.

On September 21, 2016, Omagine issued 161,290 restricted Common Shares to YA in satisfaction of a $150,000 commitment fee due in connection with the extension of the 2014 SEDA to February 1, 2019.

On October 14, 2016, the Company entered into a Convertible Promissory Note with an accredited investor for the principal amount of $50,000 with interest at 5% per annum, due on April 14, 2017 and convertible into the Company’s Common Stock at a conversion price of $0.65 per Common Share.

F-32

On October 17, 2016, the Company entered into an Interest Free Promissory Note with an accredited investor for the principal amount of $75,000, due on December 13, 2016, and in lieu of any interest due and payable on the principal amount of the Note, the Company issued to the Note Holder 150,000 Common Stock Purchase Warrants exercisable at the greater of (a) $0.50, or (b) 80% of the Market Price on the Trading Day immediately preceding the relevant Exercise Date. On December 5, 2016, the $75,000 note was satisfied (see sixth succeeding paragraph below).

On November 1, 2016, Omagine sold 20,000 restricted Common Shares to an accredited investor for proceeds of $10,000 and also sold 10,000 restricted Common Shares to an independent director who is also an accredited investor for proceeds of $5,000.

On November 4, 2016, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $5,000.

On November 8, 2016, Omagine sold an aggregate of 20,000 restricted Common Shares to two accredited investors for aggregate proceeds of 10,000.

On November 14, 2016, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $5,000.

On November 14, 2016, the Company entered into an interest free Convertible Promissory Note with St. George Investments LLC, an accredited investor, for the principal amount of $185,000 due on May 15, 2017, six months from the funding date of November 16, 2016, convertible into the Company’s Common Stock only in the case of non-payment or in the Event of Default at a Conversion Price equal to 60% of the three lowest daily Volume Weighted Average Prices for the Company’s Common Stock during the twenty trading days immediately preceding the Conversion. The Company may prepay the Note in whole or in part at any time without penalty. After deduction of a $30,000 original issue discount (OID) and legal fees of $5,000, the Company received net proceeds of $150,000 on November 16, 2016.

On December 5, 2016, Omagine sold 300,000 restricted Common Shares to an accredited investor for proceeds of $150,000 which was paid to the Company by the cancellation and payment in full of the Company’s $75,000 Promissory Note dated October 17, 2016 (see sixth preceding paragraph above) and the remaining $75,000 of the purchase price was paid to the Company in cash.

On January 5, 2015, Omagine contributed an aggregate of 36,483 restricted Common Shares at the discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 23, 2015, Omagine paid a consultant 5,000 restricted Common Shares at the discounted valuation of $9,450.

On March 26, 2015, Omagine sold 6,281 restricted Common Shares to an accredited investor for proceeds of $10,000.

On March 26, 2015, Omagine sold 200,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $210,000.

On May 16, 2015, Omagine sold 100,000 restricted Common Shares to an officer and director for proceeds of $120,000.

On June 29, 2015, the Non-US investor (described below in connection with a June 24, 2014 transaction) exercised 158,228 Tempest Warrants at an exercise price of $1.58 for proceeds of $250,000.

On June 29, 2015, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 158,228 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,911 restricted Common Shares valued at $12,500.

On June 30, 2015, a former director exercised 2,000 stock options for proceeds of $1,020.

On September 1, 2015, two new Directors were each issued 25,000 restricted Common Shares at a value of $50,000 each for services to be rendered from September 1 to December 31, 2015.

On September 3, 2015, pursuant to the SEDA, Omagine sold 17,696 Common Shares to YA for proceeds of $25,000.

On September 14, 2015, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $14,700.

On October 8, 2015, 2,375 Tempest Warrants were transferred to an affiliate of the Non-U.S. Investor, a “Non-U.S. Affiliate”. On October 8, 2015, such Non-U.S. Affiliate exercised such 2,375 Tempest Warrants at an exercise price of $1.28 per Common Share for proceeds to Omagine of $3,040.

On October 26, 2015, Omagine sold an aggregate of 1,200,000 restricted Common Shares to three non-U.S. persons who are accredited investors (500,000 restricted Common Shares each to two investors and 200,000 restricted Common Shares to one investor) for aggregate proceeds to Omagine of $1,200,000.

On November 16, 2015, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the October 26, 2015 aforementioned sale of 1,200,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 33,334 restricted Common Shares valued at the discounted valuation of $60,000.

On November 16, 2015, Omagine sold 20,886 restricted Common Shares to an accredited investor for proceeds to Omagine of $25,000.

F-33

NOTE 7 – STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND WARRANTS

Stock Options/Stock Appreciation Rights

Omagine’s shareholders approved the reservation by Omagine of 2,500,000 Common Shares for issuance under the 2003 Omagine, Inc. Stock Option Plan (the “2003 Plan”). The 2003 Plan expired on August 31, 2013. On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine, Inc. Stock Option Plan (the “2014 Plan”).

Both the 2003 Plan and the 2014 Plan are designed to attract, retain and motivate employees, directors, consultants and other professional advisors of Omagine and its subsidiaries (collectively, the “Recipients”) by giving such Recipients the opportunity to acquire stock ownership in Omagine through the issuance of stock options (“Stock Options”) to purchase Common Shares.

Omagine has registered for resale the 2.5 million Common Shares reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8. At December 31, 2016, there were 2,279,000 unexpired Stock Options issued but unexercised under the 2003 Plan and all such Stock Options remain valid until the earlier of their exercise date or expiration date.

Pursuant to the 2014 Plan, 3,000,000 Common Shares were reserved for issuance. The 2014 Plan was amended to increase the reservation of 3,000,000 Common Shares for issuance to 5,000,000 Common Shares and to permit issuance of stock appreciation rights (“The Amended 2014 Plan”). Omagine intends to seek its shareholders’ ratification of the adoption by Omagine of the Amended 2014 Plan. At December 31, 2016, there were 990,000 unexpired Stock Options and 1,455,000 Stock Appreciation Rights (“SARs”) issued but unexercised under the Amended 2014 Plan.

A summary of Stock Option and SARs activity for the years ended December 31, 2016 and 2015 pursuant to both the 2003 Plan and the Amended 2014 Plan is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2015	3,275,000	$1.97	1.24	$1,923,170
Exercised in Q2 2015	(2,000)	$0.51	-	-
Granted in Q3 2015	1,455,000	$2.00	2.03	-
Outstanding December 31, 2015	4,728,000	$1.98	1.41	$26,240

Exercisable at December 31, 2015	4,728,000	$1.98	1.41	$26,240

Outstanding at January 1, 2016	4,728,000	$1.98	1.41	$26,240
Exercised in Q2 2016	(2,000)	$0.85	-	-
Expired Q2 2016	(2,000)	$0.85	-	-
Outstanding December 31, 2016	4,724,000	$1.98	1.02	$-

Exercisable at December 31, 2016	4,724,000	$1.98	1.02	$-

Of the 4,724,000 Stock Options outstanding at December 31, 2016, 2,915,000 of such Stock Options were issued by Omagine in January 2012 and December 2014 as “Strategic Options” to officers, directors and consultants of Omagine whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s then strategic goal of signing the Development Agreement (“DA”) with the Government of Oman and in recognition of those efforts during 2014 and beyond. The Strategic Options are fully vested, provide for a cashless exercise feature and currently expire on December 31, 2017; 1,965,000 of the Strategic Options are exercisable at $1.70 and 950,000 are exercisable at $2.55. To continue to incentivize the retention and sustained service to the Company of its mission-critical employees and consultants, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended by Omagine in December 2012 to December 31, 2013 (the “First Extension”) and in December 2013 to December 31, 2014 (the “Second Extension”) and in December 2014 to December 31, 2015 (the “Third Extension”) and on August 12, 2015 to December 31, 2016 (the “Fourth Extension”) and on December 9, 2016 to December 31, 2017 (the “Fifth Extension”). The December 31, 2015 expiration date of the 950,000 Strategic Options issued December 29, 2014 was extended on August 12, 2015 to December 31, 2016 (“First Extension”) and on December 9, 2016 to December 31, 2017 (the “Second Extension”).

F-34

Of the 2,915,000 Strategic Options, an aggregate of 1,685,000 were granted to Omagine’s three officers, an aggregate of 125,000 were granted to Omagine’s independent directors and 1,000,000 were granted to the Deputy Managing Director of LLC who, pursuant to a March 2007 consulting agreement expiring on December 31, 2017, is also a consultant to the Company. The Deputy Managing Director of LLC also holds 160,000 Stock Options granted pursuant to his consulting agreement which are not Strategic Options, exercisable at $1.25 per share and expiring on March 31, 2017.

Of the 1,455,000 Stock Appreciation Rights, an aggregate of 750,000 were granted to three officers of Omagine, 15,000 were granted to one independent director and 675,000 were granted to the Deputy Managing Director of LLC.

On August 12, 2015, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended from December 31, 2015 to December 31, 2016 (the “Fourth Extension”). The $915,493 estimated fair value of the Fourth Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.91 share price, (ii) 507 day term, (iii) 147% expected volatility, (iv) 0.32% (507 day term) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

On August 12, 2015, the expiration date of the 950,000 Strategic Options issued in December of 2014 was extended from December 31, 2015 to December 31, 2016 (the “First Extension”). The $541,215 estimated fair value of the First Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.91 share price, (ii) 507 day term, (iii) 147% expected volatility, (iv) 0.32% (507 day term) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

On June 30, 2015, a former Omagine director exercised 2,000 stock options at $0.51 per share.

On August 31, 2015, Omagine granted an aggregate of 1,455,000 Stock Appreciation Rights (“SARs”) to six persons exercisable at $2.00 per share and expiring on December 31, 2017. Of the 1,455,000 SARs, an aggregate of 750,000 were granted to three officers of Omagine, 15,000 were granted to one independent director and 675,000 were granted to the Deputy Managing Director of LLC. The $1,654,481 estimated fair value of the SARs was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.60 share price, (ii) 854 day term, (iii) 147% expected volatility, (iv) 0.28% (854 day term) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

On December 9, 2016, the expiration date of the 1,965,000 Strategic Options issued in January of 2012 was extended from December 31, 2016 to December 31, 2017 (the “Fifth Extension”). The $232,263 estimated value of the Fifth Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $0.78 share price, (ii) 387 day term, (iii) 91.45% expected volatility, (iv) 0.85% (387 day term) risk free interest rate and was expensed in full in the quarterly period ended December 31, 2016.

On December 9, 2016, the expiration date of the 950,000 Strategic options issued in December 31, 2014 from December 31, 2016 to December 31, 2017 (the “Second Extension”). The $59,660 estimated value of the Second Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $0.78 share price, (ii) 387 day term, (iii) 91.45% expected volatility, (iv) 0.85% (387 day term) risk free interest rate and was expensed in full in the quarterly period ended December 31, 2016.

A summary of non-vested Stock Options and the Common Shares underlying such Stock Options for the years ended December 31, 2016 and 2015 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Non-vested shares at January 1, 2015	10,000	$1.80	4.30
Vested in Q1 2015	(10,000)	$1.80	4.30
Non-vested shares at December 31, 2015	-	-	-

Non-vested shares at January 1, 2016	-	-	-
Non-vested shares at December 31, 2016	-	-	-

F-35

Issued and outstanding Stock Options and SAR’s (all non-qualified) as of December 31, 2016 are as follows:

Year Granted	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
2007	160,000	160,000	$1.25	March 31, 2017
2008	150,000	150,000	$2.60	September 23, 2018
2012	1,965,000	1,965,000	$1.70	December 31, 2017
2012	2,000	2,000	$1.70	April 12, 2017
2013	2,000	2,000	$1.38	January 14, 2018
2014	40,000	40,000	$1.80	March 27, 2019
2014	950,000	950,000	$2.55	December 31, 2017
2015	1,455,000	1,455,000	$2.00	December 31, 2017
Totals	4,724,000	4,724,000

A summary of information about Stock Options and SARs outstanding at December 31, 2016 is as follows:

	Stock Options Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Number of Shares	Weighted Average Exercise Price
$ 1.01 - $2.00	3,624,000	$1.80	0.99	3,624,000	$1.80
$ 2.01 - $3.00	1,100,000	$2.56	1.11	1,100,000	$2.56
Totals	4,724,000	$1.98	1.02	4,724,000	$1.98

For the years ended December 31, 2016 and 2015, total stock option expense was $292,463 and $3,115,190, respectively.

As of December 31, 2016, there was $540 of unrecognized compensation costs relating to unexpired Stock Options, that is expected to be recognized in 2017.

Warrants

As of December 31, 2016, Omagine had 6,572,124 Common Stock purchase warrants (“Warrants”) issued and outstanding. The Warrants do not contain any price protection provisions that would require them to be classified as liabilities (subject to re-measurement at fair value each time a balance sheet is presented) rather than presented as a component of stockholders’ equity.

The Tempest Warrants

On June 24, 2014, in connection with the sale of 362,308 restricted Common Shares to an investor (See Note 6), Omagine issued 1,000,000 Warrants to such investor, each of which were exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”). Prior to their expiration, a total of 650,603 Tempest Warrants were exercised for aggregate proceeds to Omagine of $916,540. The remaining 349,397 Tempest Warrants expired unexercised on June 23, 2016. As of the date of this report there were no Tempest Warrants issued or outstanding.

F-36

Rural Concepts Warrants

On October 14, 2016, in connection with a non-interest bearing convertible promissory note in favor of Rural Concepts LLC, a British corporation (“Rural Concepts”), Omagine issued 150,000 Warrants to Rural Concepts, each of which is exercisable for the purchase of one restricted Common Share at a per Common Share purchase price equal to the greater of (a) $0.50 per Common Share, or (b) 80% of the Market Price on the Trading Day immediately preceding the relevant Exercise Date (the “Rural Concepts Warrants”). The Warrants expire on December 31, 2017.

The Strategic Warrants

Omagine has 6,422,124 Warrants outstanding, 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 and 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 (collectively, the “Strategic Warrants”).

Omagine filed a post-effective amendment to its registration statement on Form S-1 (Commission File No. 333-183852) whereby the Strategic Warrants and the 6,422,124 Common Shares underlying the Strategic Warrants were registered by Omagine (the “Warrant Registration”). The Warrant Registration was declared effective by the SEC and its effective status expired. Omagine filed another post-effective amendment to the Warrant Registration on February 11, 2015 which was declared effective by the SEC on February 13, 2015 and its effective status expired. Omagine filed another post-effective amendment to the Warrant Registration on January 14, 2016 which was declared effective by the SEC on January 25, 2016 (the “Updated Warrant Registration”). As of the date hereof, the effective status of the Updated Warrant Registration expired and the Company intends to file a post-effective amendment to such Registration Statement with the SEC in order to again register the Common Shares issuable upon the exercise of the Strategic Warrants. Neither the exercise prices of the Strategic Warrants nor the number of Common Shares issuable upon exercise of the Strategic Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock, or a dividend, reclassification, reorganization, or spinoff.

On August 18, 2014, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a third time to June 30, 2015 and again on January 5, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended to December 31, 2015. On August 12, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was again extended to December 31, 2016 and on December 9 ,2016, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was again extended to December 31, 2017. All other terms and conditions of the Strategic Warrants remained the same. All Strategic Warrants expire on December 31, 2017 unless redeemed earlier by Omagine upon 30 days prior written notice to the Strategic Warrant holders.

NOTE 8 – U.S. INCOME TAXES

Deferred U.S. tax assets are comprised of the following:

	December 31,	December 31,
	2016	2015

U.S. federal net operating loss carry forwards	$6,333,000	$6,375,000
U.S. state and city net operating loss carry forwards, net of U.S. federal tax benefit	2,011,000	1,822,000
	8,344,000	8,197,000
Less: Valuation allowance	(8,344,000)	(8,197,000)
Total	$-	$-

Management has determined, based on the Company’s current condition, that a full valuation allowance is appropriate at December 31, 2016. At December 31, 2016, the Company had U.S. federal net operating loss carry forwards of approximately $20,106,000 expiring in various amounts from fiscal year 2017 to fiscal year 2036.

Current U.S. income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

The Company believes that it has no uncertain tax positions and no unrecognized tax benefits at December 31, 2016 and December 31, 2015.

F-37

NOTE 9 – COMMITMENTS

Leases

Omagine maintains its corporate offices at 136 Madison Avenue, 5th Floor, New York, NY 10016. The premises are leased by Omagine under a month to month lease from an unaffiliated third party. LLC leases premises in Muscat, Oman from an unaffiliated third party under a one year lease which commenced in January 2017 which provides for an annual rental of $35,880. The Company’s rent expense for the years ended December 31, 2016 and 2015 was $60,204 and $167,113, respectively.

Employment Agreements

The Company presently has no employment agreements with any person.

Pursuant to a prior employment agreement, Omagine was obligated to employ its President and Chief Executive Officer at an annual base salary of $125,000 plus an additional amount based on a combination of net sales and earnings before taxes. Omagine plans to enter into a new employment agreement with its President although the terms of such employment agreement have not yet been determined. Omagine has from time to time fully or partially suspended and accrued salary payments due to its President. For the years ended December 31, 2015 and 2016 the Company continued to accrue salary payable to Mr. Drohan on the basis of an annual salary of $125,000. On May 1, 2015 the Company paid its President $87,781 of accrued officer’s payroll and on May 16, 2015 the Company applied $120,000 of accrued officer’s payroll in exchange for the purchase of 100,000 restricted Common Shares of Omagine, Inc. stock at a purchase price of $1.20 per share. On April 5, 2016 the Company applied $50,400 of accrued officer’s payroll in exchange for the purchase of 56,000 restricted Common Shares of Omagine Inc. stock at a purchase price of $0.90 per share. On June 14, 2016 the Company paid its President $55,601 of accrued officer’s payroll. At December 31, 2016 and December 31, 2015, Omagine had unpaid accrued officer’s compensation due to its President of $88,405 and $115,131, respectively.

Pursuant to a prior employment agreement, Omagine was obligated to employ its Vice-President and Secretary at an annual base salary of $100,000. Omagine plans to enter into a new employment agreement with its Vice-President although the terms of such employment agreement have not yet been determined. Omagine has from time to time fully or partially suspended and accrued salary payments due to its Vice-President on the basis of an annual salary of $100,000. During 2015 the Company paid Mr. Kuczynski accrued officer’s payroll of $33,000 on March 26, $2,000 on September 9, $3,200 on October 2, and $2,500 on December 7, 2015. During 2016 the Company paid its Vice President accrued officer’s payroll of $32,000 on June 23, $2,700 on July 28, $1,000 on October 20, $6,000 on November 4, and $10,000 on December 9, 2016. At December 31, 2016 and December 31, 2015, Omagine had unpaid accrued officer’s compensation due to its Vice-President of $149,121 and $137,905, respectively.

Omagine has from time to time fully or partially suspended and accrued salary payments due to its Controller on the basis of an annual salary of $80,000. On January 14, 2015 the Company paid its Controller $25,000 of accrued officer’s payroll. On December 9, 2016 the Company paid the Controller $7,500 of accrued officer’s payroll. At December 31, 2016 and December 31, 2015, Omagine had unpaid accrued officer’s compensation due to its Controller of $182,100 and $136,798, respectively.

Equity Financing Agreements

Omagine, Inc. and YA were parties to a Stand-By Equity Distribution Agreement (the “2011 SEDA”) which was due to expire on September 1, 2014. On July 21, 2014, the 2011 SEDA was terminated by the mutual consent of Omagine and YA.

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement on generally the same terms and conditions as the 2011 SEDA (the”2014 SEDA”). Unless earlier terminated in accordance with its terms, the 2014 SEDA was to terminate automatically on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Effective Date” (as hereinafter defined) (i.e. February 1, 2017), or (ii) the date on which YA shall have made payment to Omagine of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. On September 20, 2016, the Company and YA entered into an agreement amending the SEDA extending the term of the 2014 SEDA to February 1, 2019 or to such date on which YA shall have made payment to Omagine of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000 (the “Second SEDA Amendment”). On April 22, 2014, in satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, Omagine issued 85,822 restricted Common Shares to YA Global II SPV, LLC, which is an affiliate of YA (the “Affiliate”). On September 21, 2016 in satisfaction of a $150,000 commitment fee due pursuant to the Second SEDA Amendment, Omagine issued 161,290 restricted Common shares to the YA Affiliate. (See Note 6)

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

F-38

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including (i) Omagine filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Effective Date”), (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the “Daily Value Traded” for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice, where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for a Common Share on such Trading Day.

Omagine Project

The Omagine Project is planned to be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and nearby Muscat International Airport (the “Omagine Site”). LLC has signed a Development Agreement (“DA”) and a Usufruct Agreement (“UA”) for the Omagine Project with the Government of Oman. (See “Development Agreement and Usufruct Agreement” below). The Omagine Project is planned to be an integration of cultural, heritage, entertainment and residential components including a high-culture theme park and associated buildings, shopping and retail establishments, restaurants and approximately 2,100 residences.

Development Agreement and Usufruct Agreement

Omagine’s 60% owned subsidiary, LLC, signed a DA with the Government of Oman in October 2014 for the development in Oman by LLC of the Omagine Project. The legal effectiveness of the DA was conditional upon its ratification by Oman’s Ministry of Finance, which Ratification occurred in March 2015. On July 1, 2015 (the “Operative Date”), the Government and LLC entered into the UA with respect to the land constituting the Omagine Site.

The Land Rights give LLC extensive rights over the land constituting the Omagine Site including the right to sell such land on a freehold basis. On July 2, 2015, the UA was registered by the Government and a Land Rights registration fee of 20,250 Omani Rials ($52,650) was paid by LLC to the Government (and expensed in the consolidated statements of operations for the three months ended September 30, 2015), which registration legally perfected LLC’s ownership of the Land Rights.

The five year period commencing on the Operative Date is a rent free period and thereafter LLC will pay annual rent to the Government based on only the built but unsold commercial area of the Omagine Project (approximately 150,000 square meters) or approximately 45,000 Omani Rials ($117,000) per year based on the current annual per square meter fee of 0.300 Omani Rials ($0.78). The term of the DA is 20 years and the term of the UA is 50 years (renewable) commencing from the Operative Date. The UA and the DA provisions relevant to the UA survive the expiration of the term of the DA.

The Operative Date of July 1, 2015 is the date from which all time periods for the execution by LLC of various tasks enumerated in the DA are to be measured. The continued legal effectiveness of the DA subsequent to the Operative Date is dependent upon the following milestone dates being achieved (any or all of which may be extended or waived by the Government): (1) LLC’s delivery to the Government within twelve months from the Operative Date of a term sheet with lenders for the financing of the first phase, any other phase or all of the Project, (2) LLC’s submission to the Ministry of Tourism of a social impact assessment within 8 months of the Operative Date and the Government’s approval thereof within 12 months of the Operative Date, (3) the Government’s approval within 12 months of the Operative Date of the development control plan for the Omagine Project, and (4) the transformation of LLC into a joint stock company within 12 months of the Operative Date. Company management has had informal discussions with the concerned government officials and management is confident that given the present economic conditions in the region (of which the Government is keenly aware), the Company will be granted an extension of time on many of such due dates similar to the extension of the Operative Date to July 1. 2015 already previously granted by the Government.

Pursuant to the DA, LLC must substantially complete the construction of the seven Pearl buildings and one hotel (the “Minimum Build Obligation” or “MBO”) within 5 years of the Operative Date. Any material breach by LLC of its obligation to perform the MBO would constitute an event of default under the DA. The DA specifies that the principal construction contracts should be executed within one year of the Operative Date. LLC is required to provide written notice to the Government in certain circumstances, such as LLC’s change in an anticipated milestone date that would result in a substantial achievement of work to occur later than 60 days after such milestone date. The DA provides that the Government is required to grant reasonable requests for the extension of the terms of the DA in such circumstances.

The foregoing discussion of the terms of the DA and UA is not meant to be definitive or complete and is qualified in its entirety by reference to the complete texts of the DA and UA as filed by the Company with the SEC.

F-39

Omagine LLC Shareholder Agreement

Omagine and JOL organized LLC in Oman and capitalized it with an initial investment of twenty thousand (20,000) Omani Rials ($52,000). On April 20, 2011, Omagine, JOL and the New Investors entered into a shareholder agreement relating to LLC (the “Shareholder Agreement”).

Pursuant to the Shareholder Agreement, Omagine invested an additional 70,000 Omani Rials ($182,000) into LLC and agreed to make a further additional investment into LLC of 210,000 Omani Rials ($546,000) after the execution of the DA (the “OMAG Final Equity Investment”). As of December 31, 2015, Omagine had invested 300,000 Omani Rials ($780,000) into LLC. Pursuant to the Shareholder Agreement, RCA invested the value of the Land Rights as a non-cash “payment-in-kind” capital contribution to LLC on July 2, 2015.

Further pursuant to the Shareholder Agreement, the New Investors invested an aggregate of 60,000 Omani Rials ($156,000) into LLC and agreed, subject to certain conditions precedent, to make further additional investments into LLC in the aggregate amount of 26,628,125 Omani Rials ($69,233,125).

The CCC Deferred Investment Obligation and the OMAG Option

The conditions precedent to CCC and RCA being required to make their agreed $69,233,125 aggregate additional investments (their “Deferred Equity Investments”) into LLC include (1) the execution of a construction contract on or before July 1, 2016 between LLC and CCC-Oman (the “CCC-Contract”) and (2) execution of a legally binding agreement between LLC and a lender pursuant to which such lender agrees to provide Debt Financing for the first phase or any or all phases of the Omagine Project in an amount sufficient to finance the first phase of the Omagine Project’s construction plus the installment payments due to Omagine for its Success Fee and Pre-Development Expense Amount.(the “First Financing Agreement Date”).

The First Financing Agreement Date occurred on November 29, 2015 but the CCC-Contract was not executed on or before July 1, 2016 nor will it be executed and RCA and Omagine, Inc. are presently in negotiations with investors which may lead to an “Amended and Restated Shareholder Agreement”.

The failure to execute the CCC-Contract by July 1, 2016 does not relieve RCA of its continuing obligation under the Shareholder Agreement (irrespective of such CCC-Contract failure) to make RCA’s approximately $20 million Deferred Investment into LLC; but it may (under certain conditions) relieve CCC of its obligation under the Shareholder Agreement to make its approximately $49 million Deferred Investment into LLC.

Additionally pursuant to the Shareholder Agreement, such failure of the CCC-Contract to occur on or before July 1, 2016 automatically and without any further action required by any party, triggered and activated on July 2, 2016 an option in favor of Omagine, Inc. (the “OMAG Option”) to purchase all LLC Shares presently owned by CCC at any time of OMAG’s choosing prior to July 1, 2017 at a price equal to CCC’s original purchase price of 22,500 Omani Rials ($58,500). Furthermore pursuant to the Shareholder Agreement, neither CCC-Oman nor CCC-Panama is permitted to sell any of such LLC Shares presently owned by them prior to July 2, 2017 to any Person other than Omagine, Inc., or to a purchaser designated by Omagine, Inc., in a sale made pursuant to the exercise of the OMAG Option. (See Note 11 – Subsequent Events).

Although the LLC Shareholders are presently negotiating an Amended and Restated Shareholder Agreement, there is no assurance that it will happen. If agreement is not reached by the LLC Shareholders on the matters presently under discussion, or if alternative financing is not obtained, or if alternative shareholder arrangements are not agreed, LLC may not be able to complete the Omagine Project and may not be able to recover the $718,614,000 value of the Land Rights included in the Company’s Consolidated Balance Sheet at December 31, 2016 (See Note 2).

Further pursuant to the Shareholder Agreement, LLC is required to pay Omagine a Success Fee of $10,000,000 in five equal annual installments beginning on or within 10 days after the Draw Date and a Pre-Development Expense Amount to be determined (presently estimated at $17,920,114) payable 50% on or within 10 days after the Draw Date and 50% in five equal annual installments beginning on the first anniversary of the Draw Date. The Draw Date is defined as “the date upon which LLC draws and receives the first amount of Debt Financing pursuant to a Financing Agreement”. It is possible that the payment terms for the Pre-Development Expense Amount and the Success Fee may be modified if and only if the LLC Shareholders agree to an Amended and Restated Shareholder Agreement.

F-40

NOTE 10 – RELATED PARTY TRANSACTIONS

At December 31, 2016 and December 31, 2015, respectively, Omagine’s accounts payable included $88,800 and $32,148 due to its officers and directors.

For the years ended December 31, 2016 and 2015, the Company expensed a total of $84,000 and $223,000, respectively, for consulting fees paid to an entity controlled by the Deputy Managing Director of LLC.

In April 2016, the Company paid a $300,000 sponsorship fee to the same such entity controlled by the Deputy Managing Director of Omagine LLC for the Company to serve as the Title Sponsor Partner of the 2016 World Summit on Innovation and Entrepreneurship hosted by the United Nations at UN headquarters in New York City from May 19 to May 23, 2016. The total fees of $384,000 and $223,000 paid to this entity in 2016 and 2015 respectively, have been included in “Consulting Fees” in the accompanying Consolidated Statements of Operations.

NOTE 11 – SUBSEQUENT EVENTS

On January 4, 2017, Omagine contributed 123,782 restricted Common Shares at a non-discounted valuation of $76,250 to all eligible employees of Omagine Inc. 401(k) Plan.

On January 4, 2017, Omagine issued 81,169 restricted Common Shares at a non-discounted valuation of $50,000 to each of the Corporation’s three independent directors based on the $0.616 closing price of the Corporation’s Common Stock on December 30, 2016 for the 50% non-cash payment of the $100,000 annual retainer due them.

On January 13, 2017, Omagine sold 18,051 restricted Common Shares to an accredited investor for proceeds of $10,000.

On January 20, 2017, Omagine sold 25,000 restricted Common Shares to an accredited investor for proceeds of $12,500.

On January 25,2017, Omagine sold 20,000 restricted Common Shares to an accredited investor for proceeds of $10,000.

On February 1, 2017, the President of the Company purchased 100,000 restricted Common Shares based on the $0.62 closing price of Omagine’s Common Stock on January 31, 2017 minus the Finnerty discount of 18% for proceeds of $51,000.

On February 2, 2017, the three independent Company directors each purchased 94,340 restricted Common Shares and the Company’s Vice President purchased 47,170 restricted Common Shares based on the $0.6414 closing price of Omagine’s Common Shares on February 1, 2017 minus the Finnerty discount of 18% for aggregate proceeds of $175,000.

On February 21, 2017, Omagine sold 200,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $100,000.

On March 31, 2017, the Company issued 93,750 restricted shares of Common Stock to its investor relations vendor as payment in full for $37,500 of services rendered for the period January 1, 2016 through March 31, 2017, and issued an additional 56,250 restricted shares of Common Stock to the same vendor as payment in full for $22,500 of services to be rendered for the period April 1, 2017 through December 31, 2017.

On April 3, 2017 Omagine exercised its option to purchase all of the shares of LLC owned by CCC-Oman and CCC-Panama. After the closing of the option purchase LLC will than have only two shareholders – Omagine and RCA.

On April 4, 2017, the Company sold 266,667 restricted Common Shares to an accredited investor for proceeds of $80,000.

On April 11, 2017, pursuant to the SEDA, Omagine sold 132,275 Common Shares to YA for proceeds of $50,000.

F-41

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. - Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount

SEC Registration Fee	$1,101
Accounting fees and expenses	$1,000
Legal fees and expenses	$2,000
Miscellaneous	$250
Total*	$4,351

* Estimated

Item 14. - Indemnification of Directors and Officers

Under our Certificate of Incorporation, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●	Any breach of their duty of loyalty to our Company or our stockholders.

●	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

●	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

●	Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. - Recent Sales of Unregistered Securities

In connection with the Prior SEDAs and with the issuance by us of the Adjustable Warrants and the Common Shares listed below, we relied upon the exemption from securities registration afforded by Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our Company or executive officers or directors of our Company and transfer was restricted by our Company in accordance with the requirements of the Securities Act. In addition to representations by the below-referenced persons, we made independent determinations that all of the below-referenced persons were accredited or sophisticated investors, that they were capable of analyzing the merits and risks of their investment and that they understood the speculative nature of their investment. Furthermore, all of the below-referenced persons were provided with access to our SEC filings. (See: Note 6 to OMAG’s unaudited financial statements for the quarterly period ended September 30, 2016 included in this Prospectus).

On January 4, 2017, OMAG contributed 123,782 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On January 4, 2017, OMAG issued 81,169 restricted Common Shares valued at $50,000 to each of the Corporation’s three independent directors based on the $0.616 closing price of the Corporation’s Common Stock on December 30, 2016.

On January 13, 2017, OMAG sold 18,051 restricted Common Shares to an accredited investor for proceeds of $10,000

On January 20, 2017, OMAG sold 25,000 restricted Common Shares to an accredited investor for proceeds of $12,500.

On January 25, 2017, OMAG sold 20,000 restricted Common Shares to an accredited investor for proceeds of $10,000

II-1

On February 1, 2017, the president of the Company purchased 100,000 restricted Common Shares based on the $0.62 closing price of OMAG’s Common Stock on January 31, 2017 minus the Finnerty discount of 18% for proceeds of $51,000.

On February 2, 2017, three independent Company directors each purchased 94,340 restricted Common Shares and the Company’s vice president purchased 47,170 restricted Common Shares based on the $$0.6414 closing price of Omagine’s Common Shares on February 1, 2017 minus the Finnerty discount of 18% for aggregate proceeds of $175,000.

On February 21, 2017, OMAG sold 200,000 restricted Common Shares to an accredited investor for proceeds of $100,000.

On March 31, 2017, the Company issued 93,750 restricted shares of Common Stock to its investor relations vendor as payment in full for $37,500 of services rendered for the period January 1, 2016 through March 31, 2017, and issued an additional 56,250 restricted shares of Common Stock to the same vendor as payment in full for $22,500 of services to be rendered for the period April 1, 2017 through December 31, 2017.

On April 4, 2017, the Company sold 266,667 restricted Common Shares to an accredited investor for proceeds of $80,000.

On April 11, 2017, pursuant to the SEDA, OMAG sold 132,275 Common Shares to YA for proceeds of $50,000.

On May 30, 2017, the Company sold 25,253 restricted Common Shares to an accredited investor for proceeds of $7,500.

On June 6, 2017, the Company sold 64,977 restricted Common Shares to an accredited investor for proceeds of $10,000.

On June 7, 2017, the Company sold 20,000 restricted Common Shares to an accredited investor for proceeds of $3,078.

On April 5, 2016, the president of the Company purchased 56,000 restricted Common Shares based on the $0.90 closing price of OMAG’s Common Stock on April 5, 2016 for proceeds of $50,400.

On April 6, 2016, three independent directors of the Company each purchased 27,778 restricted Common Shares based on the $0.90 closing price of OMAG’s Common Stock on April 5, 2016 for an aggregate of 83,334 Common Shares purchased for aggregate proceeds of $75,000.

On April 12, 2016, the Company sold 700,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $504,000.

On April 22, 2016, the holders of a Convertible Note converted $30,984 of principal and accrued interest into 24,207 shares of Common Stock.

On July 29, 2016, the Company sold 10,684 restricted Common Shares to an accredited investor for proceeds of $10,000.

On August 19, 2016, the Company sold 13,245 restricted Common Shares to an accredited investor for proceeds of $10,000.

On August 31, 2016, the Company sold 11,312 restricted Common Shares to an accredited investor for proceeds of $10,000.

On September 21, 2016, the Company issued 161,290 restricted Common Shares to YA Global SPV, Ltd., an affiliate of YA II PN, Ltd. (formerly YA Global Master SPV Ltd.) in satisfaction of a $150,000 SEDA commitment fee in consideration for the two year extension of the 2014 SEDA.

On November 1, 2016, OMAG sold 20,000 restricted Common Shares to an accredited investor for proceeds of $10,000, and also sold 10,000 restricted Common Shares to an independent director who is also an accredited investor for proceeds of $5,000.

On November 4, 2016, OMAG sold 10,000 restricted Common Shares to an accredited investor for proceeds of $5,000.

On November 8, 2016, OMAG sold an aggregate of 20,000 restricted Common Shares to two accredited investors for aggregate proceeds of $10,000.

On November 14, 2016, OMAG sold 10,000 restricted Common Shares to an accredited investor for proceeds of $5,000.

On December 5, 2016, OMAG sold 300,000 restricted Common Shares to an accredited investor for proceeds of $150,000.

On December 5, 2016, OMAG sold 300,000 restricted Common Shares to an accredited investor for proceeds of $150,000.

On January 5, 2015, OMAG contributed an aggregate of 36,483 restricted Common Shares valued at $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 23, 2015, OMAG paid a consultant 5,000 restricted Common Shares at the discounted valuation of $9,450.

On March 26, 2015, OMAG sold 6,281 restricted Common Shares to an accredited investor for proceeds of $10,000.

On March 26, 2015, OMAG sold 200,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $210,000.

On May 16, 2015, OMAG sold 100,000 Common Shares to an officer and director for proceeds of $120,000.

On June 29, 2015, the Non-US investor (described below in connection with a June 24, 2014 transaction) exercised 158,228 Tempest Warrants at an exercise price of $1.58 for proceeds of $250,000 (which was collected July 2, 2015).

On June 29, 2015, OMAG paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 158,228 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,911 restricted Common Shares valued at $12,500.

II-2

On September 2, 2015 pursuant to the SEDA, OMAG sold 17,696 Common Shares to YA for proceeds of $25,000.

On September 22, 2015, OMAG sold 10,000 restricted Common Shares to an accredited investor for proceeds of $14,700.

On October 8, 2015, pursuant to the exercise of 2,375 Tempest Warrants which were transferred to an affiliate of Tempest, OMAG sold 2,375 restricted Common Shares to such affiliate at $1.28 per Common Share for proceeds of $3,040.

On October 26, 2015, OMAG sold an aggregate of 1,200,000 restricted Common Shares to three non-U.S. persons who are accredited investors (500,000 restricted Common Shares each to two investors and 200,000 restricted Common Shares to one investor) for aggregate proceeds to OMAG of $1,200,000.

On November 16, 2015, in connection with the aforementioned sale of 1,200,000 restricted Common Shares to three non-U.S. persons, OMAG paid a finder’s fee to another non-U.S. person. This finder’s fee was satisfied by issuing such other non-U.S. person 33,334 restricted Common Shares valued at $60,000 (based on the November 16, 2015 market price of $1.80 per share).

On November 16, 2015, OMAG sold 20,886 restricted Common Shares to an accredited investor for proceeds to Omagine of $25,000.

On January 8, 2014 pursuant to the SEDA, OMAG sold 29,687 Common Shares to YA for proceeds of $25,000.

On January 10, 2014, OMAG paid a law firm for legal services rendered by issuing such law firm 34,374 restricted Common Shares valued at $26,248, which value was $10,346 in excess of the $15,812 owed by Omagine to such law firm at that date.

On January 17, 2014 pursuant to the SEDA, OMAG sold 24,912 Common Shares to YA for proceeds of $20,000.

On January 24, 2014 pursuant to the SEDA, OMAG sold 31,705 Common Shares to YA for proceeds of $25,000.

On February 13, 2014, OMAG contributed an aggregate of 73,315 restricted Common Shares valued at $76,250 to all eligible employees of the Omagine Inc. 401(k) Plan.

On February 14, 2014 pursuant to the SEDA, OMAG sold 68,493 Common Shares to YA for proceeds of $150,000.

On March 14, 2014, OMAG sold 70,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $70,000.

On March 14, 2014, OMAG paid a finder’s fee to a non-U.S. person (a “non-U.S. Finder”) in connection with the aforementioned sale of 70,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 3,500 restricted Common Shares valued at $6,101.

On March 21, 2014 pursuant to the SEDA, OMAG sold 13,597 Common Shares to YA for proceeds of $25,000.

On April 11, 2014, OMAG sold 150,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $150,000. At June 30, 2014, such non-U.S. person owned 1,195,300 Common Shares or approximately 7.5% of the Common Shares then outstanding and 441,120 Strategic Warrants.

On April 11, 2014, OMAG paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 150,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,500 restricted Common Shares valued at $10,147.

On April 22, 2014, OMAG issued 85,822 restricted Common Shares to an affiliate of YA in satisfaction of a $150,000 commitment fee due in connection with the 2014 SEDA.

On May 6, 2014 pursuant to the SEDA, OMAG sold 32,270 Common Shares to YA for proceeds of $50,000.

On June 24, 2014, OMAG sold 362,308 restricted Common Shares and issued 1,000,000 Tempest Warrants to a non-U.S. person who is an accredited investor for proceeds $422,100.

On June 24, 2014, OMAG paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 362,308 restricted Common Shares and issuance of 1,000,000 Tempest Warrants. Such finder’s fee was satisfied by paying such non-U.S. Finder $20,000 in cash and issuing such non-U.S. Finder 15,000 restricted Common Shares valued at $19,920.

On August 15, 2014, pursuant to the exercise of 240,000 Tempest Warrants at $1.40 per share, OMAG sold 240,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds $336,000.

On October 2, 2014, pursuant to the exercise of 250,000 Tempest Warrants at $1.31 per share, OMAG sold 250,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds $327,500.

On November 20, 2014, OMAG sold an aggregate of 400,000 restricted Common Shares to two non-U.S. persons who are accredited investors (150,000 shares to one investor and 250,000 shares to the other investor) for aggregate proceeds $800,000.

On November 21, 2014, OMAG paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 400,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 20,000 restricted Common Shares valued at $40,000.

On December 18, 2013 pursuant to the SEDA, OMAG sold 18,277 Common Shares to YA for proceeds of $15,000.

On December 24, 2013, OMAG paid a consultant for services rendered by issuing such consultant 19,988 restricted Common Shares valued at $18,189.

II-3

Item 16. - Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

(a)	List of Exhibits

See the Exhibit List below

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

(a)	Exhibit List

The following exhibits are included as part of this Form S-1. References to “Omagine” in this Exhibit List mean Omagine, Inc., a Delaware U.S. corporation.

Exhibit
Numbers	Description
3(i)	Restated Certificate of Incorporation of OMAG dated June 2, 2010 (7)
3(ii)	By-laws of OMAG (1)
4.1	The Subscription and Warrant Agent Agreement dated January 31, 2012 between OMAG and Continental Stock Transfer & Trust Company (11)
4.2	Specimen of $5 Warrant Certificate (11)
4.3	Specimen of $10 Warrant Certificate (11)
4.4	The Tempest Warrants (17)
5.1	Legal Opinion of Sichenzia Ross Ference Kesner LLP **
10.1	The December 9, 2007 CCIC and CCC Agreement (3)
10.2	The March 19, 2007 Hamdan Agreement (2)
10.3	The December 2013 amendment extending the March 19, 2007 Hamdan Agreement (19)
10.4	The December 2014 amendment extending the March 19, 2007 Hamdan Agreement (22)
10.5	The December 2015 amendment extending the March 19, 2007 Hamdan Agreement (34)
10.6	The April 20, 2011 Shareholder Agreement (9)
10.7	The Development Agreement dated October 2, 2014 (20)
10.8	The Usufruct Agreement Dated July 1, 2015 (23)
10.9	An English Translation of the Letter Dated July 2, 2015 (23)
10.10	Convertible Promissory Note payable to Frank J. Drohan (14)
10.11	Convertible Promissory Note payable to Charles P. Kuczynski (14)
10.12	Convertible Promissory Note No. 1 payable to Louis Lombardo (14)
10.13	Convertible Promissory Note No. 2 payable to Louis Lombardo (14)
10.14	The December 8, 2008 SEDA Agreement between OMAG and YA (4)
10.15	The May 4, 2011 SEDA Agreement between OMAG and YA (8)
10.16	The June 21, 2011 Amendment Agreement to the May 4, 2011 SEDA Agreement (10)
10.17	The May 22, 2012 Waiver Letter dated re: the May 4, 2011 SEDA Agreement (13)

II-4

Exhibit
Numbers	Description
10.18	The April 22, 2014 SEDA Agreement between OMAG and YA (18)
10.19	The July 16, 2014 Termination Agreement terminating the May 4, 2011 SEDA Agreement (17)
10.20	The October 10, 2014 SEDA Amendment (21)
10.21	The 2013 YA Note Purchase Agreement and Amended Schedule III thereto (16)
10.22	The 2014 YA Note Purchase Agreement dated April 22, 2014 (18)
10.23	The April 22, 2014 OMAG $500,000 Promissory Note in favor of YA (18)
10.24	The April 22, 2014 Closing Statement signed by OMAG and YA (18)
10.25	The 2015 YA Note Purchase Agreement dated May 20, 2015 (24)
10.26	The May 20, 2015 OMAG $500,000 Promissory Note in favor of YA (24)
10.27	The May 20, 2015 Closing Statement signed by OMAG and YA (24)
10.28	The March 2016 YA Note Purchase Agreement dated March 15, 2016 (26)
10.29	The March 15, 2016 OMAG $600,000 Promissory Note in favor of YA (26)
10.30	The March 15, 2016 Closing Statement signed by OMAG and YA (26)
10.31	The Omagine Inc. 401(k) Adoption Agreement (5)
10.32	The Amended Omagine Inc. 2003 Stock Option Plan (6)
10.33	The Omagine Inc. 2014 Stock Option Plan (19)
10.34	The Amended Omagine Inc. 2014 Stock Option Plan (25)
10.35	Lease expiring December 31, 2015 between OMAG and the Empire State Building LLC (15)
10.36	The Masraf Al Rayan Term Sheet (27)
10.37	The Murabaha Facility Agreement between LLC and Masraf Al Rayan Bank (27)
10.38	The June 2016 YA Note Purchase Agreement dated June 22, 2016 (28)
10.39	The June 22, 2016 OMAG $400,000 Promissory Note in favor of YA (28)
10.40	The June 22, 2016 Closing Statement signed by OMAG and YA (28)
10.41	The September 20, 2016 SEDA Amendment Agreement between OMAG and YA (29)
10.42	The November 14, 2016 Convertible Promissory Note between OMAG and St. George Investments LLC (30)
10.43	The November 14, 2016 Note Purchase Agreement between OMAG and St. George Investments LLC (30)
10.44	Convertible Promissory Note payable to SMAT Inc. (32)
10.45	Note Purchase Agreement dated December 7, 2016 by and between OMAG and YA II PN, Ltd. (31)
10.46	Promissory Note in the principal amount of $750,000 dated December 7, 2016 and issued by OMAG in favor of YA II PN, Ltd. (31)
10.47	Closing Statement dated December 7, 2016 signed by Omagine, Inc. and YA II PN, Ltd. (31)
10.48	The December 2016 amendment extending the March 19, 2007 Hamdan Agreement (33)
10.49	The May 8, 2017 Convertible Promissory Note between OMAG and JSJ Investments Inc. (34)
10.50	The May 10, 2017 Amendment to Convertible Promissory Note between OMAG and St. George Investments LLC (34)
10.51	The July 3, 2017 Convertible Promissory Note payable to Jeffrey A. Grossman Grossman (36)
10.52	The July 12, 2017 Amendment to Convertible Promissory Note between OMAG and St. George Investments LLC Grossman (35)
10.53	The August 14, 2017 Amendment to Convertible Promissory Note between OMAG and St. George Investments LLC (35)
14	The Code of Ethics (3)
21	Subsidiaries of the Registrant (14)
23.1	Consent of Michael T. Studer, CPA, P.C.*
23.3	Consent of Sichenzia Ross Ference Kesner LLP (Included in Exhibit 5.1)
24	Power of Attorney **
99.1	A PDF Reference Copy of Exhibit 10.7, Development Agreement (20)
99.2	A PDF Reference Copy of Exhibit 10.8, Usufruct Agreement (23)
99.3	A PDF Reference Copy of the Original Arabic Version of Exhibit 10.9 (23)
99.4	The Savills Final Valuation Report (23)
99.5	The C&W Final Evaluation Report (23)
99.6	The JLL Final Valuation Report (23)

EX-101.INS	XBRL INSTANCE DOCUMENT*
EX-101.SCH	XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT*
EX-101.CAL	XBRL TAXONOMY EXTENSION CALCULATION DOCUMENT*
EX-101.DEF	XBRL TAXONOMY EXTENSION DEFINITION DOCUMENT*
EX-101.LAB	XBRL TAXONOMY EXTENSION LABELS DOCUMENT*
EX-101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION DOCUMENT*

* Filed herewith
** Previously filed

(1)	Previously filed with the SEC on November 18, 2005 as an exhibit to Omagine’s quarterly Report on Form 10-QSB for the period ended September 30, 2005 and incorporated herein by reference thereto.
(2)	Previously filed with the SEC on April 17, 2007 as an exhibit to the Company’s Report on Form 10-KSB for the fiscal year ended December 31, 2006 and incorporated herein by reference thereto.
(3)	Previously filed with the SEC on April 14, 2008 as an exhibit to Omagine’s Report on Form 10-KSB for the fiscal year ended December 31, 2007 and incorporated herein by reference thereto.

II-5

(4)	Previously filed with the SEC on December 31, 2008 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(5)	Previously filed with the SEC on February 25, 2009 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated herein by reference thereto.
(6)	Previously filed with the SEC on April 14, 2010 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2009 and incorporated herein by reference thereto.
(7)	Previously filed with the SEC on July 20, 2010 as an exhibit to Omagine’s Report on Form 10-Q for the period ended June 30, 2010 and incorporated herein by reference thereto.
(8)	Previously filed with the SEC on May 5, 2011 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(9)	Previously filed with the SEC on November 8, 2011 as an exhibit to Omagine’s quarterly Report on Form 10-Q for the period ended September 30, 2011 and incorporated herein by reference thereto and a reference copy was filed as an exhibit to Omagine’s current Report on Form 8-K filed with the SEC on May 31, 2011.
(10)	Previously filed with the SEC on June 21, 2011 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(11)	Previously filed with the SEC on February 7, 2012 as an exhibit to Omagine’s registration statement on Form S-1/A (File No. 333-179040) and incorporated herein by reference thereto.
(12)	Previously filed with the SEC on January 17, 2012 as an exhibit to Omagine’s registration statement on Form S-1 (Commission File No. 333-179040) and incorporated herein by reference thereto.
(13)	Previously filed with the SEC on September 12, 2012 as an exhibit to Omagine’s Post-Effective Amendment No. 2 to its registration statement on Form S-1 (File No. 333-175168) and incorporated herein by reference thereto.
(14)	Previously filed with the SEC on January 22, 2013 as an exhibit to Omagine’s Amendment Number 2 on Form 10-K/A amending (a) Omagine’s Report on Form 10-K filed with the SEC on April 16, 2012 for the fiscal year ended December 31, 2011 (the “Original Filing”), and (b) Amendment No. 1 to the Original Filing filed on Form 10-K/A with the SEC on May 17, 2012, and incorporated herein by reference thereto.
(15)	Previously filed with the SEC on April 1, 2013 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2012 and incorporated herein by reference thereto.
(16)	Previously filed the 2013 YA Note Purchase Agreement with the SEC on August 5, 2013 as an exhibit to the Company’s quarterly Report on Form 10-Q for the period ended June 30, 2013 and it is incorporated herein by reference thereto; and previously filed the Amended Schedule III to the 2013 YA Note Purchase Agreement with the SEC on November 19, 2013 as an exhibit to the Company’s quarterly Report on Form 10-Q for the period ended September 30, 2013 and it is incorporated herein by reference thereto.
(17)	Previously filed with the SEC on July 31, 2014 as an exhibit to Omagine’s quarterly Report on Form 10-Q for the period ended June 30, 2014 and incorporated herein by reference thereto.
(18)	Previously filed with the SEC on April 28, 2014 as an exhibit to the Company’s current Report on Form 8-K and incorporated herein by reference thereto.
(19)	Previously filed with the SEC on April 15, 2014 as an exhibit to the Company’s Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated herein by reference thereto.
(20)	Previously filed with the SEC on October 2, 2014 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(21)	Previously filed with the SEC on October 10, 2014 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(22)	Previously filed with the SEC on January 8, 2015 as an exhibit to Omagine’s registration statement on Form S-1/A (File No. 333-199383) and incorporated herein by reference thereto.
(23)	Previously filed with the SEC on July 9, 2015 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(24)	Previously filed with the SEC on May 21, 2015 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(25)	Previously filed with the SEC on November 23, 2015 as an exhibit to the Company’s Report on Form 10-Q for the period ended September 30, 2015 and incorporated by reference thereto.
(26)	Previously filed with the SEC on March 16, 2016 as an exhibit to the Company’s current Report on Form 8-K and incorporated herein by reference thereto.
(27)	Previously filed with the SEC on April 14, 2016 as an exhibit to the Company’s Report on Form 10-K for the fiscal year ended December 31, 2015 and incorporated herein by reference thereto.
(28)	Previously filed with the SEC on June 23, 2016 as an exhibit to the Company’s current report on Form 8-K and incorporated herein by reference thereto.
(29)	Previously filed with the SEC on September 21, 2016 as an exhibit to the Company’s current report on Form 8-K and incorporated herein by reference thereto.
(30)	Previously filed with the SEC on November 21, 2016 as an exhibit to the Company’s Report on Form 10-Q for the period ended September 30, 2016 and incorporated by reference thereto.
(31)	Previously filed with the SEC on December 8, 2016 as an exhibit to the Company’s current report on Form 8-K and incorporated herein by reference thereto.
(32)	Previously filed with the SEC on January 10, 2017 as an exhibit to Omagine’s registration statement on Form S-1/A (File No. 333-199383) and incorporated herein by reference thereto.
(33)	Previously filed with the SEC on February 6, 2017 as an exhibit to Omagine’s registration statement on Form S-1/A (File No. 333-199383) and incorporated herein by reference thereto.
(34)	Previously filed with the SEC on May 22, 2017 as an exhibit to the Company’s report on Form 10-Q for the period ended March 31, 2017 and incorporated herein by reference thereto.
(35)	Previously filed with the SEC on August 21, 2017 as an exhibit to the Company’s report on Form 10-Q for the period ended June 30, 2017 and incorporated herein by reference thereto.
(36)	Previously filed with the SEC on July 17, 2017 as an exhibit to Omagine’s registration statement on Form POS AM (File No. 333-199383) and incorporated herein by reference thereto.

II-6

Item 17. - Undertakings

The undersigned Registrant hereby undertakes to:

1)	File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

	i.	Include any Prospectus required by Section 10(a)(3) of the Securities Act;

	ii.	Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

	iii.	Include any additional or changed material information on the plan of distribution.

2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4)	For purposes of determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

5)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary Prospectus or Prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to the Rule 424;

	ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

	iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6)	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8)	Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to this Registration Statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 22, 2017.

OMAGINE, INC.
A Delaware corporation

By:	/s/ Frank J. Drohan
Frank J. Drohan
Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)

Signature		Date

/s/ Frank J. Drohan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)	August 22, 2017
Frank J. Drohan

/s/ Charles P. Kuczynski	Vice-President, Secretary and Director	August 22, 2017
Charles P. Kuczynski

/s/ Louis J. Lombardo	Director	August 22, 2017
Louis J. Lombardo

/s/ Jack A. Smith	Director	August 22, 2017
Jack A. Smith

/s/ Alan M. Matus	Director	August 22, 2017
Alan M. Matus

/s/ William Hanley	Controller; Principal Accounting Officer	August 22, 2017
William Hanley

II-8